Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-289619
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 14, 2025)
CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.
Rights for 6,063,408 Shares of Common Stock
Subscription Rights to Acquire Shares of Common Stock
ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation (the “Fund”, “we”, “us” or “our”), is issuing subscription rights (the “Rights”) to our common stockholders (the “Common Stockholders”) to purchase additional shares of common stock, par value $0.001 per share (“Common Stock”), of the Fund.
The Fund is a
non-diversified,
closed-end
management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to provide long-term investors a high-level of total return with an emphasis on cash distributions. The Fund’s investment adviser is Franklin Templeton Fund Adviser, LLC (the “Investment Manager”).
The shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “EMO”. Common Stockholders of record as of the close of business on September 12, 2025 (the “Record Date”) will receive one Right for each share of Common Stock held. These Rights are transferable and will allow the holders thereof to purchase additional shares of Common Stock. The Rights will be listed for trading on the NYSE under the symbol “EMO RT” during the course of the Rights offering.
The Rights entitle the holder to acquire, at a subscription price per share of Common Stock (the “Subscription Price”) determined based upon a formula equal to 92.5% of the average of the last reported sales price of the Fund’s shares of Common Stock on the NYSE on the Expiration Date (as defined below) and each of the four preceding trading days (the “Formula Price”), one new share of Common Stock for every three Rights held. If, however, the Formula Price is less than 90% of the net asset value per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 90% of the Fund’s net asset value per share of Common Stock at the close of trading on the NYSE on that day. The estimated Subscription Price to the public of $44.68 is based upon 90% of the last reported net asset value of the Fund on September 11, 2025. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, shares of Common Stock may be purchased only pursuant to the exercise of Rights in integral multiples of three. The number of Rights to be issued to a Common Stockholder as of the Record Date will be rounded up to the nearest number of Rights evenly divisible by three. Rights may be exercised at any time during the period (the “Subscription Period”) which commences on September 12, 2025, and ends at 5:00 PM Eastern Time on October 10, 2025 (the “Expiration Date”), unless otherwise extended.
For key dates related to the Rights Offering, please see “Important Dates to Remember” on page S-7.
On September 11, 2025 (the last trading date prior to the Common Stock trading ex-Rights),
the last reported net asset value per share of the Common Stock was $49.64 and the last reported sales price per share of Common Stock on the NYSE was $47.26, representing a 4.79% discount to net asset value per share.
An investment in the Fund is not appropriate for all investors. We cannot assure you that the Fund’s investment objectives will be achieved. You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in the Common Stock and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about the Fund. Material that has been incorporated by reference, including the Fund’s audited annual financial statements, and other information about the Fund can be obtained from the Fund by calling
1-888-777-0102,
writing to the Fund at One Madison Avenue, 17th Floor, New York, NY 10010, accessing the Fund’s website at
www.franklintempleton.com/investments/options/closed-end-funds or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). For additional information all holders of Rights should contact the Information Agent, Georgeson LLC. Common Stockholders, banks and brokers please call (866)
856-2826
or please send written requests to 51 West 52nd Street, 6th Floor, New York, New York 10019.
Investing in Common Stock through Rights involves certain risks that are described in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement. A Rights Offering (a) will substantially dilute the net asset value of shares of Common Stock owned by Common Stockholders who do not fully exercise their Rights and purchase additional shares; (b) will substantially dilute the voting power of Common Stockholders who do not fully exercise their Rights since they will own a smaller proportionate interest in the Fund upon completion of the offering; and (c) may increase the discount if the subscription price per share is set at a time when the shares of Common Stock are trading at a discount. Over-subscriptions in a Rights Offering may cause further dilution for Common Stockholders who do not exercise their Rights.

Internet Delivery of Fund Reports Unless You Request Paper Copies:
As permitted by regulations adopted by the SEC, the Fund does not intend to mail paper copies of the Fund’s stockholder reports, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you invest through a financial intermediary and you already elected to receive stockholder reports electronically
(“e-delivery”),
you will not be affected by this change and you need not take any action. If you have not already elected
e-delivery,
you may elect to receive stockholder reports and other communications from the Fund electronically by contacting your financial intermediary. You may elect to receive all reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary to request that you receive paper copies of your stockholder reports. That election will apply to all Franklin Templeton funds held in your account at that financial intermediary. If you are a direct stockholder with the Fund, you can call the Fund at
1-888-888-0151,
or write to the Fund by regular mail at P.O. Box 505000, Louisville, KY 40233 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 to let the Fund know you wish to receive paper copies of your stockholder reports. That election will apply to all Franklin Templeton funds held in your account held directly with the fund complex.
COMMON STOCKHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY FULLY EXERCISED THEIR RIGHTS. AS A RESULT OF THE OFFERING, YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON STOCK DEPENDING UPON WHETHER THE FUND’S NET ASSET VALUE PER SHARE OF COMMON STOCK IS ABOVE OR BELOW THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE. ALL COSTS OF THE OFFERING WILL BE BORNE BY THE FUND, AND INDIRECTLY BY CURRENT STOCKHOLDERS WHETHER THEY EXERCISE THEIR RIGHTS OR NOT. RIGHTS EXERCISED BY A STOCKHOLDER ARE IRREVOCABLE.
ANY COMMON STOCK ISSUED AS A RESULT OF THE RIGHTS OFFERING WILL NOT BE RECORD DATE SHARES FOR THE FUND’S MONTHLY DISTRIBUTION TO BE PAID ON OCTOBER 1, 2025 AND WILL NOT BE ENTITLED TO RECEIVE SUCH DISTRIBUTION.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Estimated subscription price of Common Stock to stockholders exercising Rights (1)	$44.68	$270,913,069
Underwriting discounts and commissions	$—	$—
Estimated proceeds, before expenses, to the Fund (2)	$44.68	$270,913,069

(1)	The estimated Subscription Price to the public is based upon 90% of the last reported net asset value of the Fund on September 11, 2025.
(2)
Before deduction of expenses related to the Rights offering, which are estimated approximately at $391,802. Any offering expenses are paid indirectly by stockholders. Such fees and expenses will immediately reduce the net asset value per share of each share of Common Stock purchased by an investor in the Rights offering. The indirect expenses of the offering that stockholders will pay are estimated to be $391,802 in the aggregate and $0.06 per share of Common Stock. The amount of proceeds to the Fund net of any fees and expenses of the offering are estimated to be $270,521,267 in the aggregate and $44.62 per share of Common Stock. Stockholders will not directly bear any offering expenses.

The shares of Common Stock are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about October 15, 2025.
The date of this Prospectus Supplement is September 12, 2025.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. This Prospectus Supplement will be amended to reflect material changes to the information contained herein and will be delivered to stockholders. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation. This Prospectus Supplement also includes trademarks owned by other persons.

Prospectus

S-i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the Statement of Additional Information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and in the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks and Special Considerations” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Stock.

S-ii

SUMMARY OF TERMS OF THE RIGHTS OFFERING

Terms of the Rights Offering	One transferable subscription right (a “Right”) will be issued to our common stockholders (the “Common Stockholders”) for each share of common stock, par value $0.001 per share, of the Fund (“Common Stock”) held on the Record Date (as defined below). Rights are expected to trade on the NYSE under the symbol “EMO RT”. The Rights will allow Common Stockholders to subscribe for new shares of Common Stock of the Fund. 18,190,226 shares of Common Stock of the Fund are outstanding as of September 11, 2025. Three Rights will be required to purchase one share of Common Stock. Shares of the Fund, as a closed-end
fund, can trade at a discount to net asset value. Upon exercise of the Rights offering, Fund shares are expected to be issued at a price below net asset value per share of Common Stock. An over-subscription privilege will be offered, subject to the right of the Board of Directors of the Fund (the “Board”) to eliminate the oversubscription privilege. 6,063,408 shares of Common Stock of the Fund will be issued if all Rights are exercised. See “Terms of the Rights Offering.” Any shares of Common Stock issued as a result of the Rights offering will not be record date shares for the Fund’s monthly distribution to be paid on October 1, 2025 and will not be entitled to receive such distribution. The exercise of Rights by a Common Stockholder is irrevocable.

Amount Available for Primary Subscription	Approximately $270,913,069, before expenses.

Title	Subscription Rights to Acquire Shares of Common Stock.

Subscription Price	The final subscription price per share of Common Stock (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price per share of the Common Stock on the NYSE on the Expiration Date (as defined below) and each of the four preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the net asset value per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 90% of the Fund’s net asset value per share of Common Stock at the close of trading on the NYSE on that day. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to holders of record of shares of the Common Stock as of the close of business on September 12, 2025 (the “Record Date”). See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued in respect of each share of Common Stock of the Fund outstanding as of the Record Date. See “Terms of the Rights Offering.”

Number of Rights Required to Purchase One Share of Common Stock	A holder of Rights may purchase one share of Common Stock of the Fund for every three Rights exercised. The number of Rights to be issued to a Common Stockholder as of the Record Date will be rounded up to the nearest number of Rights evenly divisible by three. See “Terms of the Rights Offering.”

Over-Subscription Privilege	Holders of shares of Common Stock as of the Record Date (“Record Date Stockholders”) who fully exercise all Rights initially issued to them are entitled to buy those shares of Common Stock, referred to as “oversubscription shares,” that were not purchased by other Rights holders at the same Subscription Price. If enough oversubscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the oversubscription shares available, the available oversubscription shares will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Shares of Common Stock acquired pursuant to the over-subscription privilege are subject to allotment. Rights acquired in the secondary market may not participate in the oversubscription privilege.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date (as defined below). See “Over-Subscription Privilege.”

Common Stockholders who choose not to exercise their full rights to purchase additional shares of Common Stock will permit Common Stockholders who exercise the over-subscription privilege to purchase additional shares of Common Stock at a discount to net asset value without furnishing additional rights or providing any compensation to the non-participating
Common Stockholders for the dilution of their ownership percentage or voting rights.

Any shares of Common Stock issued pursuant to the over-subscription privilege will be shares registered under the Prospectus.

Transfer of Rights	The Rights will be transferable. See “Terms of the Rights Offering,” “Sales by Rights Agent” and “Method of Transferring Rights.”

Subscription Period
The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on October 10, 2025 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method of Exercise of Rights.” The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Rights Agent (defined below) to return, without interest, all subscription proceeds received to such Common Stockholders who had elected to purchase shares of Common Stock.

Offering Expenses	The expenses of the Rights offering are expected to be approximately $391,802 and will be borne by the Fund (and indirectly by Common Stockholders). See “Use of Proceeds.”

Sale of Rights	The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “EMO RT”. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial advisor or may be submitted to the Rights Agent (defined below) for sale. Any Rights submitted to the Rights Agent for sale must be received by the Rights Agent prior to 5:00 PM, Eastern Time, on or before October 3, 2025, five Business Days prior to the Expiration Date (or, if the subscription period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold will not confer any right to acquire any shares of Common Stock in any over-subscription, and any Record Date Stockholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Stockholders and thereafter will be conducted on a regular-way
basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares of Common Stock are expected to begin trading ex-Rights
one Business Day prior to the Record Date.

If the Rights Agent receives Rights for sale in a timely manner, the Rights Agent will use its best efforts to sell the Rights on the NYSE. The Rights Agent will also attempt to sell any Rights attributable to Record Date Stockholders whose addresses are outside the United States, or who have an APO or FPO address. See “Foreign Restrictions.”

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Rights Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Rights Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (
i.e.
, costs incidental to the sale of Rights).

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold shares of Common Stock for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any over-subscription privilege. See “Terms of the Rights Offering” and “Sales by Rights Agent.”

Use of Proceeds	The Fund estimates the net proceeds of the Rights offering to be approximately $270,521,267. This figure is based on the Subscription Price per share of Common Stock of $44.68 (90% of the last reported net asset value of the Fund on September 11, 2025) and assumes all new Common Stock offered are sold and that the expenses related to the
Rights
offering estimated at approximately $391,802 are paid.

The Investment Manager anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months. Pending such investment, the proceeds will be held in cash and/or high quality short term debt securities and instruments. Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares of Common Stock (but not below zero), and therefore, may increase a stockholder’s tax liability for capital gains upon a sale of shares of Common Stock, even if sold at a loss to the stockholder’s original investment. See “Use of Proceeds.”

Taxation/ERISA	See “Taxation” and “Certain Employee Benefit Plan and IRA Considerations.”

Rights Agent	Computershare Trust Company, N.A. See “Rights Agent.”

Information Agent	Georgeson LLC. See “Information Agent.”

DESCRIPTION OF THE RIGHTS OFFERING
Terms of the Rights Offering
The Fund is issuing to Record Date Stockholders Rights to subscribe for shares of Common Stock of the Fund. Each Record Date Stockholder is being issued one transferable Right for each share of Common Stock owned at the Record Date. The Rights entitle the holder to acquire, at a subscription price per share of Common Stock (the “Subscription Price”) determined based upon a formula equal to 92.5% of the average of the last reported sales price of the Fund’s shares of Common Stock on the NYSE on the Expiration Date (as defined below) and each of the four preceding trading days (the “Formula Price”), one new share of Common Stock for every three Rights held. If, however, the Formula Price is less than 90% of the net asset value per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 90% of the Fund’s net asset value per share of Common Stock at the close of trading on the NYSE on that day. The estimated Subscription Price to the public of $44.68 is based upon 90% of the last reported net asset value of the Fund on September 11, 2025. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, shares of Common Stock may be purchased only pursuant to the exercise of Rights in integral multiples of three. The number of Rights to be issued to a Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. In the case of shares of Common Stock held of record by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or any other depository or nominee, the number of Rights issued to Cede or such other depository or nominee will be adjusted to permit rounding up (to the nearest number of Rights evenly divisible by three) of the Rights to be received by beneficial owners for whom it is the holder of record only if Cede or such other depository or nominee provides to the Fund on or before the close of business on September 30, 2025 written representation of the number of Rights required for such rounding. Rights may be exercised at any time during the period (the “Subscription Period”) which commences on September 12, 2025, and ends at 5:00 PM Eastern Time on October 10, 2025 (the “Expiration Date”), unless otherwise extended. Shares of Common Stock of the Fund, as a closed-end
fund, can trade at a discount to net asset value. Upon exercise of the Rights, shares of Common Stock are expected to be issued at a price below net asset value per share of Common Stock. The right to acquire one share of Common Stock for every three Rights held during the Subscription Period (or any extension of the Subscription Period) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Rights offering.”
Rights will expire on the Expiration Date and thereafter may not be exercised.
Any share of Common Stock issued as a result of the Rights offering will not be record date shares for the Fund’s monthly distribution to be paid on October
 1, 2025 and will not be entitled to receive such distribution.
Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (
i.e.
, a rights card distributed to registered stockholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and shares of Common Stock paid for is set forth below in “Method of Exercise of Rights” and “Payment for Shares.” A holder of Rights will have no right to rescind a purchase after the Rights Agent has received payment. See “Payment for Shares” below. It is anticipated that the shares of Common Stock issued pursuant to an exercise of Rights will be listed on the NYSE.
Holders of Rights who are Record Date Stockholders are entitled to subscribe for additional shares of Common Stock at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the oversubscription privilege. See “Over-Subscription Privilege” below.
For purposes of determining the maximum number of shares of Common Stock that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “EMO RT”. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Rights Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on October 9, 2025, the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders and thereafter is expected to be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The shares of Common Stock are expected to begin trading ex-Rights
one Business Day prior to the Record Date as determined and announced by the NYSE. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Rights Agent to return, without interest, all subscription proceeds received to such Common Stockholders who had elected to purchase shares of Common Stock.
Nominees who hold shares of Common Stock for the account of others, such as banks, broker-dealers, directors or depositories for securities, should notify the respective beneficial owners of such shares of Common Stock as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Rights Agent with proper payment. In addition, beneficial owners of the Common Stock or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.
Participants in the Fund’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the shares of Common Stock held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercise of Rights” and “Payment for Shares.”
Conditions of the Rights Offering
The Rights offering is being made in accordance with the 1940 Act without stockholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable Rights offering to purchase shares of Common Stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights (not applicable under Maryland law) and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable Rights offering does not exceed one new share for every three rights held.
Important Dates to Remember
Please note that the dates in the table below may change if the Rights offering is extended.

Event	Date
Record Date	September 12, 2025†
Subscription Period	September 12, 2025 through October 10, 2025†
Expiration Date*	October 10, 2025†
Payment for Guarantees Delivery Due*	October 10, 2025†
Issuance Date	October 17, 2025†
Confirmation Date	October 22, 2025†

*
A Common Stockholder exercising Rights must deliver to the Rights Agent by 5:00 PM Eastern Time on October 10, 2025 (unless the offer is extended) either (a) a Subscription Certificate and payment for shares of Common Stock or (b) a notice of guaranteed delivery and payment for shares of Common Stock.

†	Unless the offer is extended.
Over-Subscription Privilege
The Board has the right in its absolute discretion to eliminate the over-subscription privilege with respect to over-subscription shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. If the over-subscription privilege is not eliminated, it will operate as set forth below.
Rights holders who are Record Date Stockholders and who fully exercise their Rights are entitled to subscribe for additional shares of Common Stock at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment.
Record Date Stockholders who fully exercise all Rights initially issued to them are entitled to buy those shares of Common Stock, referred to as “over-subscription shares,” that were not purchased by other holders of Rights at the same Subscription Price. If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.
Shares of Common Stock acquired pursuant to the over-subscription privilege are subject to allotment.
Record Date Stockholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many shares of Common Stock they are willing to acquire pursuant to the over-subscription privilege. Rights acquired in the secondary market may not participate in the over-subscription privilege.
To the extent sufficient shares of Common Stock are not available to fulfill all over-subscription requests, unsubscribed shares of Common Stock (the “Excess Shares”) will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of Rights issued to them by the Fund. The allocation process may involve a series of allocations in order to assure that the total number of shares of Common Stock available for over-subscriptions is distributed on a pro rata basis.
The formula to be used in allocating the Excess Shares is as follows:

Stockholder’s Record Date Position	X	Excess Shares Remaining
Total Record Date Position of All Over-Subscribers
Banks, broker-dealers, directors and other nominee holders of Rights will be required to certify to the Rights Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of shares of Common Stock subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, directors and other nominee holders of Rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the over-subscription privilege.
Common Stockholders who choose not to exercise their full rights to purchase additional shares of Common Stock will permit Common Stockholders who exercise the over-subscription privilege to purchase additional shares of

Common Stock at a discount to net asset value without furnishing additional rights or providing any compensation to the non-participating
Common Stockholders for the dilution of their ownership percentage or voting rights.
The Fund will not otherwise offer or sell any Common Stock that are not subscribed for pursuant to the primary subscription or the over-subscription privilege pursuant to the Rights offering.
Sales by Rights Agent
Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Rights Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Rights Agent must be received prior to 5:00 PM, Eastern Time, on October 3, 2025, five Business Days prior to the Expiration Date (or, if the subscription period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date). Upon the timely receipt of the appropriate instructions to sell Rights, the Rights Agent will use its best efforts to complete the sale and will remit the proceeds of the sale, net of any commissions, to the holders. The Rights Agent will also attempt to sell any Rights attributable to Record Date Stockholders whose addresses are outside the United States, or who have an APO or FPO address. The selling Rights holder will pay all brokerage commissions incurred by the Rights Agent. These sales may be effected by the Rights Agent. The Rights Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. There can be no assurance that the Rights Agent will be able to complete the sale of any of these Rights and neither the Fund nor the Rights Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights. If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Rights Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.
Sale of Rights
The Rights are transferable and will be admitted for trading on the NYSE under the symbol “EMO RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date.
The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders or may be submitted to the Rights Agent for sale. Any Rights submitted to the Rights Agent for sale must be received by the Rights Agent prior to 5:00 PM, Eastern Time, on October 3, 2025, five Business Days prior to the Expiration Date (or, if the subscription period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date).
Rights that are sold will not confer any right to acquire any Common Stock in any over-subscription privilege, if any, and any Record Date Stockholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.
Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Stockholders and thereafter will be conducted on a regular-way
basis until and including the last NYSE trading day prior to the Expiration Date. The shares of Common Stock are expected to begin trading ex-Rights
one Business Day prior to the Record Date.
Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Method of Transferring Rights
The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Rights Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.
Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to ensure that: (i) the transfer instructions will be received and processed by the Rights Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund nor the Rights Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.
Except for the fees charged by the Rights Agent (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Fund or the Rights Agent.
The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC (Rights exercised through DTC are referred to as “DTC Exercised Rights”).
Rights Agent
The Rights Agent is Computershare Trust Company, N.A. The Rights Agent will receive from the Fund an amount estimated to be $132,884, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering. The Common Stockholders of the Fund will indirectly pay such amount.
Information Agent
INQUIRIES BY ALL HOLDERS OF RIGHTS SHOULD BE DIRECTED TO: THE INFORMATION AGENT, GEORGESON LLC; HOLDERS, BANKS AND BROKERS PLEASE CALL TOLL-FREE AT
(866) 856-2826.
Method of Exercise of Rights
Rights may be exercised by completing and signing the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Rights Agent, together with payment for the shares of Common Stock as described below under “Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise.
Completed Subscription Certificates and payment must be received by the Rights Agent prior to 5:00 PM Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”). Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM, Eastern Time, on the Expiration Date. The Subscription Certificate and payment should be delivered to the Rights Agent at the following address:
If delivering by mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions; COY: EMO
P.O. Box 43011
Providence, Rhode Island 02940-3011
If delivering by trackable mail, including overnight delivery or any other expedited service:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions; COY: EMO
150 Royall Street, Suite V
Canton, Massachusetts 02021
Payment for Shares
Holders of Rights who acquire shares of Common Stock in the Rights offering may choose between the following methods of payment:

1.
A holder of Rights can send the Subscription Certificate, together with payment in the form of a check (which must include the name of the stockholder on the check) for the shares of Common Stock subscribed for in the Rights offering and, if eligible, for any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege, to the Rights Agent based on the Subscription Price. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Rights Agent at one of the addresses noted above prior to 5:00 PM Eastern Time on the Expiration Date. The Rights Agent will deposit all share purchase checks received by it prior to the final due date into a segregated account pending proration and distribution of shares of Common Stock. The Rights Agent will not accept cash as a means of payment for shares of Common Stock.

2.
Alternatively, a subscription will be accepted by the Rights Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Rights Agent has received a written notice of guaranteed delivery by mail or email from a bank, trust company, or a NYSE member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the shares of Common Stock at the Subscription Price must be received with the notice. The Rights Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Rights Agent by the close of business on the second Business Day after the Expiration Date. The notice of guaranteed delivery must be delivered to the Rights Agent at one of the addresses noted above.

A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY CHECK (WHICH MUST INCLUDE THE NAME OF THE STOCKHOLDER ON THE CHECK) DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC. AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.
If a holder of Rights who acquires shares of Common Stock pursuant to the Rights offering does not make payment of all amounts due, the Fund reserves the right to take any or all of the following actions: (i) find other purchasers for such subscribed-for
and
unpaid-for
shares of Common Stock; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of shares of Common Stock which could be acquired by such holder upon exercise of the Rights or any over-subscription privilege; (iii) sell all or a portion of the shares of Common Stock purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed shares of Common Stock and to enforce the relevant guarantee of payment.
Any payment required from a holder of Rights must be received by the Rights Agent prior to 5:00 PM Eastern Time on the Expiration Date. Issuance and delivery of the shares of Common Stock purchased are subject to collection of checks.
Within ten Business Days following the Expiration Date (the “Confirmation Date”), a confirmation will be sent by the Rights Agent to each holder of Rights (or, if the shares of Common Stock are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of shares of Common Stock acquired pursuant to the Subscription, (ii) the number of shares of Common Stock, if any, acquired pursuant to the over-subscription privilege, and (iii) the per share and total purchase price for the shares of Common Stock. Any payment required from a holder of Rights must be received by the Rights Agent on or prior to the Expiration Date. Any excess payment to be refunded by the Fund to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Rights Agent, will be mailed by the Rights Agent to the holder within ten Business Days after the Expiration Date.
A holder of Rights will have no right to rescind a purchase after the Rights Agent has received payment either by means of a notice of guaranteed delivery or a check, which must include the name of the stockholder on the check.
Upon acceptance of a subscription, all funds received by the Rights Agent shall be held by the Rights Agent as agent for the Fund and deposited in one or more bank accounts. Such funds may be invested by the Rights Agent in: bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks meeting certain standards. The Rights Agent may receive interest, dividends or other earnings in connection with such deposits or investments.
Holders, such as broker-dealers, directors or depositories for securities, who hold shares of Common Stock for the account of others, should notify the respective beneficial owners of the shares of Common Stock as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Rights Agent with the proper payment. In addition, beneficial owners of shares of Common Stock or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions.
Banks, broker-dealers, directors and other nominee holders that hold shares of Common Stock of the Fund for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in any over-subscription privilege offered.
THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.
THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE RIGHTS AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE RIGHTS AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 PM EASTERN TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE

BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF A CERTIFIED OR CASHIER’S CHECK, WHICH MUST INCLUDE THE NAME OF THE STOCKHOLDER ON THE CHECK.
All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Rights Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.
Foreign Restrictions
Subscription Certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Because the Rights offering will not be registered in any jurisdiction other than the United States, the Rights Agent will attempt to sell all of the Rights issued to Record Date Stockholders outside of these jurisdictions and remit the net proceeds, if any, to such Record Date Stockholders. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Rights Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.
Notice of Net Asset Value Decline
The Fund has, pursuant to the SEC’s regulatory requirements, undertaken to suspend the Rights offering until the Fund amends this Prospectus Supplement if, after September 12, 2025 (the date of this Prospectus Supplement), the Fund’s net asset value declines more than 10% from the Fund’s net asset value as of that date. In that event, the Expiration Date will be extended and the Fund will notify Record Date Stockholders of any such decline and permit Rights holders to cancel their exercise of Rights.
TABLE OF FEES AND EXPENSES
The following tables are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our shares of Common Stock as a percentage of net assets attributable to shares of Common Stock. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Rights offering, assuming that we incur the estimated offering expenses.
STOCKHOLDER TRANSACTION EXPENSES

Sales Load (percentage of offering price)	—%
Offering Expenses Borne by the Fund (percentage of offering price)	0.13%
Dividend Reinvestment Plan Per Transaction Fee to Sell Shares Obtained Pursuant to the Plan	$5.00 (1)
TOTAL TRANSACTION EXPENSES (as a percentage of offering price) (4)	0.13%

Percentage of Net Assets Attributable to Common Stock
ANNUAL EXPENSES
Management Fees (2)	1.33%
Interest Payment on Borrowed Funds (3)	1.78%
Other Expenses (4)	0.29%

TOTAL ANNUAL EXPENSES	3.40%

(1)
Common Stockholders will pay brokerage charges if they direct the Plan Agent (defined below) to sell shares of Common Stock held in a dividend reinvestment account. See “Dividend Reinvestment Plan.” There are no fees charged to stockholders for participating in the Fund’s dividend reinvestment plan. However, stockholders participating in the plan that elect to sell their shares obtained pursuant to the plan would pay $5.00 per transaction to sell shares.

(2)
The Investment Manager receives an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets. “Managed Assets” means net assets plus the amount of any borrowings and assets attributable to any preferred stock that may be outstanding. For the purposes of this table, we have assumed that the Fund has utilized leverage in an aggregate amount of 25% of its net assets (the actual average amount of Borrowings during the period ended May 31, 2025). If the Fund were to use leverage in excess of 25% of its net assets, the management fees shown would be higher.

(3)
For the purposes of this table, we have assumed that the Fund has utilized Borrowings in an aggregate amount of 25% of its net assets (which equals the average level of leverage for the Fund’s period ended May 31, 2025). The expenses and rates associated with leverage may vary as and when Borrowings or issuances of preferred stock are made

(4)	“Other Expenses” are based on estimated amounts for the current fiscal year assuming the completion of the proposed issuance.
The purpose of the table a
bove a
nd the examples below is to help you understand all fees and expenses that you, as a holder of Common Stock, would bear directly or indirectly.
Example
The following example illustrates the expenses you would pay on a $1,000 investment in shares of Common Stock, assuming a 5% annual portfolio total return.*

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$35	$105	$177	$368

*
The example should not be considered a representation of future expenses. The example assumes that the amounts set forth in the Table of Fees and Expenses table are accurate and that all distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

USE OF PROCEEDS
The Fund estimates the net proceeds of the Rights offering to be approximately $270,521,267, based on the estimated Subscription Price per share of Common Stock of $44.68 (90% of the last reported net asset value of the Fund on September 11, 2025), assuming all new shares of Common
Stock
offered are sold and that the expenses related to the Rights offering estimated at approximately $391,802 are paid.
The Investment Manager expects that it will initially invest the proceeds of the offering in high quality short term debt securities and instruments. The Investment Manager anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed within three months. Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from the Rights offering, may be used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares of Common Stock (but not below zero), and therefore, may increase a stockholder’s tax liability for capital gains upon a sale of shares of Common Stock, even if sold at a loss to the stockholder’s original investment.

CAPITALIZATION
The following table sets forth the audited capitalization of the Fund as of November 30, 2024 and its unaudited adjusted capitalization assuming the shares of Common Stock available in the Rights offering discussed in the Prospectus Supplement had been issued.

	Actual	As Adjusted 1
Par value ($0.001 par value per share; 97,359,888 shares authorized) (The “Actual” column reflects the 18,190,226 shares of Common Stock outstanding as of November 30, 2024; the “As Adjusted” column reflects 18,190,226 shares of Common stock outstanding at the net asset value as of September 11, 2025 and assume the issuance of 6,063,408 shares of Common Stock pursuant to the Rights Offering at the estimated Subscription price of $44.68	$18,190	$24,254
Paid-in capital in excess of par value	$961,027,373	$1,231,542,576
Total distributable earnings (loss)	$54,364,815	$(58,002,014)
Total Net Assets	$1,015,410,378	$1,173,564,816
Shares Outstanding	18,190,226	24,253,634
As adjusted
paid-in
surplus reflects a deduction for the estimated offering expenses of the Common Shares offering borne by the Fund of $391,802.

PRICE RANGE OF COMMON STOCK
The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per share of our Common Stock and the net asset value and the premium or discount from net asset value per share at which the shares of Common Stock were trading, expressed as a percentage of net asset value, at each of the high and low sale prices provided.

		Price Range
	NAV (1)	High	Low	Premium/ (Discount) of High Sales Price to NAV (2)	Premium/ (Discount) of Low Sales Price to NAV (2)
Fiscal Year Ending November 30, 2025
Third Quarter	$50.17	$49.24	$45.79	(1.9)%	(8.7)%
Second Quarter	$49.70	$50.61	$41.09	1.8%	(17.3)%
First Quarter	$55.17	$51.16	$44.39	(7.3)%	(19.5)%
Fiscal Year Ending November 30, 2024
Fourth Quarter	$55.82	$50.49	$39.10	(9.5)%	(30.0)%
Third Quarter	$47.97	$42.63	$37.39	(11.1)%	(22.1)%
Second Quarter	$44.39	$43.65	$37.66	(1.7)%	(15.2)%
First Quarter	$40.64	$37.54	$32.47	(7.6)%	(20.1)%
Fiscal Year Ending November 30, 2023
Fourth Quarter	$38.75	$34.50	$29.65	(11.0)%	(23.5)%
Third Quarter	$36.14	$32.32	$27.62	(10.6)%	(23.6)%
Second Quarter	$31.89	$30.55	$25.90	(4.2)%	(18.8)%
First Quarter	$33.77	$31.60	$27.54	(6.4)%	(18.4)%

Source	of market prices: NYSE
(1)
Net asset value per share is determined as of close of business on the last day of the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices, which may or may not fall on the last day of the quarter. Net asset value per share is calculated as described in “Net Asset Value.”

(2)	Calculated as of the High or Low quarterly closing sales price divided by the quarter-end net asset value.
On September 11, 2025, the last reported net asset value per share of Common Stock was $49.64 and the last reported sales price per share of Common Stock on the NYSE was $47.26.

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING
Risk is inherent in all investing. Therefore, before investing in the shares of Common Stock, you should consider the risks associated with such an investment carefully. See “Risks” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:
Dilution
. Record Date Stockholders who do not fully exercise their Rights will, at the completion of the Rights offering, own a smaller proportional interest in the Fund than owned prior to the Rights offering. The completion of the Rights offering will result in immediate voting dilution for such stockholders. Further, both the sales load and the expenses associated with the Rights offering will immediately reduce the net asset value of each outstanding share of Common Stock. In addition, if the Subscription Price is less than the net asset value per share of Common Stock as of the Expiration Date, the completion of this Rights offering will result in an immediate dilution of the net asset value per share of Common Stock for all existing Common Stockholders (
i.e.
, will cause the net asset value per Common Stock to decrease). It is anticipated that existing Common Stockholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many shares of Common Stock will be subscribed for, what the net asset value per share of Common Stock or market price of the share of Common Stock will be on the Expiration Date or what the Subscription Price per share of Common Stock will be. If the Subscription Price is substantially less than the current net asset value per share of Common Stock, this dilution could be substantial. The Fund will pay expenses associated with the Rights offering, estimated at approximately $391.802. The Fund, not investors, pays the sales load, which is ultimately borne by all Common Stockholders. All of the costs of the Rights offering will be borne by the Fund (and indirectly by the Common Stockholders). See “Table of Fees and Expenses” in this Prospectus Supplement and “Summary of Fund Expenses” in the accompanying Prospectus for more information.
If you do not exercise all of your Rights, you may own a smaller proportional interest in the Fund when the Rights offering is over. In addition, you will experience an immediate dilution of the aggregate net asset value per share of Common Stock if you do not participate in the Rights offering and will experience a reduction in the net asset value per share of Common Stock whether or not you exercise your Rights, if the Subscription Price is below the Fund’s net asset value per share of Common Stock on the Expiration Date, because:

•	the offered shares of Common Stock are being sold at less than their current net asset value;

•	you will indirectly bear the expenses of the Rights offering; and

•	the number of shares of Common Stock outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Fund’s net assets.
On the other hand, if the Subscription Price is above the Fund’s net asset value per share of Common Stock on the Expiration Date, you may experience an immediate accretion of the aggregate net asset value per share of your share of Common Stock even if you do not exercise your Rights and an immediate increase in the net asset value per share of Common Stock whether or not you participate in the Rights offering, because:

•	the offered shares of Common Stock are being sold at more than their current net asset value after deducting the expenses of the Rights offering; and

•	the number of shares of Common Stock outstanding after the Rights offering will have increased proportionately less than the increase in the amount of the Fund’s net assets.
Furthermore, if you do not participate in the secondary over-subscription, if it is available, your percentage ownership will also be diluted. The Fund cannot state precisely the amount of any dilution because it is not known at this time what the net asset value per share of Common Stock will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on net asset value (“NAV”) per share of Common Stock is shown by the following example, assuming the Rights offering is fully subscribed and a $44.68 Subscription Price:

NAV (1)	$49.64
Subscription Price (2)	$44.68
Reduction in NAV ($) (3)	$0.02
Reduction in NAV (%)	0.04%

(1)
For illustrative purposes only; reflects the Fund’s net asset value per share of Common Stock as of September 11, 2025. It is not known at this time what the net asset value per share of Common Stock will be on the Expiration Date.

(2)
For illustrative purposes only; reflects an estimated Subscription Price of $44.68 based upon 90% of the last reported net asset value of the Fund on September 11, 2025. It is not known at this time what the Subscription Price will be on the Expiration Date.

(3)	Assumes $391,802 in estimated offering expenses.
If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.
The Fund’s largest stockholders could increase their percentage ownership in the Fund through the exercise of the primary subscription and over-subscription privilege.
Risks of Investing in Rights.
Shares of
closed-end
funds such as the Fund frequently trade at a discount to net asset value. If the Formula Price is less than 90% of net asset value on the Expiration Date, then the Subscription Price will likely be greater than the market price of a share of Common Stock on that date. In addition, the Formula Price, even if above 90% of net asset value, may be still above the market price of a share of Common Stock on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.
Leverage.
Leverage creates a greater risk of loss, as well as a potential for more gain, for the shares of Common Stock than if leverage were not used. The leverage of the Fund as of September 2, 2025 was approximately 19.5% of the Fund’s Managed Assets. After the completion of the Rights offering, the amount of leverage outstanding is expected to be remain approximately 19.5% of the Fund’s Managed Assets. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the net asset value and market price of the shares of Common Stock and the yield to holders of shares of Common Stock may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s shares of Common Stock may decrease more quickly than would otherwise be the case, and distributions on the Common Stock could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the shares of Common Stock.
Because the fee paid to the Investment Manager is calculated on the basis of the Fund’s net assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Investment Manager will be higher (and the Investment Manager will be benefited to that extent) when leverage is used. The Investment Manager will use leverage only if it believes such action would result in a net benefit to the Fund’s stockholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).
The Fund’s leveraging strategy may not be successful.

Increase in Share Price Volatility; Decrease in Share Price.
The Rights offering may result in an increase in trading of the shares of Common Stock, which may increase volatility in the market price of the Common Stock. The Rights offering may result in an increase in the number of Common Stockholders wishing to sell their shares of Common Stock, which would exert downward price pressure on the price of shares of Common Stock.
Under-Subscription.
It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.

TAXATION
The following is a general summary of certain U.S. federal income tax consequences of the Rights offering to Record Date Stockholders who are U.S. persons for U.S. federal income tax purposes. The following summary supplements the discussion set forth in the accompanying Prospectus and the SAI and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund.
Please refer to the “Certain United States Federal Income Tax Considerations” section in the Fund’s Prospectus and the SAI for a description of the consequences of investing in the shares of Common Stock of the Fund. Special tax considerations relating to this Rights offering are summarized below:

•	The value of a Right will not be includible in the income of a Common Stockholder at the time the Right is issued.

•
The basis of the Rights issued to a Common Stockholder will be zero, and the basis of the Common Stock with respect to which the Rights were issued (the “Old Common Stock”) will not change, unless either (i) the fair market value of the Rights on the date of distribution is at least 15% of the fair market value of the Old Common Stock, or (ii) such Common Stockholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the Rights a portion of the basis of the Old Common Stock. In the case of clause (i) or (ii) above, such Common Stockholder must generally allocate the basis of the Old Common Stock between the Old Common Stock and the Rights in proportion to their fair market values on the date of distribution, but as discussed below, the basis of the Old Common Stock may be allocated to a Right only if the Right is sold or exercised.

•	The basis of a Right purchased will generally be its purchase price.

•	A Common Stockholder’s holding period in a Right issued includes the holding period of the Old Common Stock.

•
A Common Stockholder will not recognize a loss if a Right distributed to such Common Stockholder expires unexercised because the basis of the Old Common Stock may be allocated to a Right only if the Right is sold or exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•
Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Stockholders will depend on whether the Old Common Stock is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.

•
No gain or loss will be recognized by a Common Stockholder upon the exercise of a Right, and the basis of any Common Stock acquired upon exercise (the “New Common Stock”) will equal the sum of the basis, if any, of the Right and the subscription price for the New Common Stock. The holding period for the New Common Stock will begin on the date when the Right is exercised (or, in the case of Rights purchased in the market, potentially the day after the date of exercise).

The foregoing is a general and brief summary of certain U.S. federal income tax consequences of the Rights offering, and applies with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. The foregoing discussion is based upon the Code, United States Treasury regulations, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations (possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed above. Investors are urged to consult their own tax advisors to determine the tax consequences of the Rights offering and investing in the Fund.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in Common Stock by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local,
non-U.S.
or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters.
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” within the meaning of Section 3(42) of ERISA (a “Benefit Plan Investor”) and prohibit certain transactions involving the assets of Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (c) entities whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (a) or (b) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA). In considering an investment in Common Stock the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.
Prohibited Transaction Issues.
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt
prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt
prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Whether or not the underlying assets of the Fund were deemed to constitute “plan assets,” as described below, the acquisition and/or holding of Common Stock by a Benefit Plan Investor with respect to which the Fund, the Manager and/or the subadviser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition of Common Stock. These class exemptions include, without limitation, PTCE
84-14
respecting transactions determined by independent qualified professional asset managers, PTCE
90-1
respecting insurance company pooled separate accounts, PTCE
91-38
respecting bank collective investment funds, PTCE
95-60
respecting life insurance company general accounts and PTCE
96-23
respecting transactions determined by
in-house
asset managers.. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Common Stock in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets.
Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors or that the entity is an “operating company,” each as defined in the Plan Assets Regulation. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund, the Manager or the subadviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a Stockholder.
Other Plans.
Certain Plans, such as governmental plans and
non-U.S.
plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in Common Stock should consult with their legal advisors regarding their proposed investment in the Common Stock.
Representation.
By acceptance of any Common Stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of a Plan or (ii) its purchase and holding of the Common Stock will not constitute a non-exempt
prohibited transaction under Title I of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Reporting of Indirect Compensation.
Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions of fees and compensation in this Prospectus and the other documents governing the Fund, including the management fee, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA, the Code and Similar Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Similar Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive.
Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund.

LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon for the Fund by Simpson Thacher & Bartlett LLP, Washington, D.C. Simpson Thacher & Bartlett LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland.
FINANCIAL STATEMENTS
The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended November 30, 2024 and together with the report of PricewaterhouseCoopers LLP for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. All other portions of the annual report to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement

BASE PROSPECTUS

ClearBridge Energy Midstream Opportunity Fund Inc.

Common Stock

Subscription Rights to Purchase Common Stock

The Fund. ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation (the “Fund”), is a non-diversified, closed-end management investment company.

Investment Objectives. The Fund’s investment objective is to provide long-term investors a high level of total return with an emphasis on cash distributions. There can be no assurance that the Fund will achieve its investment objectives.

Investment Strategies. Under normal market conditions, the Fund invests at least 80% of its Managed Assets (as defined below) in energy midstream entities including entities structured as both partnerships and corporations. For purposes of the 80% policy, the Fund considers investments in midstream entities as those entities that provide midstream services including the gathering, transporting, processing, fractionation, storing, refining, and distribution of oil, natural gas liquids and natural gas. “Managed Assets” means net assets plus the amount of borrowings and assets attributable to any Preferred Stock (as defined below) of the Fund that may be outstanding.

Investment Manager and Subadviser. Franklin Templeton Fund Adviser, LLC (“FTFA” or the “Manager”), the Fund’s investment manager, supervises the day-to-day management of the Fund’s portfolio by ClearBridge Investments, LLC (“ClearBridge” or the “Subadviser”) and provides administrative and management services to the Fund.

The Fund’s shares of common stock, par value $0.001 per share (the “Common Stock”) are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “EMO.” The net asset value of our Common Stock at the close of business on August 1, 2025 was $50.54 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $47.47.

Offering. The Fund may offer, from time to time, in one or more offerings, our Common Stock, which we also refer to as our securities, at prices and on terms to be set forth in one or more Prospectus Supplements to this Prospectus.

We may offer and sell our securities to or through underwriters, through dealers or agents that we designate from time to time, directly to purchasers, through at-the-market offerings or through a combination of these methods. An at-the-market offering is an offering where the price per share of the Common Stock is determined by the market price per share of the Fund’s outstanding Common Stock as of the time of each take-down offering. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution—Distribution Through Agents,” “—Distribution Through Underwriters” and “—Distribution Through Dealers.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities.

An investment in the Fund involves certain risks arising from, among other things, the Fund’s ability to invest up to 20% of its Managed Assets in below investment grade debt securities (commonly referred to as either “high yield” securities or “junk bonds”), including securities of stressed, distressed or defaulted issuers, and illiquid investments. An investment in the Fund is also subject to the risk of the use of leverage and risks related to investments in derivative instruments. Investors should carefully consider the Fund’s risks and investment objectives, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. No assurance can be given that the Fund’s investment objectives will be achieved. Before buying any of the Common Stock, you should read the discussion of the principal risks of investing in the Fund in the “Risks” section beginning on page 67 of this Prospectus and any Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 14, 2025.

(continued on following page)

ClearBridge, the Fund’s subadviser, is responsible for the day-to-day portfolio management of the Fund, subject to the supervision of the Fund’s Board of Directors and FTFA. As of March 31, 2025, ClearBridge and its supervised affiliates total assets under management were approximately $180.4 billion.

Leverage. The Fund may seek to enhance the level of its current distributions to holders of Common Stock (“Common Stockholders”) through the use of leverage. The Fund may use leverage through borrowings, including loans from certain financial institutions, the use of reverse repurchase agreements and/or the issuance of debt securities (collectively, “Borrowings”), and through the issuance of shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of the Fund. The Fund currently uses leverage through Borrowings and may in the future continue to use leverage through Borrowings in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such Borrowings. Furthermore, the Fund currently uses leverage through the issuance of Preferred Stock and may in the future use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any Borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. As of August 1, 2025, the Fund had outstanding senior secured notes and a revolving credit facility with a financial institution in place under which the Fund had Borrowings representing approximately 13% of its Managed Assets. As of August 1, 2025, the Fund had 1,948,579 shares of Mandatory Redeemable Preferred Stock (“MRPS”) outstanding with an aggregate liquidation value of $68,200,265, representing approximately 6% of Managed Assets. See “Leverage,” “Description of Shares—Preferred Stock” and “Risks—Risks Related to the Fund—Leverage Risk.”

In addition, the Fund may enter into additional reverse repurchase agreements and/or use similar investment management techniques that may provide leverage, subject to the requirements of Rule 18f-4 under the 1940 Act. Under Rule 18f-4(d), the Fund may enter into reverse repurchase agreements or similar financing transactions in reliance on the rule if the Fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating its asset coverage ratio; or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under the rule.

Distribution. A distribution by the Fund consisting of a return of capital should not be considered a dividend yield or total return of an investment in the Common Stock. Common Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profits. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares (but not below zero), and therefore, may increase a stockholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the stockholder’s original investment.

(continued on following page)

(continued from previous page)

This Prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about us that a prospective investor ought to know before investing. You should read this Prospectus and the related Prospectus Supplement before deciding whether to invest and retain them for future reference. A Statement of Additional Information, dated August 14, 2025 (the “SAI”), containing additional information about us, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI (the table of contents of which is on page i of this Prospectus), annual and semi-annual reports to stockholders (when available), and additional information about the Fund by calling (888) 777-0102, by writing to the Fund at One Madison Avenue, 17th Floor, New York, NY 10010 or visiting the Fund’s website (http://www.franklintempleton.com/investments/options/closed-end-funds).

The information contained in, or accessed through, the Fund’s website is not part of this Prospectus. You may also obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.

Such materials, as well as the Fund’s annual and semi-annual reports (when available) and other information regarding the Fund, are also available on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102. Shares of Common Stock of closed-end investment companies frequently trade at discounts to their net asset values. If our Common Stock trade at a discount to our net asset value, the risk of loss may increase for purchasers of our Common Stock, especially for those investors who expect to sell their Common Stock in a relatively short period after purchasing shares in this offering. See “Risks—Market Discount from Net Asset Value Risk.”

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this Prospectus and any related Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information appearing in this Prospectus and any Prospectus Supplement is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus, any Prospectus Supplement, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary. This summary does not contain all of the information that you should consider before investing in the Common Stock. You should review the more detailed information contained elsewhere in this Prospectus, any related Prospectus Supplements and in the Statement of Additional Information (the “SAI”), especially the information under the heading “Risks.” Unless otherwise indicated or the content otherwise requires, references to “we,” “us” and “our” refer to ClearBridge Energy Midstream Opportunity Fund Inc.

The Fund	ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation (the “Fund”), is a non-diversified, closed-end management investment company.

The Offering	The Fund may offer, from time to time, in one or more offerings, shares of common stock, par value $0.001 per share (“Common Stock”), which we also refer to as our securities, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus. We may also offer subscription rights to purchase shares of our Common Stock.

We may offer and sell our securities to or through underwriters, through dealers or agents that we designate from time to time, directly to purchasers, through at-the-market offerings or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities. The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current net asset value. See “Prospectus Supplement—Subscription Rights to Acquire Common Stock.”

Who May Want to Invest	Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund may be an appropriate investment for investors who are seeking:

•	access to evolving opportunities among energy midstream entities;

•	the potential opportunity for attractive tax-deferred distributions and capital appreciation;

•	simplified tax reporting compared to direct investments in master limited partnerships (“MLPs”);

•	potential diversification of their overall investment portfolio; and

•	security selection through the professional, active management of ClearBridge Investments, LLC (“ClearBridge”).

Furthermore, ClearBridge believes that energy midstream entities present an attractive investment opportunity. Midstream entities (both MLPs and companies) offer the potential for both meaningful distributions to investors and growth of cash flow over time.
Investment Objectives and Strategies	The Fund’s investment objective is to provide long-term investors a high level of total return with an emphasis on cash distributions. There can be no assurance the Fund will achieve its investment objectives. See “The Fund’s Investments.”

Under normal market conditions, the Fund invests at least 80% of its Managed Assets (as defined below) in energy midstream entities including entities structured as both partnerships and corporations. “Managed Assets” means net assets plus the amount of any borrowings and assets attributable to any Preferred Stock that may be outstanding.

For purposes of the 80% policy, the Fund considers investments in midstream entities as those entities that provide midstream services including the gathering, transporting, processing, fractionation, storing, refining, and distribution of oil, natural gas liquids and natural gas. The Fund considers an entity to be within the energy sector if it derives at least 50% of its revenues from the business of exploring, developing, producing, gathering, transporting, processing, fractionating, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

The Fund may invest up to 20% of its Managed Assets in securities of issuers that are not energy midstream entities. This 20% allocation may be in any of the securities described therein, including securities of non-MLP companies engaged primarily in the energy sector.

The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. “Restricted securities” are securities that are unregistered or subject to contractual or other legal restrictions on resale. The Fund typically acquires restricted securities in directly negotiated transactions. In connection with its investments in restricted securities generally, the Fund may invest up to 15% of its Managed Assets in restricted securities issued by non-public companies.

The Fund may invest up to 20% of its Managed Assets in debt securities of MLPs and other issuers, including debt securities rated below investment grade (that is, rated Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”), BB+ or lower by Standard & Poor’s Ratings Group (“S&P”) or Fitch Ratings (“Fitch”), comparably rated by another nationally recognized statistical rating organization (“NRSRO”), or, if unrated, determined by ClearBridge to be of comparable credit quality), also known as “junk bonds.” The Fund may invest in debt securities without regard for their maturity.

The Fund intends to primarily invest in energy midstream entities structured as corporations (“C-Corps”) and partnerships. Partnership investments include MLPs receiving partnership taxation treatment under the Internal Revenue Code of 1986, as amended (the “Code”), and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

The Fund’s investment strategies and policies may be changed from time to time without stockholder approval, unless specifically stated otherwise in this Prospectus or the SAI. The percentage limitations stated in this prospectus apply at the time of the Fund’s acquisition of such an investment.

For a more complete discussion of the Fund’s investment strategy, see “The Fund’s Investments.”

Leverage	The Fund may seek to enhance the level of its current distributions to holders of Common Stock (“Common Stockholders”) through the use of leverage. The Fund may use leverage through borrowings, including loans from certain financial institutions, the use of reverse repurchase agreements and/or the issuance of debt securities (collectively, “Borrowings”), and through the issuance of preferred stock, par value $0.001 per share (“Preferred Stock”), of the Fund. The Fund currently uses leverage through Borrowings and may in the future continue to use leverage through Borrowings in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such Borrowings. Furthermore, the Fund currently uses leverage through the issuance of Preferred Stock and may in the future use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any Borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. As of August 1, 2025, the Fund had outstanding senior secured notes and a revolving credit facility with a financial institution in place under which the Fund had Borrowings representing approximately 13% of its Managed Assets.

As of August 1, 2025, the Fund had 1,948,579 shares of Mandatory Redeemable Preferred Stock (“MRPS”) outstanding with an aggregate liquidation value of $68,200,265, representing approximately 6% of Managed Assets. See “Leverage,” “Description of Shares—Preferred Stock” and “Risks—Risks Related to the Fund—Leverage Risk.”

The Fund entered into a revolving credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia. The Credit Agreement allows the Fund to borrow up to an aggregate amount of $305,000,000 and is subject to a scheduled commitment termination date of December 10, 2025. At May 31, 2025, the Fund had $164,000,000 of borrowings outstanding per the Credit Agreement. In addition, the Fund may enter into additional reverse repurchase agreements and/or use similar investment management techniques that may provide leverage, subject to the requirements of Rule 18f-4 under the 1940 Act.

Under Rule 18f-4(d), the Fund may enter into reverse repurchase agreements or similar financing transactions in reliance on the rule if the Fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating its asset coverage ratio; or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under the rule. See “Leverage,” “Description of Shares— Preferred Stock” and “Risks—Risks Related to the Fund— Leverage Risk.”

In addition, the Fund may borrow for temporary, emergency or other purposes as permitted under the 1940 Act. Any such indebtedness would be in addition to the leverage limit on Borrowings of up to 33 1/3% of the Fund’s total net assets.

There can be no assurance that the Fund’s leverage strategy will be successful. The use of leverage creates special risks for Common Stockholders. See “Leverage” and “Risks—Risks Related to the Fund—Leverage Risk.”

Derivatives	Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes. The Fund may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (“VaR”) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility. See “Leverage” and “Risks—Risks Related to the Fund—Leverage Risk.”

Distributions	Under normal market conditions, each Fund declares and pays distributions monthly based on the Funds’ distributable cash flow.

As of the date of this Prospectus, we have paid distributions to Common Stockholders every fiscal quarter since inception through August 2024. Effective September 2024, we have paid distributions every month. We intend to continue to pay monthly distributions to our Common Stockholders. Payment of future distributions is subject to authorization by our Board of Directors, as well as meeting the covenants under our outstanding notes and credit facility and the asset coverage requirements of the 1940 Act. See “Distributions.”

Unless you elect to receive distributions in cash (i.e., opt out), all of your distributions will be automatically reinvested in additional Common Stock under the Fund’s Dividend Reinvestment Plan. See “Distributions” and “Dividend Reinvestment Plan.”

Investment Manager

Franklin Templeton Fund Adviser, LLC (“FTFA”) is the Fund’s investment manager. FTFA, an indirect, wholly-owned subsidiary of Franklin Resources, a global investment management organization operating as Franklin Templeton, is a registered investment adviser and provides administrative and management services to the Fund. In addition, FTFA performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to stockholders; (4) maintaining the Fund’s existence and (5) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund’s shares under federal and state laws. As of March 31, 2025, FTFA’s total assets under management were approximately $151.85 billion. FTFA is a wholly owned subsidiary of Franklin Templeton. Franklin Templeton is a global asset management firm. As of March 31, 2025,

Franklin Templeton’s asset management operation had aggregate assets under management over $1.54 trillion.

FTFA receives an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets, which are the net assets of the Fund plus the principal amount of any borrowings or Preferred Stock that may be outstanding, reverse repurchase agreements, dollar rolls or similar transactions

The Fund will pay all of its offering expenses. The Fund’s management fees and other expenses are borne by the Common Stockholders. See “Summary of Fund Expenses” and “Management of the Fund.”

Subadviser	ClearBridge provides day-to-day portfolio management of the Fund as the subadviser and undertakes investment-related activities, including investment management, research and analysis, and securities settlement.

As of March 31, 2025, ClearBridge and its supervised affiliates had approximately $180.4 billion in assets under management.

ClearBridge receives an annual subadvisory fee, payable monthly, from FTFA in an amount equal to 70% of the management fee paid to FTFA. No fee will be paid by the Fund directly to ClearBridge. See “Management of the Fund.”

Listing	The Common Stock is listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “EMO.” The net asset value of our Common Stock at the close of business on June 30, 2025 was $51.06 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $47.97.

Custodian and Transfer Agent	The Bank of New York Mellon serves as custodian of the Fund’s assets. Computershare Inc. serves as the Fund’s transfer agent. See “Custodian and Transfer Agent.”

Special Principal Risk Considerations	An investment in the Fund’s securities involves various principal risks. The following is a summary of certain of these risks. It is not complete and you should read and consider carefully the more complete list of risks described below under “Risks” before purchasing Common Stock.

Risks Related to the Fund

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. An investment in the Common Stock represents an indirect investment in the energy midstream entities and other investments owned by the Fund, most of which could be purchased directly. The value of the Fund’s portfolio securities and other investments may move up or down, sometimes rapidly and unpredictably. At any point in time, your securities may be worth less than your original investment. The Fund is primarily a long-term investment vehicle and should not be used for short-term trading.

Energy Sector Risks. MLPs and midstream entities operating in the energy sector are subject to many operating risks, including: equipment failure causing outages; structural, maintenance, impairment and safety problems; transmission or transportation constraints, inoperability or inefficiencies; dependence on a specified fuel source; changes in electricity and fuel usage; availability of competitively priced alternative energy sources; changes in generation efficiency and market heat rates; lack of sufficient capital to maintain facilities; significant capital expenditures to keep older assets operating efficiently; seasonality; changes in supply and demand for energy; catastrophic and/or weather-related events such as spills, leaks, well blowouts, uncontrollable flows, ruptures, fires, explosions, floods, earthquakes, hurricanes, discharges of toxic gases and similar occurrences; storage, handling, disposal and decommissioning costs; and environmental compliance. Breakdown or failure of an energy company’s assets may prevent it from performing under applicable sales agreements, which in certain situations could result in termination of the agreement or incurring a liability for liquidated damages. As a result of the above risks and other potential hazards associated with energy companies, certain companies may become exposed to significant liabilities for which they may not have adequate insurance coverage. Any of the aforementioned risks could have a material adverse effect on the business, financial condition, results of operations and cash flows of energy companies. Because the Fund invests, under normal market conditions, at least 80% of its Managed Assets in energy midstream entities including entities structured as both partnerships and corporations, concentration in the energy sector may present more risks than if the Fund were broadly diversified over numerous sectors of the economy. A downturn in the energy sector of the economy, adverse political, legislative or regulatory developments, material declines in energy-related commodity prices (such as those experienced over the last few years) or other events could have a larger impact on the Fund than on an investment company that does not concentrate in the sector. At times, the performance of securities of companies in the sector may lag the performance of other sectors or the broader market as a whole. In addition, there are several specific risks associated with investments in the energy sector, including the following:

Regulatory Risk. The energy sector is highly regulated. MLPs and other entities operating in the energy sector are subject to significant regulation of nearly every aspect of their operations by federal, state and local governmental agencies. Such regulation can change rapidly or over time in both scope and intensity. For example, a particular by-product or process, including hydraulic fracturing, may be declared hazardous—sometimes retroactively—by a regulatory agency and unexpectedly increase production costs or limit ability to develop some reserves. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future which would likely increase compliance costs and may materially adversely affect the financial performance of MLPs and midstream entities.

Specifically, the operations of wells, gathering systems, pipelines, refineries and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	the federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	the federal Clean Water Act and comparable state laws and regulations that impose obligations related to discharges of pollutants into regulated bodies of water;

•	RCRA and comparable state laws and regulations that impose requirements for the handling and disposal of waste from facilities; and

•

CERCLA, also known as “Superfund,” and comparable state laws and regulations that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by MLPs or at locations to which they have sent waste for disposal.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes, including RCRA, CERCLA, the federal Oil Pollution Act and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

There is an inherent risk that entities may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle. For example, an accidental release from wells or gathering pipelines could subject them to substantial liabilities for environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase the compliance costs of entities or limit their ability to develop some reserves. For example, hydraulic fracturing, a technique used in the completion of certain oil and gas wells, has become a subject of increasing regulatory scrutiny and may be subject in the future to more stringent, and more costly to comply with, requirements. Similarly, the implementation of more stringent environmental requirements could significantly increase the cost of any remediation that may become necessary. Entities may not be able to recover these costs from insurance.

Voluntary initiatives and mandatory controls have been adopted or are being discussed both in the United States and worldwide to reduce emissions of “greenhouse gases” such as carbon dioxide, a by-product of burning fossil fuels, and methane, the major constituent of natural gas, which many scientists and policymakers believe contribute to global climate change. These measures and future measures could result in increased costs to certain companies in which the Fund may invest to operate and maintain facilities and administer and manage a greenhouse gas emissions program and may reduce demand for fuels that generate greenhouse gases and that are managed or produced by companies in which the Fund may invest.

Federal, state and local governments may enact laws, and federal, state and local agencies (such as the Environmental Protection Agency) may promulgate rules or regulations, that prohibit or significantly regulate the operation of energy assets. For instance, in the wake of a Supreme Court decision holding that the EPA has some legal authority to deal with climate change under the Clean Air Act, the EPA and the Department of Transportation jointly wrote regulations to cut gasoline use and control greenhouse gas emissions from cars and trucks. The EPA has also taken action to require certain entities to measure and report greenhouse gas emissions and certain facilities may be required to control emissions of greenhouse gases pursuant to EPA air permitting and other regulatory programs. These measures, and other programs addressing greenhouse gas emissions, could reduce demand for energy or raise prices, which may adversely affect the total return of certain of the Fund’s investments.

Commodity Price Risk. MLPs and midstream entities operating in the energy sector may be affected by fluctuations in the prices of energy commodities, including, for example, natural gas, natural gas liquids, crude oil and coal, in the short-and long-term. Fluctuations in energy commodity prices would impact directly companies that own such energy commodities and could impact indirectly companies that engage in transportation, storage, processing, distribution or marketing of such energy commodities. Fluctuations in energy commodity prices can result from changes in general economic conditions or political circumstances (especially of key energy producing and consuming countries); market conditions; weather patterns; domestic production levels; volume of imports; energy conservation; domestic and foreign governmental regulation; international politics; policies of OPEC; taxation; tariffs; and the availability and costs of local, intrastate and interstate transportation methods. The energy sector as a whole may also be impacted by the perception that the performance of energy sector companies is directly linked to commodity prices. High commodity prices may drive further energy conservation efforts, and a slowing economy may adversely impact energy consumption, which may adversely affect the performance of MLPs and midstream entities operating in the energy sector. Recent economic and market events have fueled concerns regarding potential liquidations of commodity futures and options positions.

Depletion Risk. Entities engaged in the exploration, development, management or production of energy commodities face the risk that commodity reserves are depleted over time. Such companies seek to increase their reserves through expansion of their current businesses, acquisitions, further development of their existing sources of energy commodities, exploration of new sources of energy commodities or by entering into long-term contracts for additional reserves; however, there are risks associated with each of these potential strategies. If such companies fail to acquire additional reserves in a cost-effective manner and at a rate at least equal to the rate at which their existing reserves decline, their financial performance may suffer. Additionally, failure to replenish reserves could reduce the amount and affect the tax characterization of the distributions paid by such companies.

Supply and Demand Risk. Entities operating in the energy sector could be adversely affected by reductions in the supply of or demand for energy commodities. The volume of production of energy commodities and the volume of energy commodities available for transportation, storage, processing or distribution could be affected by a variety of factors, including depletion of resources; depressed commodity prices; catastrophic events; labor relations; increased environmental or other governmental regulation; equipment malfunctions and maintenance difficulties; import volumes; international politics, policies of OPEC; and increased competition from alternative energy sources. Alternatively, a decline in demand for energy commodities could result from factors such as adverse economic conditions (especially in key energy-consuming countries); increased taxation; increased environmental or other governmental regulation; increased fuel economy; increased energy conservation or use of alternative energy sources; legislation intended to promote the use of alternative energy sources; or increased commodity prices.

Acquisition Risk. MLP and midstream entity investments owned by the Fund may depend on their ability to make acquisitions that increase adjusted operating surplus per unit in order to increase distributions to unit holders. The ability of such MLPs and midstream entities to make future acquisitions is dependent on their ability to identify suitable targets, negotiate favorable purchase contracts, obtain acceptable financing and outbid competing potential acquirers. To the extent that such MLPs and midstream entities are unable to make future acquisitions, or such future acquisitions fail to increase the adjusted operating surplus per unit, their growth and ability to make distributions to unit holders will be limited. There are risks inherent in any acquisition, including erroneous assumptions regarding revenues, acquisition expenses, operating expenses, cost savings and synergies; assumption of liabilities; indemnification; customer losses; key employee defections; distraction from other business operations; and unanticipated difficulties in operating or integrating new product areas and geographic regions.

Weather Risks. Weather plays a role in the seasonality of some entities’ cash flows. Entities in the propane industry, for example, rely on the winter season to generate almost all of their earnings. In an unusually warm winter season, propane MLPs experience decreased demand for their product. Although most entities can reasonably predict seasonal weather demand based on normal weather patterns, extreme weather conditions, such as the hurricanes that severely damaged cities along the U.S. Gulf Coast in recent years, demonstrate that no amount of preparation can protect an entity from the unpredictability of the weather or possible climate change. The damage done by extreme weather also may serve to increase many entities’ insurance premiums and could adversely affect such companies’ financial condition and ability to pay distributions to stockholders.

Cyclical Industry Risk. The energy industry is cyclical and from time to time may experience a shortage of drilling rigs, equipment, supplies, or qualified personnel, or due to significant demand, such services may not be available on commercially reasonable terms. An entity’s ability to successfully and timely complete capital improvements to existing or other capital projects is contingent upon many variables. Should any such efforts be unsuccessful, an entity could be subject to additional costs and/or the write-off of its investment in the project or improvement. The marketability of oil and gas production depends in large part on the availability, proximity and capacity of pipeline systems owned by third parties. Oil and gas properties are subject to royalty interests, liens and other burdens, encumbrances, easements or restrictions, all of which could impact the production of a particular entity. Oil and gas entities operate in a highly competitive and cyclical industry, with intense price competition. A significant portion of their revenues may depend on a relatively small number of customers, including governmental entities and utilities.

Catastrophic Event Risk. MLPs and midstream entities operating in the energy sector are subject to many dangers inherent in the production, exploration, management, transportation, processing and distribution of natural gas, natural gas liquids, crude oil, refined petroleum and petroleum products and other hydrocarbons. These dangers include leaks, fires, explosions, damage to facilities and equipment resulting from natural disasters, inadvertent damage to facilities and equipment (such as those suffered by BP’s Deepwater Horizon drilling platform in 2010 or spills by various onshore oil pipelines) and terrorist acts. Since the September 11th terrorist attacks, the U.S. government has issued warnings that energy assets, specifically U.S. pipeline infrastructure, may be targeted in future terrorist attacks. These dangers give rise to risks of substantial losses as a result of loss or destruction of commodity reserves; damage to or destruction of property, facilities and equipment; pollution and environmental damage; and personal injury or loss of life. Any occurrence of such catastrophic events could bring about a limitation, suspension or discontinuation of the operations of MLPs and midstream entities operating in the energy sector. MLPs and midstream entities operating in the energy sector may not be fully insured against all risks inherent in their business operations and therefore accidents and catastrophic events could adversely affect such companies’ financial condition and ability to pay distributions to stockholders. It is expected that increased governmental regulation will mitigate such catastrophic risk, such as the recent oil spills referred to above, which could increase insurance premiums and other operating costs for MLPs and midstream entities.

Industry Specific Risks. MLPs and other entities operating in the energy sector are also subject to risks that are specific to the industry they serve.

Pipelines. Pipeline companies are subject to (i) the demand for natural gas, natural gas liquids, crude oil or refined products in the markets they serve, (ii) changes in the availability of products for gathering, transportation, processing or sale due to natural declines in reserves and production in the supply areas serviced by the companies’ facilities, (iii) sharp decreases in crude oil or natural gas prices that cause producers to curtail production or reduce capital spending for exploration activities, and (iv) environmental regulation. Demand for gasoline, which accounts for a substantial portion of refined product transportation, depends on price, prevailing economic conditions in the markets served, and demographic and seasonal factors. Companies that own interstate pipelines that transport natural gas, natural gas liquids, crude oil or refined petroleum products are subject to regulation by the Federal Energy Regulatory Commission (“FERC”) with respect to the tariff rates they may charge for transportation services. An adverse determination by FERC with respect to the tariff rates of such companies could have a material adverse effect on their business, financial condition, results of operations and cash flows and their ability to pay cash distributions or dividends.

FERC also issued a policy statement that provides accounting and ratemaking guidance for treatment of accumulated deferred income tax (“ADIT”) for all FERC-jurisdictional public utilities, natural gas pipelines, and oil pipelines, as FERC found the tax rate reduction would also result in a reduction in ADIT liabilities and ADIT assets on the books of rate-regulated companies. The companies in the energy and infrastructure sector that own the affected natural gas, oil or refined products pipelines could experience a material reduction in revenues and cash flows, which may in turn materially adversely affect their financial condition. FERC may enact other regulations or issue further requests to pipelines that may lead to lower rates.

Gathering and processing. Gathering and processing companies are subject to natural declines in the production of oil and natural gas fields, which utilize their gathering and processing facilities as a way to market their production, prolonged declines in the price of natural gas or crude oil, which curtails drilling activity and therefore production, and declines in the prices of natural gas liquids and refined petroleum products, which cause lower processing margins. In addition, some gathering and processing contracts subject the gathering or processing company to direct commodities price risk.

Midstream. MLPs and midstream entities that provide crude oil, refined product and natural gas services are subject to supply and demand fluctuations in the markets they serve which may be impacted by a wide range of factors including fluctuating commodity prices, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, accidents or catastrophic events, and economic conditions, among others.

Exploration and production. Exploration, development and production companies are particularly vulnerable to declines in the demand for and prices of crude oil and natural gas. Reductions in prices for crude oil and natural gas can cause a given reservoir to become uneconomic for continued production earlier than it would if prices were higher, resulting in the plugging and abandonment of, and cessation of production from, that reservoir. In addition, lower commodity prices not only reduce revenues but also can result in substantial downward adjustments in reserve estimates. The accuracy of any reserve estimate is a function of the quality of available data, the accuracy of assumptions regarding future commodity prices and future exploration and development costs and engineering and geological interpretations and judgments. Different reserve engineers may make different estimates of reserve quantities and related revenue based on the same data. Actual oil and gas prices, development expenditures and operating expenses will vary from those assumed in reserve estimates, and these variances may be significant. Any significant variance from the assumptions used could result in the actual quantity of reserves and future net cash flow being materially different from those estimated in reserve reports. In addition, results of drilling, testing and production and changes in prices after the date of reserve estimates may result in downward revisions to such estimates. Substantial downward adjustments in reserve estimates could have a material adverse effect on a given exploration and production company’s financial position and results of operations. In addition, due to natural declines in reserves and production, exploration and production companies must economically find or acquire and develop additional reserves in order to maintain and grow their revenues and distributions.

Propane. Propane MLPs are subject to earnings variability based upon weather conditions in the markets they serve, fluctuating commodity prices, increased use of alternative fuels, increased governmental or environmental regulation, and accidents or catastrophic events, among others.

Coal. MLPs and other entities with coal assets are subject to supply and demand fluctuations in the markets they serve, which may be impacted by a wide range of factors including fluctuating commodity prices, the level of their customers’ coal stockpiles, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, mining accidents or catastrophic events, health claims and economic conditions, among others. It has become increasingly difficult to obtain and maintain the permits necessary to mine coal. Further, such permits, if obtained, have increasingly contained more stringent, and more difficult and costly to comply with, provisions relating to environmental protection.

Marine shipping. Marine shipping (or “tanker” companies) are exposed to many of the same risks as other energy companies. In addition, the highly cyclical nature of the tanker industry may lead to volatile changes in charter rates and vessel values, which may adversely affect the earnings of tanker companies in our portfolio. Fluctuations in charter rates and vessel values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for oil and oil products. Historically, the tanker markets have been volatile because many conditions and factors can affect the supply and demand for tanker capacity. Changes in demand for transportation of oil over longer distances and supply of tankers to carry that oil may materially affect revenues, profitability and cash flows of tanker companies. The successful operation of vessels in the charter market depends upon, among other things, obtaining profitable spot charters and minimizing time spent waiting for charters and traveling unladen to pick up cargo. The value of tanker vessels may fluctuate and could adversely affect the value of tanker company securities in our portfolio. Declining tanker values could affect the ability of tanker companies to raise cash by limiting their ability to refinance their vessels, thereby adversely impacting tanker company liquidity. Tanker company vessels are at risk of damage or loss because of events such as mechanical failure, collision, human error, war, terrorism, piracy, cargo loss and bad weather. Tanker vessels are also subject to international environmental regulations, including increasingly stringent engine efficiency and ballast water exchange requirements, and older vessels that have not been retrofitted may be limited in the ports they can access. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes, boycotts and government requisitioning of vessels. These sorts of events could interfere with shipping lanes and result in market disruptions and a significant loss of tanker company earnings.

Energy and Energy Infrastructure Sector Risk. The Fund is subject to the risk of focusing investments in the energy sector, which makes it more susceptible to factors adversely affecting issuers within that industry than would a fund investing in a more diversified portfolio of securities. A downturn in the energy sector of the economy could have an adverse impact on the Fund. At times, the performance of securities of companies in the energy sector of the economy may lag the performance of other sectors or the broader market as a whole. The profitability of companies in the energy infrastructure sector is related to worldwide energy prices and costs related to energy production. The energy sector is cyclical and highly dependent on commodity prices. Energy-related companies can be significantly affected by the supply of, and demand for, particular energy products (such as oil and natural gas). Companies in the energy infrastructure sector may be adversely affected by natural disasters or other catastrophes. These companies may be at risk for environmental damage claims and other types of litigation. Companies in the energy infrastructure sector also may be adversely affected by changes in exchange rates, interest rates, economic conditions, tax treatment, government regulation and intervention, negative perception, efforts at energy conservation and world events in the regions in which the companies operate (e.g., expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and repatriation of capital, military coups, social unrest, violence or labor unrest). Companies in the energy infrastructure sector may have significant capital investments in, or engage in transactions involving, emerging market countries, which may heighten these risks.

Risks of Investing in MLP Units. An investment in MLP units involves risks that differ from a similar investment in equity securities, such as common stock, of a corporation. Holders of MLP units have the rights typically afforded to limited partners in a limited partnership. As compared to common stockholders of a corporation, holders of MLP units have more limited control and limited rights to vote on matters affecting the partnership. Holders of MLP units are also exposed to the risk that they will be required to repay amounts to the MLP that are wrongfully distributed to them. Additionally, conflicts of interest may exist among common unit holders, subordinated unit holders and the general partner or managing member of an MLP; for example, a conflict may arise as a result of incentive distribution payments, and the general partner does not generally have any duty to the limited partners beyond a “good faith” standard. For example, over the last few years there have been several “simplification” transactions in which the incentive distribution rights were eliminated by either (i) a purchase of the outstanding MLP units by the general partner or (ii) by the purchase of the incentive distribution rights by the MLP. These simplification transactions present a conflict of interest between the general partner and the MLP and may be structured in a way that is unfavorable to the MLP. There are also certain tax risks associated with an investment in MLP units (described below).

Tax Risks of Investing in Equity Securities of MLPs. Much of the benefit the Fund derives from its investment in equity securities of MLPs is a result of MLPs generally being treated as partnerships for United States federal income tax purposes. Partnerships do not pay United States federal income tax at the partnership level. Rather, each partner of a partnership, in computing its United States federal income tax liability, will include its allocable share of the partnership’s income, gains, losses, deductions and expenses. A change in current tax law, a change in the business of a given MLP, or a change in the types of income earned by a given MLP, could result in an MLP being treated as a corporation for United States federal income tax purposes, which would result in such MLP being required to pay United States federal income tax on its taxable income. The classification of an MLP as a corporation for United States federal income tax purposes would have the effect of reducing the amount of cash available for distribution by the MLP and causing any such distributions received by the Fund to be taxed as dividend income to the extent of the MLP’s current or accumulated earnings and profits. Thus, if any of the MLPs owned by the Fund were treated as corporations for United States federal income tax purposes, the after-tax return to the Fund with respect to its investment in such MLPs could be materially reduced, which could cause a substantial decline in the value of the Common Stock.

The Fund is treated as a regular corporation, or a “C” corporation, for United States federal income tax purposes and, as a result, unlike most investment companies, is subject to corporate income tax to the extent the Fund recognizes positive returns. Any taxes paid by the Fund reduce the amount available to pay distributions to Common Stockholders, and therefore investors in the Fund will likely receive lower distributions than if they invested directly in MLPs.

To the extent that the Fund invests in the equity securities of an MLP, the Fund will be a partner in such MLP. Accordingly, the Fund is required to include in its taxable income the Fund’s allocable share of the income, gains, losses, deductions and expenses recognized by each such MLP, regardless of whether the MLP distributes cash to the Fund. Historically, MLPs have been able to offset a significant portion of their income with tax deductions. The Fund incurs a current tax liability on its allocable share of an MLP’s income and gains that are not offset by the MLP’s tax deductions, losses and credits, or its net operating loss carryovers, if any. The portion, if any, of a distribution received by the Fund from an MLP that is offset by the MLP’s tax deductions, losses or credits is treated as a return of capital. However, those distributions reduce the Fund’s adjusted tax basis in the equity securities of the MLP, which results in an increase in the amount of gain (or decrease in the amount of loss) that is recognized by the Fund for United States federal income tax purposes upon the sale of any such equity securities or upon subsequent distributions in respect of such equity securities. The percentage of an MLP’s income and gains that are offset by tax deductions, losses and credits will fluctuate over time for various reasons. A significant slowdown in acquisition activity or capital spending by MLPs held in the Fund’s portfolio could result in a reduction of accelerated depreciation generated by new acquisitions, which may result in increased current tax liability for the Fund.

The Fund accrues deferred income taxes for its future tax liability associated with the difference between the Fund’s tax basis in an MLP security and the fair market value of the MLP security. Upon the Fund’s sale of an MLP security, the Fund will be liable for previously deferred taxes on taxable realized gains from such sale. The Fund relies to some extent on information provided by MLPs, which may not necessarily be timely, to estimate its deferred tax liability for purposes of financial statement reporting and determining its net asset value. From time to time, the Fund may modify its estimates or assumptions regarding its deferred tax liability as new information becomes available.

A corporation’s earnings and profits are generally calculated by making certain adjustments to the corporation’s reported taxable income. However, because of the Fund’s investment in equity securities of MLPs, its earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. Due to these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as dividends, that are in excess of its taxable income.

In addition, changes in tax laws or regulations, or future interpretations of such laws or regulations, could adversely affect the Fund or the MLP investments in which the Fund invests.

The Fund’s ability to use loss carryovers may be limited. Under the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss and capital loss carryovers to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in the Fund’s ownership by “5% stockholders” that exceeds 50 percentage points over a rolling three-year period. Any such limitations on the Fund’s ability to use its net operating loss and capital loss carryovers could adversely impact the Fund’s business, financial condition, results of operations and cash flows. In addition, any such limitations may result in the expiration of all or a portion of the Fund’s net operating loss and capital loss carryovers before they are utilized.

Lack of Diversification of Customers and Suppliers. Certain MLPs and midstream entities in which the Fund invests or may invest in the future depend upon a limited number of customers for substantially all of their revenue. Similarly, certain MLPs and midstream entities in which the Fund invests or may invest in the future depend upon a limited number of suppliers of goods or services to continue their operations. The loss of any such customers or suppliers could materially adversely affect such MLPs’ and midstream entities’ results of operations and cash flow, and their ability to make distributions to unit holders, such as the Fund, would therefore be materially adversely affected.

Affiliated Party Risk. Certain MLPs in which the Fund may invest depend upon their parent or sponsor entities for the majority of their revenues. If their parent or sponsor entities fail to make such payments or satisfy their obligations, the revenues and cash flows of such MLPs and ability of such MLPs to make distributions to unit holders, such as the Fund, would be adversely affected.

Equity Securities Risk. A substantial percentage of the Fund’s assets are invested in equity securities, including MLP common units, MLP subordinated units, MLP preferred units, equity securities of MLP affiliates, including I-Shares, and common stocks of other issuers.

Equity risk is the risk that MLP units or other equity securities held by the Fund will fall due to general market or economic conditions, perceptions regarding the industries in which the issuers of securities held by the Fund participate, changes in interest rates, and the particular circumstances and performance of particular companies whose securities the Fund holds. The price of an equity security of an issuer may be particularly sensitive to general movements in the stock market, or a drop in the stock market may depress the price of most or all of the equity securities held by the Fund. In addition, MLP units or other equity securities held by the Fund may decline in price if the issuer fails to make anticipated distributions or dividend payments because, among other reasons, the issuer experiences a decline in its financial condition. In general, the equity securities of MLPs that are publicly traded partnerships tend to be less liquid than the equity securities of corporations, which means that the Fund could have difficulty selling such securities at the time it would prefer and at a price it believes would reflect the value of the security.

MLP subordinated units typically are convertible to MLP common units at a one-to-one ratio. The price of MLP subordinated units is typically tied to the price of the corresponding MLP common unit, less a discount. The size of the discount depends upon a variety of factors, including the likelihood of conversion, the length of time remaining until conversion and the size of the block of subordinated units being purchased or sold.

I-Shares represent an indirect investment in MLP I-units. Prices and volatilities of I-Shares tend to correlate to the price of common units. Holders of I-Shares are subject to the same risks as holders of MLP common units. In addition, I-Shares may trade less frequently, particularly those of issuers with smaller capitalizations. Given their potential for limited trading volume, I-Shares may display volatile or erratic price movements. In addition, I-Shares often may be subordinated in terms of liquidation rights to MLP common units.

If the Fund invests in equity securities of other open- or closed-end investment companies, including exchange-traded funds, the Fund will bear its ratable share of that investment company’s expenses, and Common Stockholders would remain subject to payment of the Fund’s investment management fees with respect to the assets so invested. Common Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies.

Interest Rate Risk. Rising interest rates could increase the costs of capital thereby increasing operating costs and reducing the ability of MLPs and midstream entities operating in the energy sector to carry out acquisitions or expansions in a cost-effective manner. As a result, rising interest rates could negatively affect the financial performance of MLPs and midstream entities operating in the energy sector. Rising interest rates may also impact the price of the securities of MLPs and midstream entities operating in the energy sector as the yields on alternative investments increase. During periods of rising interest rates, the market price of such securities generally declines. Conversely, during periods of declining interest rates, the market price of fixed income securities generally rises.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Stock and distributions on the Common Stock can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Liquidity Risk. Although the equity securities in which the Fund invests generally trade on major stock exchanges, certain securities owned by the Fund may trade less frequently, particularly those of MLPs, midstream entities and other issuers with smaller capitalizations. Securities with limited trading volumes may display volatile or erratic price movements. Also, the Fund may be one of the largest investors in certain sub-sectors of the energy or natural resource sectors. Thus, it may be more difficult for the Fund to buy and sell significant amounts of such securities without an unfavorable impact on prevailing market prices. Larger purchases or sales of these securities by the Fund in a short period of time may cause abnormal movements in the market price of these securities. As a result, these securities may be difficult to dispose of at a fair price at the times when ClearBridge believe it is desirable to do so. If these securities are private securities, they are more difficult to value, and market quotations may not accurately reflect the value of such securities. Investment of our capital in securities that are less actively traded or over time experience decreased trading volume may restrict our ability to take advantage of other market opportunities.

Natural Resources Sector Risks. The natural resources sector includes companies principally engaged in owning or developing non-energy natural resources (including timber and minerals) and industrial materials, or supplying goods or services to such companies. The Fund’s investments in MLPs and midstream entities operating in the natural resources sector will be subject to the risk that prices of these securities may fluctuate widely in response to the level and volatility of commodity prices; exchange rates; import controls; domestic and global competition; environmental regulation and liability for environmental damage; mandated expenditures for safety or pollution control; the success of exploration projects; depletion of resources; tax policies; and other governmental regulation. Investments in the natural resources sector can be significantly affected by changes in the supply of or demand for various natural resources. The value of investments in the natural resources sector may be adversely affected by a change in inflation.

Small Capitalization Risk. The Fund may invest in securities of MLPs, midstream entities and other issuers that have comparatively smaller capitalizations relative to issuers whose securities are included in major benchmark indexes, which presents unique investment risks. These companies often have limited product lines, markets, distribution channels or financial resources, and the management of such companies may be dependent upon one or a few key people. The market movements of equity securities issued by MLPs and midstream entities with smaller capitalizations may be more abrupt or erratic than the market movements of equity securities of larger, more established companies or the stock market in general. Historically, smaller capitalization companies have sometimes gone through extended periods when they did not perform as well as larger companies. In addition, equity securities of smaller capitalization companies generally are less liquid than those of larger companies. Finally, small-cap securities may not be widely followed by the investment community, which may result in reduced demand. This means that the Fund could have greater difficulty selling such securities at the time and price that the Fund would like.

Competition Risk. A number of alternatives available to the Fund as vehicles for investment in a portfolio of energy MLPs, midstream entities and their affiliates currently exist, including other publicly traded investment companies, structured notes and private funds. These competitive conditions may adversely impact our ability to meet our investment objective, which in turn could adversely impact our ability to make distributions.

Restricted Securities Risk. The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. The term “restricted securities” refers to securities that are unregistered, held by control persons of the issuer or are subject to contractual restrictions on their resale. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Contractual restrictions on the resale of securities result from negotiations between the issuer and purchaser of such securities and therefore vary substantially in length and scope. To dispose of a restricted security that the Fund has a contractual right to sell, the Fund may first be required to cause the security to be registered. A considerable period may elapse between a decision to sell the securities and the time when the Fund would be permitted to sell, during which time the Fund would bear market risks. The difficulties and delays associated with selling restricted securities could result in our inability to realize a favorable price upon disposition of such securities, and at times might make disposition of such securities impossible.

Cash Flow Risk. The Fund expects that a substantial portion of the cash flow it receives will be derived from its investments in equity securities of MLPs and midstream entities. The amount and tax characterization of cash available for distribution by an MLP or midstream entity depends upon the amount of cash generated by such entity’s operations. Cash available for distribution by MLPs and midstream entities will vary widely from quarter to quarter and is affected by various factors affecting the entity’s operations and the energy industry at large. Large declines in commodity prices (such as those experienced from mid-2014 to early 2016) can result in material declines in cash flow from operations. Further, covenants in debt instruments issued by MLPs and midstream entities in which the Fund intends to invest may restrict distributions to equity holders or, in certain circumstances, may not allow distributions to be made to equity holders. Finally, the acquisition of an MLP or midstream entity by an acquiror with a lower yield could result in lower distributions to the equity holders of the acquired MLP or midstream entity. These kind of transactions have become more prevalent in recent years. To the extent MLPs and midstream entities that the Fund owns reduce their distributions to equity holders, this will result in reduced levels of net distributable income and can cause the Fund to reduce its distributions. In addition to the risks described herein, operating costs, capital expenditures, acquisition costs, construction costs, exploration costs and borrowing costs may reduce the amount of cash that an MLP or midstream entity has available for distribution in a given period.

Market Events Risk. The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to factors such as economic events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes, labor strikes or other factors, political developments, armed conflicts, economic sanctions and countermeasures in response to sanctions, major cybersecurity events, the global and domestic effects of widespread or local health, weather or climate events, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, wars, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries or markets directly affected, the value and liquidity of the fund’s investments may be negatively affected. Ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Hamas and other militant groups in the Middle East have caused and could continue to cause significant market disruptions and volatility. The hostilities and sanctions resulting from those hostilities have and could continue to have a significant impact on certain fund investments as well as fund performance and liquidity. Following Russia’s invasion of

Ukraine in 2022, Russian stocks lost all, or nearly all, of their market value. Other securities or markets could be similarly affected by past or future geopolitical or other events or conditions. Furthermore, events involving limited liquidity, defaults, non-performance or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the fund’s investments.

The long-term impact of the COVID-19 pandemic and its subsequent variants on economies, markets, industries and individual issuers is not known. The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, took extraordinary actions to support local and global economies and the financial markets in response to the COVID-19 pandemic. This and other government intervention into the economy and financial markets have resulted in a large expansion of government deficits and debt, the long term consequences of which are not known.

Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. Recently, inflation and interest rates have been volatile and may increase in the future. These circumstances could adversely affect the value and liquidity of the fund’s investments, impair the fund’s ability to satisfy redemption requests, and negatively impact the fund’s performance. The United States and other countries are periodically involved in disputes over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. For example, the United States has imposed tariffs and other trade barriers on Chinese exports, has restricted sales of certain categories of goods to China, and has established barriers to investments in China. Trade disputes may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally. The United States government has prohibited U.S. persons from investing in Chinese companies designated as related to the Chinese military. These and possible future restrictions could limit the fund’s opportunities for investment and require the sale of securities at a loss or make them illiquid. Moreover, the Chinese government is involved in a longstanding dispute with Taiwan that has included threats of invasion. If the political climate between the United States and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets and individual securities may be severely affected both regionally and globally, and the value of the fund’s assets may go down.

Liquidity Risk. Although the equity securities in which the Fund invests generally trade on major stock exchanges, certain securities owned by the Fund may trade less frequently, particularly those of MLPs, midstream entities and other issuers with smaller capitalizations. Securities with limited trading volumes may display volatile or erratic price movements. Also, the Fund may be one of the largest investors in certain sub-sectors of the energy or natural resource sectors. Thus, it may be more difficult for the Fund to buy and sell significant amounts of such securities without an unfavorable impact on prevailing market prices. Larger purchases or sales of these securities by the Fund in a short period of time may cause abnormal movements in the market price of these securities. As a result, these securities may be difficult to dispose of at a fair price at the times when ClearBridge believe it is desirable to do so. If these securities are private securities, they are more difficult to value, and market quotations may not accurately reflect the value of such securities. Investment of our capital in securities that are less actively traded or over time experience decreased trading volume may restrict our ability to take advantage of other market opportunities.

Valuation Risk. The sales price the Fund could receive for any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. These differences may increase significantly and affect Fund investments more broadly during periods of market volatility. The Fund’s ability to value its investments may be impacted by technological issues and/or errors by pricing services or other third party service providers. The valuation of the Fund’s investments involves subjective judgment. To the extent the Fund invests in private securities, market prices generally are unavailable for such investments, including MLP subordinated units, direct ownership of general partner or managing member interests and restricted or unregistered securities of certain MLPs, midstream entities and private companies. The values of such securities will ordinarily be determined by fair valuations determined by the Board of Directors or its designee in accordance with procedures governing the valuation of portfolio securities adopted by the Board of Directors. Proper valuation of such securities may require more reliance on the judgment of ClearBridge than valuation of securities for which an active trading market exists.

As a limited partner in the MLPs, the Fund includes its allocable share of the MLP’s taxable income in computing its own taxable income. Deferred income taxes in the financial statements of the Fund reflect (i) taxes on unrealized gains/losses, which are attributable to the temporary difference between fair market value and the cost basis of the Fund’s assets for financial reporting purposes, (ii) the net tax effects of temporary differences between the carrying amount and the cost basis of such assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and, as applicable, (iii) the net tax benefit of accumulated net operating losses, capital losses and tax credit carryovers. To the extent the Fund has a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. The need to establish a valuation allowance for deferred tax assets is assessed periodically by the Fund based on the criterion established by Financial Accounting Standards Board Codification Topic 740, Income Taxes (formerly Statement of Financial Accounting Standards No. 109) that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In the assessment for a valuation allowance, consideration is given to all positive and negative evidence related to the realization of the deferred tax asset. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future allocations of taxable income and future cash distributions from the Fund’s MLP holdings), the duration of statutory carryover periods and the associated risk that net operating loss, capital loss and tax credit carryovers may expire unused.

The Fund may rely to some extent on information provided by the MLPs, which may not necessarily be timely, to estimate taxable income allocable to the MLP units held in the portfolio and to estimate the associated deferred tax asset or liability. Such estimates are made in good faith. From time to time, as new information becomes available, the Fund modifies its estimates or assumptions regarding the deferred tax asset or liability.

Deferred tax assets may constitute a relatively high percentage of the Fund’s net asset value. A capital loss carryover may constitute a material deferred tax asset and also has a five-year expiration. Any valuation allowance required against deferred tax assets, such as a capital loss carryover, or future adjustments to a valuation allowance could have a material impact on the Fund’s net asset value and results of operations in the period the valuation allowance is recorded or adjusted.

Royalty Trust Risk. Royalty trusts are exposed to many of the same risks as other MLPs. In addition, the value of the equity securities of the royalty trusts in which the Fund invests may fluctuate in accordance with changes in the financial condition of those royalty trusts, the condition of equity markets generally, commodity prices, and other factors. Distributions on royalty trusts in which the Fund may invest will depend upon the declaration of distributions from the constituent royalty trusts, but there can be no assurance that those royalty trusts will pay distributions on their securities. Typically royalty trusts own the rights to royalties on the production and sales of a natural resource, including oil, gas, minerals and timber As these deplete, production and cash flows steadily decline, which may decrease distributions. The declaration of such distributions generally depends upon various factors, including the operating performance and financial condition of the royalty trust and general economic conditions.

In many circumstances, the royalty trusts in which the Fund may invest may have limited operating histories. The value of royalty trust securities in which the Fund invests are influenced by factors that are not within the Fund’s control, including the financial performance of the respective issuers, interest rates, exchange rates and commodity prices (which will vary and are determined by supply and demand factors including weather and general economic and political conditions), the hedging policies employed by such issuers, issues relating to the regulation of the energy industry and operational risks relating to the energy industry.

Market Discount from Net Asset Value Risk. Shares of closed-end investment companies frequently trade at a discount from their net asset value. This risk is separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities and may be a greater risk to investors expecting to sell their Common Stock in a relatively short period following completion of this offering. Whether investors will realize gains or losses upon the sale of the Common Stock will depend not upon the Fund’s net asset value but upon whether the market price of the Common Stock at the time of sale is above or below the investor’s purchase price for the Common Stock.

Because the market price of the Common Stock will be determined by factors such as relative supply of and demand for the Common Stock in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, above or below net asset value or at, above or below the initial public offering price. The Common Stock is designed primarily for long term investors and you should not view the Fund as a vehicle for trading purposes.

Below Investment Grade (High Yield or Junk Bond) Securities Risk. The Fund may invest up to 20% of its Managed Assets in fixed income securities of below investment grade quality. High yield debt securities are generally subject to greater credit risks than higher-grade debt securities, including the risk of default on the payment of interest or principal. High yield debt securities are considered speculative, typically have lower liquidity and are more difficult to value than higher grade bonds. High yield debt securities tend to be volatile and more susceptible to adverse events, credit downgrades and negative sentiments and may be difficult to sell at a desired price, or at all, during periods of uncertainty or market turmoil.

Foreign Investment and Emerging Markets Risk. A fund that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Investments in foreign securities (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country. Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Fund’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply.

The risks of foreign investment are greater for investments in emerging markets. The Fund considers a country to be an emerging market country if, at the time of investment, it is represented in the J.P. Morgan Emerging Markets Bond Index Global or categorized by the World Bank in its annual categorization as middle- or low-income.

Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable, than those of more advanced countries. Low trading volumes may result in a lack of liquidity and in price volatility. Emerging market countries may have policies that restrict investment by foreigners, that require governmental approval prior to investments by foreign persons, or that prevent foreign investors from withdrawing their money at will. An investment in emerging market securities should be considered speculative.

Currency Risk. The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could erase investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls and speculation. The Fund may be unable or may choose not to hedge its foreign currency exposure.

Leverage Risk. The Fund may use leverage through borrowings, including loans from certain financial institutions and/or the issuance of debt securities, and through the issuance of Preferred Stock. The Fund may use leverage through borrowings in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such borrowings. Furthermore, the Fund may use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. The Fund had outstanding senior secured notes, a revolving credit facility with a financial institution and outstanding MRPS. Any effective leverage will create an opportunity for increased returns on the Common Stock but also create the possibility of losses if the cost of leverage exceeds the return on the Fund’s investment. The effective leverage offered by such investments could cause the Fund’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the Fund did not invest in them. Because the fees received by the FTFA and ClearBridge are based on the total Managed Assets of the Fund, the FTFA and ClearBridge have a financial incentive for the Fund to use financial leverage, which may create a conflict of interest between the FTFA and ClearBridge and the Common Stockholders. There is no assurance that the Fund’s strategy of investing in instruments that have the economic effect of financial leverage will be successful.

Derivatives Risk. The Fund may utilize a variety of derivative instruments such as interest rate swaps, options contracts, futures contracts, forward contracts, options on futures contracts and indexed securities. Using derivatives can increase Fund losses and reduce opportunities for gains when market prices, interest rates, currencies, or the derivatives themselves behave in a way not anticipated by the Fund. Using derivatives also can have a leveraging effect and increase Fund volatility. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivatives may not be available at the time or price desired, may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the Fund. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. The value of a derivative may fluctuate more than the underlying assets, rates, indices or other indicators to which it relates. Use of derivatives may have different tax consequences for the Fund than an investment in the underlying security, and those differences may affect the amount, timing and character of income distributed to Common Stockholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g. reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (VaR) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount is not subject to the full requirements of Rule 18f-4. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy.

Short Sales Risk. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will realize a loss, which may be substantial. A fund that engages in a short sale or short position may lose more money than the actual cost of the short sale or short position and its potential losses may be unlimited if the fund does not own the security sold short or the reference instrument and it is unable to close out of the short sale or short position.

Legal and Regulatory Risk. Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. The Fund and the Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and FTFA will continue to be eligible for such exemptions.

The U.S. Government enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting, recordkeeping, and registration requirements. Although the CFTC has released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, certain of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategies as a result. It is unclear how the regulatory changes will affect counterparty risk.

The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts; those position limits may also apply to certain other derivatives positions the Fund may wish to take. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that different clients managed by the Investment Manager and its affiliates may be aggregated for this purpose. Therefore it is possible that the trading decisions of the Investment Manager may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on ClearBridge’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by the Fund, forcing the Fund to cover its positions at a loss. Such reporting requirements also may limit the Investment Manager’s ability to access management and other personnel at certain companies where

ClearBridge seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity. If additional rules were adopted regarding short sales, they could restrict the Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for the Fund to execute certain investment strategies and may have a material adverse effect on the Fund’s ability to generate returns.

Counterparty Risk. The Fund may enter into transactions with counterparties that become unable or unwilling to fulfill their contractual obligations. There can be no assurance that any such counterparty will not default on its obligations to the Fund. In the event of a counterparty default, the Fund may be hindered or delayed in exercising rights against a counterparty and may experience significant losses. To the extent that the Fund enters into multiple transactions with a single or small set of counterparties, the Fund will be subject to increased counterparty risk.

Privately Held Company Risk. Privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, ClearBridge may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Fund invests.

Debt Securities Risks. Debt securities in which the Fund invests are subject to many of the risks described elsewhere in this section. In addition, they are subject to credit risk, interest rate risk, and, depending on their quality, other special risks. An issuer of a debt security may be unable to make interest payments and repay principal. The Fund could lose money if the issuer of a debt obligation is, or is perceived to be, unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of a security by rating agencies may further decrease its value. Certain debt instruments, particularly below investment grade securities or “junk bonds,” may contain call or redemption provisions which would allow the issuer thereof to prepay principal prior to the debt instrument’s stated maturity. This is known as prepayment risk. Prepayment risk is greater during a falling interest rate environment as issuers can reduce their cost of capital by refinancing higher yielding debt instruments with lower yielding debt instruments. An issuer may also elect to refinance its debt instruments with lower yielding debt instruments if the credit standing of the issuer improves. To the extent debt securities in its portfolio are called or redeemed, the Fund may be forced to reinvest in lower yielding securities. Debt securities have reinvestment risk, which is the risk that income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate. A decline in income could affect the Common Stock price or its overall return.

Redenomination Risk. Continuing uncertainty as to the status of the euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU- related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

Management Risk. The Fund is subject to management risk because it is an actively managed investment portfolio. ClearBridge and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. ClearBridge’s judgement about the attractiveness, relative value or potential appreciation of a particular sector or security may prove to be incorrect.

Potential Conflicts of Interest Risk. FTFA, ClearBridge and the portfolio managers have interests which may conflict with the interests of the Fund. In particular, FTFA also manages, and

ClearBridge serves as subadviser to, other closed-end investment companies listed on the NYSE that have investment objectives and investment strategies that are substantially similar to those of the Fund. Further, FTFA and ClearBridge may at some time in the future manage and/or advise other investment funds or accounts with the same or substantially similar investment objective and strategies as the Fund. As a result, FTFA, ClearBridge and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts, and may not be able to formulate as complete a strategy or identify equally attractive investment opportunities as might be the case if they were to devote substantially more attention to the management of the Fund. FTFA, ClearBridge and the Fund’s portfolio managers may identify a limited investment opportunity that may be suitable for multiple funds and accounts, and the opportunity may be allocated among these several funds and accounts, which may limit the Fund’s ability to take full advantage of the investment opportunity. Additionally, transaction orders may be aggregated for multiple accounts for purpose of execution, which may cause the price or brokerage costs to be less favorable to the Fund than if similar transactions were not being executed concurrently for other accounts. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and accounts. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that the Fund holds, potentially resulting in a decrease in the market value of the security held by the Fund.

The portfolio managers may also engage in cross trades between funds and accounts, may select brokers or dealers to execute securities transactions based in part on brokerage and research services provided to FTFA or ClearBridge which may not benefit all funds and accounts equally and may receive different amounts of financial or other benefits for managing different funds and accounts. Finally, FTFA or its affiliates may provide more services to some types of funds and accounts than others.

There is no guarantee that the policies and procedures adopted by FTFA, ClearBridge and the Fund will be able to identify or mitigate the conflicts of interest that arise between the Fund and any other investment funds or accounts that FTFA and/or ClearBridge may manage or advise from time to time.

Portfolio Turnover Risk. Changes to the investments of the Fund may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate may result in increased transaction costs for the Fund in the form of increased dealer spreads and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of the Fund will vary from year to year, as well as within a year.

Government Intervention in Financial Markets Risk. The instability in the financial markets has led the U.S. government and foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which the Fund invests, or the issuers of such securities, in ways that are unforeseeable. Issuers of corporate fixed income securities might seek protection under the bankruptcy laws.

Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. ClearBridge monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

Non-Diversification Risk. The Fund is classified as “non-diversified” under the 1940 Act. As a result, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

Operational Risk. The valuation of the Fund’s investments may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Fund and its stockholders could be negatively impacted as a result.

Cybersecurity Risk. Like other funds and business enterprises, the Fund, the Manager, ClearBridge and their service providers are subject to the risk of cyber incidents occurring from time to time. Cybersecurity incidents, both intentional and unintentional, may allow an unauthorized party to gain access to Fund assets, Fund or proprietary information, cause the Fund, ClearBridge and/or their service providers to suffer data breaches, data corruption or loss of operational functionality or prevent fund investors from purchasing, redeeming or exchanging shares or receiving distributions. The Fund and ClearBridge have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third-party service providers may have limited indemnification obligations to the fund or the manager. Cybersecurity incidents may result in financial losses to the fund and its stockholders, and substantial costs may be incurred in an effort to prevent or mitigate future cybersecurity incidents. Issuers of securities in which the fund invests are also subject to cybersecurity risks, and the value of these securities could decline if the issuers experience cybersecurity incidents.

New ways to carry out cyber attacks continue to develop. There is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack.

SUMMARY OF FUND EXPENSES

The purpose of the following table and example is to help you understand all fees and expenses holders of Common Stock would bear directly or indirectly. The table below is based on the capital structure of the Fund as of May 31, 2025 (except as noted below) and assumes the issuance of $400 million of additional shares of Common Stock.

STOCKHOLDER TRANSACTION EXPENSES

Sales Load (percentage of offering price)	—%	(1)
Offering Expenses Borne by the Fund (percentage of offering price)	—%	%(2)
Dividend Reinvestment Plan Per Transaction Fee to Sell Shares Obtained Pursuant to the Plan		$5.00 (3)

TOTAL TRANSACTION EXPENSES (as a percentage of offering price)(4)

Percentage of Net Assets Attributable to Common Stock (Assumes Leverage is Used)
ANNUAL EXPENSES
Management Fees(5)	1.33%
Interest Payment on Borrowed Funds(6)	1.78%
Other Expenses(7)	0.26%

TOTAL ANNUAL EXPENSES	3.37%

(1)

The sales load will apply only if the securities to which this Prospectus relates are sold to or through underwriters. In such case, a corresponding Prospectus Supplement will disclose the applicable sales load.

(2)	The related Prospectus Supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund as a percentage of the offering price.
(3)

Common Stockholders will pay brokerage charges if they direct the Plan Agent (defined below) to sell Common Stock held in a dividend reinvestment account. See “Dividend Reinvestment Plan.” There are no fees charged to stockholders for participating in the Fund’s dividend reinvestment plan. However, stockholders participating in the plan that elect to sell their shares obtained pursuant to the plan would pay $5.00 per transaction to sell shares.

(4)	The related Prospectus Supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)

The Manager receives an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets. “Managed Assets” means net assets plus the amount of any outstanding Borrowings used for leverage and assets attributable to any Preferred Stock that may be outstanding. For the purposes of this table, we have assumed that the Fund has utilized Borrowings in an aggregate amount of 25% of its Managed Assets (after their issuance). If the Fund were to use financial leverage in excess of 25% of its Managed Assets, the management fees shown would be higher.

(6)

For the purposes of this table, we have assumed that the Fund has utilized Borrowings in an aggregate amount of 25% of its Managed Assets (which represented financial leverage of the Fund’s Managed Assets as of May 31, 2025). The expenses and rates associated with leverage may vary as and when Borrowings or issuances of Preferred Stock are made.

(7)	Expenses based on amounts incurred in the period ended May 31, 2025.

Example1

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in Common Stock, assuming (i) “Total Annual Expenses” of 3.37% net assets attributable to Common Stock (which assumes the Fund’s use of leverage in an aggregate amount equal to 25% of the Fund’s Managed Assets) and (ii) a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$ 34	$ 104	$ 176	$ 366

(1)

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Financial Highlights

The financial highlights table is intended to help you understand the Fund’s financial performance. Unless otherwise noted, the information in this table has been derived from and should be read in conjunction with the Fund’s financial statements and the notes thereto. The financial information for the fiscal years ended November 30, 2024, 2023, 2022, 2021, 2020, 2019, 2018 and 2017 have been audited by PricewaterhouseCoopers LLP (“PwC”), the independent registered accounting firm of the Fund. PwC’s report on such financial statements, including the financial highlights for the fiscal years ended November 30, 2024, 2023, 2022, 2021 and 2020, together with the financial statements of the Fund, is contained in the Fund’s Annual Report for the fiscal year ended November 30, 2024 and is incorporated by reference into this Prospectus and the SAI. The information for the years prior to the fiscal year ended 2017 was audited by the Fund’s prior independent registered public accounting firm.

For a share of Common Stock outstanding throughout each year ended November 30, unless otherwise noted:

2025(1),(2)	2024(1)	2023(1)	2022(1)	2021(1)	2020(1),(3)
Net asset value, beginning of period	$55.82	$38.75	$35.97	$26.53	$17.13	$43.75
Income (loss) from operations:
Net investment loss	(0.13)	(0.51)	(0.69)	(0.43)	(0.36)	(1.07)
Net realized and unrealized gain (loss)	(3.92)	20.58	5.80	11.65	11.01	(23.54)
Total income (loss) from operations	(4.05)	20.07	5.11	11.22	10.65	(24.61)
Less distributions to Common Stockholders from:
Dividends	—	(3.00)	(2.37)	(1.92)	(0.54)	—
Return of capital	(2.07	)(4)	—	—	—	(0.93)	(2.13)
Total distributions to Common Stockholders	(2.07)	(3.00)	(2.37)	(1.92)	(1.47)	(2.13)
Anti-dilutive impact of repurchase plan	—	—	0.04	(5)	0.14	(5)	0.22	(5)	0.12	(5)
Anti-dilutive impact of tender offer	—	0.00	(6),(7)	—	—	—	—
Net asset value, end of period	$49.70	$55.82	$38.75	$35.97	$26.53	$17.13
Market price, end of period	$46.33	$50.49	$34.50	$30.43	$21.65	$12.70
Total return, based on NAV(8),(9)	(7.41	)%(10)	53.78	%(11)	15.15%	43.33%	64.18%	(57.35)%
Total return, based on Market Price(12)	(4.19)%	57.31%	22.27%	50.20%	82.70%	(62.74)%
Net assets applicable to Common Stockholders, end of period (millions)	$904	$1,015	$495	$465	$350	$238
Ratios to average net assets:
Management fees	1.32	%(13)	1.34%	1.47%	1.44%	1.41%	1.52%
Other expenses	2.24	(13)	2.57	3.24	1.70	1.68	3.65	(14)
Subtotal	3.56	(13)	3.91	4.71	3.14	3.09	5.16	(14)
Income tax expenses	—	(15), (16)	9.99	0.04	0.11	—	(15)	1.32
Total gross expenses	3.56	(10), (17)	13.90	(11)	4.75	(18)	3.25	3.09	6.49	(14)
Total net expenses(19)	3.42	(10), (17)	13.81	(11)	4.68	(18)	3.18	3.03	6.42	(14)

	2025(1),(2)		2024(1)		2023(1)	2022(1)	2021(1)	2020(1),(3)
Net investment loss, net of income taxes	(0.53	)(10), (17)	(1.13	)(11)	(2.00)	(1.31)	(1.43)	(4.71	)(14)
Portfolio turnover rate	1%		158%		91%	60%	37%	19%
Supplemental data:
Loan and Debt Issuance Outstanding, End of Period (000s)	$205,783		$227,518		$165,327	$152,302	$124,104	$55,104
Asset Coverage Ratio for Loan and Debt Issuance Outstanding(20)	584%		587%		431%	439%	417%	609%
Asset Coverage, per $1,000 Principal Amount of Loan and Debt Issuance Outstanding(20)	$5,842		$5,869		$4,311	$4,391	$4,170	$6,094
Weighted Average Loan and Debt Issuance (000s)	$217,043		$144,089		$158,676	$148,414	$95,983	$122,617
Weighted Average Interest Rate on Loan and Debt Issuance	5.08%		5.82%		5.67%	2.87%	2.48%	6.14	%(21)
Mandatory Redeemable Preferred Stock at Liquidation Value, End of Period (000s)	$92,400		$92,400		$51,900	$51,900	$43,100	$43,100
Asset Coverage Ratio for Mandatory Redeemable Preferred Stock(22)	403%		417%		328%	328%	309%	342%
Asset Coverage, per $100,000 Liquidation Value per Share of Mandatory Redeemable Preferred Stock(22)	—		—		$328,102	$327,511	$309,498	$341,958
Asset Coverage, per $35 Liquidation Value per Share of Mandatory Redeemable Preferred Stock(22)	$141		$146		—	—	—	—
Asset Coverage, per $30 Liquidation Value per Share of Mandatory Redeemable Preferred Stock(22)	—		—		$98	$98	—	—

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the six months ended May 31, 2025 (unaudited).
(3)	On July 28, 2020, the Fund completed a 1-for-5 reverse stock split. Prior year per share amounts have been restated to reflect the impact of the reverse stock split.
(4)

The actual source of the Fund’s current fiscal year distributions may be from dividends, return of capital or a combination of both. Shareholders will be informed of the tax characteristics of the distributions after the close of the fiscal year.

(5)

The repurchase plan was completed at an average repurchase price of $28.70 for 130,000 shares and $3,730,554 for the year ended November 30, 2023, $25.30 for 284,640 shares and $7,201,095 for the year ended November 30, 2022, $17.25 for 665,383 shares and $11,481,173 for the year ended November 30, 2021 and $9.32 for 579,300 shares and $5,398,982 for the year ended November 30, 2020.

(6)	Amount represents less than $0.005 or greater than $(0.005) per share.

(7)	The tender offer was completed at a price of $44.45 for 6,393,645 shares and $284,197,520 for the year ended November 30, 2024.
(8)

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

(9)	The total return calculation assumes that distributions are reinvested at NAV. Past performance is no guarantee of future results.
(10)

Ratios and total return for the six months ended May 31, 2025, include certain non-recurring fees incurred by the Fund during the period. Without these items, the gross and net expense ratios and the net investment loss ratio would have been 3.46%, 3.32% and (0.43)%, respectively, and total return based on NAV would have been (7.47)%.

(11)

Ratios and total return for the year ended November 30, 2024, include certain non-recurring fees incurred by the Fund during the period. Without these items, the gross and net expense ratios and the net investment loss ratio would have been 13.69%, 13.60% and (0.98)%, respectively, and total return based on NAV would have been 53.92%.

(12)	The total return calculation assumes that distributions are reinvested in accordance with the Fund’s dividend reinvestment plan. Past performance is no guarantee of future results.
(13)	Annualized.
(14)

Includes non-recurring prepayment penalties, the write-off of debt issuance and offering costs and the write-off of Preferred Stock offering costs recognized during the period totaling 0.92% of average net assets.

(15)

For the six months ended May 31, 2025 and the year ended November 30, 2021, the net income tax benefit was 1.47% (not annualized) and 0.19%, respectively. The net income tax benefit is not reflected in the Fund’s expense ratios.

(16)	Not annualized.
(17)	Annualized, except for income tax expenses.
(18)

Included in the expense ratios are certain non-recurring legal and transfer agent fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 4.57% and 4.49%, respectively.

(19)	Reflects fee waivers and/or expense reimbursements.
(20)

Represents value of net assets plus the loan outstanding, debt issuance outstanding and mandatory redeemable Preferred Stock at the end of the period divided by the loan and debt issuance outstanding at the end of the period.

(21)	Includes prepayment penalties recognized during the period.
(22)

Represents value of net assets plus the loan outstanding, debt issuance outstanding and mandatory redeemable Preferred Stock at the end of the period divided by the loan, debt issuance and mandatory redeemable Preferred Stock outstanding at the end of the period.

	2019(1)	2018(1)	2017(1)	2016(1)		2015(1)
Net asset value, beginning of year	$10.27	$11.37	$13.84	$15.25		$25.80
Income (loss) from operations:
Net investment loss	(0.14)	0.6	(0.12)	(0.40)		(0.18)
Net realized and unrealized gain (loss)	(0.46)	0.12 †	(0.99)	0.27		(8.86)
Total income (loss) from operations	(0.60)	0.18	(1.19)	(0.13)		(9.04)
Less distributions to Common Stockholders from:
Dividends	(0.34)	(0.32)	—	—		—
Return of capital	(0.58)	(0.96)	(1.28)	(1.28)		(1.51)
Total distributions to Common Stockholders	(0.92)	(1.28)	(1.28)	(1.28)		(1.51)
Net asset value, end of year	$8.75	$10.27	$11.37	$13.84		$15.25
Market price, end of year	$7.62	$9.23	$10.47	$12.83		$14.71
Total return, based on NAV(2),(3)	(6.57)%	0.67%	(9.34)%	0.68%		(36.35)%
Total return, based on Market Price(4)	(8.15)%	(0.87)%	(9.54)%	(2.83)%		(32.14)%
Net assets applicable to Common Stockholders, end of year (millions)	$628	$736	$355	$432		$473
Ratios to average net assets:
Management fees	1.50%	1.49%	1.43%	1.43%		1.44%
Other expenses	2.16	2.12	1.72	2.65	(5)	1.49
Subtotal	3.66	3.61	3.15	4.08	(5)	2.93
Income tax expenses	— (6)	— (6)	— (6)	0.10		— (6)
Total gross expenses	3.66	3.61	3.15	4.18	(5)	2.93
Total net expenses	3.59	3.60	3.15	4.18	(5)	2.93
Net investment loss, net of income taxes	(1.37)	0.52	(1.45)	(3.12	) (5)	(0.84)
Portfolio turnover rate	29%	14%	16%	23%		8%
Supplemental data:
Loan and Debt Issuance Outstanding, End of Year (000s)	$278,500	$343,000	$158,000	$147,000		$235,000
Asset Coverage Ratio for Loan and Debt Issuance Outstanding(7)	343%	329%	339%	409%		331%
Asset Coverage, per $1,000 Principal Amount of Loan and Debt Issuance Outstanding(7)	$3,426	$3,286	$3,390	$4,093		$3,312
Weighted Average Loan and Debt Issuance (000s)	$318,462	$163,197	$157,819	$137,883		$247,384
Weighted Average Interest Rate on Loan and Debt Issuance	3.83%	3.51%	3.32%	4.38	%(8)	2.76%
Mandatory Redeemable Preferred Stock at Liquidation Value, End of Year (000s)	$48,000	$48,000	$23,000	$23,000		$70,000
Asset Coverage Ratio for Mandatory Redeemable Preferred Stock(9)	292%	288%	296%	354%		255%
Asset Coverage, per $100,000 Liquidation Value per Share of Mandatory Redeemable Preferred Stock(9)	$292,258	$288,277	$295,913	$353,918		$255,188

†

Calculation of the net gain per share (both realized and unrealized) does not correlate to the aggregate realized and unrealized losses presented in the Statement of Operations due to the change in fund shares outstanding resulting from the transfer of assets in relation to fluctuating market values of the investment of the Fund.

(1)	Per Share Amounts Have Been Calculated Using The Average Shares Method.
(2)	Performance Figures May Reflect Compensating Balance Arrangements, Fee Waivers And/Or Expense Reimbursements. In The Absence Of Compensating Balance Arrangements, Fee Waivers And/Or Expense

Reimbursements, The Total Return Would Have Been Lower. Past Performance Is No Guarantee Of Future Results.
(3)	The Total Return Calculation Assumes That Distributions Are Reinvested At Nav. Past Performance Is No Guarantee Of Future Results.
(4)	The Total Return Calculation Assumes That Distributions Are Reinvested In Accordance With The Fund’s Dividend Reinvestment Plan. Past Performance Is No Guarantee Of Future Results.
(5)

Includes Non-Recurring Prepayment Penalties, The Write Off Of Debt Issuance And Offering Costs And The Write Off Of Preferred Stock Offering Costs Recognized During The Period Totaling 0.66% Of Average Assets.

(6)

For The Years Ended November 30, 2019, 2018, 2017 And 2015, The Net Income Tax Benefit Was 0.88%, 3.08%, 4.20% And 23.47%, Respectively. The Net Income Tax Benefit Is Not Reflected In The Fund’s Expense Ratios.

(7)

Represents Value Of Net Assets Plus The Loan Outstanding, Debt Issuance Outstanding And Mandatory Redeemable Preferred Stock At The End Of The Period Divided By The Loan And Debt Issuance Outstanding At The End Of The Period.

(8)	Includes Prepayment Penalties Recognized During The Period.
(9)

Represents Value Of Net Assets Plus The Loan Outstanding, Debt Issuance Outstanding And Mandatory Redeemable Preferred Stock At The End Of The Period Divided By The Loan, Debt Issuance And Mandatory Redeemable Preferred Stock Outstanding At The End Of The Period.

SENIOR SECURITIES

The table below sets forth the senior securities outstanding as of the end of the Fund’s fiscal years or periods ended May 31, 2025 and November 30, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015. The senior securities information for the fiscal years ended November 30, 2024, 2023, 2022, 2021, 2020, 2019, 2018 and 2017 have been audited by PwC. The information for the years prior to the fiscal year ended 2017 was audited by the Fund’s prior independent registered accounting firm.

Year	Senior Security	Total Amount Outstanding	Asset Coverage Per $1,000 of Indebtedness	Average Market Value Per Unit *
2025**	Revolving Credit Facility	$164,000,000	$5,842	N/A
	Series E Senior Notes (2025)	$950,483	$5,842	N/A
	Series H Senior Notes (2025)	$10,301,809	$5,842	N/A
	Series J Senior Notes (2025)	$2,363,520	$5,842	N/A
	Series K Senior Notes (2025)	$9,326,837	$5,842	N/A
	Series L Senior Notes (2025)	$2,984,588	$5,842	N/A
	Series M Senior Notes (2025)	$4,663,418	$5,842	N/A
	Series N Senior Notes (2025)	$4,663,418	$5,842	N/A
	Senior O Senior Notes (2025)	$6,528,785	$5,842	N/A
	Series J MRPS	$7,000,035	—	N/A
	Series L MRPS	$17,000,165	—	N/A
	Series M MRPS	$11,000,010	—	N/A
	Series N MRPS	$16,000,005	—	N/A
	Series O MRPS	$8,200,150	—	N/A
	Series P MRPS	$8,200,010	—	N/A
	Series Q MRPS	$15,000,020	—	N/A
	Series R MRPS	$10,000,025	—	N/A
2024	Revolving Credit Facility	$164,000,000	$5,869	N/A
	Series C Senior Notes (2024)	10,075,124	$5,869	N/A
	Series E Senior Notes (2024)	$950,483	$5,869	N/A
	Series H Senior Notes (2024)	$10,301,809	$5,869	N/A
	Series I Senior Notes (2024)	$11,660,032	$5,869	N/A
	Series J Senior Notes (2024)	$2,363,520	$5,869	N/A
	Series K Senior Notes (2024)	$9,326,837	$5,869	N/A
	Series L Senior Notes (2024)	$2,984,588	$5,869	N/A
	Series M Senior Notes (2024)	$4,663,418	$5,869	N/A
	Series N Senior Notes (2024)	$4,663,418	$5,869	N/A
	Series O Senior Notes (2024)	$6,528,785	$5,869	N/A
	Series J MRPS	$7,000,035	—	N/A
	Series L MRPS	$17,000,165	—	N/A
	Series M MRPS	$11,000,010	—	N/A
	Series N MRPS	$16,000,005	—	N/A
	Series O MRPS	$8,200,150	—	N/A
	Series P MRPS	$8,200,010	—	N/A
	Series Q MRPS	$15,000,020	—	N/A
	Series R MRPS	$10,000,025	—	N/A
2023	Revolving Credit Facility	$144,000,000	$4,311	N/A
	Series C Senior Notes (2023)	$10,075,124	$4,311	N/A
	Series E Senior Notes (2023)	$950,483	$4,311	N/A
	Series H Senior Notes (2023)	$10,301,809	$4,311	N/A
	Series H MRPS	$14,000,000	—	N/A
	Series I MRPS	$3,000,000	—	N/A
	Series J MRPS	$7,000,000	—	N/A
	Series K MRPS	$10,900,000	—	N/A
	Series L MRPS	$17,000,070	—	N/A

Year	Senior Security	Total Amount Outstanding	Asset Coverage Per $1,000 of Indebtedness	Average Market Value Per Unit *
2022	Revolving Credit Facility	$111,000,000	$4,391	N/A
	Series B Senior Notes (2022)	$8,364,254	$4,391	N/A
	Series C Senior Notes (2022)	$10,075,124	$4,391	N/A
	Series E Senior Notes (2022)	$950,483	$4,391	N/A
	Series G Senior Notes (2022)	$11,609,975	$4,391	N/A
	Series H Senior Notes (2022)	$10,301,809	$4,391	N/A
	Series H MRPS	$14,000,000	—	N/A
	Series I MRPS	$3,000,000	—	N/A
	Series J MRPS	$7,000,000	—	N/A
	Series K MRPS	$10,900,000	—	N/A
	Series L MRPS	$17,000,070	—	N/A
2021	Revolving Credit Facility	$79,000,000	$4,170	N/A
	Series B Senior Notes (2021)	$8,364,254	$4,170	N/A
	Series C Senior Notes (2021)	$10,075,124	$4,170	N/A
	Series D Senior Notes (2021)	$3,801,934	$4,170	N/A
	Series E Senior Notes (2021)	$950,483	$4,170	N/A
	Series G Senior Notes (2021)	$11,609,975	$4,170	N/A
	Series H Senior Notes (2021)	$10,301,809	$4,170	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
	Series D MRPS	$3,000,000	—	N/A
	Series E MRPS	$7,000,000	—	N/A
	Series F MRPS	$4,100,000	—	N/A
	Series G MRPS	$10,900,000	—	N/A
2020	Revolving Credit Facility	$10,000,000	$6,094	N/A
	Series B Senior Notes (2020)	$8,364,254	$6,094	N/A
	Series C Senior Notes (2020)	$10,075,124	$6,094	N/A
	Series D Senior Notes (2020)	$3,801,934	$6,094	N/A
	Series E Senior Notes (2020)	$950,483	$6,094	N/A
	Series G Senior Notes (2020)	$11,609,975	$6,094	N/A
	Series H Senior Notes (2020)	$10,301,809	$6,094	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
	Series D MRPS	$3,000,000	—	N/A
	Series E MRPS	$7,000,000	—	N/A
	Series F MRPS	$4,100,000	—	N/A
	Series G MRPS	$10,900,000	—	N/A
2019	Revolving Credit Facility	$31,500,000	$3,426	N/A
	Series A Senior Notes (2019)	$27,420,382	$3,426	N/A
	Series B Senior Notes (2019)	$34,471,338	$3,426	N/A
	Series C Senior Notes (2019)	$41,522,293	$3,426	N/A
	Series D Senior Notes (2019)	$15,668,790	$3,426	N/A
	Series E Senior Notes (2019)	$3,917,197	$3,426	N/A
	Series F Senior Notes (2019)	$33,695,652	$3,426	N/A
	Series G Senior Notes (2019)	$47,847,826	$3,426	N/A
	Series H Senior Notes (2019)	$42,456,522	$3,426	N/A
	Series A MRPS	$4,900,000	—	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
	Series D MRPS	$3,000,000	—	N/A
	Series E MRPS	$7,000,000	—	N/A
	Series F MRPS	$4,100,000	—	N/A
	Series G MRPS	$10,900,000	—	N/A

Year	Senior Security	Total Amount Outstanding	Asset Coverage Per $1,000 of Indebtedness	Average Market Value Per Unit *
2018	Revolving Credit Facility	$96,000,000	$3,286	N/A
	Series A Senior Notes (2018)	$27,420,382	$3,286	N/A
	Series B Senior Notes (2018)	$34,471,338	$3,286	N/A
	Series C Senior Notes (2018)	$41,522,293	$3,286	N/A
	Series D Senior Notes (2018)	$15,668,790	$3,286	N/A
	Series E Senior Notes (2018)	$3,917,197	$3,286	N/A
	Series F Senior Notes (2018)	$33,695,652	$3,286	N/A
	Series G Senior Notes (2018)	$47,847,826	$3,286	N/A
	Series H Senior Notes (2018)	$42,456,522	$3,286	N/A
	Series A MRPS	$4,900,000	—	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
	Series D MRPS	$3,000,000	—	N/A
	Series E MRPS	$7,000,000	—	N/A
	Series F MRPS	$4,100,000	—	N/A
	Series G MRPS	$10,900,000	—	N/A
2017	Revolving Credit Facility	$35,000,000	$3,390	N/A
	Series A Senior Notes (2017)	$27,420,382	$3,390	N/A
	Series B Senior Notes (2017)	$34,471,338	$3,390	N/A
	Series C Senior Notes (2017)	$41,522,293	$3,390	N/A
	Series D Senior Notes (2017)	$15,668,790	$3,390	N/A
	Series E Senior Notes (2017)	$3,917,197	$3,390	N/A
	Series A MRPS	$4,900,000	—	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
2016	Revolving Credit Facility	$24,000,000	$4,093	N/A
	Series A Senior Notes (2016)	$27,420,382	$4,093	N/A
	Series B Senior Notes (2016)	$34,471,338	$4,093	N/A
	Series C Senior Notes (2016)	$41,522,293	$4,093	N/A
	Series D Senior Notes (2016)	$15,668,790	$4,093	N/A
	Series E Senior Notes (2016)	$3,917,197	$4,093	N/A
	Series A MRPS	$4,900,000	—	N/A
	Series B MRPS	$4,100,000	—	N/A
	Series C MRPS	$14,000,000	—	N/A
2015	Revolving Credit Facility	$60,000,000	$3,312	N/A
	Series A Senior Notes (2015)	$40,000,000	$3,312	N/A
	Series B Senior Notes (2015)	$50,000,000	$3,312	N/A
	Series C Senior Notes (2015)	$60,000,000	$3,312	N/A
	Series D Senior Notes (2015)	$20,000,000	$3,312	N/A
	Series E Senior Notes (2015)	$5,000,000	$3,312	N/A
	Series A MRPS	$15,000,000	—	N/A
	Series B MRPS	$12,500,000	—	N/A
	Series C MRPS	$42,500,000	—	N/A

*	Not applicable, as these senior securities were not registered for public trading.
**	As of the six-month period ended May 31, 2025 (unaudited).

THE FUND

The Fund is a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland corporation on April 5, 2011. The Fund’s principal executive office is located at One Madison Avenue, 17th Floor, New York, NY 10010, and its telephone number is (888) 777-0102.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of its securities in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objective and policies within three months after the completion of any offering.

MARKET AND NET ASSET VALUE INFORMATION

Shares of the Fund’s currently outstanding Common Stock are listed on the NYSE under the symbol “EMO.” Our Common Stock commenced trading on the NYSE on June 10, 2011.

Shares of our Common Stock have traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although shares of our Common Stock have traded at a premium to net asset value, we cannot assure that this will occur after any offering or that the Common Stock will not trade at a discount in the future. Our issuance of additional shares of Common Stock may have an adverse effect on prices in the secondary market for our Common Stock by increasing the number of shares of Common Stock available, which may create downward pressure on the market price for our Common Stock. Shares of closed-end investment companies frequently trade at a discount to net asset value. See “Risks—Market Discount from Net Asset Value Risk.”

The following table sets forth for each of the periods indicated the range of high and low closing sale price of our Common Stock and the quarter-end sale price, each as reported on the NYSE, the net asset value per Common Stock and the premium or discount to net asset value per share at which our shares were trading. Net asset value is generally determined on each business day that the NYSE is open for business. See “Net Asset Value” for information as to the determination of our net asset value.

		Price Range
	NAV(1)	High	Low	Premium/ (Discount) of High Sales Price to NAV(2)	Premium/ (Discount) of Low Sales Price to NAV(2)
Fiscal Year Ending November 30, 2025
Second Quarter	$49.70	$50.61	$41.09	1.8%	(17.3)%
First Quarter	$55.17	$51.16	$44.39	(7.3)%	(19.5)%
Fiscal Year Ending November 30, 2024
Fourth Quarter	$55.82	$50.49	$39.10	(9.5)%	(30.0)%
Third Quarter	$47.97	$42.63	$37.39	(11.1)%	(22.1)%
Second Quarter	$44.39	$43.65	$37.66	(1.7)%	(15.2)%
First Quarter	$40.64	$37.54	$32.47	(7.6)%	(20.1)%
Fiscal Year Ending November 30, 2023
Fourth Quarter	$38.75	$34.50	$29.65	(11.0)%	(23.5)%
Third Quarter	$36.14	$32.32	$27.62	(10.6)%	(23.6)%
Second Quarter	$31.89	$30.55	$25.90	(4.2)%	(18.8)%
First Quarter	$33.77	$31.60	$27.54	(6.4)%	(18.4)%

Source of market prices: NYSE

(1)

Net asset value per share is determined as of close of business on the last day of the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices, which may or may not fall on the last day of the quarter. Net asset value per share is calculated as described in “Net Asset Value.”

(2)	Calculated as of the High or Low quarterly closing sales price divided by the quarter-end net asset value.

On June 30, 2025, the last reported sale price of our Common Stock on the NYSE was $47.97, which represented a discount of approximately (6.05)% to the net asset value per share reported by us on that date.

As of June 30, 2025, we had 18,190,226 of Common Stock outstanding and we had net assets applicable to Common Stockholders of approximately $929 million.

THE FUND’S INVESTMENTS

Investment Objectives

The Fund’s investment objective is to provide a high level of total return, consisting of cash distributions and capital appreciation. There can be no assurance that the Fund’s investment objectives will be achieved or that the Fund’s investment program will be successful. The Fund’s investment objectives are non-fundamental and may be changed by the Board of Directors without stockholder approval and on prior notice to stockholders.

This section provides additional information about the Fund’s investments and certain portfolio management techniques the Fund may use. More information about the Fund’s investments and portfolio management techniques and the associated risks is included in the SAI.

Investment Policies

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in energy midstream entities including entities structured as both partnerships and corporations. “Managed Assets” means net assets plus the amount of borrowings and assets attributable to any Preferred Stock of the Fund that may be outstanding. The Fund considers an entity to be within the energy sector if it derives at least 50% of its revenues from the business of exploring, developing, producing, gathering, transporting, processing, fractionating, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal. The Fund may invest up to 20% of its Managed Assets in securities of issuers that are not energy midstream entities.

The Fund considers an entity to be within the energy sector if it derives at least 50% of its revenues from the business of exploring, developing, producing, gathering, transporting, processing, fractionating, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal. The Fund may invest up to 20% of its Managed Assets in securities of issuers that are not energy midstream entities. This 20% allocation may be in any of the securities described therein, including securities of non-MLP companies engaged primarily in the energy sector.

The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. “Restricted securities” are securities that are unregistered or subject to contractual or other legal restrictions on resale. The Fund typically acquires restricted securities in directly negotiated transactions. In connection with its investments in restricted securities generally, the Fund may invest up to 15% of its Managed Assets in restricted securities issued by non-public companies. The Fund may also invest up to 20% of its Managed Assets in debt securities of MLPs and other issuers, including debt securities rated below investment grade, also known as “junk bonds.” The Fund may invest in debt securities without regard for their maturity.

The Fund intends to primarily invest in energy midstream entities structured as C-Corps and partnerships. Partnership investments include MLPs receiving partnership taxation treatment under the Code, and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

The Fund may invest in equity securities issued by affiliates of MLPs, including the general partners or managing members of MLPs. Such issuers may be organized and/or taxed as corporations and therefore may not offer the advantageous tax characteristics of MLP units. The Fund also may invest in common and preferred stock, convertible securities, warrants and depository receipts of companies that are organized as corporations, limited liability companies or limited partnerships. A portion of the Fund’s portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders.

The Fund may invest in royalty trusts. However, such investments do not count towards the Fund’s 80% policy.

The Fund may invest, without limitation, in securities of foreign issuers including securities traded on non-U.S. exchanges and of emerging market issuers. Such investments in securities of foreign issuers may include investments in ADRs. The Fund considers a country to be an emerging market country if, at the time of investment, it is represented in the J.P. Morgan Emerging Markets Bond Index Global or categorized by the World Bank in its annual categorization as middle or low-income.

The Fund may enter into derivative transactions, such as interest rate swaps, options contracts, futures contracts, forward contracts, options on futures contracts and indexed securities for investment, hedging and risk management purposes; provided that the Fund’s exposure to derivative instruments, as measured by the total notional amount of all such instruments, will not exceed 20% of its Managed Assets. With respect to this limitation, the Fund may net derivatives with opposite exposure to the same underlying instrument. To the extent that the security or index underlying the derivative or synthetic instrument is or is composed of securities of energy MLPs, the Fund will include such derivative and synthetic instruments, at market value, for the purposes of the Fund’s 80% policy. The Fund may sell certain equity securities short for investment and/or hedging purposes. The Fund may use any or all of these techniques at any time, and the use of any particular derivative transaction will depend on market conditions. The Fund may use interest rate swaps for hedging purposes only and not as a speculative investment and would typically use interest rate swaps to shorten the average interest rate reset time of the Fund’s holdings. The Fund’s ability to pursue certain of these strategies may be limited by applicable regulations of the CFTC, SEC, or other applicable regulators.

The Fund is operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the Fund, from registration as a “commodity pool operator” with respect to the Fund under the Commodity Exchange Act (the “CEA”), and, therefore, are not subject to registration or regulation with respect to the Fund under the CEA. As a result, since December 31, 2012, the Fund has been limited in its ability to use commodity futures (which include futures on broad-based securities indexes and interest rate futures) (collectively, “commodity interests”) or options on commodity futures, engage in certain swaps transactions or make certain other investments (whether directly or indirectly through investments in other investment vehicles) for purposes other than “bona fide hedging,” as defined in the rules of the Commodity Futures Trading Commission.

The Fund may invest in securities of other closed-end or open-end investment companies, including exchange-traded funds, that invest primarily in MLP entities in which the Fund may invest directly to the extent permitted by the 1940 Act.

At times ClearBridge may judge that conditions in the markets for securities of MLP entities make pursuing the Fund’s primary investment strategy inconsistent with the best interests of its stockholders. At such times ClearBridge may, temporarily, use alternative strategies primarily designed to reduce fluctuations in the value of the Fund’s assets. If the Fund takes a temporary defensive position, it may be unable to achieve its investment objective. In implementing these “defensive” strategies, the Fund may invest all or a portion of its assets in cash, obligations of the U.S. government, its agencies or instrumentalities; other investment grade debt securities; investment grade commercial paper; certificates of deposit and bankers’ acceptances; or any other fixed income securities that ClearBridge considers consistent with this strategy.

Maturity and Duration

The Fund may invest in securities of any maturity. The maturity of a fixed income security is a measure of the time remaining until the final payment on the security is due. The Fund may invest in securities of any duration. Duration is a measure the expected sensitivity of a security’s market price to changes in interest rates.

Credit Quality

The Fund may invest without limit in debt securities and related investments rated below investment grade (that is, securities rated below the Baa/BBB categories or, if unrated, determined to be of comparable credit quality by ClearBridge). These securities rated below investment grade that comprise the Fund’s portfolio are commonly referred to as either “high yield” securities or “junk bonds.” If a security is rated by multiple NRSROs and receives different ratings, the fund will treat the security as being rated in the highest rating category received from an NRSRO. Rating categories may include sub-categories or gradations indicating relative standing. Securities rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Portfolio Composition

The Fund’s portfolio is composed principally of the following investments. Additional information regarding the Fund’s investment policies, restrictions and portfolio investments is contained in the SAI.

Master Limited Partnerships

Entities commonly referred to as “MLPs” are generally organized under state law as limited partnerships or limited liability companies. The securities issued by many MLPs are listed and traded on a securities exchange. An MLP typically issues general partner and limited partner interests, or managing member and member interests. The general partner or managing member manages and often controls, has an ownership stake in, and is normally eligible to receive incentive distribution payments from, the MLP. If publicly traded, MLPs must derive at least 90% of their gross income from qualifying sources as described in Section 7704 of the Code in order to be treated as partnerships for United States federal income tax purposes.

These qualifying sources include interest, dividends, real estate rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, processing, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. The general partner or managing member may be structured as a private or publicly traded corporation or other entity. The general partner or managing member typically control the operations and management of the entity through an up to 2% general partner or managing member interest in the entity plus, in many cases, ownership of some percentage of the outstanding limited partner or member interests. The limited partners or members, through their ownership of limited partner or member interests, provide capital to the entity, are intended to have no role in the operation and management of the entity and receive cash distributions. Due to their structure as partnerships for United States federal income tax purposes and the expected character of their income, MLPs generally do not pay United States federal income taxes. Thus, unlike investors in corporate securities, direct MLP investors are generally not subject to double taxation (i.e., corporate level tax and tax on corporate dividends). Currently, most MLPs operate in the energy, natural resources or real estate sectors.

MLPs are typically structured such that common units and general partner or managing member interests have first priority to receive the MQD. Common and general partner or managing member interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common units and general partner or managing member interests have been paid, subordinated units generally receive distributions; however, subordinated units generally do not accrue arrearages. The subordinated units are normally owned by the owners or affiliates of the general partner or managing member and convert on a one for one basis into common units, generally in three to five years after the MLP’s initial public offering or after certain distribution levels have been exceeded. Distributable cash in excess of the MQD is distributed to both common and subordinated units generally on a pro rata basis The general partner or managing member is also normally eligible to receive incentive distributions if the general partner or managing member operates the business in a manner which results in payment of per unit distributions that exceed threshold levels above the MQD. As the general partner or managing member increases cash distributions to the limited partners or members, the general partner or managing member receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner or managing member can reach a tier where it receives 50% of every incremental dollar distributed by the MLP. These incentive distributions encourage the general partner or managing member to increase the partnership’s cash flow and raise the quarterly cash distribution by pursuing steady cash flow investment opportunities, streamlining costs and acquiring assets. Such results benefit all security holders of the MLP.

MLP Equity Securities

Equity securities issued by MLPs currently consist of common units, subordinated units and preferred units.

MLP Common Units. MLP common units are typically listed and traded on national securities exchanges, including the NYSE and the NASDAQ. The Fund typically purchases such common units through open market transactions and underwritten offerings, but may also acquire common units through direct placements and privately negotiated transactions. Holders of MLP common units typically have very limited control and voting rights. Holders of such common units are typically entitled to receive the MQD, including arrearage rights, from the issuer. Generally, an MLP must pay (or set aside for payment) the MQD to holders of common units before any distributions may be paid to subordinated unit holders. In addition, incentive distributions are typically not paid to the general partner or managing member unless the quarterly distributions on the common units exceed specified threshold levels above the MQD. In the event of a liquidation, common unit holders are intended to have a preference to the remaining assets of the issuer over holders of subordinated units. MLPs also issue different classes of common units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of common units.

MLP Subordinated Units. Subordinated units, which, like common units, represent limited partner or member interests, are not typically listed on an exchange or publicly traded. The Fund typically purchases MLP subordinated units through negotiated transactions directly with holders of such units or newly issued subordinated units directly from the issuer. Holders of such subordinated units are generally entitled to receive a distribution only after the MQD and any arrearages from prior quarters have been paid to holders of common units. Holders of subordinated units typically have the right to receive distributions before any incentive distributions are payable to the general partner or managing member. Subordinated units generally do not provide arrearage rights. Most MLP subordinated units are convertible into common units after the passage of a specified period of time or upon the achievement by the MLP of specified financial goals. MLPs also issue different classes of subordinated units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of subordinated units.

MLP Preferred Units. MLP preferred units are not typically listed on an exchange or publicly traded. The Fund typically purchases MLP preferred units through negotiated transactions directly with MLPs, affiliates of MLPs and institutional holders of such units. Holders of MLP preferred units can be entitled to a wide range of voting and other rights, depending on the structure of each separate security.

Other Equity Securities

The Fund may invest in equity securities issued by affiliates of MLPs, including the general partners or managing members of MLPs. Such issuers may be organized and/or taxed as corporations and therefore may not offer the advantageous tax characteristics of MLP units. The Fund intends to purchase equity securities through market transactions, but may also acquire equity securities through direct placements.

I-Shares. I-Shares represent an ownership interest issued by an MLP affiliate. The MLP affiliate uses the proceeds from the sale of I-Shares to purchase limited partnership interests in the MLP in the form of I-units. Thus, I-Shares represent an indirect interest in an MLP limited partnership interest. I-units generally have similar features as MLP common units in terms of voting rights and distribution but often may be subordinated in liquidation rights. I-Shares themselves have limited voting rights and are similar in that respect to MLP common units. I-Shares differ from MLP common units primarily in that instead of receiving cash distributions, holders of I-Shares will receive distributions of additional I-Shares (which are generally tax-free) in an amount equal to the cash distributions received by common unit holders. I-Shares are traded on the NYSE. For purposes of the Fund’s 80% policy, securities that are derivatives of interests in MLPs include I-Shares and other derivative securities that have economic characteristics of MLP securities.

MLP General Partner or Managing Member Interests. The general partner or managing member interest in MLPs is typically retained by the original sponsors of an MLP, such as its founders, corporate partners and entities that sell assets to the MLP. The holder of the general partner or managing member interest can be liable in certain circumstances for amounts greater than the amount of the holder’s investment in the general partner or managing member. General partner or managing member interests often confer direct board participation rights in, and in many cases control over the operations of, the MLP. General partner or managing member interests can be privately held or owned by publicly traded entities. General partner or managing member interests receive cash distributions, typically in an amount of up to 2% of available cash, which is contractually defined in the partnership or limited liability company agreement. In addition, holders of general partner or managing member interests typically receive IDRs, which provide them with an increasing share of the entity’s aggregate cash distributions upon the payment of common unit distributions that exceed specified threshold levels above the MQD. Due to the IDRs, general partners of MLPs have higher distribution growth prospects than their underlying MLPs, but quarterly incentive distribution payments would also decline at a greater rate than the decline rate in quarterly distributions to common and subordinated unit holders in the event of a reduction in the MLP’s quarterly distribution. The ability of the limited partners or members to remove the general partner or managing member without cause is typically very limited. In addition, some MLPs permit the holder of IDRs to reset, under specified circumstances, the incentive distribution levels and receive compensation in exchange for the distribution rights given up in the reset.

MLP Industries

MLPs in the energy sector can generally be classified into the following industries:

Pipeline MLPs. Pipeline MLPs are common carrier transporters of natural gas, natural gas liquids (primarily propane, ethane, butane and natural gasoline), crude oil or refined petroleum products (gasoline, diesel fuel and jet fuel). Pipeline MLPs also may operate ancillary businesses such as storage and marketing of such products. Pipeline MLPs derive revenue from capacity and transportation fees. Historically, pipeline output has been less exposed to cyclical economic forces due to its low cost structure and government-regulated nature. In addition, most pipeline MLPs have limited direct commodity price exposure because they do not own the product being shipped.

Processing MLPs. Processing MLPs are gatherers and processors of natural gas as well as providers of transportation, fractionation and storage of natural gas liquids (“NGLs”). Processing MLPs derive revenue from providing services to natural gas producers, which require treatment or processing before their natural gas commodity can be marketed to utilities and other end user markets. Revenue for the processor is fee based, although it is not uncommon to have some participation in the prices of the natural gas and NGL commodities for a portion of revenue.

Gathering and Processing MLPs. Gathering and processing companies are subject to natural declines in the production of oil and natural gas fields, which utilize their gathering and processing facilities as a way to market their production, prolonged declines in the price of natural gas or crude oil, which curtails drilling activity and therefore production, and declines in the prices of natural gas liquids and refined petroleum products, which cause lower processing margins. In addition, some gathering and processing contracts subject the gathering or processing company to direct commodities price risk.

Midstream MLPs. Midstream MLPs and energy companies that provide crude oil, refined product and natural gas services are subject to supply and demand fluctuations in the markets they serve which will be impacted by a wide range of factors including, fluctuating commodity prices, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, accidents or catastrophic events, and economic conditions, among others.

Propane MLPs. Propane MLPs are distributors of propane to homeowners for space and water heating. Propane MLPs derive revenue from the resale of the commodity on a margin over wholesale cost. The ability to maintain margin is a key to profitability. Propane serves a small portion of the household energy needs in the United States, largely for homes beyond the geographic reach of natural gas distribution pipelines. A majority of annual cash flow is earned during the winter heating season (October through March). Accordingly, volumes are weather dependent, but have utility type functions similar to electricity and natural gas.

Exploration and Production MLPs (“E&P MLPs”). E&P MLPs include MLPs that are engaged in the exploration, development, production and acquisition of crude oil and natural gas properties. E&P MLP cash flows generally depend on the volume of crude oil and natural gas produced and the realized prices received for crude oil and natural gas sales.

Coal MLPs. Coal MLPs own, lease and manage coal reserves. Coal MLPs derive revenue from production and sale of coal, or from royalty payments related to leases to coal producers. Electricity generation is the primary use of coal in the United States. Demand for electricity and supply of alternative fuels to generators are the primary drivers of coal demand. Coal MLPs are subject to supply and demand fluctuations in the markets they serve, which may be impacted by a wide range of factors including fluctuating commodity prices, the level of their customers’ coal stockpiles, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, mining accidents or catastrophic events, health claims and economic conditions, among others. Coal MLPs are also subject to operating and production risks, such as: the MLP or a lessee meeting necessary production volumes; federal, state and local laws and regulations which may limit the ability to produce coal; the MLP’s ability to manage production costs and pay mining reclamation costs; and the effect on demand that the Environmental Protection Agency’s standards set in the 1990 Clean Air Act or other laws, regulations or trends have on coal-end users.

Marine Shipping MLPs. Marine shipping MLPs are primarily marine transporters of natural gas, crude oil or refined petroleum products. Marine shipping MLPs derive revenue from charging customers for the transportation of these products utilizing the MLPs’ vessels. Transportation services are typically provided pursuant to a charter or contract, the terms of which vary depending on, for example, the length of use of a particular vessel, the amount of cargo transported, the number of voyages made, the parties operating a vessel or other factors. See “Risks—Industry Specific Risks.”

MLPs are subject to various federal, state and local environmental laws and health and safety laws as well as laws and regulations specific to their particular activities. These laws and regulations address: health and safety standards for the operation of facilities, transportation systems and the handling of materials; air and water pollution requirements and standards; solid waste disposal requirements; land reclamation requirements; and requirements relating to the handling and disposition of hazardous materials. MLPs are subject to the costs of compliance with such laws applicable to them, and changes in such laws and regulations may adversely affect their results of operations.

Non-MLP Equity Securities

The Fund also may invest in common and preferred stock, convertible securities, warrants and depository receipts of companies that are organized as corporations, limited liability companies or limited partnerships.

Common Stock. Common stock generally represents an equity ownership interest in an issuer. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns and may under-perform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or the occurrence of political or economic events which effect the issuers. In addition, common stock prices may be particularly sensitive to rising interest rates, which increases borrowing costs and the costs of capital.

Preferred Stock. Preferred stock has a preference over common stock in liquidation (and generally as to dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similarly stated yield characteristics. The market value of preferred stock will also generally reflect whether (and if so when) the issuer may force holders to sell their preferred stock back to the issuer and whether (and if so when) the holders may force the issuer to buy back their preferred stock. Generally, the right of the issuer to repurchase the preferred stock tends to reduce any premium that the preferred stock might otherwise trade at due to interest rate or credit factors, while the right of the holders to require the issuer to repurchase the preferred stock tends to reduce any discount that the preferred stock might otherwise trade at due to interest rate or credit factors. In addition, some preferred stocks are non-cumulative, meaning that the dividends do not accumulate and need not ever be paid. A portion of the Fund’s portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. There is no assurance that dividends or distributions on non-cumulative preferred stocks in which the Fund invests will be declared or otherwise paid. Preferred stock of certain companies offers the opportunity for capital appreciation as well as periodic income. This may be particularly true in the case of companies that have performed below expectations. If a company’s performance has been poor enough, its preferred stock may trade more like common stock than like other fixed income securities, which may result in above average appreciation if the company’s performance improves.

Convertible Securities. A convertible security is a preferred stock, warrant or other security that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities generally have characteristics similar to both fixed income and equity securities. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the underlying securities. Convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities generally rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable non-convertible securities. Convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities although the market prices of convertible securities may be affected by any dividend changes or other changes in the underlying securities.

Warrants and Rights. The Fund may invest in warrants or rights (including those acquired in units or attached to other securities) that entitle the holder to buy equity securities at a specific price for a specific period of time but will do so only if such equity securities are deemed appropriate by ClearBridge for inclusion in the Fund’s portfolio.

Restricted Securities and Securities with Limited Trading Markets

The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities, and up to 15% of its Managed Assets in restricted securities issued by non-public companies. If the Fund were to assume substantial positions in securities with limited trading markets, the activities of the Fund could have an adverse effect upon the liquidity and marketability of such securities and the Fund might not be able to dispose of its holdings in those securities at then current market prices. Circumstances could also exist when portfolio securities might have to be sold by the Fund at times which otherwise might be considered to be disadvantageous so that the Fund might receive lower proceeds from such sales than it had expected to realize. Investments in securities which are “restricted” (i.e. unregistered or subject to contractual or other legal restrictions on resale) may involve added expenses to the Fund should the Fund be required to bear registration costs with respect to such securities. The Fund could also be delayed in disposing of such securities which might have an adverse effect upon the price and timing of sales and the liquidity of the Fund. Restricted securities and securities for which there is a limited trading market may be significantly more difficult to value due to the unavailability of reliable market quotations for such securities, and investment in such securities may have an adverse impact on the Fund’s net asset value. The Fund may purchase Rule 144A securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”).

Debt Securities

The Fund may invest up to 20% of its Managed Assets in debt securities of MLPs and other issuers. Debt securities may have fixed or variable principal payments and all types of interest rate and dividend payment and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment in kind and auction rate features. The Fund has the flexibility to invest in debt securities that are below investment grade quality (that is, rated Ba or lower by Moody’s, BB+ or lower by S&P or Fitch, comparably rated by another NRSRO, or, if unrated, determined by ClearBridge to be of comparable credit quality). These debt securities are commonly referred to as “high yield” securities or “junk” bonds. The Fund may invest in debt securities without regard for their maturity. Issuers of securities rated Ba/BB+ are regarded as having current capacity to make principal and interest payments but are subject to business, financial or economic conditions which could adversely affect such payment capacity. Debt securities rated Baa3 or BBB- or above are considered “investment grade” securities. Debt securities rated below investment grade quality are obligations of issuers that are considered predominately speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Debt securities rated below investment grade tend to be less marketable than higher-quality securities because the market for them is less broad.

A general description of Moody’s, S&P’s and Fitch’s ratings of bonds is set forth in Appendix A to the SAI. The ratings of Moody’s, S&P and Fitch generally represent their opinions as to the quality of the bonds they rate. It should be emphasized, however, that such ratings are relative and subjective, are not absolute standards of quality, are subject to change and do not evaluate the market risk and liquidity of the securities. Consequently, bonds with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. See “Risks—Below Investment Grade (High Yield or Junk Bond) Securities Risk.”

Royalty Trusts

The Fund may invest in royalty trusts. However, such investments do not count towards the Fund’s 80% policy. Royalty trusts are publicly traded investment vehicles that gather income on royalties and pay out almost all cash flows to stockholders as distributions. Royalty trusts typically have no physical operations and no management or employees. Typically royalty trusts own the rights to royalties on the production and sales of a natural resource, including oil, gas, minerals and timber As these deplete, production and cash flows steadily decline, which may decrease distribution rates. Royalty trusts are, in some respects, similar to certain MLPs and include risks similar to those MLPs.

Other Sector Investments

The Fund may invest in MLPs or MLP affiliates in other sectors of the economy. For instance, the Fund may invest in entities operating in the natural resources sector including companies principally engaged in owning or developing non-energy natural resources (including timber and minerals) and industrial materials, or supplying goods or services to such companies. Additionally, the Fund may invest in MLPs that focus on developing infrastructure assets.

The Fund may also use other strategies and invest in other investments that are described, along with their risks, in the Statement of Additional Information (“SAI”). However, the Fund might not use all of the strategies and techniques or invest in all of the types of investments described in this Prospectus or in the SAI. New types of mortgage-backed and asset-backed securities, derivative instruments, hedging instruments and other securities or instruments are developed and marketed from time to time. Consistent with its investment limitations, the Fund may invest in new types of securities and instruments.

Foreign Securities and Emerging Markets

The Fund may invest in securities of foreign issuers including securities traded on non-U.S. exchanges and of emerging market issuers. Such investments in securities of foreign issuers may include investments in American Depositary Receipts (“ADRs”). ADRs are certificates evidencing ownership of shares of a foreign issuer that are issued by depositary banks and generally trade on an established market in the United States or elsewhere. A fund that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Investments in foreign securities (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country. Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Fund’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-US. withholding taxes, and special U.S. tax considerations may apply.

The risks of foreign investment are greater for investments in emerging markets. The Fund considers a country to be an emerging market country if, at the time of investment, it is represented in the J.P. Morgan Emerging Markets Bond Index Global or categorized by the World Bank in its annual categorization as middle or low-income Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable, than those of more advanced countries. Low trading volumes may result in a lack of liquidity and in price volatility. Emerging market countries may have policies that restrict investment by foreigners, that require governmental approval prior to investments by foreign persons, or that prevent foreign investors from withdrawing their money at will. An investment in emerging market securities should be considered speculative.

Non-Diversification

The Fund may invest up to 15% of its Managed Assets, at the time of purchase, in securities of any single issuer.

Additional Investment Activities

Derivatives

The Fund may engage in a variety of transactions using derivatives, including without limitation futures, options, forwards, interest rate swaps and other swaps (including buying and selling credit default swaps and options on credit default swaps), foreign currency futures, forwards and options, and futures contracts, warrants and other synthetic instruments that are intended to provide economic exposure to particular securities, assets or issuers or to be used as a hedging technique. The Fund may use one or more types of these instruments within the limits prescribed by the 1940 Act and the rules and regulations thereunder. The Fund may also engage in a variety of transactions using derivatives in order to change the investment characteristics of its portfolio (such as shortening or lengthening duration) and for other purposes.

A derivative is a financial instrument that has a value based on, or derived from, the value of one or more underlying reference assets or instruments or measures of value or interest rates, such as a security, a commodity, a currency, an index, an interest rate or a currency exchange rate. Derivatives may be used by the Fund for any of the following purposes:

•	As a hedging technique in order to manage risk in the Fund’s portfolio

•	As a substitute for buying or selling the underlying asset

•	As a means of changing the investment characteristics of the Fund’s portfolio

•	As a cash flow management technique

•	As a means of enhancing income, yield or returns

•	As a means of providing additional exposure to types of investments or market factors

The Fund from time to time may sell protection on debt obligations by entering into credit default swaps. In these transactions, the Fund is generally required to pay the par (or other agreed-upon) value of a referenced debt obligation to the counterparty in the event of a default on, restructuring or downgrade of the debt obligation and/or a similar credit event. In return, the Fund receives from the counterparty a periodic stream of payments over the term of the swap. If no credit event occurs, the Fund keeps the stream of payments and has no payment obligations. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its net assets, the Fund would be subject to potential loss of the par (or other agreed-upon) value it had undertaken to pay following the occurrence of a credit event. Credit default swaps may also be structured based on an index or the debt of a basket of issuers, rather than a single issuer, and may be customized with respect to the credit event that triggers purchase or other factors (for example, a particular number of defaults within a basket, or defaults by a particular combination of issuers within the basket, may trigger a payment obligation).

The Fund may buy credit default swaps to hedge against the credit risk of assets held in its portfolio or for other reasons. As the buyer of a credit default swap, the Fund would make the stream of payments described in the preceding paragraph to the seller of the credit default swap and would expect to receive from the seller a payment in the event of a default on the underlying debt security or other specified credit event.

Using derivatives, especially for non-hedging purposes, may involve greater risks to the Fund than investing directly in securities. Certain derivative transactions may have a leveraging effect on the Fund.

Use of derivatives or similar instruments may have different tax consequences for the Fund than an investment in the underlying asset or index, and those differences may affect the amount, timing and character of income distributed to stockholders.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a VAR based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility.

Instead of, and/or in addition to, investing directly in particular assets, the Fund may use derivatives and other synthetic instruments that are intended to provide economic exposure to securities, assets, issuers, currencies, indices or other measures of market or economic value. The Fund may use one or more types of these instruments without limit.

ClearBridge may choose not to make use of derivatives.

Other Investment Companies

The Fund may, but has no current intention to, invest in securities of other closed-end or open-end investment companies, including exchange-traded funds, that invest primarily in MLP entities in which the Fund may invest directly to the extent permitted by the 1940 Act. The Fund may invest in other investment companies during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of the offering of its securities, during periods when there is a shortage of attractive MLP securities available in the market, or when ClearBridge believes share prices of other investment companies offer attractive values. The Fund may invest in investment companies that are advised by ClearBridge or its affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC. As a stockholder in an investment company, the Fund bears its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. ClearBridge takes expenses into account when evaluating the investment merits of an investment in an investment company relative to available investments. In addition, the securities of other investment companies may also be leveraged and therefore subject to the same leverage risks described herein. As described in the section entitled “Risks—Leverage Risk,” the net asset value and market value of leveraged shares may be more volatile and the yield to stockholders may tend to fluctuate more than the yield generated by unleveraged shares. Other investment companies may have investment policies that differ from those of the Fund. In addition, to the extent the Fund invests in other investment companies, the Fund is dependent upon the investment and research abilities of persons other than ClearBridge.

New Securities and Other Investment Techniques

New types of securities and other investment and hedging practices are developed from time to time. ClearBridge expects, consistent with the Fund’s investment objective and policies, to invest in such new types of securities and to engage in such new types of investment practices if ClearBridge believes that these investments and investment techniques may assist the Fund in achieving its investment objective. In addition, ClearBridge may use investment techniques and instruments that are not specifically described herein.

Defensive Investing

The Fund may take temporary defensive positions or depart from its principal investment strategies in response to or anticipation of adverse or unusual market, economic, political or other conditions, including by investing in any type of money market instruments and short-term debt securities or holding cash or cash items without regard to any percentage limitations. For instance, for temporary defensive purposes, the Fund may restrict the markets in which it invests or may hold uninvested cash or invest without limitation in cash equivalents such as money market instruments, U.S. Treasury bills, interests in short-term investment funds, repurchase agreements, or shares of money market or short-term bond funds, even if the investments are inconsistent with the Fund’s principal investment strategies. To the extent the Fund invests in these temporary investments in this manner, the Fund may succeed in avoiding losses but may not otherwise achieve its investment objective. Although ClearBridge has the ability to take defensive positions for the Fund, it may choose not to do so for a variety of reasons, even during volatile market conditions.

Portfolio Turnover

It is not the Fund’s policy to engage in transactions with the objective of seeking profits from short-term trading. However, the Fund may engage in active and frequent trading when ClearBridge believes such trading is, in light of prevailing economic and market conditions, in the best interests of the Fund’s stockholders. Frequent trading also increases transaction costs, which could detract from the Fund’s performance.

Fundamental Investment Policies

The Fund’s investment restrictions listed in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities. A “majority of the outstanding voting securities” means (i) 67% or more of the Fund’s outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy at the meeting or (ii) more than 50% of the outstanding voting securities, whichever of (i) or (ii) is less. See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Fund.

LEVERAGE

The Fund may seek to enhance the level of its cash distributions to holders of Common Stock through the use of leverage. The Fund currently uses leverage through Borrowings and may in the future continue to use leverage through Borrowings in an aggregate amount of up to approximately 33 1/3% of the Fund’s total net assets immediately after such Borrowings. Furthermore, the Fund may use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any Borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. The Fund may not use leverage at all times and the amount of leverage may vary depending upon a number of factors, including FTFA’s and ClearBridge’s outlook for the market and the costs that the Fund would incur as a result of such leverage. As of August 1, 2025, the Fund had outstanding senior secured notes and a revolving credit facility with a financial institution in place under which the Fund had Borrowings representing approximately 13% of its Managed Assets. As of August 1, 2025, the Fund had 1,948,579 shares of MRPS outstanding with an aggregate liquidation value of $68,200,265, representing approximately 6% of Managed Assets.

The Fund may enter into reverse repurchase agreements and use similar investment management techniques that may provide leverage, subject to the requirements of Rule 18f-4 under the 1940 Act. Under Rule 18f-4(d), the Fund may enter into reverse repurchase agreements or similar financing transactions in reliance on the rule if the Fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating its asset coverage ratio; or (ii) treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under the rule.

The Fund entered into a revolving Credit Agreement with The Bank of Nova Scotia. The Credit Agreement allows the Fund to borrow up to an aggregate amount of $305,000,000 effective August 12, 2024 ($215,000,000 prior to August 12, 2024 and $160,000,000 prior to December 13, 2023). The Credit Agreement is subject to a scheduled commitment termination date of December 10, 2025. The Fund pays interest on borrowings calculated based on the Secured Overnight Financing Rate (“SOFR”) plus applicable margin. The Fund pays a commitment fee on the unutilized portion of the loan commitment amount at an annual rate of 0.25% except that the commitment fee is 0.15% when the aggregate outstanding balance of the loan is equal to or greater than 75% of the maximum commitment amount.

For the period ended May 31, 2025, based on the number of days during the reporting period that the Fund had a loan balance outstanding, the average daily loan balance was $164,000,000 and the weighted average interest rate was 5.45%. At May 31, 2025, the Fund had $164,000,000 of borrowings outstanding per this Credit Agreement.

The Fund operates under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a VaR based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility.

Borrowings (and any Preferred Stock) will have seniority over Common Stock. Any Borrowings and Preferred Stock will leverage your investment in Common Stock. Common Stockholders will bear the costs associated with any Borrowings, and if the Fund issues additional Preferred Stock, Common Stockholders will bear the offering costs of the Preferred Stock issuance. The Board of Directors of the Fund may authorize the use of leverage through Borrowings and the issuance of additional Preferred Stock without the approval of the Common Stockholders.

The Fund may be required to redeem the MRPS for failure to meet certain asset coverage requirements. In addition, the Fund is required to redeem each series of the MRPS at their applicable term redemption date. The purchase agreement related to the Fund’s MRPS contains certain covenants customary for these types of securities. In addition, our failure to pay dividends under the MRPS results in an increase in the MRPS’ applicable dividend rate.

Changes in the value of the Fund’s portfolio securities, including costs attributable to Borrowings or the issuance of additional Preferred Stock, will be borne entirely by the holders of the Common Stock. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the net asset value per Common Stock to a greater extent than if the Fund were not leveraged. During periods when the Fund is using leverage through Borrowings or the issuance of Preferred Stock, the fees paid to FTFA and ClearBridge for advisory services will be higher than if the Fund did not use leverage because the fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes the principal amount of the Borrowings and any assets attributable to the issuance of Preferred Stock. For purposes of calculating Managed Assets, the liquidation preference of any Preferred Stock outstanding will not be considered a liability. This means that FTFA and ClearBridge may have a financial incentive to increase the Fund’s use of leverage.

Under the 1940 Act, the Fund generally is not permitted to issue commercial paper or notes or borrow unless immediately after the borrowing or commercial paper or note issuance the value of the Fund’s total assets less liabilities other than the principal amount represented by commercial paper, notes or borrowings is at least 300% of such principal amount. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund’s total assets, less liabilities other than the principal amount represented by commercial paper, notes or borrowings, is at least 300% of such principal amount after deducting the amount of such dividend or distribution. If the Fund borrows, the Fund intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding commercial paper, notes or borrowing to the extent necessary to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Directors.

Utilization of leverage is a speculative investment technique and involves certain risks to the holders of Common Stock. These include the possibility of higher volatility of the net asset value of the Common Stock and potentially more volatility in the market value of, and distributions on, the Common Stock. So long as the Fund is able to realize a higher net return on its investment portfolio than the then-current cost of any leverage together with other related expenses, the effect of the leverage will be to cause holders of Common Stock to realize a higher rate of return than if the Fund were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to holders of Common Stock will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to holders of Common Stock than if the Fund were not so leveraged. There can be no assurance that the Fund’s leveraging strategy will be successful.

Under the 1940 Act, the Fund is not permitted to issue Preferred Stock unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding Preferred Stock plus any outstanding borrowings (i.e., such liquidation value plus any outstanding borrowings may not exceed 50% of the Fund’s asset coverage less all liabilities other than borrowings).

In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund’s asset coverage less liabilities other than borrowings satisfies the above-referenced 200% coverage requirement. If Preferred Stock is issued, the Fund intends, to the extent possible, to purchase or redeem Preferred Stock from time to time to the extent necessary in order to maintain coverage of at least 200%.

If shares of Preferred Stock are outstanding, two of the Fund’s directors will be elected by the holders of Preferred Stock, voting separately as a class. The remaining directors of the Fund will be elected by holders of Common Stock and Preferred Stock voting together as a single class. In the event that the Fund fails to pay dividends on the Preferred Stock for two years, holders of Preferred Stock would be entitled to elect a majority of the directors of the Fund.

The Fund may be subject to certain restrictions imposed either by guidelines of a lender, if the Fund borrows from a lender, or by one or more rating agencies which may issue ratings for Preferred Stock or debt securities. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines will impede FTFA, Western Asset and the Non-U.S. Subadvisers from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. In addition to other considerations, to the extent that the Fund believes that the covenants and guidelines required by the rating agencies would impede its ability to meet its investment objectives, or if the Fund is unable to obtain its desired rating on Preferred Stock or debt securities, the Fund will not issue Preferred Stock or debt securities.

Effects of Leverage

As of May 31, 2025, the Fund had $164,000,000 of Borrowings outstanding under the revolving credit facility. As of May 31, 2025, the Fund had $41,782,858 aggregate principal amount of fixed-rate secured notes outstanding. The credit agreement is scheduled to terminate on December 10, 2025.

As of May 31, 2025, the Fund had $41,782,858 aggregate principal amount of fixed-rate secured notes outstanding. These senior secured notes consist of eight series: $950,483 of the 3.76% Series E Senior Secured Notes due August 26, 2026, $10,301,809 of the 4.66% Series H Senior Secured Notes due October 15, 2025, $2,363,520 of the 3.76% Series J Senior Secured Notes due August 26, 2026, $9,326,837 of the 3.78% Series K Senior Secured Notes due June 6, 2025, $2,984,588 of the 4.20% Series L Senior Secured Notes due April 30, 2026, $4,663,418 of the 3.46% Series M Senior Secured Notes due June 11, 2025, $4,663,418 of the 3.56% Series N Senior Secured Notes due June 11, 2027, and $6,528,785 of the 3.76% Series O Senior Secured Notes due June 11, 2030.

As of May 31, 2025, the Fund had 2,640,012 shares of MRPS outstanding with an aggregate liquidation value of $92,400,420. Each share of MRPS has a liquidation preference of $35. These MRPS consist of eight series: 200,001 shares of Series J MRPS with a term redemption date of July 23, 2026, 485,719 shares of Series L MRPS with a term redemption date of November 17, 2032, 314,286 shares of Series M MRPS with a term redemption date of November 17, 2029, 234,286 shares of Series P MRPS with a term redemption date of June 11, 2027, 428,572 shares of Series Q MRPS with a term redemption date of November 17, 2029, and 285,715 shares of Series R MRPS with a term redemption date of November 17, 2032. Pursuant to their terms, the Series N MRPS and the Series O MRPS were redeemed in full on June 11, 2025, and such shares were automatically reclassified as authorized but unissued shares of Common Stock.

As of May 31, 2025, the interest rate payable by us on our Borrowings made under our credit facility was SOFR plus 1.10% and the commitment fee payable for unborrowed funds is 0.25%.

As of May 31, 2025, our total leverage (including Borrowings and Preferred Stock) represented 25% of our Managed Assets. Assuming that our leverage levels are as described above, our average annual cost of leverage would be 1.77% of net assets attributable to common shares. As of May 31, 2025, the blended interest on our senior secured notes was 3.96%. As of May 31, 2025, the blended rate on our MRPS was 5.94%. Income generated by our portfolio as of May 31, 2025 must exceed 1.28% in order to cover such leverage costs. These numbers are merely estimates used for illustration; actual dividend or interest rates on the leverage instruments will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total returns from an investment in the Common Stock assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of (10)%, (5)%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. See “Risks.” The table further reflects the use of leverage representing 25% of the Fund’s Managed Assets and the Fund’s currently projected annual leverage interest of 5.38%.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Total Return to Holders of Common Stock	(15.07)%	(8.42)%	(1.77)%	4.87%	11.52%

The corresponding total return to holders of Common Stock is composed of two elements: the Common Stock dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those securities.

Unless and until leverage is utilized or issued, the Common Stock will not be leveraged and the risks and special considerations related to leverage described in this prospectus will not apply. Such leveraging will not be fully achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Fund’s investment objectives and policies.

In addition, because the Fund’s investment management fee is calculated as a percentage of the Fund’s Managed Assets, which include those assets purchased with leverage, during periods in which the Fund is using leverage, the fee paid to FTFA will be higher than if the Fund did not use leverage.

Derivatives and Reverse Repurchase Agreements

Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes. The Fund may use a variety of derivative instruments as part of its investment strategies or for hedging or risk management purposes. Examples of derivative instruments that the fund may use include options contracts, futures contracts, options on futures contracts, credit default swaps and other swap agreements. The Fund may purchase and sell futures contracts, purchase and sell (or write) exchange-listed and OTC put and call options on securities, financial indices and futures contracts, enter into various interest rate and currency transactions and enter into other similar transactions which may be developed in the future to the extent the management determines that they are consistent with the fund’s investment objectives and policies and applicable regulatory requirements. The Fund may use any or all of these techniques at any time, and the use of any particular derivative transaction will depend on market conditions.

Effective August 19, 2022, the Fund began operating under Rule 18f- 4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies.

Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (“VaR”) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility. See “Leverage” and “Risks—Risks Related to the Fund—Leverage Risk.”

Borrowings

The Fund is permitted to leverage its portfolio by entering into one or more credit facilities. Effective August 12, 2024, the Fund entered into a revolving credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia. The Credit Agreement allows the Fund to borrow up to an aggregate amount of $305,000,000 and is subject to a scheduled commitment termination date of December 10, 2025 (previously, December 11, 2024). At November 30, 2024, the Fund had $164,000,000 of borrowings outstanding per the Credit Agreement.

The Fund pays interest on borrowings calculated based on SOFR plus applicable margin. The Fund pays a commitment fee on the unutilized portion of the loan commitment amount at an annual rate of 0.25% except that the commitment fee is 0.15% when the aggregate outstanding balance of the loan is equal to or greater than 75% of the maximum commitment amount.

The Credit Agreement contains customary covenants that, among other things, may limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change certain material investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act. In addition, the Credit Agreement may be subject to early termination under certain conditions and may contain other provisions that could limit the Fund’s ability to utilize borrowing under the agreement. Interest expense related to this loan for the period ended May 31, 2025, was $4,522,469. For the period ended May 31, 2025, the Fund incurred commitment fees of $178,209. For the period ended May 31, 2025, based on the number of days during the reporting period that the Fund had a loan balance outstanding, the average daily loan balance was $164,000,000 and the weighted average interest rate was 5.45%. At August 1, 2025, the Fund had Borrowings through outstanding senior secured notes and a revolving credit facility, representing approximately 13% of its Managed Assets.

Preferred Stock

The Fund is permitted to leverage its portfolio by issuing Preferred Stock. Under the 1940 Act, the Fund is not permitted to issue Preferred Stock if, immediately after such issuance, the liquidation value of the Fund’s outstanding Preferred Stock plus any outstanding borrowings exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Fund’s assets must be at least 200% of the liquidation value of its outstanding Preferred Stock plus any outstanding borrowings). In addition, the Fund would not be permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund’s assets less liabilities other than borrowings is at least 200% of such liquidation value.

The Fund currently uses leverage through the issuance of Preferred Stock and may in the future use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any Borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. As of August 1, 2025, the Fund had 1,948,579 shares of MRPS outstanding with an aggregate liquidation value of $68,200,265, representing approximately 6% of Managed Assets.

The Fund expects that Preferred Stock, if issued, will pay adjustable rate dividends based on shorter-term interest rates, which would be re-determined periodically by a fixed spread or remarketing process, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The adjustment period for Preferred Stock dividends could be as short as one day or as long as a year or more. Preferred Stock, if issued, could include a liquidity feature that allows holders of Preferred Stock to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Fund expects that it would pay a fee to the provider of this liquidity feature, which would be borne by Common Stockholders of the Fund. The terms of such liquidity feature could require the Fund to redeem Preferred Stock still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Fund.

If Preferred Stock is issued, the Fund may, to the extent possible, purchase or redeem shares of Preferred Stock from time to time to the extent necessary in order to maintain asset coverage of any Preferred Stock of at least 200%. In addition, as a condition to obtaining ratings on the Preferred Stock, the terms of any Preferred Stock issued are expected to include asset coverage maintenance provisions which will require the redemption of the Preferred Stock in the event of non-compliance by the Fund and may also prohibit dividends and other distributions on the Common Stock in such circumstances. In order to meet redemption requirements, the Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Fund to incur related transaction costs and could result in capital losses to the Fund. If the Fund has Preferred Stock outstanding, two of the directors will be elected by the holders of Preferred Stock voting separately as a class. The remaining directors will be elected by holders of Common Stock and Preferred Stock voting together as a single class. In the event the Fund fails to pay dividends on Preferred Stock for two years, holders of Preferred Stock will be entitled to elect a majority of the directors.

Temporary Borrowings

The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

RISKS

The Fund is a non-diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective. The Fund’s performance and the value of its investments will vary in response to changes in interest rates, inflation, the financial condition of a security’s issuer, ratings on a security and other market factors. Your Common Stock at any point in time may be worth less than your original investment, even after taking into account the reinvestment of Fund dividends and distributions. Below are the principal risks associated with an investment in the Fund.

Investment and Market Risk

An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. An investment in the Common Stock represents an indirect investment in the energy midstream entities and other investments owned by the Fund, most of which could be purchased directly. The value of the Fund’s portfolio securities may move up or down, sometimes rapidly and unpredictably. At any point in time, your securities may be worth less than your original investment. We are primarily a long-term investment vehicle and should not be used for short-term trading.

Energy Sector Risks

MLPs and midstream entities operating in the energy sector are subject to many operating risks, including: equipment failure causing outages; structural, maintenance, impairment and safety problems; transmission or transportation constraints, inoperability or inefficiencies; dependence on a specified fuel source; changes in electricity and fuel usage; availability of competitively priced alternative energy sources; changes in generation efficiency and market heat rates; lack of sufficient capital to maintain facilities; significant capital expenditures to keep older assets operating efficiently; seasonality; changes in supply and demand for energy; catastrophic and/or weather-related events such as spills, leaks, well blowouts, uncontrollable flows, ruptures, fires, explosions, floods, earthquakes, hurricanes, discharges of toxic gases and similar occurrences; storage, handling, disposal and decommissioning costs; and environmental compliance. Breakdown or failure of an energy company’s assets may prevent it from performing under applicable sales agreements, which in certain situations could result in termination of the agreement or incurring a liability for liquidated damages. As a result of the above risks and other potential hazards associated with energy companies, certain companies may become exposed to significant liabilities for which they may not have adequate insurance coverage. Any of the aforementioned risks could have a material adverse effect on the business, financial condition, results of operations and cash flows of energy companies.

Because the Fund invests, under normal market conditions, at least 80% of its Managed Assets in energy midstream entities including entities structured as both partnerships and corporations, concentration in the energy sector may present more risks than if the Fund were broadly diversified over numerous sectors of the economy. A downturn in the energy sector of the economy, adverse political, legislative or regulatory developments, material declines in energy-related commodity prices (such as those experienced over the last few years) or other events could have a larger impact on the Fund than on an investment company that does not concentrate in the sector. At times, the performance of securities of companies in the sector may lag the performance of other sectors or the broader market as a whole. In addition, there are several specific risks associated with investments in the energy sector, including the following:

Regulatory Risk. The energy sector is highly regulated. MLPs and other entities operating in the energy sector are subject to significant regulation of nearly every aspect of their operations by federal, state and local governmental agencies. Such regulation can change rapidly or over time in both scope and intensity. For example, a particular by-product or process, including hydraulic fracturing, may be declared hazardous—sometimes retroactively—by a regulatory agency and unexpectedly increase production costs or limit ability to develop some reserves. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future which would likely increase compliance costs and may materially adversely affect the financial performance of MLPs and midstream entities.

Specifically, the operations of wells, gathering systems, pipelines, refineries and other facilities are subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	the federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	the federal Clean Water Act and comparable state laws and regulations that impose obligations related to discharges of pollutants into regulated bodies of water;

•	RCRA and comparable state laws and regulations that impose requirements for the handling and disposal of waste from facilities; and

•

CERCLA, also known as “Superfund,” and comparable state laws and regulations that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by MLPs or at locations to which they have sent waste for disposal.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes, including RCRA, CERCLA, the federal Oil Pollution Act and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

There is an inherent risk that entities may incur environmental costs and liabilities due to the nature of their businesses and the substances they handle. For example, an accidental release from wells or gathering pipelines could subject them to substantial liabilities for environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase the compliance costs of entities or limit their ability to develop some reserves. For example, hydraulic fracturing, a technique used in the completion of certain oil and gas wells, has become a subject of increasing regulatory scrutiny and may be subject in the future to more stringent, and more costly to comply with, requirements. Similarly, the implementation of more stringent environmental requirements could significantly increase the cost of any remediation that may become necessary. Entities may not be able to recover these costs from insurance.

Voluntary initiatives and mandatory controls have been adopted or are being discussed both in the United States and worldwide to reduce emissions of “greenhouse gases” such as carbon dioxide, a by-product of burning fossil fuels, and methane, the major constituent of natural gas, which many scientists and policymakers believe contribute to global climate change. These measures and future measures could result in increased costs to certain companies in which the Fund may invest to operate and maintain facilities and administer and manage a greenhouse gas emissions program and may reduce demand for fuels that generate greenhouse gases and that are managed or produced by companies in which the Fund may invest.

Federal, state and local governments may enact laws, and federal, state and local agencies (such as the Environmental Protection Agency) may promulgate rules or regulations, that prohibit or significantly regulate the operation of energy assets. For instance, in the wake of a Supreme Court decision holding that the EPA has some legal authority to deal with climate change under the Clean Air Act, the EPA and the Department of Transportation jointly wrote regulations to cut gasoline use and control greenhouse gas emissions from cars and trucks. The EPA has also taken action to require certain entities to measure and report greenhouse gas emissions and certain facilities may be required to control emissions of greenhouse gases pursuant to EPA air permitting and other regulatory programs. These measures, and other programs addressing greenhouse gas emissions, could reduce demand for energy or raise prices, which may adversely affect the total return of certain of the Fund’s investments.

Commodity Price Risk. MLPs and midstream entities operating in the energy sector may be affected by fluctuations in the prices of energy commodities, including, for example, natural gas, natural gas liquids, crude oil and coal, in the short-and long-term. Fluctuations in energy commodity prices would impact directly companies that own such energy commodities and could impact indirectly companies that engage in transportation, storage, processing, distribution or marketing of such energy commodities. Fluctuations in energy commodity prices can result from changes in general economic conditions or political circumstances (especially of key energy producing and consuming countries); market conditions; weather patterns; domestic production levels; volume of imports; energy conservation; domestic and foreign governmental regulation; international politics; policies of OPEC; taxation; tariffs; and the availability and costs of local, intrastate and interstate transportation methods. The energy sector as a whole may also be impacted by the perception that the performance of energy sector companies is directly linked to commodity prices. High commodity prices may drive further energy conservation efforts, and a slowing economy may adversely impact energy consumption, which may adversely affect the performance of MLPs and midstream entities operating in the energy sector. Recent economic and market events have fueled concerns regarding potential liquidations of commodity futures and options positions.

Depletion Risk. Entities engaged in the exploration, development, management or production of energy commodities face the risk that commodity reserves are depleted over time. Such companies seek to increase their reserves through expansion of their current businesses, acquisitions, further development of their existing sources of energy commodities, exploration of new sources of energy commodities or by entering into long-term contracts for additional reserves; however, there are risks associated with each of these potential strategies. If such companies fail to acquire additional reserves in a cost-effective manner and at a rate at least equal to the rate at which their existing reserves decline, their financial performance may suffer. Additionally, failure to replenish reserves could reduce the amount and affect the tax characterization of the distributions paid by such companies.

Supply and Demand Risk. Entities operating in the energy sector could be adversely affected by reductions in the supply of or demand for energy commodities. The volume of production of energy commodities and the volume of energy commodities available for transportation, storage, processing or distribution could be affected by a variety of factors, including depletion of resources; depressed commodity prices; catastrophic events; labor relations; increased environmental or other governmental regulation; equipment malfunctions and maintenance difficulties; import volumes; international politics, policies of OPEC; and increased competition from alternative energy sources. Alternatively, a decline in demand for energy commodities could result from factors such as adverse economic conditions (especially in key energy-consuming countries); increased taxation; increased environmental or other governmental regulation; increased fuel economy; increased energy conservation or use of alternative energy sources; legislation intended to promote the use of alternative energy sources; or increased commodity prices.

Acquisition Risk. MLP and midstream entity investments owned by the Fund may depend on their ability to make acquisitions that increase adjusted operating surplus per unit in order to increase distributions to unit holders. The ability of such MLPs and midstream entities to make future acquisitions is dependent on their ability to identify suitable targets, negotiate favorable purchase contracts, obtain acceptable financing and outbid competing potential acquirers. To the extent that such MLPs and midstream entities are unable to make future acquisitions, or such future acquisitions fail to increase the adjusted operating surplus per unit, their growth and ability to make distributions to unit holders will be limited. There are risks inherent in any acquisition, including erroneous assumptions regarding revenues, acquisition expenses, operating expenses, cost savings and synergies; assumption of liabilities; indemnification; customer losses; key employee defections; distraction from other business operations; and unanticipated difficulties in operating or integrating new product areas and geographic regions.

Weather Risks. Weather plays a role in the seasonality of some entities’ cash flows. Entities in the propane industry, for example, rely on the winter season to generate almost all of their earnings. In an unusually warm winter season, propane MLPs experience decreased demand for their product. Although most entities can reasonably predict seasonal weather demand based on normal weather patterns, extreme weather conditions, such as the hurricanes that severely damaged cities along the U.S. Gulf Coast in recent years, demonstrate that no amount of preparation can protect an entity from the unpredictability of the weather or possible climate change. The damage done by extreme weather also may serve to increase many entities’ insurance premiums and could adversely affect such companies’ financial condition and ability to pay distributions to stockholders.

Cyclical Industry Risk. The energy industry is cyclical and from time to time may experience a shortage of drilling rigs, equipment, supplies, or qualified personnel, or due to significant demand, such services may not be available on commercially reasonable terms. An entity’s ability to successfully and timely complete capital improvements to existing or other capital projects is contingent upon many variables. Should any such efforts be unsuccessful, an entity could be subject to additional costs and/or the write-off of its investment in the project or improvement. The marketability of oil and gas production depends in large part on the availability, proximity and capacity of pipeline systems owned by third parties. Oil and gas properties are subject to royalty interests, liens and other burdens, encumbrances, easements or restrictions, all of which could impact the production of a particular entity. Oil and gas entities operate in a highly competitive and cyclical industry, with intense price competition. A significant portion of their revenues may depend on a relatively small number of customers, including governmental entities and utilities.

Catastrophic Event Risk. MLPs and midstream entities operating in the energy sector are subject to many dangers inherent in the production, exploration, management, transportation, processing and distribution of natural gas, natural gas liquids, crude oil, refined petroleum and petroleum products and other hydrocarbons. These dangers include leaks, fires, explosions, damage to facilities and equipment resulting from natural disasters, inadvertent damage to facilities and equipment (such as those suffered by BP’s Deepwater Horizon drilling platform in 2010 or spills by various onshore oil pipelines) and terrorist acts. Since the September 11th terrorist attacks, the U.S. government has issued warnings that energy assets, specifically U.S. pipeline infrastructure, may be targeted in future terrorist attacks. These dangers give rise to risks of substantial losses as a result of loss or destruction of commodity reserves; damage to or destruction of property, facilities and equipment; pollution and environmental damage; and personal injury or loss of life. Any occurrence of such catastrophic events could bring about a limitation, suspension or discontinuation of the operations of MLPs and midstream entities operating in the energy sector. MLPs and midstream entities operating in the energy sector may not be fully insured against all risks inherent in their business operations and therefore accidents and catastrophic events could adversely affect such companies’ financial condition and ability to pay distributions to stockholders. It is expected that increased governmental regulation will mitigate such catastrophic risk, such as the recent oil spills referred to above, which could increase insurance premiums and other operating costs for MLPs and midstream entities.

Industry Specific Risks

MLPs and other entities operating in the energy sector are also subject to risks that are specific to the industry they serve.

Pipelines. Pipeline companies are subject to (i) the demand for natural gas, natural gas liquids, crude oil or refined products in the markets they serve, (ii) changes in the availability of products for gathering, transportation, processing or sale due to natural declines in reserves and production in the supply areas serviced by the companies’ facilities, (iii) sharp decreases in crude oil or natural gas prices that cause producers to curtail production or reduce capital spending for exploration activities, and (iv) environmental regulation. Demand for gasoline, which accounts for a substantial portion of refined product transportation, depends on price, prevailing economic conditions in the markets served, and demographic and seasonal factors. Companies that own interstate pipelines that transport natural gas, natural gas liquids, crude oil or refined petroleum products are subject to regulation by the Federal Energy Regulatory Commission (“FERC”) with respect to the tariff rates they may charge for transportation services. An adverse determination by FERC with respect to the tariff rates of such companies could have a material adverse effect on their business, financial condition, results of operations and cash flows and their ability to pay cash distributions or dividends.

FERC also issued a policy statement that provides accounting and ratemaking guidance for treatment of accumulated deferred income tax (“ADIT”) for all FERC-jurisdictional public utilities, natural gas pipelines, and oil pipelines, as FERC found the tax rate reduction would also result in a reduction in ADIT liabilities and ADIT assets on the books of rate-regulated companies. The companies in the energy and infrastructure sector that own the affected natural gas, oil or refined products pipelines could experience a material reduction in revenues and cash flows, which may in turn materially adversely affect their financial condition. FERC may enact other regulations or issue further requests to pipelines that may lead to lower rates.

Gathering and processing. Gathering and processing companies are subject to natural declines in the production of oil and natural gas fields, which utilize their gathering and processing facilities as a way to market their production, prolonged declines in the price of natural gas or crude oil, which curtails drilling activity and therefore production, and declines in the prices of natural gas liquids and refined petroleum products, which cause lower processing margins. In addition, some gathering and processing contracts subject the gathering or processing company to direct commodities price risk.

Midstream. MLPs and midstream entities that provide crude oil, refined product and natural gas services are subject to supply and demand fluctuations in the markets they serve which may be impacted by a wide range of factors including fluctuating commodity prices, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, accidents or catastrophic events, and economic conditions, among others.

Exploration and production. Exploration, development and production companies are particularly vulnerable to declines in the demand for and prices of crude oil and natural gas. Reductions in prices for crude oil and natural gas can cause a given reservoir to become uneconomic for continued production earlier than it would if prices were higher, resulting in the plugging and abandonment of, and cessation of production from, that reservoir. In addition, lower commodity prices not only reduce revenues but also can result in substantial downward adjustments in reserve estimates. The accuracy of any reserve estimate is a function of the quality of available data, the accuracy of assumptions regarding future commodity prices and future exploration and development costs and engineering and geological interpretations and judgments. Different reserve engineers may make different estimates of reserve quantities and related revenue based on the same data. Actual oil and gas prices, development expenditures and operating expenses will vary from those assumed in reserve estimates, and these variances may be significant. Any significant variance from the assumptions used could result in the actual quantity of reserves and future net cash flow being materially different from those estimated in reserve reports. In addition, results of drilling, testing and production and changes in prices after the date of reserve estimates may result in downward revisions to such estimates. Substantial downward adjustments in reserve estimates could have a material adverse effect on a given exploration and production company’s financial position and results of operations. In addition, due to natural declines in reserves and production, exploration and production companies must economically find or acquire and develop additional reserves in order to maintain and grow their revenues and distributions.

Propane. Propane MLPs are subject to earnings variability based upon weather conditions in the markets they serve, fluctuating commodity prices, increased use of alternative fuels, increased governmental or environmental regulation, and accidents or catastrophic events, among others.

Coal. MLPs and other entities with coal assets are subject to supply and demand fluctuations in the markets they serve, which may be impacted by a wide range of factors including fluctuating commodity prices, the level of their customers’ coal stockpiles, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, mining accidents or catastrophic events, health claims and economic conditions, among others. It has become increasingly difficult to obtain and maintain the permits necessary to mine coal. Further, such permits, if obtained, have increasingly contained more stringent, and more difficult and costly to comply with, provisions relating to environmental protection.

Marine shipping. Marine shipping (or “tanker” companies) are exposed to many of the same risks as other energy companies. In addition, the highly cyclical nature of the tanker industry may lead to volatile changes in charter rates and vessel values, which may adversely affect the earnings of tanker companies in our portfolio. Fluctuations in charter rates and vessel values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for oil and oil products. Historically, the tanker markets have been volatile because many conditions and factors can affect the supply and demand for tanker capacity. Changes in demand for transportation of oil over longer distances and supply of tankers to carry that oil may materially affect revenues, profitability and cash flows of tanker companies. The successful operation of vessels in the charter market depends upon, among other things, obtaining profitable spot charters and minimizing time spent waiting for charters and traveling unladen to pick up cargo. The value of tanker vessels may fluctuate and could adversely affect the value of tanker company securities in our portfolio. Declining tanker values could affect the ability of tanker companies to raise cash by limiting their ability to refinance their vessels, thereby adversely impacting tanker company liquidity. Tanker company vessels are at risk of damage or loss because of events such as mechanical failure, collision, human error, war, terrorism, piracy, cargo loss and bad weather. Tanker vessels are also subject to international environmental regulations, including increasingly stringent engine efficiency and ballast water exchange requirements, and older vessels that have not been retrofitted may be limited in the ports they can access. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes, boycotts and government requisitioning of vessels. These sorts of events could interfere with shipping lanes and result in market disruptions and a significant loss of tanker company earnings.

Energy and Energy Infrastructure Sector Risk

The Fund is subject to the risk of focusing investments in the energy sector, which makes it more susceptible to factors adversely affecting issuers within that industry than would a fund investing in a more diversified portfolio of securities. A downturn in the energy sector of the economy could have an adverse impact on the Fund. At times, the performance of securities of companies in the energy sector of the economy may lag the performance of other sectors or the broader market as a whole. The profitability of companies in the energy infrastructure sector is related to worldwide energy prices and costs related to energy production. The energy sector is cyclical and highly dependent on commodity prices. Energy-related companies can be significantly affected by the supply of, and demand for, particular energy products (such as oil and natural gas). Companies in the energy infrastructure sector may be adversely affected by natural disasters or other catastrophes. These companies may be at risk for environmental damage claims and other types of litigation. Companies in the energy infrastructure sector also may be adversely affected by changes in exchange rates, interest rates, economic conditions, tax treatment, government regulation and intervention, negative perception, efforts at energy conservation and world events in the regions in which the companies operate (e.g., expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and repatriation of capital, military coups, social unrest, violence or labor unrest). Companies in the energy infrastructure sector may have significant capital investments in, or engage in transactions involving, emerging market countries, which may heighten these risks.

Risks of Investing in MLP Units

An investment in MLP units involves risks that differ from a similar investment in equity securities, such as common stock, of a corporation. Holders of MLP units have the rights typically afforded to limited partners in a limited partnership. As compared to common stockholders of a corporation, holders of MLP units have more limited control and limited rights to vote on matters affecting the partnership. Holders of MLP units are also exposed to the risk that they will be required to repay amounts to the MLP that are wrongfully distributed to them. Additionally, conflicts of interest may exist among common unit holders, subordinated unit holders and the general partner or managing member of an MLP; for example, a conflict may arise as a result of incentive distribution payments, and the general partner does not generally have any duty to the limited partners beyond a “good faith” standard. For example, over the last few years there have been several “simplification” transactions in which the incentive distribution rights were eliminated by either (i) a purchase of the outstanding MLP units by the general partner or (ii) by the purchase of the incentive distribution rights by the MLP. These simplification transactions present a conflict of interest between the general partner and the MLP and may be structured in a way that is unfavorable to the MLP. There are also certain tax risks associated with an investment in MLP units (described below).

Tax Risks of Investing in Equity Securities of MLPs

Much of the benefit the Fund derives from its investment in equity securities of MLPs is a result of MLPs generally being treated as partnerships for United States federal income tax purposes. Partnerships do not pay United States federal income tax at the partnership level. Rather, each partner of a partnership, in computing its United States federal income tax liability, will include its allocable share of the partnership’s income, gains, losses, deductions and expenses. A change in current tax law, a change in the business of a given MLP, or a change in the types of income earned by a given MLP, could result in an MLP being treated as a corporation for United States federal income tax purposes, which would result in such MLP being required to pay United States federal income tax on its taxable income. The classification of an MLP as a corporation for United States federal income tax purposes would have the effect of reducing the amount of cash available for distribution by the MLP and causing any such distributions received by the Fund to be taxed as dividend income to the extent of the MLP’s current or accumulated earnings and profits. Thus, if any of the MLPs owned by the Fund were treated as corporations for United States federal income tax purposes, the after-tax return to the Fund with respect to its investment in such MLPs could be materially reduced, which could cause a substantial decline in the value of the Common Stock.

The Fund is treated as a regular corporation, or a “C” corporation, for United States federal income tax purposes and, as a result, unlike most investment companies, is subject to corporate income tax to the extent the Fund recognizes positive returns. Any taxes paid by the Fund reduce the amount available to pay distributions to Common Stockholders, and therefore investors in the Fund will likely receive lower distributions than if they invested directly in MLPs.

To the extent that the Fund invests in the equity securities of an MLP, the Fund will be a partner in such MLP. Accordingly, the Fund is required to include in its taxable income the Fund’s allocable share of the income, gains, losses, deductions and expenses recognized by each such MLP, regardless of whether the MLP distributes cash to the Fund. Historically, MLPs have been able to offset a significant portion of their income with tax deductions. The Fund incurs a current tax liability on its allocable share of an MLP’s income and gains that are not offset by the MLP’s tax deductions, losses and credits, or its net operating loss carryovers, if any. The portion, if any, of a distribution received by the Fund from an MLP that is offset by the MLP’s tax deductions, losses or credits is treated as a return of capital. However, those distributions reduce the Fund’s adjusted tax basis in the equity securities of the MLP, which results in an increase in the amount of gain (or decrease in the amount of loss) that is recognized by the Fund for United States federal income tax purposes upon the sale of any such equity securities or upon subsequent distributions in respect of such equity securities. The percentage of an MLP’s income and gains that are offset by tax deductions, losses and credits will fluctuate over time for various reasons. A significant slowdown in acquisition activity or capital spending by MLPs held in the Fund’s portfolio could result in a reduction of accelerated depreciation generated by new acquisitions, which may result in increased current tax liability for the Fund.

The Fund accrues deferred income taxes for its future tax liability associated with the difference between the Fund’s tax basis in an MLP security and the fair market value of the MLP security. Upon the Fund’s sale of an MLP security, the Fund will be liable for previously deferred taxes on taxable realized gains from such sale. The Fund relies to some extent on information provided by MLPs, which may not necessarily be timely, to estimate its deferred tax liability for purposes of financial statement reporting and determining its net asset value. From time to time, the Fund may modify its estimates or assumptions regarding its deferred tax liability as new information becomes available.

A corporation’s earnings and profits are generally calculated by making certain adjustments to the corporation’s reported taxable income. However, because of the Fund’s investment in equity securities of MLPs, its earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. Due to these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as dividends, that are in excess of its taxable income.

In addition, changes in tax laws or regulations, or future interpretations of such laws or regulations, could adversely affect the Fund or the MLP investments in which the Fund invests.

The Fund’s Ability to Use Loss Carryovers May Be Limited

Under the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss and capital loss carryovers to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in the Fund’s ownership by “5% stockholders” that exceeds 50 percentage points over a rolling three-year period. Any such limitations on the Fund’s ability to use its net operating loss and capital loss carryovers could adversely impact the Fund’s business, financial condition, results of operations and cash flows. In addition, any such limitations may result in the expiration of all or a portion of the Fund’s net operating loss and capital loss carryovers before they are utilized.

Lack of Diversification of Customers and Suppliers

Certain MLPs and midstream entities in which the Fund invests or may invest in the future depend upon a limited number of customers for substantially all of their revenue. Similarly, certain MLPs and midstream entities in which the Fund invests or may invest in the future depend upon a limited number of suppliers of goods or services to continue their operations. The loss of any such customers or suppliers could materially adversely affect such MLPs’ and midstream entities’ results of operations and cash flow, and their ability to make distributions to unit holders, such as the Fund, would therefore be materially adversely affected.

Affiliated Party Risk

Certain MLPs in which the Fund may invest depend upon their parent or sponsor entities for the majority of their revenues. If their parent or sponsor entities fail to make such payments or satisfy their obligations, the revenues and cash flows of such MLPs and ability of such MLPs to make distributions to unit holders, such as the Fund, would be adversely affected.

Equity Securities Risk

A substantial percentage of the Fund’s assets are invested in equity securities, including MLP common units, MLP subordinated units, MLP preferred units, equity securities of MLP affiliates, including I-Shares, and common stocks of other issuers. Equity risk is the risk that MLP units or other equity securities held by the Fund will fall due to general market or economic conditions, perceptions regarding the industries in which the issuers of securities held by the Fund participate, changes in interest rates, and the particular circumstances and performance of particular companies whose securities the Fund holds. The price of an equity security of an issuer may be particularly sensitive to general movements in the stock market, or a drop in the stock market may depress the price of most or all of the equity securities held by the Fund. In addition, MLP units or other equity securities held by the Fund may decline in price if the issuer fails to make anticipated distributions or dividend payments because, among other reasons, the issuer experiences a decline in its financial condition. In general, the equity securities of MLPs that are publicly traded partnerships tend to be less liquid than the equity securities of corporations, which means that the Fund could have difficulty selling such securities at the time it would prefer and at a price it believes would reflect the value of the security.

MLP subordinated units typically are convertible to MLP common units at a one-to-one ratio. The price of MLP subordinated units is typically tied to the price of the corresponding MLP common unit, less a discount. The size of the discount depends upon a variety of factors, including the likelihood of conversion, the length of time remaining until conversion and the size of the block of subordinated units being purchased or sold.

I-Shares represent an indirect investment in MLP I-units. Prices and volatilities of I-Shares tend to correlate to the price of common units. Holders of I-Shares are subject to the same risks as holders of MLP common units. In addition, I-Shares may trade less frequently, particularly those of issuers with smaller capitalizations. Given their potential for limited trading volume, I-Shares may display volatile or erratic price movements. In addition, I-Shares often may be subordinated in terms of liquidation rights to MLP common units.

If the Fund invests in equity securities of other open- or closed-end investment companies, including exchange-traded funds, the Fund will bear its ratable share of that investment company’s expenses, and Common Stockholders would remain subject to payment of the Fund’s investment management fees with respect to the assets so invested. Common Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies.

Interest Rate Risk

Rising interest rates could increase the costs of capital thereby increasing operating costs and reducing the ability of MLPs and midstream entities operating in the energy sector to carry out acquisitions or expansions in a cost-effective manner. As a result, rising interest rates could negatively affect the financial performance of MLPs and midstream entities operating in the energy sector. Rising interest rates may also impact the price of the securities of MLPs and midstream entities operating in the energy sector as the yields on alternative investments increase. During periods of rising interest rates, the market price of such securities generally declines. Conversely, during periods of declining interest rates, the market price of fixed income securities generally rises.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Stock and distributions on the Common Stock can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Liquidity Risk

Although the equity securities in which the Fund invests generally trade on major stock exchanges, certain securities owned by the Fund may trade less frequently, particularly those of MLPs, midstream entities and other issuers with smaller capitalizations. Securities with limited trading volumes may display volatile or erratic price movements. Also, the Fund may be one of the largest investors in certain sub-sectors of the energy or natural resource sectors. Thus, it may be more difficult for the Fund to buy and sell significant amounts of such securities without an unfavorable impact on prevailing market prices. Larger purchases or sales of these securities by the Fund in a short period of time may cause abnormal movements in the market price of these securities. As a result, these securities may be difficult to dispose of at a fair price at the times when ClearBridge believe it is desirable to do so. If these securities are private securities, they are more difficult to value, and market quotations may not accurately reflect the value of such securities. Investment of our capital in securities that are less actively traded or over time experience decreased trading volume may restrict our ability to take advantage of other market opportunities.

Natural Resources Sector Risks

The natural resources sector includes companies principally engaged in owning or developing non-energy natural resources (including timber and minerals) and industrial materials, or supplying goods or services to such companies. The Fund’s investments in MLPs and midstream entities operating in the natural resources sector will be subject to the risk that prices of these securities may fluctuate widely in response to the level and volatility of commodity prices; exchange rates; import controls; domestic and global competition; environmental regulation and liability for environmental damage; mandated expenditures for safety or pollution control; the success of exploration projects; depletion of resources; tax policies; and other governmental regulation. Investments in the natural resources sector can be significantly affected by changes in the supply of or demand for various natural resources. The value of investments in the natural resources sector may be adversely affected by a change in inflation.

Small Capitalization Risk

The Fund may invest in securities of MLPs, midstream entities and other issuers that have comparatively smaller capitalizations relative to issuers whose securities are included in major benchmark indexes, which presents unique investment risks. These companies often have limited product lines, markets, distribution channels or financial resources, and the management of such companies may be dependent upon one or a few key people. The market movements of equity securities issued by MLPs and midstream entities with smaller capitalizations may be more abrupt or erratic than the market movements of equity securities of larger, more established companies or the stock market in general. Historically, smaller capitalization companies have sometimes gone through extended periods when they did not perform as well as larger companies. In addition, equity securities of smaller capitalization companies generally are less liquid than those of larger companies. Finally, small-cap securities may not be widely followed by the investment community, which may result in reduced demand. This means that the Fund could have greater difficulty selling such securities at the time and price that the Fund would like.

Competition Risk

A number of alternatives available to the Fund as vehicles for investment in a portfolio of energy MLPs, midstream entities and their affiliates currently exist, including other publicly traded investment companies, structured notes and private funds. These competitive conditions may adversely impact our ability to meet our investment objective, which in turn could adversely impact our ability to make distributions.

Restricted Securities Risk

The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. The term “restricted securities” refers to securities that are unregistered, held by control persons of the issuer or are subject to contractual restrictions on their resale. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Contractual restrictions on the resale of securities result from negotiations between the issuer and purchaser of such securities and therefore vary substantially in length and scope. To dispose of a restricted security that the Fund has a contractual right to sell, the Fund may first be required to cause the security to be registered. A considerable period may elapse between a decision to sell the securities and the time when the Fund would be permitted to sell, during which time the Fund would bear market risks. The difficulties and delays associated with selling restricted securities could result in our inability to realize a favorable price upon disposition of such securities, and at times might make disposition of such securities impossible.

Cash Flow Risk

The Fund expects that a substantial portion of the cash flow it receives will be derived from its investments in equity securities of MLPs and midstream entities. The amount and tax characterization of cash available for distribution by an MLP or midstream entity depends upon the amount of cash generated by such entity’s operations. Cash available for distribution by MLPs and midstream entities will vary widely from quarter to quarter and is affected by various factors affecting the entity’s operations and the energy industry at large. Large declines in commodity prices (such as those experienced from mid-2014 to early 2016) can result in material declines in cash flow from operations. Further, covenants in debt instruments issued by MLPs and midstream entities in which the Fund intends to invest may restrict distributions to equity holders or, in certain circumstances, may not allow distributions to be made to equity holders. Finally, the acquisition of an MLP or midstream entity by an acquiror with a lower yield could result in lower distributions to the equity holders of the acquired MLP or midstream entity. These kind of transactions have become more prevalent in recent years. To the extent MLPs and midstream entities that the Fund owns reduce their distributions to equity holders, this will result in reduced levels of net distributable income and can cause the Fund to reduce its distributions. In addition to the risks described herein, operating costs, capital expenditures, acquisition costs, construction costs, exploration costs and borrowing costs may reduce the amount of cash that an MLP or midstream entity has available for distribution in a given period.

Market Events Risk

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to factors such as economic events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes, labor strikes or other factors, political developments, armed conflicts, economic sanctions and countermeasures in response to sanctions, major cybersecurity events, the global and domestic effects of widespread or local health, weather or climate events, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, wars, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries or markets directly affected, the value and liquidity of the fund’s investments may be negatively affected. Ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Hamas and other militant groups in the Middle East have caused and could continue to cause significant market disruptions and volatility. The hostilities and sanctions resulting from those hostilities have and could continue to have a significant impact on certain fund investments as well as fund performance and liquidity. Following Russia’s invasion of Ukraine in 2022, Russian stocks lost all, or nearly all, of their market value. Other securities or markets could be similarly affected by past or future geopolitical or other events or conditions. Furthermore, events involving limited liquidity, defaults, non-performance or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the fund’s investments.

The long-term impact of the COVID-19 pandemic and its subsequent variants on economies, markets, industries and individual issuers is not known. The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, took extraordinary actions to support local and global economies and the financial markets in response to the COVID-19 pandemic. This and other government intervention into the economy and financial markets have resulted in a large expansion of government deficits and debt, the long term consequences of which are not known.

Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. Recently, inflation and interest rates have been volatile and may increase in the future. These circumstances could adversely affect the value and liquidity of the fund’s investments, impair the fund’s ability to satisfy redemption requests, and negatively impact the fund’s performance.

The United States and other countries are periodically involved in disputes over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. For example, the United States has imposed tariffs and other trade barriers on Chinese exports, has restricted sales of certain categories of goods to China, and has established barriers to investments in China. Trade disputes may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally. The United States government has prohibited U.S. persons from investing in Chinese companies designated as related to the Chinese military. These and possible future restrictions could limit the fund’s opportunities for investment and require the sale of securities at a loss or make them illiquid. Moreover, the Chinese government is involved in a longstanding dispute with Taiwan that has included threats of invasion. If the political climate between the United States and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets and individual securities may be severely affected both regionally and globally, and the value of the fund’s assets may go down.

Valuation Risk

The sales price the Fund could receive for any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. These differences may increase significantly and affect Fund investments more broadly during periods of market volatility. The Fund’s ability to value its investments may be impacted by technological issues and/or errors by pricing services or other third party service providers. The valuation of the Fund’s investments involves subjective judgment. To the extent the Fund invests in private securities, market prices generally are unavailable for such investments, including MLP subordinated units, direct ownership of general partner or managing member interests and restricted or unregistered securities of certain MLPs, midstream entities and private companies. The values of such securities will ordinarily be determined by fair valuations determined by the Board of Directors or its designee in accordance with procedures governing the valuation of portfolio securities adopted by the Board of Directors. Proper valuation of such securities may require more reliance on the judgment of ClearBridge than valuation of securities for which an active trading market exists. As a limited partner in the MLPs, the Fund includes its allocable share of the MLP’s taxable income in computing its own taxable income. Deferred income taxes in the financial statements of the Fund reflect (i) taxes on unrealized gains/losses, which are attributable to the temporary difference between fair market value and the cost basis of the Fund’s assets for financial reporting purposes, (ii) the net tax effects of temporary differences between the carrying amount and the cost basis of such assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and, as applicable, (iii) the net tax benefit of accumulated net operating losses, capital losses and tax credit carryovers. To the extent the Fund has a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. The need to establish a valuation allowance for deferred tax assets is assessed periodically by the Fund based on the criterion established by Financial Accounting Standards Board Codification Topic 740, Income Taxes (formerly Statement of Financial Accounting Standards No. 109) that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In the assessment for a valuation allowance, consideration is given to all positive and negative evidence related to the realization of the deferred tax asset. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future allocations of taxable income and future cash distributions from the Fund’s MLP holdings), the duration of statutory carryover periods and the associated risk that net operating loss, capital loss and tax credit carryovers may expire unused.

The Fund may rely to some extent on information provided by the MLPs, which may not necessarily be timely, to estimate taxable income allocable to the MLP units held in the portfolio and to estimate the associated deferred tax asset or liability. Such estimates are made in good faith. From time to time, as new information becomes available, the Fund modifies its estimates or assumptions regarding the deferred tax asset or liability.

Deferred tax assets may constitute a relatively high percentage of the Fund’s net asset value. A capital loss carryover may constitute a material deferred tax asset and also has a five-year expiration. Any valuation allowance required against deferred tax assets, such as a capital loss carryover, or future adjustments to a valuation allowance could have a material impact on the Fund’s net asset value and results of operations in the period the valuation allowance is recorded or adjusted.

Royalty Trust Risk

Royalty trusts are exposed to many of the same risks as other MLPs. In addition, the value of the equity securities of the royalty trusts in which the Fund invests may fluctuate in accordance with changes in the financial condition of those royalty trusts, the condition of equity markets generally, commodity prices, and other factors. Distributions on royalty trusts in which the Fund may invest will depend upon the declaration of distributions from the constituent royalty trusts, but there can be no assurance that those royalty trusts will pay distributions on their securities. Typically royalty trusts own the rights to royalties on the production and sales of a natural resource, including oil, gas, minerals and timber As these deplete, production and cash flows steadily decline, which may decrease distributions. The declaration of such distributions generally depends upon various factors, including the operating performance and financial condition of the royalty trust and general economic conditions.

In many circumstances, the royalty trusts in which the Fund may invest may have limited operating histories. The value of royalty trust securities in which the Fund invests are influenced by factors that are not within the Fund’s control, including the financial performance of the respective issuers, interest rates, exchange rates and commodity prices (which will vary and are determined by supply and demand factors including weather and general economic and political conditions), the hedging policies employed by such issuers, issues relating to the regulation of the energy industry and operational risks relating to the energy industry.

Market Discount from Net Asset Value Risk

Shares of closed-end investment companies frequently trade at a discount from their net asset value. This risk is separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities and may be a greater risk to investors expecting to sell their Common Stock in a relatively short period following completion of this offering. Whether investors will realize gains or losses upon the sale of the Common Stock will depend not upon the Fund’s net asset value but upon whether the market price of the Common Stock at the time of sale is above or below the investor’s purchase price for the Common Stock.

Because the market price of the Common Stock will be determined by factors such as relative supply of and demand for the Common Stock in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, above or below net asset value or at, above or below the initial public offering price. The Common Stock is designed primarily for long term investors and you should not view the Fund as a vehicle for trading purposes.

Below Investment Grade (High Yield or Junk Bond) Securities Risk

The Fund may invest up to 20% of its Managed Assets in fixed income securities of below investment grade quality. High yield debt securities are generally subject to greater credit risks than higher-grade debt securities, including the risk of default on the payment of interest or principal. High yield debt securities are considered speculative, typically have lower liquidity and are more difficult to value than higher grade bonds. High yield debt securities tend to be volatile and more susceptible to adverse events, credit downgrades and negative sentiments and may be difficult to sell at a desired price, or at all, during periods of uncertainty or market turmoil.

Foreign Investment and Emerging Markets Risk

A fund that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Investments in foreign securities (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country. Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the Fund’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply.

The risks of foreign investment are greater for investments in emerging markets. The Fund considers a country to be an emerging market country if, at the time of investment, it is represented in the J.P. Morgan Emerging Markets Bond Index Global or categorized by the World Bank in its annual categorization as middle- or low-income. Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable, than those of more advanced countries. Low trading volumes may result in a lack of liquidity and in price volatility. Emerging market countries may have policies that restrict investment by foreigners, that require governmental approval prior to investments by foreign persons, or that prevent foreign investors from withdrawing their money at will. An investment in emerging market securities should be considered speculative.

Currency Risk

The value of investments in securities denominated in foreign currencies increases or decreases as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could erase investment gains or add to investment losses. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls and speculation. The Fund may be unable or may choose not to hedge its foreign currency exposure.

Leverage Risk

The Fund may use leverage through borrowings, including loans from certain financial institutions and/or the issuance of debt securities, and through the issuance of Preferred Stock. The Fund may use leverage through borrowings in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such borrowings. Furthermore, the Fund may use leverage through the issuance of Preferred Stock in an aggregate amount of liquidation preference attributable to the Preferred Stock combined with the aggregate amount of any borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. The Fund had outstanding senior secured notes, a revolving credit facility with a financial institution and outstanding MRPS. Any effective leverage will create an opportunity for increased returns on the Common Stock but also create the possibility of losses if the cost of leverage exceeds the return on the Fund’s investment. The effective leverage offered by such investments could cause the Fund’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the Fund did not invest in them. Because the fees received by the FTFA and ClearBridge are based on the total Managed Assets of the Fund, the FTFA and ClearBridge have a financial incentive for the Fund to use financial leverage, which may create a conflict of interest between the FTFA and ClearBridge and the Common Stockholders. There is no assurance that the Fund’s strategy of investing in instruments that have the economic effect of financial leverage will be successful.

Derivatives Risk

The Fund may utilize a variety of derivative instruments such as interest rate swaps, options contracts, futures contracts, forward contracts, options on futures contracts and indexed securities. Using derivatives can increase Fund losses and reduce opportunities for gains when market prices, interest rates, currencies, or the derivatives themselves behave in a way not anticipated by the Fund. Using derivatives also can have a leveraging effect and increase Fund volatility. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivatives may not be available at the time or price desired, may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the Fund. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. The value of a derivative may fluctuate more than the underlying assets, rates, indices or other indicators to which it relates. Use of derivatives may have different tax consequences for the Fund than an investment in the underlying security, and those differences may affect the amount, timing and character of income distributed to shareholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g. reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (VaR) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount is not subject to the full requirements of Rule 18f-4. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy.

Short Sales Risk

If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will realize a loss, which may be substantial. A fund that engages in a short sale or short position may lose more money than the actual cost of the short sale or short position and its potential losses may be unlimited if the fund does not own the security sold short or the reference instrument and it is unable to close out of the short sale or short position.

Legal and Regulatory Risk.

Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. The Fund and the Investment Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and FTFA will continue to be eligible for such exemptions.

The U.S. Government enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting, recordkeeping, and registration requirements. Although the CFTC has released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, certain of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategies as a result. It is unclear how the regulatory changes will affect counterparty risk.

The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts; those position limits may also apply to certain other derivatives positions the Fund may wish to take. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that different clients managed by the Investment Manager and its affiliates may be aggregated for this purpose. Therefore it is possible that the trading decisions of the Investment Manager may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on ClearBridge’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a

“short squeeze” in the securities held short by the Fund, forcing the Fund to cover its positions at a loss. Such reporting requirements also may limit the Investment Manager’s ability to access management and other personnel at certain companies where ClearBridge seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity. If additional rules were adopted regarding short sales, they could restrict the Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for the Fund to execute certain investment strategies and may have a material adverse effect on the Fund’s ability to generate returns.

Counterparty Risk

The Fund may enter into transactions with counterparties that become unable or unwilling to fulfill their contractual obligations. There can be no assurance that any such counterparty will not default on its obligations to the Fund. In the event of a counterparty default, the Fund may be hindered or delayed in exercising rights against a counterparty and may experience significant losses. To the extent that the Fund enters into multiple transactions with a single or small set of counterparties, the Fund will be subject to increased counterparty risk.

Privately Held Company Risk

Privately held companies are not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, ClearBridge may not have timely or accurate information about the business, financial condition and results of operations of the privately held companies in which the Fund invests.

Debt Securities Risks

Debt securities in which the Fund invests are subject to many of the risks described elsewhere in this section. In addition, they are subject to credit risk, interest rate risk, and, depending on their quality, other special risks. An issuer of a debt security may be unable to make interest payments and repay principal. The Fund could lose money if the issuer of a debt obligation is, or is perceived to be, unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of a security by rating agencies may further decrease its value. Certain debt instruments, particularly below investment grade securities or “junk bonds,” may contain call or redemption provisions which would allow the issuer thereof to prepay principal prior to the debt instrument’s stated maturity. This is known as prepayment risk. Prepayment risk is greater during a falling interest rate environment as issuers can reduce their cost of capital by refinancing higher yielding debt instruments with lower yielding debt instruments. An issuer may also elect to refinance its debt instruments with lower yielding debt instruments if the credit standing of the issuer improves. To the extent debt securities in its portfolio are called or redeemed, the Fund may be forced to reinvest in lower yielding securities. Debt securities have reinvestment risk, which is the risk that income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called fixed income instruments at market interest rates that are below the portfolio’s current earnings rate. A decline in income could affect the Common Stock price or its overall return.

Redenomination Risk

Continuing uncertainty as to the status of the euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU- related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. Clearbridge and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. ClearBridge’s judgement about the attractiveness, relative value or potential appreciation of a particular sector or security may prove to be incorrect.

Potential Conflicts of Interest Risk

FTFA, ClearBridge and the portfolio managers have interests which may conflict with the interests of the Fund. In particular, FTFA also manages, and ClearBridge serves as subadviser to, other closed-end investment companies listed on the NYSE that have investment objectives and investment strategies that are substantially similar to those of the Fund. Further, FTFA and ClearBridge may at some time in the future manage and/or advise other investment funds or accounts with the same or substantially similar investment objective and strategies as the Fund. As a result, FTFA, ClearBridge and the Fund’s portfolio managers may devote unequal time and attention to the management of the Fund and those other funds and accounts, and may not be able to formulate as complete a strategy or identify equally attractive investment opportunities as might be the case if they were to devote substantially more attention to the management of the Fund. FTFA, ClearBridge and the Fund’s portfolio managers may identify a limited investment opportunity that may be suitable for multiple funds and accounts, and the opportunity may be allocated among these several funds and accounts, which may limit the Fund’s ability to take full advantage of the investment opportunity. Additionally, transaction orders may be aggregated for multiple accounts for purpose of execution, which may cause the price or brokerage costs to be less favorable to the Fund than if similar transactions were not being executed concurrently for other accounts. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and accounts. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that the Fund holds, potentially resulting in a decrease in the market value of the security held by the Fund.

The portfolio managers may also engage in cross trades between funds and accounts, may select brokers or dealers to execute securities transactions based in part on brokerage and research services provided to FTFA or ClearBridge which may not benefit all funds and accounts equally and may receive different amounts of financial or other benefits for managing different funds and accounts. Finally, FTFA or its affiliates may provide more services to some types of funds and accounts than others.

There is no guarantee that the policies and procedures adopted by FTFA, ClearBridge and the Fund will be able to identify or mitigate the conflicts of interest that arise between the Fund and any other investment funds or accounts that FTFA and/or ClearBridge may manage or advise from time to time.

Portfolio Turnover Risk

Changes to the investments of the Fund may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate may result in increased transaction costs for the Fund in the form of increased dealer spreads and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of the Fund will vary from year to year, as well as within a year.

Government Intervention in Financial Markets Risk

The instability in the financial markets has led the U.S. government and foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which the Fund invests, or the issuers of such securities, in ways that are unforeseeable. Issuers of corporate fixed income securities might seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. Clearbridge monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

Non-Diversification Risk

The Fund is classified as “non-diversified” under the 1940 Act. As a result, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

Operational Risk

The valuation of the Fund’s investments may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Fund and its stockholders could be negatively impacted as a result.

Cybersecurity Risk

Like other funds and business enterprises, the Fund, FTFA, ClearBridge and their service providers are subject to the risk of cyber incidents occurring from time to time. Cybersecurity incidents, whether intentionally caused by third parties or otherwise, may allow an unauthorized party to gain access to fund assets, fund or customer data (including private shareholder information) or proprietary information, cause the Fund, FTFA, ClearBridge and/or their service providers (including, but not limited to, fund accountants, custodians, sub-custodians, transfer agents and financial intermediaries) to suffer data breaches, data corruption or loss of operational functionality, or prevent fund investors from purchasing, redeeming or exchanging shares, receiving distributions or receiving timely information regarding the fund or their investment in the fund. The Fund, FTFA, and ClearBridge have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third party service providers may have limited indemnification obligations to the Fund, FTFA, and/or ClearBridge. Cybersecurity incidents may result in financial losses to the Fund and its Stockholders, and substantial costs may be incurred in order to prevent or mitigate any future cybersecurity incidents. Issuers of securities in which the fund invests are also subject to cybersecurity risks, and the value of these securities could decline if the issuers experience cybersecurity incidents.

New ways to carry out cyber attacks continue to develop. There is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack.

Risks Related to Fund Distributions

Distributions paid by the Fund to its Common Stockholders are derived from the interest income and additional total return from the Fund’s investments. The total return generated by the Fund’s investments can vary widely over the short term and long term.

Legal and Regulatory Risk

Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the Commodity Futures Trading Commission (the “CFTC”), the SEC, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. The Fund and the Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and FTFA will continue to be eligible for such exemptions.

The U.S. Government enacted legislation that provides for new regulation of the derivatives markets, including clearing, margin, reporting, recordkeeping, and registration requirements, among others. Although the SEC and CFTC have released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, certain of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategies as a result. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular derivatives contracts; those position limits may also apply to certain other derivatives positions the Fund may wish to take. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that different clients managed by the Manager and its affiliates may be aggregated for this purpose. Therefore it is possible that the trading decisions of the Manager may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. In addition, applicable position limits may affect the hedging and investment activities of participants in derivatives markets and in the markets for the assets underlying such derivatives contracts, which could reduce the liquidity and adversely affect the pricing of derivatives contracts impacted by such position limits, thereby adversely affecting the performance of the Fund.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt or amend rules requiring public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. To the extent that the Fund takes a short position, if such short position or strategy become generally known, it could have a significant effect on the Fund’s ability to implement its investment strategy. In particular, public disclosure may increase the likelihood that other investors could cause a “short squeeze” in the securities held short by the Fund forcing the Fund to cover its positions at a loss. Such disclosure and reporting requirements also may limit the Manager’s ability to access management and other personnel at certain companies where the Fund seeks to take a short position. In addition, if other investors establish short positions in the same issuers as the Fund, the cost to the Fund of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity. If additional rules were adopted regarding short sales, they could restrict the Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute certain investment strategies as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for the Fund to execute certain investment strategies.

MANAGEMENT OF THE FUND

Directors and Officers

The overall management of the business and affairs of the Fund is vested in the Board of Directors of the Fund (the “Board of Directors”). The Board of Directors approves all significant agreements between the Fund and persons or companies furnishing services to the Fund. The day-to-day operation of the Fund is delegated to the officers of the Fund, FTFA and the Subadviser, subject always to the investment objectives, restrictions and policies of the Fund and to the general supervision of the Board of Directors. Certain directors and officers of the Fund are affiliated with Franklin Templeton, the parent corporation of FTFA and the Subadviser. All of the Fund’s executive officers hold similar offices with some or all of the other funds advised by FTFA.

Investment Manager and Subadviser

FTFA, located at One Madison Avenue, 17th Floor, New York, NY 10010, serves as the Fund’s investment manager. FTFA is a registered investment adviser and provides administrative and management services to the Fund. As of March 31, 2025, FTFA’s total assets under management were approximately $151.85 billion.

ClearBridge, located at One Madison Avenue, 17th Floor, New York, NY 10010, is the Fund’s subadviser. ClearBridge is a registered investment adviser and will be responsible for the day-to-day portfolio management of the Fund, subject to the supervision and direction of the Fund’s Board of Directors and FTFA. As of March 31, 2025, ClearBridge and its supervised affiliates had approximately $180.4 billion in assets under management.

FTFA pays ClearBridge a portion of the management fee that it receives from the Fund. The Fund does not pay any additional advisory or other fees for advisory services provided by ClearBridge.

FTFA and ClearBridge are indirect, wholly-owned subsidiaries of Franklin Templeton. Franklin Templeton, whose principal executive offices are at One Franklin Parkway, San Mateo, California 94403, is a global asset management company. As of March 31, 2025, Franklin Templeton’s asset management operation had aggregate assets under management over $1.54 trillion.

Investment Management Agreement and Subadvisory Agreement

Investment Management Agreement

Under the Fund’s management agreement with FTFA (the “Investment Management Agreement”), subject to the supervision and direction of the Fund’s Board, FTFA is delegated the responsibility of managing the Fund’s portfolio in accordance with the Fund’s stated investment objectives and policies, making investment decisions for the Fund and placing orders to purchase and sell securities. FTFA performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of materials for the Fund’s Board of Directors, registration statements, proxy statements and reports and other communications to stockholders; (4) maintaining the Fund’s existence and (5) maintaining the registration and qualification of the Fund’s shares under federal and (if required) state laws.

FTFA also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and

certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.

The Investment Management Agreement will continue in effect, unless otherwise terminated, until June 30, 2026 and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Fund’s Board of Directors or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and (b) in either event, by a majority of the directors of the Fund who are not “interested persons” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Directors”) with such Independent Directors casting votes in person at a meeting called for such purpose. The Investment Management Agreement provides that FTFA may render services to others. The Investment Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the Fund when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Fund’s directors, or by FTFA on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. The Investment Management Agreement provides that neither FTFA nor its personnel or affiliates shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Fund, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

Other than the cash management services it provides for certain equity funds, FTFA does not provide day-to-day portfolio management services. Rather, portfolio management for the Fund is provided by ClearBridge.

Subadvisory Agreement

ClearBridge provides services to the Fund pursuant to a subadvisory agreement between FTFA and ClearBridge (the “Subadvisory Agreement”). Under the Subadvisory Agreement, subject to the supervision and direction of the Fund’s Board of Directors and FTFA, ClearBridge will manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, make investment decisions for the Fund, place orders to purchase and sell securities, and employ professional portfolio managers and securities analysts who provide research services to the Fund.

The Subadvisory Agreement for the Fund will continue in effect, unless otherwise terminated, until June 30, 2026 and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Board of Directors or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. The Board of Directors or a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) may terminate the Subadvisory Agreement without penalty, in each case on not more than 60 days’ nor less than 30 days’ written notice to ClearBridge. ClearBridge may terminate the Subadvisory Agreement on 90 days’ written notice to the Fund and FTFA. FTFA and ClearBridge may terminate the Subadvisory Agreement upon their mutual written consent. The Subadvisory Agreement will terminate automatically in the event of its assignment.

Advisory Fees

For its services, the Fund has agreed to pay FTFA an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets. The Fund’s management fee and other expenses are borne by the stockholders.

ClearBridge receives an annual subadvisory fee from FTFA, payable monthly, in an amount equal to 70% of the management fee paid to FTFA. No advisory fee will be paid by the Fund directly to ClearBridge.

The basis for the Board of Directors’ approval of the continuance of the Investment Management Agreement and Subadvisory Agreement is provided in the Fund’s annual or semi-annual stockholder report for the periods during which such continuance occurs. The basis for subsequent continuations of such agreements will be provided in annual or semi-annual reports to stockholders for the periods during which such continuations occur.

Subadviser Investment Philosophy

The Fund’s portfolio managers believe that energy midstream entities (“midstream securities”) offer an attractive opportunity for total return given their typically high cash distributions and the potential for distribution growth and capital appreciation. Over the long term, ClearBridge believes a midstream security’s total return is generally driven by a combination of both its current distribution yield and its distribution growth rate.

ClearBridge believes that current yields on midstream securities (i.e. including MLPs and C-Corps), remain attractive on both an absolute and relative basis. ClearBridge further believes that distribution rates for midstream securities are poised to continue to grow over the next few years as new infrastructure projects come on line due to increasing U.S. production of oil, natural gas and natural gas liquids.

With regards to MLPs, ClearBridge believes that many of them are tax-efficient partnerships. The types of MLPs in which the Fund intends to invest historically have made high levels of tax-deferred cash distributions to their limited partners and members, although there can be no assurance that they will continue to do so. In choosing MLP investments, the portfolio managers focus on MLPs that offer above-average distribution growth, as these MLPs have historically outperformed MLPs with slower distribution growth. They emphasize energy MLPs with stable, predictable cash flows and limited direct commodity exposure.

Subadviser Investment Process

ClearBridge employs a rigorous, bottom-up research process focused on seeking to find midstream securities, including MLPs and C-Corps, with attractive, sustainable and predictable distributions. In conducting this analysis, particular attention is paid to the rate at which the midstream security has both historically grown and is expected to grow distributions in the future. ClearBridge also looks for midstream securities with stable business models, quality balance sheets, a talented and experienced general partner/managing member with a solid track record of management, and valuation of the security. ClearBridge’s primary valuation metric in analyzing midstream securities is distributable cash flow yield. ClearBridge evaluates midstream securities based on their geographic footprints, the markets and types of assets they invest in, their balance sheet strength and their ability to make accretive acquisitions.

ClearBridge places strong emphasis on risk management around its investment process. Risk management considerations are contemplated at both the level of the individual investment and the portfolio as a whole. At the level of the individual investment, the prime risk consideration revolves around the sustainability of the cash distribution and position size. In evaluating the distribution sustainability, the portfolio managers utilize balance sheet analysis and financial modeling. At the portfolio level, ClearBridge pays close attention to individual security weightings, sector weightings and allocations, and the amount of leverage employed, as well as macroeconomic and broader market considerations.

ClearBridge will evaluate the Fund’s current individual investments on an on-going basis to ensure they meet the Fund’s investment objective, strategies and risk management profile. When an individual security, in ClearBridge’s assessment, no longer offers attractive distribution growth, stable and predictable cash flows, limited direct commodity exposure, or a strong management team, the Fund may sell the security. In addition, the Fund may also sell securities in instances where more attractive investments, based on ClearBridge’s assessment of risk-adjusted total return, become available to the Fund.

Investment Management Team

Set forth below is information regarding the team of professionals at ClearBridge responsible for overseeing the day-to-day operations of the Fund.

Name, Address and Title	Principal Occupation(s) During Past 5 Years
Peter Vanderlee, CFA Clearbridge One Madison Avenue, 17th Floor, New York, NY 10010	Co-portfolio manager of the Fund; Managing Director and Portfolio Manager with ClearBridge Investments. Mr. Vanderlee has 24 years of investment industry experience.

Patrick McElroy, CFA Clearbridge One Madison Avenue, 17th Floor, New York, NY 10010	Co-portfolio manager of the Fund; Mr. McElroy is a Managing Director and a Portfolio Manager of ClearBridge. Mr. McElroy joined the subadviser in 2007 and was previously a Convertible Securities Research Analyst for Palisade Capital Management, a Convertible Securities and Equities Research Analyst at Jefferies & Co., a Research Associate for Fixed Income at Standard & Poor’s and prior to that, worked in Fixed Income Division Sales at Donaldson, Lufkin and Jenrette Securities. He has 32 years of investment industry experience.

Additional information about the portfolio managers’ compensation, other accounts managed by them and other information is provided in the SAI.

Control Persons

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The Fund currently has no control person.

NET ASSET VALUE

The Fund determines the net asset value of its Common Stock on each day the NYSE is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern Time), or any earlier closing time that day. The Fund determines the net asset value per Common Stock by dividing the value of the Fund’s securities, cash and other assets (including the value of derivatives and interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding Preferred Stock and dividends payable) by the total number of Common Stock outstanding. Securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in corporate obligations, quotations from corporate bond dealers, market transactions in comparable securities and various other relationships between securities. The Fund values portfolio securities for which market quotations are readily available at the last reported sales price or official closing price on the primary market or exchange on which they trade. Under the Fund’s valuation policies and procedures, which were adopted by the Board, the Fund’s short-term investments are valued at amortized cost when the security has 60 days or less to maturity. Determination of each Common Stock’s net asset value is made in accordance with U.S. generally accepted accounting principles.

The Fund values all other securities and assets at their fair value. If events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the NYSE, the Fund may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors of the Fund. The effect of using fair value pricing is that the Common Stock’s net asset value will be subject to the judgment of the Board of Directors or its designee instead of being determined by the market. Any swap transaction that the Fund enters into may, depending on the applicable interest rate environment, have a positive or negative value for purposes of calculating net asset value. Any cap transaction that the Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to the Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.

The Fund’s Board of Directors has adopted valuation policies and procedures in accordance with SEC Rule 2a-5. The Investment Manager has been designated as the valuation designee and is responsible for the oversight of the daily valuation process. The Investment Manager is assisted by the Global Fund Valuation Committee. The Global Fund Valuation Committee is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Investment Manager and the Board of Directors. When determining the reliability of third party pricing information for investments owned by the Fund, the Global Fund Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants. Because the Investment Manager will receive fees from the Fund based on the Fund’s average daily Managed Assets, there is a potential conflict of interest related to the Investment Manager’s role in valuing the Fund’s investments. These fees could influence the valuation advice the Investment Manager provides to the Global Fund Valuation Committee.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Directors, the fair value price is compared against the last available and next available market quotations. The Global Fund Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Directors quarterly.

As a limited partner in the MLPs, the Fund includes its allocable share of the MLP’s taxable income in computing its own taxable income. Deferred income taxes in the financial statements of the Fund reflect (i) taxes on unrealized gains/losses, which are attributable to the temporary difference between fair market value and the cost basis of the Fund’s assets for financial reporting purposes, (ii) the net tax effects of temporary differences between the carrying amount and the cost basis of such assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and, as applicable, (iii) the net tax benefit of accumulated net operating losses, capital losses and tax credit carryovers. To the extent the Fund has a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. The need to establish a valuation allowance for deferred tax assets is assessed periodically by the Fund based on the criterion established by ASC Topic 740, Income Taxes (formerly Statement of Financial Accounting Standards No. 109) that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In the assessment for a valuation allowance, consideration is given to all positive and negative evidence related to the realization of the deferred tax asset. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future allocations of taxable income and future cash distributions from the Fund’s MLP holdings), the duration of statutory carryforward periods and the associated risk that net operating loss, capital loss and tax credit carryovers may expire unused.

The Fund may rely to some extent on information provided by the MLPs, which may not necessarily be timely, to estimate taxable income allocable to the MLP units held in the portfolio and to estimate the associated deferred tax asset or liability. Such estimates are made in good faith. From time to time, as new information becomes available, the Fund modifies its estimates or assumptions regarding the deferred tax asset or liability. Deferred tax assets may constitute a relatively high percentage of the Fund’s net asset value. A capital loss carryover may constitute a material deferred tax asset and also has a five-year expiration. Any valuation allowance required against deferred tax assets, such as a capital loss carryover, or future adjustments to a valuation allowance could have a material impact on the Fund’s net asset value and results of operations in the period the valuation allowance is recorded or adjusted.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

DISTRIBUTIONS

We have paid distributions to Common Stockholders every fiscal quarter since inception through August 2024. Effective September 2024, we have paid distributions every month. The following table sets forth information about distributions we paid to our Common Stockholders during the past three fiscal years, percentage participation by Common Stockholders in our dividend reinvestment program and reinvestments and related issuances of additional shares of Common Stock as a result of such participation (the information in the table is unaudited):

Distribution Payable Date to Common Stockholders	Amount of Distribution Per Share of Common Stock	Percentage of Common Stockholders Electing to Participate in Dividend Reinvestment Program	Amount of Corresponding Reinvestment through Dividend Reinvestment Program	Additional Shares of Common Stock Issued through Dividend Reinvestment Program
November 30,2021	$0.38000	0.65%	$32,800	—
February 28, 2022	$0.39000	1.39%	$70,950	—
May 31, 2022	$0.50000	0.59%	$38,075	—
August 31, 2022	$0.51000	0.57%	$37,382	—
November 30, 2022	$0.52000	0.60%	$40,426	—
February 28, 2023	$0.53000	0.71%	$48,171	—
May 31, 2023	$0.54000	0.67%	$46,311	—
August 31, 2023	$0.65000	0.69%	$57,754	—
November 30, 2023	$0.65000	0.89%	$73,629	—
February 29, 2024	$0.67000	0.76%	$65,459	—
May 31, 2024	$0.67000	0.82%	$70,373	—
August 30, 2024	$0.67000	1.45%	$62,193	—
October 1, 2024	$0.33000	1.67%	$100,199	—
November 1, 2024	$0.33000	1.73%	$104,135	—
December 2, 2024	$0.33000	1.81%	$108,822	—
December 31, 2024	$0.33000	1.75%	$104,980	—
February 3, 2025	$0.33000	1.90%	$114,014	—
March 3, 2025	$0.33000	1.87%	$112,442	—
April 1, 2025	$0.36000	1.93%	$126,132	—
May 1, 2025	$0.36000	1.92%	$125,985	—
June 2, 2025	$0.36000	1.90%	$124,461	—
July 1, 2025	$0.36000	2.00%	$130,783	—

A distribution by the Fund consisting of a return of capital should not be considered a dividend yield or total return of an investment in the Common Stock. Common Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profits. The Fund has previously made distributions that included a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than making a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares (but not below zero), and therefore, may increase a stockholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the stockholder’s original investment.

Unless a Common Stockholder elects to receive distributions in cash (i.e., opt out), all of such Common Stockholder’s distributions will be automatically reinvested in additional Common Stock under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

An affiliate of FTFA has received an exemptive order from the SEC under the 1940 Act facilitating the implementation of a managed distribution policy for certain funds for which it, or one of its affiliates, provides investment management services, including the Fund. The Fund does not intend to implement a managed distribution policy at this time; however, the Board of Directors may, at the request of FTFA and ClearBridge, adopt a managed distribution policy in the future.

DIVIDEND REINVESTMENT PLAN

Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including return of capital distributions, on your Common Stock will be automatically reinvested by Computershare Trust Company, N.A., as agent for the stockholders (the “Plan Agent”), in additional Common Stock under the Fund’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by Computershare Trust Company, N.A., as dividend paying agent.

If you participate in the Plan, the number of Common Stock you will receive will be determined as follows:

(1)

If the market price of the Common Stock (plus $0.03 per share commission) on the payment date (or, if the payment date is not a NYSE trading day, the immediately preceding trading day) is equal to or exceeds the net asset value per share of the Common Stock at the close of trading on the NYSE on the payment date, the Fund will issue new Common Stock at a price equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the payment date or (b) 95% of the market price per share of the Common Stock on the payment date.

(2)

If the net asset value per share of the Common Stock exceeds the market price of the Common Stock (plus $0.03 per share commission) at the close of trading on the NYSE on the payment date, the Plan Agent will receive the dividend or distribution in cash and will buy Common Stock in the open market, on the NYSE or elsewhere, for your account as soon as practicable commencing on the trading day following the payment date and terminating no later than the earlier of (a) 30 days after the dividend or distribution payment date, or (b) the payment date for the next succeeding dividend or distribution to be made to the stockholders; except when necessary to comply with applicable provisions of the federal securities laws. If during this period: (i) the market price (plus $0.03 per share commission) rises so that it equals or exceeds the net asset value per share of the Common Stock at the close of trading on the NYSE on the payment date before the Plan Agent has completed the open market purchases or (ii) if the Plan Agent is unable to invest the full amount eligible to be reinvested in open market purchases, the Plan Agent will cease purchasing Common Stock in the open market and the Fund shall issue the remaining Common Stock at a price per share equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the day prior to the issuance of shares for reinvestment or (b) 95% of the then current market price per share.

Common Stock in your account will be held by the Plan Agent in non-certificated form. Any proxy you receive will include all Common Stock you have received under the Plan.

You may withdraw from the Plan (i.e., opt-out) by notifying the Plan Agent in writing at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the Plan Agent at 1-888-888-0151. Such withdrawal will be effective immediately if notice is received by the Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the Plan Agent’s investment of the most recently declared dividend or distribution on the Common Stock.

Plan participants who sell their shares will be charged a service charge (currently $5.00 per transaction) and the Plan Agent is authorized to deduct brokerage charges actually incurred from the proceeds (currently $0.05 per share commission). There is no service charge for reinvestment of your dividends or distributions in Common Stock. However, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open market purchases. Because all dividends and distributions will be automatically reinvested in additional Common Stock, this allows you to add to your investment through dollar cost averaging, which may lower the average cost of your Common Stock over time. Dollar cost averaging is a technique for lowering the average cost per share over time if the Fund’s net asset value declines. While dollar cost averaging has definite advantages, it cannot assure profit or protect against loss in declining markets.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan. See “Certain United States Federal Income Tax Considerations” in this prospectus and the SAI.

The Fund reserves the right to amend or terminate the Plan if, in the judgment of the Board of Directors, the change is warranted. The Plan may be terminated, amended or supplemented by the Fund upon notice in writing mailed to stockholders at least 30 days prior to the record date for the payment of any dividend or distribution by the Fund for which the termination or amendment is to be effective. Upon any termination, you will be sent cash for any fractional share of Common Stock in your account. You may elect to notify the Plan Agent in advance of such termination to have the Plan Agent sell part or all of your Common Stock on your behalf. Additional information about the Plan and your account may be obtained from the Plan Agent at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the Plan Agent at 1-888-888-0151.

DESCRIPTION OF SHARES

Common Stock

The Fund’s charter (the “Charter”) authorizes the issuance of 100,000,000 shares of capital stock, of which 98,051,421 are classified as shares of Common Stock. As of June 30, 2025, we had 18,190,226 shares of Common Stock outstanding. All shares of Common Stock have equal rights with respect to the payment of dividends and the distribution of assets upon liquidation. Common Stock will, when issued, be fully paid and nonassessable, and will have no preemptive or conversion rights or rights to cumulative voting, which means that the holders of more than 50% of the shares entitled to vote in the election of directors (which includes our Common Stock and our outstanding shares of Preferred Stock, voting together as a single class), can elect 100% of the directors (other than the Preferred Directors (as defined below)) then nominated for election if they choose to do so and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors.

The Board of Directors, without a stockholder vote, may amend the Charter to increase or decrease the aggregate number of shares of Common Stock authorized and can reclassify any authorized but unissued shares.

The Common Stock is listed on the NYSE under the trading or “ticker” symbol “EMO.” The Fund intends to hold annual meetings of stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. The Fund must continue to meet the NYSE requirements in order for the Common Stock to remain listed.

Unlike open-end funds, closed-end funds, like the Fund, do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional shares of Common Stock or sell shares of Common Stock already held, the stockholder may do so by trading on the NYSE through a broker or otherwise. Shares of closed-end funds may frequently trade on an exchange at prices lower than net asset value. The market value of the Common Stock may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection, dividend stability, portfolio credit quality, net asset value, relative demand for and supply of such Common Stock in the market, general market and economic conditions, and other factors beyond the control of the Fund. The Fund cannot assure you that shares of our Common Stock will trade at a price equal to or higher than net asset value in the future. The Common Stock is designed primarily for long-term investors, and investors in Common Stock should not view the Fund as a vehicle for trading purposes. See “Repurchase of Common Stock.”

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Common Stockholders, including the election of directors. Except as provided with respect to any other class or series of shares, including the Preferred Stock, the Common Stockholders will possess the exclusive voting power. Each director elected by the holders of Common Stock and Preferred Stock voting together as a single class shall be elected by a majority of the votes entitled to be cast in the election of directors. There is no cumulative voting in the election of directors.

Preferred Stock

The Charter provides that the Board of Directors may classify and issue Preferred Stock with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as determined by the Board of Directors, by action of Board of Directors without the approval of the Common Stockholders. The Fund may reclassify and issue any authorized by unissued shares of capital stock as shares of Preferred Stock. Common Stockholders have no preemptive right to purchase any Preferred Stock that might be issued.

The Fund may elect to issue additional shares of Preferred Stock as part of its leverage strategy. The Fund currently has the right to issue Preferred Stock to the extent permitted by the 1940 Act, which currently limits the aggregate liquidation preference of all outstanding Preferred Stock plus the principal amount of any outstanding leverage consisting of debt to 50% of the value of the Fund’s total assets less liabilities and indebtedness of the Fund (other than leverage consisting of Preferred Stock). Although the terms of any Preferred Stock, including dividend rate, liquidation preference and redemption provisions, will be set forth in a statement of preferences classifying and designating such Preferred Stock, the Fund believes that it is likely that the liquidation preference, voting rights and redemption provisions of the Preferred Stock may be similar to those stated below.

As of May 31, 2025, the Fund had 2,640,012 shares of MRPS outstanding with an aggregate liquidation value of $92,400,420. Each share of MRPS has a liquidation preference of $35. These MRPS consist of eight series: 200,001 shares of Series J MRPS with a term redemption date of July 23, 2026, 485,719 shares of Series L MRPS with a term redemption date of November 17, 2032, 314,286 shares of Series M MRPS with a term redemption date of November 17, 2029, 234,286 shares of Series P MRPS with a term redemption date of June 11, 2027, 428,572 shares of Series Q MRPS with a term redemption date of November 17, 2029, and 285,715 shares of Series R MRPS with a term redemption date of November 17, 2032. Pursuant to their terms, the Series N MRPS and the Series O MRPS were redeemed in full on June 11, 2025, and such shares were automatically reclassified as authorized but unissued shares of Common Stock.

As of May 31, 2025, our total leverage (including Borrowings and Preferred Stock) represented 25% of our Managed Assets. Assuming that our leverage levels are as described above, our average annual cost of leverage would be 1.77% of net assets attributable to common shares. As of May 31, 2025, the blended interest on our senior secured notes was 3.96%. As of May 31, 2025, the blended rate on our MRPS was 5.94%. Income generated by our portfolio as of May 31, 2025 must exceed 1.28% in order to cover such leverage costs. These numbers are merely estimates used for illustration; actual dividend or interest rates on the leverage instruments will vary frequently and may be significantly higher or lower than the rate estimated above.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of MRPS will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per share of Preferred Stock plus accrued and unpaid dividends, whether or not earned or declared but without interest, before any distribution of assets is made to Common Stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of MRPS will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

The 1940 Act requires that the holders of any MRPS, voting separately as a single class, have the right to elect at least two directors at all times (the “Preferred Directors”). The remaining directors will be elected by holders of Common Stock and MRPS, voting together as a single class. Eileen Kamerick and Hillary Sale were designated by the Board of Directors as the Preferred Directors of the Fund with respect to the MRPS, effective March 26, 2015, and December 19, 2024, respectively. Holders of the MRPS, and not Common Stockholders, will be entitled to vote on the election of each Preferred Director at the scheduled stockholder meeting at which such Preferred Director’s term expires. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Stock have the right to elect a majority of the directors of the Fund at any time that two years of dividends on any Preferred Stock are unpaid. The 1940 Act also requires that, in addition to any approval by the stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Stock, voting separately as a class, would be required to: (i) adopt any plan of reorganization that would adversely affect the Preferred Stock and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s subclassification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded. Except as otherwise indicated in this Prospectus and except as otherwise required by applicable law or the charter, holders of MRPS will have equal voting rights with Common Stockholders (one vote per share, unless otherwise required by the 1940 Act) and will vote together with Common Stockholders as a single class.

The affirmative vote of the holders of a majority of the outstanding MRPS, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of MRPS so as to affect materially and adversely such preferences, rights or powers, or to issue Preferred Stock that ranks equally or senior to the MRPS, as well as in certain other situations. The class vote of holders of MRPS described above will in each case be in addition to any other vote required to authorize the action in question.

Redemption, Purchase and Sale of Preferred Stock by the Fund

The terms of any additional Preferred Stock we may issue are expected to provide that: (i) they are redeemable by the Fund in whole or in part at the original purchase price per share plus accrued dividends per share; (ii) the Fund may tender for or purchase Preferred Stock; and (iii) the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of Preferred Stock by the Fund will reduce any leverage applicable to the Common Stock, while any resale of shares by the Fund will increase that leverage. A 1% non-deductible excise tax is generally imposed at the Fund level on the aggregate fair market value of Preferred Stock redeemed or repurchased by the Fund during a taxable year, subject to certain adjustments.

The discussion above describes the possible offering of Preferred Stock by the Fund. If the Board of Directors determines to proceed with such an offering, the terms of the Preferred Stock may be the same as, or different from, the terms described above, subject to applicable law and the Fund’s Charter. The Board of Directors, without the approval of the Common Stockholders, may authorize an offering of Preferred Stock or may determine not to authorize such an offering, and may fix the terms of the Preferred Stock to be offered. Notwithstanding the foregoing, the affirmative vote of a majority of the votes entitled to be cast by the outstanding MRPS, voting together as a single class, will be required in connection with the issuance of any shares of capital stock ranking senior to the MRPS with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Fund.

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS

The Fund has provisions in its Charter and Bylaws (the “Bylaws”) that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. These provisions could have the effect of depriving Common Stockholders of opportunities to sell their shares of Common Stock at a premium over the then-current market price of the Common Stock. At the Fund’s first annual meeting of stockholders, the Board of Directors was divided into three classes, having initial terms ending at the first, second and third annual meeting of stockholders thereafter, respectively. At the annual meeting of stockholders in each year thereafter, the term of one class will expire and directors will be elected to serve in that class for terms ending at the third annual meeting of stockholders following their election and until their respective successors are duly elected and qualify. This provision could delay for up to two years the replacement of a majority of the Board of Directors. A director may be removed from office only for cause and then only by a vote of the holders of at least 75% of the votes entitled to be cast for the election of such director. For so long as there are outstanding shares of Preferred Stock, the holders of Preferred Stock, voting together as a single class, will have the right to elect two directors.

The Bylaws provide that with respect to any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be pursuant to the Fund’s notice of meeting, by or at the direction of the Board of Directors or properly brought by a stockholder who was a stockholder of record as of the record date for the meeting, at the time of giving notice and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who complied with the advance notice procedures of the Bylaws. To be properly brought before a special meeting, the business must be pursuant to the Fund’s notice of meeting. Nominations of individuals for election to the Board of Directors may be properly brought before a special meeting of stockholders by or at the direction of the Board of Directors or properly brought by a stockholder who was a stockholder of record as of the record date for the meeting, at the time of giving notice and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who complied with the advance notice procedures of the Bylaws.

The affirmative vote of at least 75% of the entire Board of Directors and (i) 80% of the votes entitled to be cast thereon, or (ii) in the case of (i)-(iii) below, 66 2/3% of the votes entitled to be cast thereon other than votes entitled to be cast by an interested party, is required to approve, adopt, or authorize any of the following:

(i)	a merger, consolidation, or statutory share exchange of the Fund with or into another person;

(ii)

the issuance of transfer by the Fund (in one or a series of transactions in any 12 month period) of any securities of the Fund to any person or entity having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business;

(iii)

the sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

(iv)	a liquidation or dissolution of the Fund, or an amendment to the Charter to terminate the Fund’s existence; and

(v)

unless the 1940 Act or federal law requires a lesser vote, any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which stockholder approval is required under federal or Maryland law.

The affirmative vote of the holders of at least 75% of the entire Board of Directors and 75% of the votes entitled to be cast thereon is required to approve, adopt, or authorize the following:

(i)	the conversion of the Fund from a closed-end company to an open-end company, and any amendments necessary to effect the conversion; and

(ii)	certain amendments to the Charter.

However, the stockholder vote described above will not be required with respect to the foregoing transactions if they are approved by a vote of at 75% of the directors who are disinterested and have been a member of the Board of Directors for a period of at least 12 months, have been a member of the Board of Directors since May 1, 2011, or is a successor of such director(s). In such case, if stockholder approval is required under Maryland law, the affirmative vote of a majority of the votes entitled to be cast shall be required.

The Charter and Bylaws contain provisions the effect of which is to prevent matters, including nominations of directors, from being considered at an annual stockholders’ meeting where the Fund has not received notice of the matters generally at least 120 but no more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Fund’s Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law. In addition, the Fund has provisions in its Charter and Bylaws that obligate the Fund, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Fund and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

Reference is made to the Charter and Bylaws of the Fund, on file with the SEC, for the full text of these provisions. These provisions could have the effect of depriving Common Stockholders of an opportunity to sell their Common Stock at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. These provisions, however, offer several possible advantages. They may require persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the shares of Common Stock required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objectives.

Maryland Business Combination Act

The Maryland Business Combination Act will not be applicable to the Fund as a registered closed-end investment company unless and until its Board of Directors adopts a resolution to be subject to the statute, provided that the resolution will not be effective with respect to a “business combination” with any person who has become an interested stockholder before the time that the resolution is adopted.

Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which he otherwise would have become an interested stockholder.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

66 2⁄3% of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s Common Stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

If adopted by the Board of Directors, the Maryland Business Combination Act could discourage others from trying to acquire control of the Fund and increase the difficulty of consummating any offer.

Derivative Actions, Direct Actions and Exclusive Jurisdiction

Unless the Fund consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”), or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Fund, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Fund to the Fund or to the stockholders of the Fund, (d) any action asserting a claim against the Fund or any director or officer or other employee of the Fund arising pursuant to any provision of the MGCL or the Charter or Bylaws or federal law, including the 1940 Act, or (e) any other action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Fund consents in writing to such court. The exclusive jurisdiction provision limits a stockholder’s ability to litigate a claim in a jurisdiction that may be more favorable and convenient to the stockholder. It may also make it more expensive for a stockholder to bring a suit.

REPURCHASE OF COMMON STOCK

The Fund is a closed-end investment company, and as such its Common Stockholders will not have the right to cause the Fund to redeem their shares of Common Stock. Instead, liquidity will be provided through trading in the open market. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Fund may purchase at market prices from time to time shares of its Common Stock in the open market but is under no obligation to do so.

On November 16, 2015, the Fund announced that the Fund’s Board of Directors had authorized the Fund to repurchase in the open market up to approximately 10% of the Fund’s outstanding Common Stock when the Fund’s shares are trading at a discount to net asset value. On July 29, 2022, the Fund announced that the Board had authorized the amendment of the Fund’s repurchase program under which the Fund may continue to repurchase in the open market up to an additional 10% of the Fund’s outstanding Common Stock when the Fund’s shares are trading at a discount to net asset value. The Board has directed management of the Fund to repurchase the Common Stock at such times and in such amounts as management reasonably believes may enhance stockholder value. The Fund is under no obligation to purchase shares at any specific discount levels or in any specific amounts. During the year ended November 30, 2024, the Fund did not repurchase any shares under this repurchase program. During the year ended November 30, 2023, the Fund repurchased and retired 0.91% of its shares of Common Stock outstanding under the repurchase plan. Since the commencement of the stock repurchase program through May 31, 2025, the Fund repurchased 1,659,323 shares or 10.85% of its Common Stock outstanding for a total amount of $27,811,805.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The discussion below provides a summary of certain United States federal income tax considerations relating to the Fund and the ownership and disposition of Common Stock offered pursuant to this Prospectus. This summary addresses only U.S. Holders or Non-U.S. Holders (each as defined below) that hold Common Stock as a capital asset for United States federal income tax purposes (generally, assets held for investment). This summary does not represent a detailed description of the United States federal income tax consequences applicable to a holder of our Common Stock if such holder is subject to special treatment under the United States federal income tax laws, including if the holder is:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a foreign pension fund;

•	a person required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being recognized on an applicable financial statement;

•	a United States expatriate; or

•	a U.S. Holder whose “functional currency” is not the United States dollar.

As used herein, the term “U.S. Holder” means a beneficial owner of our Common Stock that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. Holder” means a beneficial owner of our Common Stock that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes).

The discussion below is based upon the Code, United States Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations (possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below. If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Investors that are partners in a partnership holding our Common Stock should consult their tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences applicable to the Fund or to investors in light of their particular circumstances, and does not address United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. Investors considering the purchase of our Common Stock should consult their own tax advisors concerning the United States federal income tax consequences to them in light of their particular circumstances, as well as any consequences arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Taxation of the Fund

The Fund is treated as a regular corporation, or a “C” corporation, for United States federal income tax purposes. Accordingly, the Fund generally will be subject to United States federal income tax on its taxable income at the rate applicable to corporations. Such taxable income would generally include, among other items, all of the Fund’s net income from its investments in the equity securities of MLPs, other types of equity securities, derivatives, debt securities, royalty trusts and foreign securities less Fund expenses. The Fund’s payment of corporate income tax could materially reduce the amount of cash available for the Fund to make distributions on its Common Stock. In addition, distributions to Common Stockholders will be taxed under United States federal income tax laws applicable to corporate distributions, and thus the Fund’s taxable income will be subject to a double layer of taxation. As a regular corporation, the Fund may also be subject to state income tax or foreign tax by reason of its investments in equity securities of MLPs.

The income from equity securities of certain MLPs is treated as qualifying income for purposes of qualifying as a regulated investment company under the Code. However, a regulated investment company may not invest more than 25% of its assets in the equity securities of MLPs. Thus, the Fund does not expect that it will be eligible to elect to be treated as a regulated investment company because the Fund intends to invest more than 25% of its assets in the equity securities of MLPs.

MLP Equity Securities

MLPs are generally characterized as “publicly traded partnerships” for United States federal income tax purposes because MLPs are typically organized as limited partnerships or limited liability companies that are publicly traded. The Code generally requires all publicly traded partnerships to be treated as corporations for United States federal income tax purposes. If, however, a publicly traded partnership derives at least 90% of its gross income from qualifying sources as described in Section 7704 of the Code, the publicly traded partnership will be treated as a partnership for United States federal income tax purposes. These qualifying sources include interest, dividends, real property rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, processing, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. The Fund intends to primarily invest in energy midstream entities structured as C-Corps and partnerships. Partnership investments include MLPs receiving partnership taxation treatment under the Code, and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

When the Fund invests in the equity securities of an MLP, the Fund will be a partner in such MLP. Accordingly, the Fund will be required to include in its taxable income the Fund’s allocable share of the income, gains, losses and deductions recognized by each such MLP, whether or not the MLP distributes cash to the Fund. A distribution from an MLP is treated as a tax-free return of capital to the extent of the Fund’s tax basis in its MLP interest and as gain from the sale or exchange of the MLP interest to the extent the distribution exceeds the Fund’s tax basis in its MLP interest. Based upon a review of the historic results of the type of MLPs in which the Fund intends to invest, it is possible that the cash distributions it will receive with respect to its investments in equity securities of MLPs will exceed the taxable income allocated to the Fund from such MLPs. No assurance, however, can be given in this regard. If this is not the case, the Fund will have a larger corporate income tax expense, which would result in less cash available to distribute to Common Stockholders.

The Fund will recognize gain or loss on the sale, exchange or other taxable disposition of an equity security of an MLP equal to the difference between the amount realized by the Fund on the sale, exchange or other taxable disposition and the Fund’s adjusted tax basis in such equity security. Any such gain will be subject to United States federal income tax at the regular corporate rate (currently 21%). Because the Fund is taxed as a regular corporation, it will not be eligible for reduced rates of taxation with respect to such gain, even if such gain is long-term capital gain. Although any distribution by an MLP to the Fund in excess of the Fund’s allocable share of such MLP’s net taxable income generally will not be taxable to the extent the distribution does not exceed the Fund’s tax basis in its MLP interest, such distribution will reduce the Fund’s tax basis and thus increase the amount of gain (or decrease the amount of loss) that will be recognized on the sale of such MLP interest by the Fund or on a subsequent distribution by the MLP to the Fund.

U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to holders of Common Stock that are U.S. Holders.

Taxation of Dividends

The gross amount of distributions by the Fund in respect of its Common Stock will generally be taxable to a U.S. Holder as dividend income to the extent the distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income will be included in a U.S. Holder’s gross income on the day actually or constructively received by such holder. Subject to certain holding period and other requirements, such dividend income will generally be eligible for the dividends received deduction in the case of corporate U.S. Holders and will generally be treated as “qualified dividend income” eligible for reduced rates of taxation for non-corporate U.S. Holders (including individuals).

To the extent that the amount of any distribution exceeds the Fund’s current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of a U.S. Holder’s Common Stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by a U.S. Holder on a subsequent disposition of the Common Stock), and the balance in excess of adjusted basis will be taxed as capital gain. Any such capital gain will generally be long-term capital gain if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation, Since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on any outstanding Preferred Stock, distributions in excess of such earnings and profits, if any, will generally be made disproportionately to holders of Common Stock.

A corporation’s earnings and profits are generally calculated by making certain adjustments to the corporation’s reported taxable income. However, because of the Fund’s investment in equity securities of MLPs, it is possible that the distributed cash from the MLPs in its portfolio during certain years will exceed the Fund’s earnings and profits. Thus, it is possible that only a portion of the Fund’s distributions to its stockholders will be treated as dividends for United States federal income tax purposes, although no assurance can be given in this regard.

Because of the Fund’s status as a corporation for United States federal income tax purposes and its investments in equity securities of MLPs, the Fund’s earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. For instance, the Fund may use a less accelerated method of depreciation and depletion for purposes of computing its earnings and profits than the method used for purposes of calculating the taxable income of the MLP. In that case, the Fund’s earnings and profits would not be increased solely by its allocable share of the MLP’s taxable income, but would also have to be increased for the amount by which the more accelerated depreciation and depletion methods used for purposes of computing taxable income exceed the less accelerated methods used for purposes of computing earnings and profits. Because of these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as dividends, in years in which the Fund’s distributions exceed its taxable income.

Distributions with respect to Common Stock will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock pursuant to the Plan.

Sale, Exchange or other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Common Stock in an amount equal to the difference between the amount realized for the Common Stock and the holder’s adjusted tax basis in the Common Stock. Generally, a U.S. Holder’s adjusted tax basis in Common Stock will be equal to the holder’s initial tax basis in the Common Stock, reduced by adjustments for distributions paid by the Fund in excess of its current and accumulated earnings and profits (i.e., returns of capital). Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Any loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of Common Stock will be disallowed to the extent the U.S. Holder acquires (including pursuant to the Plan) or enters into a contract or option to acquire shares that are substantially identical to the Common Stock within 30 days before or after the disposition. In such a case, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

Information Reporting and Backup Withholding

In general, information reporting will apply to distributions in respect of Common Stock and the proceeds from the sale, exchange or other taxable disposition of Common Stock that are paid to a U.S. Holder within the United States (and in certain cases, outside the United States), unless the holder establishes that it is an exempt recipient. A backup withholding tax (currently at a maximum rate of 24%) may apply to such payments if the holder fails to provide its taxpayer identification number (in the case of individuals, their social security number) and otherwise comply with applicable requirements of the backup withholding rules, unless the holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to holders of Common Stock that are non-U.S. Holders.

Taxation of Dividends

The gross amount of distributions by the Fund in respect of its Common Stock will generally be treated as dividends to the extent paid out of the Fund’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are generally subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder who wishes to claim the benefits of an applicable income tax treaty (and avoid backup withholding, as discussed below) for dividends will be required (a) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If the amount of a distribution to a non-U.S. Holder exceeds the Fund’s current and accumulated earnings and profits, such excess will first be treated as a tax-free return of capital to the extent of the non-U.S. Holder’s tax basis in the Common Stock, and then as capital gain. As discussed above under the caption “—U.S. Holders—Taxation of Dividends,” it is possible that only a portion of the Fund’s distributions to its stockholders will be treated as dividends for United States federal income tax purposes, although no assurance can be given in this regard. Capital gain recognized by a non-U.S. Holder as a consequence of a distribution by the Fund in excess of its current and accumulated earnings and profits will generally not be subject to United States federal income tax, except as described below under the caption “—Taxation of Gains.”

Taxation of Gains

A non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale or other disposition of Common Stock unless:

•

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met; or

•

the Fund is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the non-U.S. Holder’s holding period for the Common Stock or the five-year period ending on the date of the sale or other disposition (the “applicable period”), and certain other conditions are met.

A non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. In addition, if any non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). The Fund may be a “United States real property holding corporation” for United States federal income tax purposes. However, with respect to the third bullet point above, if the Fund is or becomes a “United States real property holding corporation,” so long as our Common Stock is regularly traded on an established securities market (such as the NYSE) during the calendar year in which the sale or other disposition occurs, a non-U.S. Holder will be subject to United States federal income tax on any gain not otherwise taxable only if such non-U.S. Holder holds or held (directly, indirectly, or constructively, as determined under applicable attribution rules of the Code), at any time during the applicable period, more than 5% of our outstanding Common Stock.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each non-U.S. Holder the amount of distributions paid to such holder (whether treated as dividends or a return of capital) and any tax withheld with respect to such distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption. Dividends subject to withholding of United States federal income tax as described under the caption “—Taxation of Dividends” above will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisor regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Taxation of Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of Common Stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Non-U.S. Holders should consult their tax advisors regarding this legislation and whether it may be relevant to their ownership and disposition of Common Stock.

Medicare Tax on Net Investment Income

The Code generally imposes a Medicare tax on the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest, dividends (including dividends paid with respect to Common Stock), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of Common Stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. Stockholders are advised to consult their own tax advisors regarding additional taxation of net investment income.

Investment by Tax-Exempt Investors

Employee benefit plans and most other organizations exempt from United States federal income tax, including individual retirement accounts and other retirement plans, are subject to United States federal income tax on unrelated business taxable income (“UBTI”). Because the Fund is a corporation for United States federal income tax purposes, an owner of Common Stock will not report on its federal income tax return any of the Fund’s items of income, gain, loss and deduction. Therefore, a tax-exempt investor generally will not have UBTI attributable to its ownership or sale of Common Stock unless its ownership of Common Stock is debt-financed. In general, a tax-exempt investor’s Common Stock would be debt-financed if the tax-exempt investor incurs debt to acquire Common Stock or otherwise incurs a debt that would not have been incurred if the Common Stock had not been acquired.

Other Taxation

The Fund’s stockholders may be subject to alternative minimum tax and state, local and foreign taxes on distributions they receive. Prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

PLAN OF DISTRIBUTION

We may sell our Common Stock, including to existing Common Stockholders in a rights offering, from time to time under this Prospectus and any related Prospectus Supplement in any one or more of the following ways (1) directly to one or more purchasers (including to existing Common Stockholders in a rights offering), (2) through agents for the period of their appointment, (3) to underwriters as principals for resale to the public, (4) to dealers as principals for resale to the public, (5) through “at-the-market” transactions or (6) pursuant to our Dividend Reinvestment Plan.

Our securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, which may change; at prevailing market prices at the time of sale; prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. Our securities may be sold other than for cash, including in exchange transactions for non-control securities, or may be sold for a combination of cash and securities. The Prospectus Supplement will describe the method of distribution of our securities offered therein. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

Each Prospectus Supplement relating to an offering of our securities will state the terms of the offering, including:

•	the names of any agents, underwriters or dealers;

•	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

•	the public offering or purchase price of the offered securities and the estimated net proceeds we will receive from the sale; and

•	any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Direct Sales

We may sell our securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the internet, to sell offered securities directly. We will describe the terms of any of those sales in a Prospectus Supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that we designate. We will name any agent involved in the offer and sale and describe any commissions payable by us in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

Offers to purchase our securities may be solicited directly by the issuer or by agents designated by the issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the issuer to such agent set forth, in a Prospectus Supplement.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public either on a firm commitment or best efforts basis. If we sell our securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of our securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase our securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Sales of the offered securities by underwriters may be in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Prospectus Supplement will describe the method of reoffering by the underwriters. The Prospectus Supplement will also describe the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, and the discounts and commissions to be allowed or paid to dealers, if any. If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares of our securities at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the Prospectus Supplement, to cover any overallotments.

Distribution Through Dealers

We may offer and sell our securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

Distribution Through At-the-Market Offerings

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for us.

General Information

Agents, underwriters, or dealers participating in an offering of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they may act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell our securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

If indicated in the applicable Prospectus Supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include: commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under any contract will be subject only to those conditions described in the applicable Prospectus Supplement. The underwriters and the other agents will not have any responsibility for the validity or performance of the contracts. The applicable Prospectus Supplement will describe the commission payable for solicitation of those contracts.

In connection with any offering of the securities in an underwritten transaction, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Stock. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our securities on the NYSE in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We will not require underwriters or dealers to make a market in the Common Stock. Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the securities not yet issued as of the date of this Prospectus. The place and time of delivery for the offered securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate our securities for sale to their online brokerage account holders. Such allocations of our securities for internet distributions will be made on the same basis as other allocations. In addition, our securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

Dividend Reinvestment Plan

We may issue and sell Common Stock pursuant to our Plan.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is The Bank of New York Mellon, 225 Liberty Street, New York, New York 10286. The custodian performs custodial, fund accounting and portfolio accounting services. The Fund’s transfer, stockholder services and dividend paying agent is Computershare Inc., 462 South 4th Street, Suite 1600, Louisville, KY 40202.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the Fund by Simpson Thacher & Bartlett LLP, Washington, D.C. Simpson Thacher & Bartlett LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland.

INCORPORATION BY REFERENCE

As noted above, this prospectus is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, the Fund is permitted to “incorporate by reference” certain information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated August 14, 2025, filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR, filed on January 28, 2025;

•	the Fund’s Semi-Annual Report on Form N-CSR, filed on July 30, 2025;

•	the Fund’s Proxy Statement on Form DEF 14A, filed on March 7, 2025;

•	the Fund’s description of Common Stock on Form 8-A12B, filed on June 8, 2011.

You may obtain copies of any information incorporated by reference into this prospectus, at no charge, by calling toll-free (888) 777-0102 or by writing to the Fund at One Madison Avenue, 17th Floor, New York, NY 10010. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.franklintempleton.com/investments/options/closed-end-funds. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

FINANCIAL STATEMENTS

The audited financial statements, included in the annual report to the Fund’s stockholders for the fiscal year ended November 30, 2024, and together with the report of PricewaterhouseCoopers LLP (“PwC”) for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. The unaudited financial statements included in the semi-annual report to the Fund’s stockholders for the fiscal period ended May 31, 2025 are incorporated herein by reference to the Fund’s semi-annual report to stockholders. All other portions of the annual and semi-annual reports to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC serves as the Independent Registered Public Accounting Firm of the Fund and audits the financial statements of the Fund. PwC is located at 100 East Pratt Street, Suite 2600, Baltimore, Maryland 21202-1096.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended, and are required to file reports (including our annual and semi-annual reports), proxy statements and other information with the SEC. Our most recent stockholder report filed with the SEC is for the period ended November 30, 2024. Such reports, proxy statements and other information, as well as the registration statement and the amendments, exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. Information about the operation of the public reference facilities may be obtained by calling the SEC at (202) 551-8090. Copies of such material may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain the same information free of charge from the SEC’s website at www.sec.gov. You may also e-mail requests for these documents to publinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549

This Prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. Additional information about us can be found in our Registration Statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (www.sec.gov) that contains our Registration Statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.

STATEMENT OF ADDITIONAL INFORMATION

ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation (the “Fund”) is a non-diversified, closed-end management investment company.

This Statement of Additional Information relating to the Fund’s shares of common stock (the “Common Stock”), which we also refer to as our securities, does not constitute a prospectus, but should be read in conjunction with the Fund’s prospectus relating thereto dated August 14, 2025, and as it may be supplemented (the “Prospectus”). This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing the Fund’s securities, and investors should obtain and read the Fund’s Prospectus prior to purchasing such securities. A copy of the Fund’s Prospectus, annual and semi-annual reports (when available) and additional information about the Fund may be obtained without charge by calling (888) 777-0102, by writing to the Fund at One Madison Avenue, 17th Floor, New York, NY 10010 or by visiting the Fund’s website (http://www.franklintempleton.com/investments/options/closed-end-funds). The information contained in, or accessed through, the Fund’s website is not part of the Fund’s Prospectus or this Statement of Additional Information. Prospective investors may also obtain a copy of the Fund’s Prospectus on the Securities and Exchange Commission’s website (http://www.sec.gov). Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated August 14, 2025.

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INVESTMENT OBJECTIVES

The Fund’s investment objective is to provide long-term investors a high level of total return with an emphasis on cash distributions. Under normal market conditions, the Fund invests at least 80% of its Managed Assets in energy midstream entities including entities structured as both partnerships and corporations. For purposes of the 80% policy, the Fund considers investments in midstream entities as those entities that provide midstream services including the gathering, transporting, processing, fractionation, storing, refining, and distribution of oil, natural gas liquids and natural gas. The Fund considers an entity to be within the energy sector if it derives at least 50% of its revenues from the business of exploring, developing, producing, gathering, transporting, processing, fractionating, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Currently, the Fund may invest up to 20% of its Managed Assets in securities of issuers that are not energy midstream entities. This 20% allocation may be in any of the securities described therein, including securities of non-MLP companies engaged primarily in the energy sector. “Managed Assets” means net assets plus the amount of borrowings and assets attributable to any Preferred Stock of the Fund that may be outstanding. The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. “Restricted securities” are securities that are unregistered or subject to contractual or other legal restrictions on resale. The Fund typically acquires restricted securities in directly negotiated transactions. In connection with its investments in restricted securities generally, the Fund may invest up to 15% of its Managed Assets in restricted securities issued by non-public companies. The Fund may invest up to 20% of its Managed Assets in debt securities of MLPs and other issuers, including debt securities rated below investment grade, also known as “junk bonds.” The Fund may invest in debt securities without regard for their maturity.

The Fund intends to primarily invest in energy midstream entities structured as C-Corps and partnerships. Partnership investments include MLPs receiving partnership taxation treatment under the Code, and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

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INVESTMENT RESTRICTIONS

The following restrictions, along with the Fund’s investment objective, are the Fund’s only fundamental policies—that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Fund’s Board without stockholder approval. Except with respect to the Fund’s ability to borrow under subparagraph (7) below, if a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions, the Fund may not:

(1) issue senior securities, except to the extent permitted by (i) the Investment Company Act of 1940, as amended (the “1940 Act”), or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority;

(2) make loans to other persons, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority;

(3) underwrite the securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “1933 Act”), in connection with the sale and purchase of portfolio securities;

(4) invest 25% or more of the value of its total assets in any one industry provided that such limitation shall not be applicable to industries in the energy sector and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

(5) purchase or sell real estate or interests therein other than corporate securities secured by real estate or interests therein;

(6) purchase or sell commodities, commodity futures contracts or commodity options except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority; and

(7) borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

With respect to the limitation regarding the issuance of senior securities set forth in subparagraph (1) above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.

The ability of a closed-end fund to issue senior securities is severely circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing and form of senior securities that may be issued. The Fund operates under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a VaR based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management

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program. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility.

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

With respect to the limitation regarding making loans to other persons set forth in subparagraph (2) above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.

With respect to the limitation regarding underwriting the securities of other issuers set forth in subparagraph (3) above, a technical provision of the 1933 Act deems certain persons to be “underwriters” if they purchase a security from an issuer and later sell it to the public. Although it is not believed that the application of this 1933 Act provision would cause a fund to be engaged in the business of underwriting, the policy set forth in subparagraph (3) will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus.

For purposes of applying the limitation set forth in subparagraph (4) above, securities of the U.S. government, its agencies or instrumentalities and securities backed by the credit of a U.S. governmental entity are not considered to represent industries. If the Fund were to “concentrate” its investments in a particular industry, investors would be exposed to greater risks because the Fund’s performance would be largely dependent on that industry’s performance. The Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related industrial sectors (such as different types of energy issuers).

With respect to the limitation regarding the purchase or sale of commodities, commodity futures contracts or commodity options set forth in subparagraph (6) above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities.

With respect to the limitation regarding the Fund’s ability to borrow set forth in subparagraph (7) above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund covers its obligations by segregating liquid assets, entering into offsetting transactions or owning positions covering its obligations.

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Except with respect to the Fund’s ability to borrow under subparagraph (7) above, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this Statement of Additional Information) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed by ClearBridge to be of comparable quality), or change in the percentage of the Fund’s assets invested in certain securities or other instruments, or change in the average maturity or duration of the Fund’s investment portfolio, resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment until ClearBridge determines that it is practicable to sell or close out the investment without adverse market or tax consequences to the Fund. In the event that rating agencies assign different ratings to the same security, ClearBridge will treat the security as being in the highest rating category.

The Fund may not change its policy to invest at least 80% of its Managed Assets energy midstream entities unless it provides stockholders with at least 60 days’ written notice of such change.

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INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Fund’s investment objective, policies, and techniques that are described in the Prospectus.

The Fund seeks to achieve its objective by investing primarily in energy midstream entities. Under normal market conditions, the Fund invests at least 80% of its managed assets in energy midstream entities including entities structured as both partnerships and corporations (the 80% policy).

For purposes of the 80% policy, the Fund considers investments in midstream entities as those entities that provide midstream services including the gathering, transporting, processing, fractionation, storing, refining, and distribution of oil, natural gas liquids and natural gas. The Fund considers an entity to be within the energy sector if it derives at least 50% of its revenues from the business of exploring, developing, producing, gathering, transporting, processing, fractionating, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Currently, the Fund intends to continue to focus primarily on investments in midstream entities with operations in crude oil, natural gas liquids and refined products infrastructure. This reflects ClearBridge’s current belief that the increased supply of domestic oil and natural gas liquids — due primarily to recent shale gas discoveries — makes midstream entities focused on these liquid products well positioned for long-term growth.

However, should macroeconomic energy, political, regulatory or tax considerations evolve, and other types of midstream entities become more attractive, ClearBridge may look to invest in these new opportunities, subject to compliance with the Fund’s 80% policy. See “Risks-Energy Sector Risks-Regulatory Risk” in the Prospectus.

The Fund may invest up to 20% of its Managed Assets in securities of issuers that are not energy midstream entities. This 20% allocation may be in any of the securities described therein, including securities of non-MLP companies engaged primarily in the energy sector. Such issuers may be treated as corporations for United States federal income tax purposes and, therefore, may not offer the tax benefits of investing in MLPs.

The Fund may invest up to 30% of its Managed Assets in unregistered or otherwise restricted securities. “Restricted securities” are securities that are unregistered or subject to contractual or other legal restrictions on resale. The Fund typically acquires restricted securities in directly negotiated transactions. In connection with its investments in restricted securities generally, the Fund may invest up to 15% of its Managed Assets in restricted securities issued by non-public companies. In some instances, such an investment may be made with the expectation that the assets of such non-public company will be contributed to a newly-formed MLP or sold to or merged with an existing MLP in the future. The Fund may purchase Rule 144A securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act.

The Fund may invest up to 20% of its Managed Assets in debt securities of MLPs and other issuers, including debt securities rated below investment grade, also known as “junk bonds.” The Fund may invest in debt securities without regard for their maturity. The Fund may invest up to 15% of its Managed Assets, at the time of purchase, in securities of any single issuer.

The Fund intends to primarily invest in energy midstream entities structured as C-Corps and partnerships. Partnership investments include MLPs receiving partnership taxation treatment under the Code, and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

The Fund may invest in equity securities issued by affiliates of MLPs, including the general partners or managing members of MLPs. Such issuers may be organized and/or taxed as corporations and therefore may not

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offer the advantageous tax characteristics of MLP units. The Fund also may invest in common and Preferred Stock, convertible securities, warrants and depository receipts of companies that are organized as corporations, limited liability companies or limited partnerships. A portion of the Fund’s portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders.

The Fund may invest in royalty trusts. However, such investments do not count towards the Fund’s 80% policy.

The Fund may invest, without limitation, in securities of foreign issuers including securities traded on non-U.S. exchanges and of emerging market issuers. Such investments in securities of foreign issuers may include investments in ADRs. The Fund considers a country to be an emerging market country if, at the time of investment, it is represented in the J.P. Morgan Emerging Markets Bond Index Global or categorized by the World Bank in its annual categorization as middle or low-income.

The Fund may enter into derivative transactions, such as interest rate swaps, options contracts, futures contracts, forward contracts, options on futures contracts and indexed securities for investment, hedging and risk management purposes; provided that the Fund’s exposure to derivative instruments, as measured by the total notional amount of all such instruments, will not exceed 20% of its Managed Assets. With respect to this limitation, the Fund may net derivatives with opposite exposure to the same underlying instrument. To the extent that the security or index underlying the derivative or synthetic instrument is or is composed of securities of energy MLPs, the Fund will include such derivative and synthetic instruments, at market value, for the purposes of the Fund’s 80% policy. The Fund may sell certain equity securities short for investment and/or hedging purposes. The Fund may use any or all of these techniques at any time, and the use of any particular derivative transaction will depend on market conditions. The Fund may use interest rate swaps for hedging purposes only and not as a speculative investment and would typically use interest rate swaps to shorten the average interest rate reset time of the Fund’s holdings. The Fund’s ability to pursue certain of these strategies may be limited by applicable regulations of the CFTC, SEC, or other applicable regulators.

The Fund is operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the Fund, from registration as a “commodity pool operator” with respect to the Fund under the Commodity Exchange Act (the “CEA”), and, therefore, are not subject to registration or regulation with respect to the Fund under the CEA. As a result, since December 31, 2012, the Fund has been limited in its ability to use commodity futures (which include futures on broad-based securities indexes and interest rate futures) (collectively, “commodity interests”) or options on commodity futures, engage in certain swaps transactions or make certain other investments (whether directly or indirectly through investments in other investment vehicles) for purposes other than “bona fide hedging,” as defined in the rules of the Commodity Futures Trading Commission.

The Fund may invest in securities of other closed-end or open-end investment companies, including exchange-traded funds, that invest primarily in MLP entities in which the Fund may invest directly to the extent permitted by the 1940 Act.

At times ClearBridge may judge that conditions in the markets for securities of MLP entities make pursuing the Fund’s primary investment strategy inconsistent with the best interests of its stockholders. At such times ClearBridge may, temporarily, use alternative strategies primarily designed to reduce fluctuations in the value of the Fund’s assets. If the Fund takes a temporary defensive position, it may be unable to achieve its investment objective. In implementing these “defensive” strategies, the Fund may invest all or a portion of its assets in cash, obligations of the U.S. government, its agencies or instrumentalities; other investment grade debt securities; investment grade commercial paper; certificates of deposit and bankers’ acceptances; or any other fixed income securities that ClearBridge considers consistent with this strategy.

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Portfolio Composition

Master Limited Partnerships

Entities commonly referred to as “MLPs” are generally organized under state law as limited partnerships or limited liability companies. The securities issued by many MLPs are listed and traded on a securities exchange. An MLP typically issues general partner and limited partner interests, or managing member and member interests. The general partner or managing member manages and often controls, has an ownership stake in, and is normally eligible to receive incentive distribution payments from, the MLP. If publicly traded, MLPs must derive at least 90% of their gross income from qualifying sources as described in Section 7704 of the Code in order to be treated as partnerships for United States federal income tax purposes.

These qualifying sources include interest, dividends, real estate rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, processing, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. The general partner or managing member may be structured as a private or publicly traded corporation or other entity. The general partner or managing member typically control the operations and management of the entity through an up to 2% general partner or managing member interest in the entity plus, in many cases, ownership of some percentage of the outstanding limited partner or member interests. The limited partners or members, through their ownership of limited partner or member interests, provide capital to the entity, are intended to have no role in the operation and management of the entity and receive cash distributions. Due to their structure as partnerships for United States federal income tax purposes and the expected character of their income, MLPs generally do not pay United States federal income taxes. Thus, unlike investors in corporate securities, direct MLP investors are generally not subject to double taxation (i.e., corporate level tax and tax on corporate dividends). Currently, most MLPs operate in the energy, natural resources or real estate sectors. For a further discussion of the United States federal income tax consequences relating to the MLPs, see “Certain United States Federal Income Tax Considerations.”

MLPs are typically structured such that common units and general partner or managing member interests have first priority to receive the minimum quarterly distributions (“MQD”). Common and general partner or managing member interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common units and general partner or managing member interests have been paid, subordinated units generally receive distributions; however, subordinated units generally do not accrue arrearages. The subordinated units are normally owned by the owners or affiliates of the general partner or managing member and convert on a one for one basis into common units, generally in three to five years after the MLP’s initial public offering or after certain distribution levels have been exceeded. Distributable cash in excess of the MQD is distributed to both common and subordinated units generally on a pro rata basis. The general partner or managing member is also normally eligible to receive incentive distributions if the general partner or managing member operates the business in a manner which results in payment of per unit distributions that exceed threshold levels above the MQD. As the general partner or managing member increases cash distributions to the limited partners or members, the general partner or managing member receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner or managing member can reach a tier where it receives 50% of every incremental dollar distributed by the MLP. These incentive distributions encourage the general partner or managing member to increase the partnership’s cash flow and raise the quarterly cash distribution by pursuing steady cash flow investment opportunities, streamlining costs and acquiring assets. Such results benefit all security holders of the MLP.

MLPs in the energy sector can generally be classified into the following categories:

Pipeline MLPs. Pipeline MLPs are common carrier transporters of natural gas, natural gas liquids (primarily propane, ethane, butane and natural gasoline), crude oil or refined petroleum products (gasoline, diesel

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fuel and jet fuel). Pipeline MLPs also may operate ancillary businesses such as storage and marketing of such products. Pipeline MLPs derive revenue from capacity and transportation fees. Historically, pipeline output has been less exposed to cyclical economic forces due to its contract structure and government-regulated nature. In addition, most pipeline MLPs have limited direct commodity price exposure because they do not own the product being shipped.

Processing MLPs. Processing MLPs are gatherers and processors of natural gas as well as providers of transportation, fractionation and storage of natural gas liquids (“NGLs”). Processing MLPs derive revenue from providing services to natural gas producers, which require treatment or processing before their natural gas commodity can be marketed to utilities and other end user markets. Revenue for the processor is fee based, although it is not uncommon to have some participation in the prices of the natural gas and NGL commodities for a portion of revenue.

Gathering and Processing MLPs. Gathering and processing companies are subject to natural declines in the production of oil and natural gas fields, which utilize their gathering and processing facilities as a way to market their production, prolonged declines in the price of natural gas or crude oil, which curtails drilling activity and therefore production, and declines in the prices of natural gas liquids and refined petroleum products, which cause lower processing margins. In addition, some gathering and processing contracts subject the gathering or processing company to direct commodities price risk.

Midstream MLPs. Midstream MLPs and energy companies that provide crude oil, refined product and natural gas services are subject to supply and demand fluctuations in the markets they serve which will be impacted by a wide range of factors including, fluctuating commodity prices, weather, increased conservation or use of alternative fuel sources, increased governmental or environmental regulation, depletion, rising interest rates, declines in domestic or foreign production, accidents or catastrophic events, and economic conditions, among others.

Exploration and Production MLPs (“E&P MLPs”). E&P MLPs include MLPs that are engaged in the exploration, development, production and acquisition of crude oil and natural gas properties. E&P MLP cash flows generally depend on the volume of crude oil and natural gas produced and the realized prices received for crude oil and natural gas sales.

Propane MLPs. Propane MLPs are distributors of propane to homeowners for space and water heating. Propane MLPs derive revenue from the resale of the commodity on a margin over wholesale cost. The ability to maintain margin is a key to profitability. Propane serves a small portion of the household energy needs in the United States, largely for homes beyond the geographic reach of natural gas distribution pipelines. A majority of annual cash flow is earned during the winter heating season (October through March). Accordingly, volumes are weather dependent, but have utility type functions similar to electricity and natural gas.

Coal MLPs. Coal MLPs own, lease and manage coal reserves. Coal MLPs derive revenue from production and sale of coal, or from royalty payments related to leases to coal producers. Electricity generation is the primary use of coal in the United States. Demand for electricity and supply of alternative fuels to generators are the primary drivers of coal demand. Coal MLPs are subject to operating and production risks, such as: the MLP or a lessee meeting necessary production volumes; federal, state and local laws and regulations which may limit the ability to produce coal; the MLP’s ability to manage production costs and pay mining reclamation costs; and the effect on demand that the Environmental Protection Agency’s standards set in the Clean Air Act or other laws, regulations or trends have on coal end-users.

Marine Shipping MLPs. Marine shipping MLPs are primarily marine transporters of natural gas, crude oil or refined petroleum products. Marine shipping MLPs derive revenue from charging customers for the transportation of these products utilizing the MLPs’ vessels. Transportation services are typically provided pursuant to a charter or contract, the terms of which vary depending on, for example, the length of use of a

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particular vessel, the amount of cargo transported, the number of voyages made, the parties operating a vessel or other factors.

MLPs typically achieve distribution growth by internal and external means. MLPs achieve growth internally by experiencing higher commodity volume driven by the economy and population, and through the expansion of existing operations including increasing the use of underutilized capacity, pursuing projects that can leverage and gain synergies with existing infrastructure and pursuing so called “greenfield projects.” External growth is achieved by making accretive acquisitions. MLPs also may achieve external growth due to higher commodity prices.

MLPs are subject to various federal, state and local environmental laws and health and safety laws as well as laws and regulations specific to their particular activities. These laws and regulations address: health and safety standards for the operation of facilities, transportation systems and the handling of materials; air and water pollution requirements and standards; solid waste disposal requirements; land reclamation requirements; and requirements relating to the handling and disposition of hazardous materials. MLPs are subject to the costs of compliance with such laws applicable to them, and changes in such laws and regulations may adversely affect their results of operations.

MLPs operating interstate pipelines and storage facilities are subject to substantial regulation by the Federal Energy Regulatory Commission (“FERC”), which regulates interstate transportation rates, services and other matters regarding natural gas pipelines including: the establishment of rates for service; regulation of pipeline storage and liquified natural gas facility construction; issuing certificates of need for companies intending to provide energy services or constructing and operating interstate pipeline and storage facilities; and certain other matters. FERC also regulates the interstate transportation of crude oil, including: regulation of rates and practices of oil pipeline companies; establishing equal service conditions to provide shippers with equal access to pipeline transportation; and establishment of reasonable rates for transporting petroleum and petroleum products by pipeline.

MLPs may be subject to liability relating to the release of substances into the environment, including liability under federal “Superfund” and similar state laws for investigation and remediation of releases and threatened releases of hazardous materials, as well as liability for injury and property damage for accidental events, such as explosions or discharges of materials causing personal injury and damage to property. Such potential liabilities could have a material adverse effect upon the financial condition and results of operations of MLPs.

MLPs are subject to numerous business related risks, including: deterioration of business fundamentals reducing profitability due to development of alternative energy sources, consumer sentiment with respect to global warming, changing demographics in the markets served, unexpectedly prolonged and precipitous changes in commodity prices and increased competition that reduces the MLP’s market share; the lack of growth of markets requiring growth through acquisitions; disruptions in transportation systems; the dependence of certain MLPs upon the energy exploration and development activities of unrelated third parties; availability of capital for expansion and construction of needed facilities; a significant decrease in natural gas production due to depressed commodity prices or otherwise; the inability of MLPs to successfully integrate recent or future acquisitions; and the general level of the economy.

Non-MLPs

The Fund may also invest in companies that are not organized as MLPs. Non-MLP companies may include companies that operate energy assets but which are organized as corporations or limited liability companies rather than in partnership form. Generally, the partnership form is more suitable for companies that operate assets which generate more stable cash flows. Companies that operate “midstream” assets (e.g., transporting, processing, storing, distributing and marketing) tend to generate more stable cash flows than those

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that engage in exploration and development or delivery of products to the end consumer. Non-MLP companies also may include companies that provide services directly related to the generation of income from energy-related assets, such as oil drilling services, pipeline construction and maintenance, and compression services.

The energy industry and particular energy infrastructure companies may be adversely affected by possible terrorist attacks, such as the attacks that occurred on September 11, 2001. It is possible that facilities of energy infrastructure companies, due to the critical nature of their energy businesses to the United States, could be direct targets of terrorist attacks or be indirectly affected by attacks on others. They may have to incur significant additional costs in the future to safeguard their assets. In addition, changes in the insurance markets after September 11, 2001 may make certain types of insurance more difficult to obtain or obtainable only at significant additional cost. To the extent terrorism results in a lower level of economic activity, energy consumption could be adversely affected, which would reduce revenues and impede growth. Terrorist or war related disruption of the capital markets could also affect the ability of energy infrastructure companies to raise needed capital.

Securities

MLP Equity Securities

Equity securities issued by MLPs currently consist of common units, subordinated units and preferred units.

MLP Common Units. The common units of many MLPs are listed and traded on national securities exchanges, including the NYSE and the NASDAQ Stock Market (the “NASDAQ”). The Fund typically purchases such common units through open market transactions and underwritten offerings, but may also acquire common units through direct placements and privately negotiated transactions. Holders of MLP common units typically have very limited control and voting rights. Holders of such common units are typically entitled to receive the MQD, including arrearage rights, from the issuer. Generally, an MLP must pay (or set aside for payment) the MQD to holders of common units before any distributions may be paid to subordinated unit holders. In addition, incentive distributions are typically not paid to the general partner or managing member unless the quarterly distributions on the common units exceed specified threshold levels above the MQD. In the event of a liquidation, common unit holders are intended to have a preference to the remaining assets of the issuer over holders of subordinated units. Master limited partnerships also issue different classes of common units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of common units.

MLP Subordinated Units. Subordinated units, which, like common units, represent limited partner or member interests, are not typically listed on an exchange or publicly traded. The Fund typically purchases outstanding subordinated units through negotiated transactions directly with holders of such units or newly-issued subordinated units directly from the issuer. Holders of such subordinated units are generally entitled to receive a distribution only after the MQD and any arrearages from prior quarters have been paid to holders of common units. Holders of subordinated units typically have the right to receive distributions before any incentive distributions are payable to the general partner or managing member. Subordinated units generally do not provide arrearage rights.

Most MLP subordinated units are convertible into common units after the passage of a specified period of time or upon the achievement by the issuer of specified financial goals. Master limited partnerships also issue different classes of subordinated units that may have different voting, trading, and distribution rights. The Fund may invest in different classes of subordinated units.

MLP Preferred Units. MLP preferred units are not typically listed on an exchange or publicly traded. The Fund typically purchases MLP preferred units through negotiated transactions directly with MLPs, affiliates of MLPs and institutional holders of such units. Holders of MLP preferred units can be entitled to a wide range of voting and other rights, depending on the structure of each separate security.

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Other Equity Securities

The Fund may invest in equity securities issued by affiliates of MLPs, including the general partners or managing members of MLPs. Such issuers may be organized and/or taxed as corporations and therefore may not offer the advantageous tax characteristics of MLP units. The Fund intends to purchase equity securities through market transactions, but may also acquire equity securities through direct placements.

I-Shares. I-Shares represent an ownership interest issued by an MLP affiliate. The MLP affiliate uses the proceeds from the sale of I-Shares to purchase limited partnership interests in the MLP in the form of I-units. Thus, I-Shares represent an indirect interest in a MLP limited partnership interest. I-units generally have similar features as MLP common units in terms of voting rights and distribution but often may be subordinated in liquidation rights. I-Shares themselves have limited voting rights and are similar in that respect to MLP common units. I-Shares differ from MLP common units primarily in that instead of receiving cash distributions, holders of I-Shares will receive distributions of additional I-Shares (which are generally tax-free) in an amount equal to the cash distributions received by common unit holders. I-Shares are traded on the NYSE. For purposes of the Fund’s 80% policy, securities that are derivatives of interests in MLPs include I-Shares and other derivative securities that have economic characteristics of MLP securities.

MLP General Partner or Managing Member Interests. The general partner or managing member interest in MLPs is typically retained by the original sponsors of an MLP, such as its founders, corporate partners and entities that sell assets to the MLP. The holder of the general partner or managing member interest can be liable in certain circumstances for amounts greater than the amount of the holder’s investment in the general partner or managing member. General partner or managing member interests often confer direct board participation rights in, and in many cases control over the operations of, the MLP. General partner or managing member interests can be privately held or owned by publicly traded entities. General partner or managing member interests receive cash distributions, typically in an amount of up to 2% of available cash, which is contractually defined in the partnership or limited liability company agreement. In addition, holders of general partner or managing member interests typically receive incentive distribution rights, which provide them with an increasing share of the entity’s aggregate cash distributions upon the payment of common unit distributions that exceed specified threshold levels above the MQD. Due to the incentive distribution rights, GP MLPs have higher distribution growth prospects than their underlying MLPs, but quarterly incentive distribution payments would also decline at a greater rate than the decline rate in quarterly distributions to common and subordinated unit holders in the event of a reduction in the MLP’s quarterly distribution. The ability of the limited partners or members to remove the general partner or managing member without cause is typically very limited. In addition, some MLPs permit the holder of incentive distribution rights to reset, under specified circumstances, the incentive distribution levels and receive compensation in exchange for the distribution rights given up in the reset.

Non-MLP Equity Securities

The Fund also may invest in common and preferred stock, convertible securities, warrants and depository receipts of companies that are organized as corporations, limited liability companies or limited partnerships.

Common Stock. Common stock generally represents an equity ownership interest in an issuer. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns and may under-perform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by us. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant

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stock market, or the occurrence of political or economic events which effect the issuers. In addition, common stock prices may be particularly sensitive to rising interest rates, which increases borrowing costs and the costs of capital.

Preferred Stock. Preferred stock has a preference over common stock in liquidation (and generally as to dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similarly stated yield characteristics. The market value of preferred stock will also generally reflect whether (and if so when) the issuer may force holders to sell their preferred stock back to the issuer and whether (and if so when) the holders may force the issuer to buy back their preferred stock. Generally, the right of the issuer to repurchase the preferred stock tends to reduce any premium that the preferred stock might otherwise trade at due to interest rate or credit factors, while the right of the holders to require the issuer to repurchase the preferred stock tends to reduce any discount that the preferred stock might otherwise trade at due to interest rate or credit factors. In addition, some preferred stocks are non-cumulative, meaning that the dividends do not accumulate and need not ever be paid. A portion of the Fund’s portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. There is no assurance that dividends or distributions on non-cumulative preferred stocks in which the Fund invests will be declared or otherwise paid. Preferred stock of certain companies offers the opportunity for capital appreciation as well as periodic income. This may be particularly true in the case of companies that have performed below expectations. If a company’s performance has been poor enough, its preferred stock may trade more like common stock than like other fixed income securities, which may result in above average appreciation if the company’s performance improves.

Convertible Securities. A convertible security is a preferred stock, warrant or other security that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities generally have characteristics similar to both fixed income and equity securities. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the underlying securities. Convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities generally rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable non-convertible securities. Convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities although the market prices of convertible securities may be affected by any dividend changes or other changes in the underlying securities.

Warrants and Rights. The Fund may invest in warrants or rights (including those acquired in units or attached to other securities) that entitle the holder to buy equity securities at a specific price for a specific period of time but does so only if such equity securities are deemed appropriate by ClearBridge for inclusion in the Fund’s portfolio.

Restricted Securities and Securities with Limited Trading Markets

The Fund may purchase securities for which there is a limited trading market or which are subject to restrictions on resale to the public. If the Fund were to assume substantial positions in securities with limited trading markets, the activities of the Fund could have an adverse effect upon the liquidity and marketability of such securities and the Fund might not be able to dispose of its holdings in those securities at then current market prices. Circumstances could also exist when portfolio securities might have to be sold by the Fund at times which

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otherwise might be considered to be disadvantageous so that the Fund might receive lower proceeds from such sales than it had expected to realize. Investments in securities which are “restricted” may involve added expenses to the Fund should the Fund be required to bear registration costs with respect to such securities. The Fund could also be delayed in disposing of such securities which might have an adverse effect upon the price and timing of sales and the liquidity of the Fund. Restricted securities and securities for which there is a limited trading market may be significantly more difficult to value due to the unavailability of reliable market quotations for such securities, and investment in such securities may have an adverse impact on net asset value. As more fully described below, the Fund may purchase Rule 144A securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the 1933 Act.

Royalty Trusts

The Fund may invest in royalty trusts. However, such investments do not count towards the Fund’s 80% policy. Royalty trusts are publicly traded investment vehicles that gather income on royalties and pay out almost all cash flows to stockholders as distributions. Royalty trusts typically have no physical operations and no management or employees. Typically royalty trusts own the rights to royalties on the production and sales of a natural resource, including oil, gas, minerals and timber. As these deplete, production and cash flows steadily decline, which may decrease distributions. Royalty trusts are, in some respects, similar to certain MLPs and include risks similar to those MLPs.

Debt Securities

The Fund may invest in debt securities. Debt securities may have fixed or variable principal payments and all types of interest rate and dividend payment and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment in kind and auction rate features. To the extent the Fund invests in auction rate securities, the Fund will be subject to certain risks associated with participating in an auction, including the risk that an auction may fail and the Fund may lose its investment. The Fund has the flexibility to invest in debt securities that are below investment grade quality (that is, rated Ba1 or lower by Moody’s or BB+ or lower by S&P or Fitch), commonly referred to as “high yield” securities or “junk bonds.” Issuers of securities rated Ba1/BB+ are regarded as having current capacity to make principal and interest payments but are subject to business, financial or economic conditions which could adversely affect such payment capacity. Debt securities rated Baa3 or BBB- or above are considered “investment grade” securities. Debt securities rated below investment grade quality are obligations of issuers that are considered predominately speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Debt securities rated below investment grade tend to be less marketable than higher-quality securities because the market for them is less broad.

A general description of Moody’s, S&P’s and Fitch’s ratings of bonds is set forth in Appendix A hereto. The ratings of Moody’s, S&P and Fitch generally represent their opinions as to the quality of the bonds they rate. It should be emphasized, however, that such ratings are relative and subjective, are not absolute standards of quality, are subject to change and do not evaluate the market risk and liquidity of the securities. Consequently, bonds with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield.

If a security satisfies the Fund’s minimum rating criteria at the time of purchase and is subsequently downgraded below such rating, the Fund will not be required to dispose of such security. If a downgrade occurs, ClearBridge will consider what action, including the sale of such security, is in the best interest of us and our stockholders.

Securities Rated Below Investment Grade (High Yield or Junk Bonds)

Under rating agency guidelines, medium- and lower-rated securities and comparable unrated securities will likely have some quality and protective characteristics that are outweighed by large uncertainties or major

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risk exposures to adverse conditions. Medium- and lower-rated securities may have poor prospects of ever attaining any real investment standing, may have a current identifiable vulnerability to default or be in default, may be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions, and/or may be likely to be in default or not current in the payment of interest or principal. Such securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Accordingly, it is possible that these types of factors could reduce the value of securities held by the Fund with a commensurate effect on the value of the Fund’s shares.

The secondary markets for high yield securities are generally not as liquid as the secondary markets for higher rated securities. The secondary markets for high yield securities are concentrated in relatively few market makers and participants in the market are mostly institutional investors, including insurance companies, banks, other financial institutions and mutual funds. In addition, the trading volume for high yield securities is generally lower than that for higher-rated securities, and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the ability of the Fund to dispose of particular portfolio investments, may adversely affect the Fund’s net asset value per share and may limit the ability of the Fund to obtain accurate market quotations for purposes of valuing securities and calculating net asset value. If the Fund is not able to obtain precise or accurate market quotations for a particular security, it will become more difficult to value the Fund’s portfolio securities, and a greater degree of judgment may be necessary in making such valuations. Less liquid secondary markets may also affect the ability of the Fund to sell securities at their fair value. If the secondary markets for high yield securities contract due to adverse economic conditions or for other reasons, certain liquid securities in the Fund’s portfolio may become illiquid and the proportion of the Fund’s assets invested in illiquid securities may significantly increase.

Prices for high yield securities may be affected by legislative and regulatory developments. These laws could adversely affect the Fund’s net asset value and investment practices, the secondary market for high yield securities, the financial condition of issuers of these securities and the value of outstanding high yield securities. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in high yield bonds and limiting the deductibility of interest by certain corporate issuers of high yield bonds adversely affected the market in the past. See “Risks—Below Investment Grade (High Yield) Securities Risk” in the Prospectus.

Zero Coupon Securities and Payment-In-Kind Securities

The Fund may invest in zero coupon securities and payment-in-kind securities. Zero coupon securities are debt securities that pay no cash income and are sold at substantial discounts from their value at maturity. When a zero coupon security is held to maturity, its entire return, which consists of the amortization discount, comes from the difference between its purchase price and its maturity value. This difference is known at the time of purchase, so that investors holding zero coupon securities until maturity know at the time of their investment what the expected return on their investment will be, assuming full repayment of the bond. The Fund also may purchase payment-in-kind securities. Payment-in-kind securities pay all or a portion of their interest in the form of debt or equity securities rather than cash.

Zero coupon securities and payment-in-kind securities tend to be subject to greater price fluctuations in response to changes in interest rates than are ordinary interest-paying debt securities with similar maturities. The value of zero coupon securities appreciates more during periods of declining interest rates and depreciates more during periods of rising interest rates than ordinary interest-paying debt securities with similar maturities. Zero coupon securities and payment-in-kind securities may be issued by a wide variety of corporate and governmental issuers.

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Current United States federal income tax law requires the holder of a zero coupon security, certain payment-in-kind securities, and certain other securities acquired at a discount to accrue income with respect to these securities prior to the receipt of cash payments.

Variable Rate Obligations

The Fund may invest in variable rate obligations. Variable rate obligations bear interest at rates that are not fixed, but vary with changes in specified market rates or indexes, such as the prime rate, and at specified intervals. Such obligations include, but are not limited to, variable rate master demand notes, which are unsecured instruments issued pursuant to an agreement between the issuer and the holder that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate.

Certain of the variable rate obligations that may be purchased by the Fund may carry a demand feature that would permit the holder to tender them back to the issuer of the instrument or to a third party at par value prior to maturity. Some of the demand instruments that may be purchased by the Fund may not trade in a secondary market and would derive their liquidity solely from the ability of the holder to demand repayment from the issuer or third party providing credit support. If a demand instrument is not traded in a secondary market, the Fund will nonetheless treat the instrument as “readily marketable” for the purposes of determining whether the instrument is an illiquid security unless the demand feature has a notice period of more than seven days in which case the instrument will be characterized as “not readily marketable” and therefore illiquid. ClearBridge monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Fund’s right to obtain payment at par on a demand instrument could be affected by events occurring between the date the Fund elects to demand payment and the date payment is due that may affect the ability of the issuer of the instrument or the third party providing credit support to make payment when due, except when such demand instruments permit same day settlement. To facilitate settlement, these same day demand instruments may be held in book entry form at a bank other than the Fund’s custodian subject to a sub-custodian agreement approved by the Fund between that bank and the Fund’s custodian.

U.S. Government Obligations

Securities issued or guaranteed by U.S. Government agencies and instrumentalities include obligations that are supported by: (a) the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association (“Ginnie Maes”)); (b) the limited authority of the issuer or guarantor to borrow from the U.S. Treasury (e.g., obligations of Federal Home Loan Banks); or (c) only the credit of the issuer or guarantor (e.g., obligations of the Federal Home Loan Mortgage Corporation (“Freddie Macs”)). In the case of obligations not backed by the full faith and credit of the U.S. Treasury, the agency issuing or guaranteeing the obligation is principally responsible for ultimate repayment.

Agencies and instrumentalities that issue or guarantee debt securities and that have been established or sponsored by the U.S. Government include, in addition to those identified above, the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

Loans of Portfolio Securities

The Fund may lend portfolio securities to brokers or dealers or other financial institutions although it has no current intention to do so. The procedure for the lending of securities includes the following features and conditions. The borrower of the securities deposit cash or liquid securities with the Fund in an amount equal to a minimum of 100% of the market value of the securities lent. The Fund invests the cash collateral in short-term debt securities or cash equivalents and earn the interest thereon. A negotiated portion of the income so earned

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may be paid to the borrower and/or the broker who arranged the loan. If the Fund receives securities as collateral, the Fund receives a fee from the borrower. If the value of the collateral drops below the required minimum at any time, the borrower may be called upon to post additional collateral. If the additional collateral is not paid, the loan will be immediately due and the Fund may use the collateral or its own cash to replace the securities by purchase in the open market charging any loss to the borrower. These are “demand” loans and may be terminated by the Fund at any time. The Fund receives any dividends and interest paid on the securities lent and the loans are structured to assure that the Fund is able to exercise its voting rights on the securities.

Rule 144A Securities

The Fund may purchase Rule 144A securities for which there is a secondary market of qualified institutional buyers, as defined in Rule 144A promulgated under the 1933 Act. Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers.

The Board of Directors of the Fund has determined that Rule 144A securities may be considered liquid securities if so determined by ClearBridge. ClearBridge has adopted policies and procedures for the purpose of determining whether securities that are eligible for resales under Rule 144A are liquid or illiquid. Pursuant to those policies and procedures, ClearBridge may make the determination as to whether a particular security is liquid or illiquid with consideration to be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to sell the security, the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security.

To the extent that liquid Rule 144A securities that the Fund holds become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the percentage of the Fund’s assets invested in illiquid assets would increase. ClearBridge monitors Fund investments in Rule 144A securities and considers appropriate measures to enable the Fund to meet any investment limitations and to maintain sufficient liquidity for operating purposes.

Short Sales

The Fund may engage in short sales for investment and risk management purposes, including when ClearBridge believes an investment will under-perform due to a greater sensitivity to earnings growth of the issuer, default risk or interest rates. Short sales are transactions in which the Fund sells a security or other instrument that it does not own but can borrow in the market. Short selling allows the Fund to profit from a decline in market price to the extent such decline exceeds the transaction costs and the costs of borrowing the securities and to obtain a low cost means of financing long investments that ClearBridge believes are attractive. When the Fund engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Fund will ordinarily have to pay a fee or premium to borrow particular securities and be obligated to repay the lender of the security any coupon or interest that accrues on the securities during the period of the loan. The amount of any gain from a short sale will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund pays in connection with the short sale. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Fund.

During the period of the short sale, the Fund may be required to maintain the short sale proceeds that the broker holds and any additional assets the lending broker requires as collateral. The Fund may also be required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily. Depending on the arrangements made with the broker or custodian, the Fund may or may not receive any payments (including interest) on collateral it has deposited with the broker.

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Derivatives

The Fund may use various investment strategies described below to hedge market risks (such as broad or specific market movements), to manage the effective maturity or duration of debt instruments held by the Fund, or to seek to increase the Fund’s income or gain.

The Fund may invest in options contracts, futures contracts, forward contracts, options on futures contracts and indexed securities for investment, hedging and risk management purposes, and other similar transactions, which may be developed to the extent that ClearBridge determines that they are consistent with the Fund’s investment objective and policies and applicable regulatory requirements (collectively, these transactions are referred to as “Derivatives”). The Fund may also enter into interest rate transactions, which may take the form of swaps, caps, floors, collars and other combinations of options, forwards, swaps and/or futures.

The Fund is not a “commodity pool” (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the Commodity Futures Trading Commission (“CFTC”)), and Derivatives involving futures contracts and options on futures contracts are purchased, sold or entered into only for bona fide hedging purposes, provided that the Fund may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter,

(i) the pro rata share of the sum of the amount of initial margin deposits on futures contracts entered into by the Fund and premiums paid for unexpired options with respect to such contracts does not exceed 5% of the liquidation value of the Fund’s net assets, after taking into account unrealized profits and unrealized losses on such contracts and options (in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation); or

(ii) the aggregate “notional value” (i.e., the size of the contract, in contract units, times the current market price (futures position) or strike price (options position) of each such unit) of the contract, does not exceed the liquidation value of the Fund, after taking into account unrealized profits and unrealized losses on such contracts and options.

Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent ClearBridge’s view as to certain market movements is incorrect, the risk that the use of Derivatives could result in significantly greater losses than if they had not been used.

Futures Contracts. The Fund may trade futures contracts: (1) on domestic and foreign exchanges on bond indexes; and (2) on domestic and, to the extent permitted by the CFTC or SEC, as applicable, foreign exchanges on single stocks and stock indexes. Futures contracts are generally bought and sold on the commodities exchanges on which they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the Fund, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or with respect to certain instruments, the net cash amount). The Fund is not a commodity pool, and the Fund, where permitted, uses futures contracts and options thereon solely: (i) for bona fide hedging purposes; and (ii) for other purposes in amounts permitted by the rules and regulations promulgated by the CFTC. The Fund’s use of financial futures contracts and options thereon is in all cases consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. Maintaining a futures contract or selling an option on a futures contract typically requires the Fund to deposit with a financial intermediary, as security for its obligations, an amount of cash or other specified assets (“initial margin”) that initially is from 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (“variation margin”) may be required to be deposited thereafter daily as the mark-to-market value of the futures contract fluctuates. In addition, the value of all futures contracts sold by the Fund (adjusted for the historical volatility relationship between the Fund and the contracts) does not exceed the total market value of the Fund’s securities. In addition, the value of the Fund’s long futures and options positions (futures contracts on stock or bond

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indexes, and call options on such futures contracts) does not exceed the sum of: (a) liquid assets segregated for this purpose; (b) cash proceeds on existing investments due within thirty days; and (c) accrued profits on the particular futures or options positions.

Options. In order to hedge against adverse market shifts or to increase income or gain, the Fund may purchase put and call options or write “covered” put and call options on securities or fixed income instruments or on futures contracts on securities or stock indexes. A call option is “covered” if, so long as the Fund is obligated as the writer of the option, it will: (i) own the underlying investment subject to the option; (ii) own securities convertible or exchangeable without the payment of any consideration into the securities subject to the option; (iii) own a call option on the relevant security with an exercise price no higher than the exercise price on the call option written or (iv) deposit with its custodian in a segregated account liquid assets having a value equal to the excess of the value of the security or index that is the subject of the call over the exercise price. A put option is “covered” if, to support its obligation to purchase the underlying investment if a put option that the Fund writes is exercised, the Fund will either (a) deposit with its custodian in a segregated account liquid assets having a value at least equal to the exercise price of the underlying investment or (b) continue to own an equivalent number of puts of the same “series” (that is, puts on the same underlying investment having the same exercise prices and expiration dates as those written by the Fund), or an equivalent number of puts of the same “class” (that is, puts on the same underlying investment) with exercise prices greater than those that it has written (or, if the exercise prices of the puts it holds are less than the exercise prices of those it has written, it will deposit the difference with its custodian in a segregated account). Parties to options transactions must make certain payments and/or set aside certain amounts of assets in connection with each transaction, as described below.

In all cases, except for certain options on interest rate futures contracts, by writing a call, the Fund limits its opportunity to profit from an increase in the market value of the underlying investment above the exercise price of the option for as long as the Fund’s obligation as writer of the option continues. By writing a put, the Fund limits its opportunity to profit from a decrease in the market value of the underlying investment below the exercise price of the option for as long as the Fund’s obligation as writer of the option continues. Upon the exercise of a put option written by the Fund, the Fund may suffer an economic loss equal to the difference between the price at which the Fund is required to purchase the underlying investment and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the Fund, the Fund may suffer an economic loss equal to an amount not less than the excess of the investment’s market value at the time of the option exercise over the Fund’s acquisition cost of the investment, less the sum of the premium received for writing the option and the positive difference, if any, between the call price paid to the Fund and the Fund’s acquisition cost of the investment.

In all cases except for certain options on interest rate futures contracts, in purchasing a put option, the Fund seeks to benefit from a decline in the market price of the underlying investment, while in purchasing a call option, the Fund seeks to benefit from an increase in the market price of the underlying investment. If an option purchased is not sold or exercised when it has remaining value, or if the market price of the underlying investment remains equal to or greater than the exercise price, in the case of a put, or remains equal to or below the exercise price, in the case of a call, during the life of the option, the Fund will lose its investment in the option. For the purchase of an option to be profitable, the market price of the underlying investment must decline sufficiently below the exercise price, in the case of a put, and must increase sufficiently above the exercise price, in the case of a call, to cover the premium and transaction costs.

In the case of certain options on interest rate futures contracts, the Fund may purchase a put option in anticipation of a rise in interest rates, and purchase a call option in anticipation of a fall in interest rates. By writing a covered call option on interest rate futures contracts, the Fund limits its opportunity to profit from a fall in interest rates. By writing a covered put option on interest rate futures contracts, the Fund limits its opportunity to profit from a rise in interest rates.

The Fund may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing transactions. The Fund may enter into a closing purchase transaction in

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which the Fund purchases an option having the same terms as the option it had written or a closing sale transaction in which the Fund sells an option having the same terms as the option it had purchased. A covered option writer unable to effect a closing purchase transaction will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise, with the result that the writer will be subject to the risk of market decline in the underlying security during such period. Should the Fund choose to exercise an option, the Fund will purchase in the open market the securities, commodities or commodity futures contracts underlying the exercised option.

Exchange-listed options on securities and currencies, with certain exceptions, generally settle by physical delivery of the underlying security or currency, although in the future, cash settlement may become available. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option. Index options are cash settled for the net amount, if any, by which the option is “in-the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised.

Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Derivatives involving options require segregation of Fund assets in special accounts.

A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer of the option the obligation to buy, the underlying security, index, currency or other instrument at the exercise price. The Fund’s purchase of a put option on a security, for example, might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value of such instrument by giving the Fund the right to sell the instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. The Fund’s purchase of a call option on a security, financial futures contract, index, currency or other instrument might be intended to protect the Fund against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase the instrument. An “American” style put or call option may be exercised at any time during the option exercised period. A “European” style put or call option may be exercised only upon expiration. A “Bermudan” style put or call option may be exercised at any time on fixed dates occurring during the term of the option. Exchange-listed options are issued by a regulated intermediary such as the Options Clearing Corporation (the “OCC”), which guarantees the performance of the obligations of the parties to the options. The discussion below uses the OCC as an example, but is also applicable to other similar financial intermediaries.

Index options are cash settled for the net amount, if any, by which the option is “in-the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

The Fund’s ability to close out its position as a purchaser or seller of an OCC-issued or exchange-listed put or call option is dependent, in part, upon the liquidity of the particular option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (1) insufficient trading interest in certain options, (2) restrictions on transactions imposed by an exchange, (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities, including reaching daily price limits, (4) interruption of the normal operations of the OCC or an exchange, (5) inadequacy

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of the facilities of an exchange or the OCC to handle current trading volume, or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although any such outstanding options on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that would not be reflected in the corresponding option markets.

OTC options are purchased from or sold to securities dealers, financial institutions or other parties (collectively referred to as “Counterparties” and individually referred to as a “Counterparty”) through a direct bilateral agreement with the Counterparty. In contrast to exchange-listed options, which generally have standardized terms and performance mechanics, all of the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guaranties and security, are determined by negotiation of the parties. The Fund generally only enters into OTC options that have cash settlement provisions, although it is not be required to do so.

Unless the parties provide for it, no central clearing or guaranty function is currently expected to be involved in an OTC option. As a result, if a Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Fund or fails to make a cash settlement payment due in accordance with the terms of that option, the Fund will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Thus, ClearBridge must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty’s credit to determine the likelihood that the terms of the OTC option will be met. The Fund enters into OTC option transactions only with U.S. government securities dealers recognized by the Federal Reserve Bank of New York as “primary dealers,” or broker-dealers, domestic or foreign banks, or other financial institutions that ClearBridge deems to be creditworthy. In the absence of a change in the current position of the SEC, OTC options purchased by the Fund and the amount of the Fund’s obligation pursuant to an OTC option sold by the Fund (the cost of the sell-back plus the in-the-money amount, if any) or the value of the assets held to cover such options will be deemed illiquid.

If the Fund sells a call option, it is foregoing its participation in the appreciation in the value of the underlying asset; however, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against an increase in the value of the underlying securities or instruments held by the Fund and may increase the Fund’s income. Similarly, the sale of put options can also provide gains for the Fund.

The Fund may purchase and sell call options on securities that are traded on U.S. and foreign securities exchanges and in the OTC markets, and on securities indexes, currencies and futures contracts. All calls sold by the Fund must be “covered” (that is, the Fund must own the securities or futures contract subject to the call), or must otherwise meet the asset segregation requirements described below for so long as the call is outstanding. Even though the Fund receives the option premium to help protect it against loss, a call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Fund to hold a security or instrument that it might otherwise have sold.

The Fund reserves the right to purchase or sell options on instruments and indexes which may be developed in the future to the extent consistent with applicable law and the Fund’s investment objective and the restrictions set forth herein.

The Fund may purchase and sell put options on securities (whether or not it holds the securities in its portfolio) and on securities indexes, currencies and futures contracts. In selling put options, the Fund faces the risk that it may be required to buy the underlying security at a disadvantageous price above the market price.

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Options on Futures Contracts. The Fund may purchase put and call options and write covered put and call options on futures contracts on stock indexes traded on domestic and, to the extent permitted by the CFTC, foreign exchanges, in order to hedge all or a portion of its investments or to increase income or gain and may enter into closing transactions in order to terminate existing positions. There is no guarantee that such closing transactions can be effected. An option on a stock index futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in the underlying contract at a specified exercise price at any time on or before the expiration date of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account. The potential loss related to the purchase of an option on a futures contract is limited to the premium paid for the option (plus transaction costs). While the price of the option is fixed at the point of sale, the value of the option does change daily and the change would be reflected in the net asset value of the Fund.

The purchase of an option on a financial futures contract involves payment of a premium for the option without any further obligation on the part of the Fund. If the Fund exercises an option on a futures contract it will be obligated to post initial margin (and potentially variation margin) for the resulting futures position just as it would for any futures position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction, but no assurance can be given that a position can be offset prior to settlement or that delivery will occur.

Swaps, Caps, Floors and Collars. The Fund may enter into interest rate swaps and purchase or sell related caps, floors and collars. The Fund enters into these transactions primarily for hedging purposes and not as a speculative investment. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that the interest rate exceeds a predetermined interest rate. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that the interest rate falls below a predetermined interest rate. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Risk Factors. Derivatives have special risks associated with them, including possible default by the counterparty to the transaction, illiquidity and, to the extent ClearBridge’s view as to certain market movements is incorrect, the risk that the use of the Derivatives could result in losses greater than if they had not been used. Use of put and call options could result in losses to the Fund, force the purchase or sale, as the case may be, of written portfolio securities at inopportune times or for prices higher than (in the case of written put options) or lower than (in the case of written call options) current market values, or cause the Fund to hold a security it might otherwise sell.

The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of the Fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the Fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain OTC options could have no markets. As a result, in certain markets, the Fund might not be able to close out a transaction without incurring substantial losses. Although the Fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it tends to limit any potential gain to the Fund that might result from an increase in value of the position. There is also the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by the Fund are generally small in relation to the market value of the investments

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underlying the options, buying options can result in large amounts of leverage. This leverage offered by trading in options could cause the Fund’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the Fund did not invest in options. See “Use of Leverage” in the Prospectus.

Options Risk. To the extent the Fund writes covered call options, the Fund loses the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but the Fund retains the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If trading were suspended in an option purchased by us, the Fund would not be able to close out the option. If the Fund were unable to close out a covered call option that the Fund had written on a security, the Fund would not be able to sell the underlying security unless the option expired without exercise.

As is the case with futures and options strategies, the effective use of swaps and related transactions by the Fund may depend, among other things, on the Fund’s ability to terminate the transactions at times when ClearBridge deems it desirable to do so. To the extent the Fund does not, or cannot, terminate such a transaction in a timely manner, the Fund may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction.

Because the amount of interest and/or principal payments which the issuer of indexed securities is obligated to make is linked to the prices of other securities, securities indexes, currencies, or other financial indicators, such payments may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in indexed securities may be considered speculative. Moreover, the performance of indexed securities depends to a great extent on the performance of, and may be more volatile than, the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer’s creditworthiness deteriorates.

The use of interest rate swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on market conditions in general, the Fund’s use of swaps could enhance or harm the overall performance of the Common Stock. To the extent interest rates decline, the value of the interest rate swap could decline and could result in a decline in the net asset value of the Common Stock. In addition, if short-term interest rates are lower than its fixed rate of payment on the interest rate swap, the swap will reduce its net earnings.

Interest rate swaps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the counterparty defaults, the Fund would not be able to use the anticipated net receipts under the swap to offset any declines in the value of its portfolio assets being hedged or the increase in its cost of leverage. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap, which in turn would depend on the general state of the market rates at that point in time, such a default could negatively impact the performance of the Fund.

Losses resulting from the use of Derivatives will reduce the Fund’s net asset value, and possibly income, and the losses can be greater than if Derivatives had not been used. See “Risks—Derivatives Risk” in the Prospectus.

When conducted outside the United States, Derivatives transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk

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of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. The value of positions taken as part of non-U.S. Derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

Use of Segregated and Other Special Accounts. Use of many Derivatives by the Fund requires, among other things, that the Fund segregate liquid assets with its custodian, or a designated sub-custodian, to the extent the Fund’s obligations are not otherwise “covered” through ownership of the underlying security or financial instrument. In general, either the full amount of any obligation by the Fund to pay or deliver securities or assets must be covered at all times by the securities or instruments required to be delivered, or, subject to any regulatory restrictions, an amount of liquid assets at least equal to the current amount of the obligation must be segregated with the custodian or subcustodian in accordance with established procedures. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by the Fund, for example, requires the Fund to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid high grade debt obligations sufficient to purchase and deliver the securities if the call is exercised. A call option sold by the Fund on an index requires the Fund to own portfolio securities that correlate with the index or to segregate liquid high grade debt obligations equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by the Fund requires the Fund to segregate liquid high grade debt obligations equal to the exercise price.

OTC options entered into by the Fund, including those on securities, financial instruments or indexes, and OCC-issued and exchange-listed index options generally provides for cash settlement, although the Fund is not required to do so. As a result, when the Fund sells these instruments it segregates an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by the Fund other than those described above generally settle with physical delivery, and the Fund segregates an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement are treated the same as other options settling with physical delivery.

In the case of a futures contract or an option on a futures contract, the Fund must deposit the initial margin and, in some instances, the daily variation margin in addition to segregating liquid assets sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. The Fund segregates with its custodian, or designated sub-custodian, an amount of liquid assets having an aggregate value equal to at least the accrued excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis. Caps, floors and collars require segregation of liquid assets with a value equal to the Fund’s net obligation, if any.

Derivatives may be covered by means other than those described above when consistent with applicable regulatory policies. The Fund may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related Derivatives. The Fund could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the Fund. Moreover, instead of segregating assets if it holds a futures contract or forward contract, the Fund could purchase a put option on the same futures contract or forward contract with a strike price as high or higher than the price of the contract held. Other derivatives may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

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Foreign Securities

Investors should recognize that investing in the securities of foreign issuers involves special considerations which are not typically associated with investing in the securities of U.S. issuers. Investments in securities of foreign issuers may involve risks arising from differences between U.S. and foreign securities markets, including less volume, much greater price volatility in and illiquidity of certain foreign securities markets, different trading and settlement practices and less governmental supervision and regulation, from changes in currency exchange rates, from high and volatile rates of inflation, from economic, social and political conditions such as wars, terrorism, civil unrest and uprisings, and, as with domestic multinational corporations, from fluctuating interest rates.

There may be less publicly-available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing and financial record-keeping standards and requirements as U.S. issuers. In particular, the assets and profits appearing on the financial statements of an emerging market country issuer may not reflect its financial position or results of operations in the way they would be reflected had the financial statements been prepared in accordance with U.S. generally accepted accounting principles. In addition, for an issuer that keeps accounting records in local currency, inflation accounting rules may require, for both tax and accounting purposes, that certain assets and liabilities be restated on the issuer’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits. Consequently, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of those issuers and securities markets. Finally, in the event of a default in any such foreign obligations, it may be more difficult for the Fund to obtain or enforce a judgment against the issuers of such obligations.

Other investment risks include the possible imposition of foreign withholding taxes on certain amounts of the Fund’s income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls, expropriation, confiscatory taxation, other foreign governmental laws or restrictions which might affect adversely payments due on securities held by the Fund, the lack of extensive operating experience of eligible foreign subcustodians and legal limitations on the ability of the Fund to recover assets held in custody by a foreign subcustodian in the event of the subcustodian’s bankruptcy.

There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively traded securities. The 1940 Act limits the Fund’s ability to invest in any equity security of an issuer which, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may also restrict the Fund’s investments in certain foreign banks and other financial institutions.

Foreign markets have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller, emerging capital markets, which may result in the Fund incurring additional costs and delays in transporting such securities outside such countries. Delays in settlement or other problems could result in periods when assets of the Fund are uninvested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems or the risk of intermediary counterparty failures could cause the Fund to forego attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent

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declines in the value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

Rules adopted under the 1940 Act permit the Fund to maintain its foreign securities and cash in the custody of certain eligible non-U.S. banks and securities depositories. Certain banks in foreign countries may not be “eligible sub-custodians,” as defined in the 1940 Act, for the Fund, in which event the Fund may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or which may result in the Fund’s incurring additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Fund may encounter difficulties in effecting on a timely basis portfolio transactions with respect to any securities of issuers held outside their countries. Other banks that are eligible foreign sub-custodians may be recently organized or otherwise lack extensive operating experience. In addition, in certain countries there may be legal restrictions or limitations on the ability of the Fund to recover assets held in custody by foreign sub-custodians in the event of the bankruptcy of the sub-custodian.

Certain of the risks associated with international investments and investing in smaller capital markets are heightened for investments in emerging market countries. For example, some of the currencies of emerging market countries have experienced devaluation relative to the U.S. dollar, and major adjustments have been made periodically in certain of such currencies. Certain of such countries face serious exchange constraints. In addition, governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies. Accordingly, government actions in the future could have a significant effect on economic conditions in developing countries which could affect private sector companies and consequently, the value of certain securities held in the Fund’s portfolio.

Investment in certain emerging market securities is restricted or controlled to varying degrees which may at times limit or preclude investment in certain emerging market securities and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than other classes, restrict investment opportunities in issuers in industries deemed important to national interests and/or impose additional taxes on foreign investors.

The manner in which foreign investors may invest in companies in certain emerging market countries, as well as limitations on such investments, also may have an adverse impact on the operations of the Fund. For example, the Fund may be required in some countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the Fund. Re-registration may in some instances not occur on a timely basis, resulting in a delay during which the Fund may be denied certain of its rights as an investor.

Certain emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors which could adversely affect the Fund. In addition, if a deterioration occurs in the country’s balance of payments, it could impose temporary restrictions on foreign capital remittances. Investing in local markets in emerging market countries may require the Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Fund.

With respect to investments in certain emerging market countries, different legal standards may have an adverse impact on the Fund. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain emerging market countries. Similarly, the rights of investors in emerging market companies may be more limited than those of shareholders of U.S. corporations.

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Certain markets are in only the earliest stages of development. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of such markets also may be affected by developments with respect to more established markets in the region. Brokers in emerging market countries typically are fewer in number and less capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for investment companies and the restrictions on foreign investment, result in potentially fewer investment opportunities for the Fund and may have an adverse impact on the investment performance of the Fund.

Other Investment Companies

The Fund may, but has no current intention to, invest in securities of other open- or closed-end investment companies, including exchange-traded funds to the extent that such investments are consistent with the Fund’s investment objective and policies and are permissible under the 1940 Act. The 1940 Act imposes the following restrictions on investments in other investment companies: (i) the Fund may not purchase more than 3% of the total outstanding voting stock of another investment company; (ii) the Fund may not invest more than 5% of its total assets in securities issued by another investment company; and (iii) the Fund may not invest more than 10% of its total assets in securities issued by other investment companies. These limitations do not apply to the purchase of shares of any investment company (i) in connection with a merger, consolidation, reorganization or acquisition of substantially all the assets of another investment company or (ii) pursuant to any exemption granted under the 1940 Act.

The Fund may invest in other investment companies either during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of an offering of its Common Stock, during periods when there is a shortage of attractive securities available in the market, or when ClearBridge believes share prices of other investment companies offer attractive values. The Fund may invest in investment companies that are advised by ClearBridge or its affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC. As a stockholder in an investment company, the Fund would indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. ClearBridge takes expenses into account when evaluating the investment merits of an investment in an investment company relative to available investments in other securities. In addition, the securities of other investment companies may also be leveraged and are therefore subject to the same leverage risks described in the Prospectus and herein. The net asset value and market value of leveraged shares is more volatile and the yield to stockholders tends to fluctuate more than the yield generated by unleveraged shares. The Fund has neither sought nor obtained, nor does it currently intend to seek, any exemptive relief from the SEC.

Short-Term Debt Securities; Temporary Defensive Position; Invest-Up Period.

During the period in which the net proceeds of an offering of Common Stock are being invested, the proceeds from the issuance of Preferred Stock, if any, commercial paper or notes and/or other borrowings are being invested, or during periods in which FTFA or ClearBridge determines that it is temporarily unable to follow the Fund’s investment strategy or that it is impractical to do so, the Fund may deviate from its investment strategy and invest all or any portion of its Managed Assets in cash and cash equivalents. FTFA’s or ClearBridge’s determination that it is temporarily unable to follow the Fund’s investment strategy or that it is impracticable to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Fund’s investment strategy is extremely limited or absent. In such a case, the Fund may not pursue or achieve its investment objective.

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Cash and cash equivalents are defined to include, without limitation, the following:

(1) Non-U.S. government securities which have received the highest investment-grade credit rating and U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities. U.S. government agency securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and the Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and the Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. Government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Under current Federal Deposit Insurance Corporation regulations, the maximum insurance payable as to any one certificate of deposit is $250,000; therefore, certificates of deposit purchased by the Fund may not be fully insured.

(3) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Investments in commercial paper are limited to commercial paper rated in the highest categories by an NRSRO and which mature within one year of the date of purchase or carry a variable rate of interest. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. ClearBridge considers the financial condition of the corporation (e.g., earning power, cash flow, and other liquidity measures) and continuously monitors the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand.

(4) The Fund may invest in bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then “accepted” by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an asset or it may be sold in the secondary market at the going rate of interest for a specific maturity.

(5) The Fund may invest in bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest. There may be penalties for the early withdrawal of such time deposits, in which case the yields of these investments will be reduced.

(6) The Fund may invest in shares of money market funds in accordance with the provisions of the 1940 Act, the rules thereunder and interpretations thereof.

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MANAGEMENT OF THE FUND

Board of Directors

The overall management of the business and affairs of the Fund is vested in the Board of Directors (the “Board of Directors” of the “Board”) of the Fund. The Board of Directors is classified, with respect to the time for which directors severally hold office, into three classes—Class I, Class II and Class III, with the directors in each Class to hold office until their successors are elected and qualified. At each succeeding annual meeting of stockholders, the successors to the Class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of their successors. The terms of office of Class I directors, Class II directors and Class III directors expire at the 2027, 2028 and 2026 Annual Meeting of Stockholders, respectively.

Under the terms of the Charter, the holders of Preferred Stock are entitled as a class, to the exclusion of the Common Stockholders, to elect two directors of the Fund. Hillary Sale and Eileen A. Kamerick have been designated as the Preferred Stock directors. The Charter further provides that the remaining nominees shall be elected by holders of Common Stock and Preferred Stock, voting together as a single class.

The directors of the Fund, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies or portfolios in the Fund Complex that each director oversees, and the other board memberships held by each director is set forth below.

Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
INTERESTED DIRECTOR:
Jane E. Trust, CFA* Born 1962	Director, President and Chief Executive Officer	Since 2015 Class II	Senior Vice President, Fund Board Management, Franklin Templeton (since 2020); Officer and/or Trustee/Director of 114 funds associated with FTFA or its affiliates (since 2015); Trustee of Putnam Family of Funds consisting of 105 Portfolios; President and Chief Executive Officer of FTFA (since 2015); formerly, Senior Managing Director (2018 to 2020) and Managing Director (2016 to 2018) of Legg Mason & Co., LLC (“Legg Mason & Co.”); Senior Vice President of FTFA (2015)	114	None
NON-INTERESTED DIRECTORS:
Robert D. Agdern Birth year: 1950	Director and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees, and Compliance Liaison	Since 2015 Class III	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University (2002 to 2016); formerly, Deputy General Counsel responsible for western hemisphere matters for BP PLC (1999 to 2001); Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments (1993 to 1998) (Amoco merged with British Petroleum in 1998 forming BP PLC)	21	None

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Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
Carol L. Colman Birth year: 1946	Director and Member of Nominating, Audit and Compensation Committees, and Chair of Pricing and Valuation Committee	Since 2011 Class I	President, Colman Consulting Co.	21	None
Anthony Grillo** Birth year: 1955	Director and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees	Since 2024 Class I	Retired; Founder, Managing Director and Partner of American Securities Opportunity Funds (private equity and credit firm) (2006 to 2018); formerly, Senior Managing Director of Evercore Partners Inc. (investment banking) (2001 to 2004); Senior Managing Director of Joseph Littlejohn & Levy, Inc. (private equity firm) (1999 to 2001); Senior Managing Director of The Blackstone Group L.P. (private equity and credit firm) (1991 to 1999)	21	Director of Littelfuse, Inc. (electronics manufacturing) (since 1991); formerly, Director of Oaktree Acquisition Corp. II (2020 to 2022); Director of Oaktree Acquisition Corp. (2019 to 2021)
Eileen A. Kamerick Birth year: 1958	Chair and Member of Nominating, Compensation, Pricing and Valuation and Audit Committees	Since 2013 Class III	Chief Executive Officer, The Governance Partners, LLC (consulting firm) (since 2015); National Association of Corporate Directors Board Leadership Fellow (since 2016, with Directorship Certification since 2019) and NACD 2022 Directorship 100 honoree; Adjunct Professor, Georgetown University Law Center (since 2021); Adjunct Professor, The University of Chicago Law School (since 2018); Adjunct Professor, University of Iowa College of Law (since 2007); formerly, Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012)	21	Director, VALIC Company I (since October 2022); Director of ACV Auctions Inc. (since 2021); Director of Associated Banc-Corp (financial services company) (since 2007); formerly, Director of Hochschild Mining plc (precious metals company) (2016 to 2023); formerly, Trustee of AIG Funds and Anchor Series Trust (2018 to 2021)

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Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
Nisha Kumar Birth year: 1970	Director and Member of Nominating, Compensation and Pricing and Valuation Committees, and Chair of Audit Committee	Since 2019 Class II	Formerly, Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP (2011-2021); formerly, Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. (2011); Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. (2007 to 2009). Member of the Council on Foreign Relations	21

Director of Stonepeak-Plus Infrastructure Fund LP (since 2025);

Director of Birkenstock Holding plc (since 2023); Director of The

India Fund, Inc. (since 2016); formerly, Director of Aberdeen

Income Credit Strategies Fund (2017 to 2018); and Director of

The Asia Tigers Fund, Inc. (2016 to 2018)

Peter Mason** Birth year: 1959	Director and Member of Nominating, Audit and Pricing and Valuation Committees, and Chair of Compensation Committee	Since 2024 Class III	Arbitrator and Mediator (self-employed) (since 2021); formerly, Global General Counsel of UNICEF (intergovernmental organization) (1998-2021)	21	Chairman of University of Sydney USA Foundation (since 2020); Director of the Radio Workshop US, Inc. (since 2023)
Hillary A. Sale** Birth year: 1961	Director and Member of Audit, Compensation and Pricing and Valuation Committees, and Chair of Nominating Committee	Since 2024 Class I	Agnes Williams Sesquicentennial Professor of Leadership and Corporate Governance, Georgetown Law Center; and Professor of Management, McDonough School of Business (since 2018); formerly, Associate Dean for Strategy, Georgetown Law Center (2020-2023); National Association of Corporate Directors Board Faculty Member (since 2021); formerly, a Member of the Board of Governors of FINRA (2016-2022)	21	Director of CBOE U.S. Securities Exchanges, CBOE Futures Exchange, and CBOE SEF, Director (Since 2022); Advisory Board Member of Foundation Press (academic book publisher) (since 2019); Chair of DirectWomen Board Institute (since 2019); formerly, Member of DirectWomen (nonprofit) (2007-2022)

*	Ms. Trust is an “interested person” as defined in the 1940 Act because she is an officer of FTFA and certain of its affiliates.
**	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Trustees of the Fund.
(1)	Unless otherwise indicated, the business address of the persons listed above is c/o Chair of the Fund, Franklin Templeton, One Madison Avenue, 17th Floor, New York, NY 10010.
(2)	The term “Fund Complex” means two or more registered investment companies that:
(a)	hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	have a common investment adviser or that have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

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Each of the directors has served as a director of the Fund as indicated in the table above. The directors were selected to join the Board based upon the following as to each Board Member: his or her character and integrity; such person’s service as a board member of other funds in the Franklin Templeton Fund Complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a director; as to each director other than Ms. Trust, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Ms. Trust, her role with Franklin Templeton. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each director possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Grillo, experience as a managing director of a private equity and credit firm and experience in investment banking; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Ms. Kumar, financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; Mr. Mason, legal and managerial experience; Ms. Sale, experience as a college professor and experience as a board member for financial and corporate institutions; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Franklin Templeton and affiliated entities. References to the qualifications, attributes and skills of the directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Responsibilities of the Board of Directors

The Board of Directors is responsible under Maryland law for overseeing generally the management and operations of the Fund. The directors oversee the Fund’s operations by, among other things, meeting at the Board of Directors’ regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including FTFA, ClearBridge, the custodian and the transfer agent. As part of this process, the directors consult with the Fund’s independent auditors and with their own separate independent counsel.

The directors review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee, Corporate Governance and Nominating Committee (the “Nominating Committee”), Compensation Committee and Pricing and Valuation Committee that meet periodically and whose responsibilities are described below.

During the fiscal year ended November 30, 2024, the Board of Directors held ten regular meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was serving during the period in which he or she served. The Fund does not have a formal policy regarding attendance by directors at annual meetings of stockholders.

Each of the Audit Committee, the Nominating Committee, Compensation Committee and Pricing and Valuation Committee is composed of all directors who have been determined not to be “interested persons” of the Fund, FTFA, ClearBridge or their affiliates, within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

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The Board of Directors is currently comprised of eight directors, seven of whom are Independent Directors. Eileen Kamerick serves as Chair of the Board. Ms. Kamerick is an Independent Director. The appointment of Ms. Kamerick as Chair reflects the Board’s belief that her experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. The Chair develops agendas for Board meetings and presides at all meetings of the Board. The Chair also leads executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and the Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, including ClearBridge, the Fund’s subadviser, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Kumar serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) assist Board oversight of (i) the integrity of the Fund’s financial reporting, (ii) the Fund’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Fund’s independent registered public accountants and (iv) the performance of the Fund’s internal audit function and independent registered public accountants; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm; and (d) prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Fund’s annual Proxy Statement. The Audit Committee met five times during the fiscal year ended November 30, 2024. The Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as directors of the Fund, is composed of all of the Independent Directors: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Sale serves as the Chair of the Nominating Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee met seven times during the fiscal year ended November 30, 2024. The Nominating Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider

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such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a director of the Fund, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a director of the Fund;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a director of the Fund;

•

the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Pricing and Valuation Committee

The Fund’s Pricing and Valuation Committee is composed of all of the Independent Directors. The members of the Pricing and Valuation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Colman serves as Chair of the Fund’s Pricing and Valuation Committee. The principal function of the Pricing and Valuation Committee is to assist the Board with its oversight of the process for valuing portfolio securities in light of applicable law, regulatory guidance and applicable policies and procedures adopted by the Fund. The Pricing and Valuation Committee met four times during the fiscal year ended November 30, 2024.

Compensation Committee

The Fund’s Compensation Committee is composed entirely of all of the Independent Directors. The members of the Compensation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Mr. Mason serves as Chair of the Fund’s Compensation Committee. The principal function of the Compensation Committee is to recommend the appropriate compensation of the Independent Directors for their service on the Board and the committees of the Board. The Compensation Committee met once during the fiscal year ended November 30, 2024. The Compensation Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

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Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under Maryland law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and the Manager to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and the Manager regarding the Fund’s investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the directors as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each director as of December 31, 2024.

Name of Director	Dollar Range of Equity Securities in the Fund ($)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by the Director in the Family of Investment Companies(1) ($)
Non-Interested Directors:
Robert D. Agdern	A	D
Carol L. Colman	D	E
Anthony Grillo*	A	A
Eileen Kamerick	C	E
Nisha Kumar	A	E
Peter Mason*	A	A
Hillary Sale*	A	A
Interested Director:
Jane Trust	A	E

Key: A: none, B: $1-$10,000, C: $10,001-$50,000, D: $50,001-$100,000, E: over $100,000.

*	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Directors of the Fund.
(1)

The term “family of investment companies” means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

At December 31, 2024, the directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

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No director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Franklin Templeton as of December 31, 2024.

Director Compensation

The following table provides information concerning the compensation paid to each director by the Fund during the fiscal year ended November 30, 2024 and the total compensation paid to each director during the calendar year ended December 31, 2024. The directors listed below are members of the Fund’s Audit, Nominating, Compensation and Pricing and Valuation Committees, as well as committees of the boards of certain other investment companies advised by FTFA. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Fund does not provide any pension or retirement benefits to directors. In addition, no remuneration was paid during the fiscal year ended November 30, 2024 by the Fund to Ms. Trust who is an “interested person” as defined in the 1940 Act.

Name of Director	Aggregate Compensation from the Fund for Fiscal Year Ended 11/30/24	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/2024
Non-Interested Directors:(2)
Robert D. Agdern	$74,426	$466,000
Carol L. Colman	$32,493	$371,000
Daniel P. Cronin*	$32,135	$366,000
Paolo M. Cucchi*	$32,135	$366,000
Anthony Grillo**	$3,303	$32,989
Eileen A. Kamerick	$77,297	$506,000
Nisha Kumar	$75,862	$486,000
Peter Mason**	$3,303	$32,989
Hillary A. Sale**	$3,303	$32,989

*	Messrs. Cronin and Cucchi resigned from the Board effective December 31, 2024.
**	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Directors of the Fund.
(1)

“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	Each Non-Interested Director currently holds 21 investment company directorships within this Fund Complex.

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Officers of the Fund

The Fund’s executive officers are elected each year at a regular meeting of the Board to hold office until their respective successors are duly elected and qualified. Officers of the Fund receive no compensation from the Fund, although they may be reimbursed by the Fund for reasonable out-of-pocket travel expenses for attending Board meetings. In addition to Ms. Trust, the Fund’s CEO and President, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Fred Jensen Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth Year: 1963	Chief Compliance Officer	Since 2020	Director - Global Compliance of Franklin Templeton (since 2020); Managing Director of Legg Mason & Co. (2006 to 2020); Director of Compliance, Legg Mason Office of the Chief Compliance Officer (2006 to 2020); formerly, Chief Compliance Officer of Legg Mason Global Asset Allocation (prior to 2014); Chief Compliance Officer of Legg Mason Private Portfolio Group (prior to 2013); formerly, Chief Compliance Officer of The Reserve Funds (investment adviser, funds and broker-dealer) (2004) and Ambac Financial Group (investment adviser, funds and broker-dealer) (2000 to 2003).

Marc A. De Oliveira Franklin Templeton 100 First Stamford Place Stamford, CT 06902 Birth year: 1971	Secretary and Chief Legal Officer	Since 2023	Associate General Counsel of Franklin Templeton (since 2020); Secretary and Chief Legal Officer of certain funds associated with Legg Mason & Co. or its affiliates (since 2020); Assistant Secretary of certain funds associated with Legg Mason & Co. or its affiliates (since 2006); formerly, Managing Director (2016 to 2020) and Associate General Counsel of Legg Mason & Co. (2005 to 2020).

Thomas C. Mandia Franklin Templeton 100 First Stamford Place Stamford, CT 06902 Birth Year: 1962	Senior Vice President	Since 2022	Senior Associate General Counsel of Franklin Templeton (since 2020); Secretary of FTFA (since 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc. (“LMFAM”) (since 2013) (formerly registered investment advisers); formerly, Managing Director and Deputy General Counsel of Legg Mason & Co. (2005 to 2020) and Assistant Secretary of certain funds in the fund complex (2006 to 2022)

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Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Jeanne M. Kelly Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth Year: 1951	Senior Vice President	Since 2011	U.S. Fund Board Team Manager, Franklin Templeton (since 2020); Senior Vice President of certain funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of the Manager (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); formerly, Managing Director of Legg Mason & Co. (since 2005 to 2020); Senior Vice President of LMFAM (2013 to 2015)

Christopher Berarducci Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth year: 1974	Treasurer and Principal Financial Officer	Since 2019	Vice President, Fund Administration and Reporting, Franklin Templeton (since 2020); Treasurer (since 2010) and Principal Financial Officer (since 2019) of certain funds associated with Legg Mason & Co. or its affiliates; formerly, Managing Director (2020), Director (2015 to 2020), and Vice President (2011 to 2015) of Legg Mason & Co.

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INVESTMENT MANAGER

Investment Manager and Subadvisers

The Fund retains FTFA to act as its investment manager. FTFA is an indirect, wholly-owned subsidiary of Franklin Templeton. FTFA serves as the investment manager to numerous individuals and institutions and other investment companies. The investment management agreement (the “Management Agreement”) between FTFA and the Fund provides that FTFA will manage the operations of the Fund, subject to the supervision, direction and approval of the Fund’s Board of Directors and the objective and the policies stated in the Prospectus and this Statement of Additional Information.

Pursuant to the Management Agreement, FTFA manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and directors regularly. FTFA also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.

Advisory Fee.

Fiscal Year or Period Ended November 30,	2024	2023	2022	2021	2020	2019
The Fund paid FTFA approximate fees of	$7,102,327	$6,225,147	$5,830,231	$4,543,790	$4,661,911	$10,429,657

Pursuant to a subadvisory agreement, FTFA has delegated the day-to-day portfolio management of the Fund to ClearBridge (the “Subadvisory Agreement”). ClearBridge is an indirect, wholly-owned subsidiary of Franklin Templeton. Investment decisions for the Fund are made independently from those of other funds or accounts managed by ClearBridge. Such other funds or accounts may also invest in the same securities as the Fund. If those funds or accounts are prepared to invest in, or desire to dispose of, the same security at the same time as the Fund, however, transactions in such securities will be made, insofar as feasible, for the respective funds and accounts in a manner deemed equitable to all. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Fund or the price paid or received by the Fund. In addition, because of different investment objectives, a particular security may be purchased for one or more funds or accounts when one or more funds or accounts are selling the same security.

Each of the Management Agreement and the Subadvisory Agreement have an initial term of two years and continue in effect from year to year thereafter if such continuance is specifically approved at least annually by the Fund’s Board or by a majority of the outstanding voting securities of the Fund, and in either event, by a majority of the disinterested directors of the Board with such disinterested directors casting votes in person at a meeting called for such purpose. The Board or the holders of a majority of the Fund’s shares may terminate the Management Agreement on sixty days’ written notice without penalty and FTFA may terminate the agreement on ninety days’ written notice without penalty. The Management Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act). The Subadvisory Agreement may be terminated without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to ClearBridge upon not less than 90 days’ written notice to the Fund and FTFA, will be terminated upon the mutual written consent of FTFA and ClearBridge. The Subadvisory Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act).

Under the terms of the Management Agreement and the Subadvisory Agreement, FTFA and ClearBridge, respectively, will not be liable for losses or damages incurred by the Fund, unless such losses or

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damages are attributable to the willful misfeasance, bad faith or gross negligence on the part of FTFA or ClearBridge, as the case may be, or from reckless disregard by them of their obligations and duties under the relevant agreement.

Codes of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Fund, FTFA and ClearBridge have each adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by a Fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

When personnel covered by the Fund’s Code of Ethics are employed by more than one of the managers affiliated with Franklin Templeton, those employees may be subject to such affiliate’s Code of Ethics adopted pursuant to Rule 17j-1, rather than the Fund’s Code of Ethics.

Copies of the Codes of Ethics of the Fund, FTFA and ClearBridge are on file with the SEC. These Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. Such materials are also available on EDGAR on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov, or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102.

Proxy Voting Policies

Although individual directors may not agree with particular policies or votes by FTFA or ClearBridge, the Fund’s Board has delegated proxy voting discretion to FTFA and/or ClearBridge, believing that FTFA and/or ClearBridge should be responsible for voting because it is a matter relating to the investment decision making process.

FTFA delegates the responsibility for voting proxies for the Fund to ClearBridge through its contracts with ClearBridge. ClearBridge will use its own proxy voting policies and procedures to vote proxies. Accordingly, FTFA does not expect to have proxy voting responsibility for the Fund. Should FTFA become responsible for voting proxies for any reason, such as the inability of ClearBridge to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained. In the case of a material conflict between the interests of FTFA (or its affiliates if such conflict is known to persons responsible for voting at FTFA) and the Fund, the Board of Directors of FTFA shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that FTFA votes proxies. FTFA shall be responsible for gathering relevant documents and records related to proxy voting from ClearBridge and providing them to the Fund as required for the Fund to comply with applicable rules under the 1940 Act.

FTFA’s proxy voting policy governs in determining how proxies relating to the Fund’s portfolio securities are voted and is attached as Appendix B hereto. ClearBridge’s proxy voting policy is attached as Appendix C hereto. Information regarding how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge (1) by calling 888-425-6432, (2) on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds and (3) on the SEC’s website at http://www.sec.gov on Form N-PX.

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PORTFOLIO MANAGERS

The following tables set forth certain additional information with respect to the Fund’s investment professionals for the Fund. Unless noted otherwise, all information is provided as of November 30, 2024.

The table below identifies the number of accounts (other than the Fund) for which the Fund’s investment professionals have day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated.

Name of Portfolio Manager	Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Peter Vanderlee	Other Registered Investment Companies Other Pooled Vehicles Other Accounts	7 5 56,912	$10.74 billion $1.54 billion $22.86 billion	None None None	None None None

Patrick McElroy	Other Registered Investment Companies Other Pooled Vehicles Other Accounts	2 3 1,538	$760 million $1.37 billion $590 million	None None None	None None None

Investment Professional Compensation Structure

The Subadviser’s portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding investment professionals and closely align the interests of its investment professionals with those of its clients and overall firm results. The total compensation program includes a significant incentive component that rewards high performance standards, integrity, and collaboration consistent with the firm’s values. Portfolio manager compensation is reviewed and modified each year as appropriate to reflect changes in the market and to ensure the continued alignment with the goals stated above. A portion of annual bonuses is deferred into compensation plans that vest over the course of several years after the grant date. Deferrals are tied to portfolio performance, ClearBridge equity products, and Franklin Resources, Inc. stock.

The Subadviser’s portfolio managers and other investment professionals receive a combination of base compensation and discretionary compensation, comprising a cash incentive award and deferred incentive plans described below.

Base salary compensation. Base salary is fixed and primarily determined based on market factors and the experience and responsibilities of the investment professional within the firm.

Discretionary compensation. In addition to base compensation managers may receive discretionary compensation.

Discretionary compensation can include:

•	Cash Incentive Award

•

The Subadviser’s Deferred Incentive Plan (CDIP)-a mandatory program that typically defers 15% of discretionary year-end compensation into the Subadviser’s managed products. For portfolio managers, one-third of this deferral tracks the performance of their primary managed product,

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one-third tracks the performance of a composite portfolio of the firm’s new product and one-third can be elected to track the performance of one or more of the Subadviser’s managed funds. Consequently, portfolio managers can have two-thirds of their CDIP award tracking the performance of their primary managed products. For centralized research analysts, two-thirds of their deferral is elected to track the performance of one of more of Subadviser’s managed funds, while one-third tracks the performance of the new product composite. The Subadviser then makes a company investment in the proprietary managed funds equal to the deferral amounts by fund. This investment is a company asset held on the balance sheet and paid out to the employees in the shares subject to vesting requirements.

•

Franklin Resources Restricted Stock Deferral-a mandatory program that typically defers 5% of discretionary year-end compensation into Franklin Resources, Inc. restricted stock. The award is paid out to employees in shares subject to vesting requirements.

Several factors are considered by the Subadviser’s Senior Management when determining discretionary compensation for portfolio managers. These include but are not limited to:

•

Investment performance. A portfolio manager’s compensation is linked to the pre-tax investment performance of the fund/accounts managed by the portfolio manager. Investment performance is calculated for 1-, 3-, and 5-year periods measured against the applicable product benchmark (e.g., a securities index and, with respect to a fund, the benchmark set forth in the Fund’s Prospectus) and relative to applicable industry peer groups. The greatest weight is generally placed on 3- and 5-year performance.

•	Appropriate risk positioning that is consistent with the Subadviser’s investment philosophy and the Investment Committee/CIO approach to generation of alpha.

•	Overall firm profitability and performance

•	Amount and nature of assets managed by the portfolio manager.

•	Contributions for asset retention, gathering and client satisfaction.

•	Contribution to mentoring, coaching and/or supervising.

•	Contribution and communication of investment ideas in the Subadviser’s Investment Committee meetings and on a day to day basis.

•	Market compensation survey research by independent third parties.

Potential Conflicts of Interest

Potential conflicts of interest may arise when the Fund’s portfolio managers also have day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the Fund’s portfolio managers.

The Subadviser and the Fund have adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for the Subadviser and the individuals that each employs. For example, the Subadviser seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. The Subadviser has also adopted trade allocation procedures that are designed to facilitate the fair allocation of investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by the Subadviser and the Fund will be able to detect and/or prevent every situation in which an actual or potential conflict may appear. These potential conflicts include:

Allocation of Limited Time and Attention. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify

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equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities. If a portfolio manager identifies an investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Selection of Broker/Dealers. In addition to executing trades, some broker/dealers provide brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others. For this reason, ClearBridge has formed a brokerage committee that reviews, among other things, the allocation of brokerage to broker/dealers, best execution and soft dollar usage.

Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the manager’s management fee (and the percentage paid to ClearBridge) and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the manager and/or its affiliates have interests. Similarly, the desire to maintain assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Portfolio Manager Securities Ownership

The table below identifies the dollar range of securities beneficially owned by each investment professional as of November 30, 2024.

Portfolio Manager	Dollar Range of Securities Beneficially Owned ($)
Peter Vanderlee	D
Patrick McElroy	A

Dollar Range ownership is as follows:

A: none

B: $1 - $10,000

C: 10,001 - $50,000

D: $50,001 - $100,000

E: $100,001 - $500,000

F: $500,001 - $1 million

G: over $1 million

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PORTFOLIO TRANSACTIONS AND BROKERAGE

The Fund does not have an obligation to deal with any brokers or dealers in the execution of transactions in portfolio securities. Subject to policy established by the Board of Directors, ClearBridge is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions.

Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price, which may include dealer spreads and underwriting commissions. In placing orders, it is the policy of the Fund to obtain the best results taking into account the general execution and operational facilities of the broker or dealer, the type of transaction involved and other factors such as the risk of the broker or dealer in positioning the securities involved. While FTFA and ClearBridge generally seek the best price in placing orders, the Fund may not necessarily be paying the lowest price available. Subject to seeking the best price and execution, securities firms which provide supplemental research to FTFA or ClearBridge may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by FTFA or ClearBridge under the Management Agreement or Subadvisory Agreement, and the expenses of FTFA or ClearBridge will not necessarily be reduced as a result of the receipt of such supplemental information.

The Fund expects that all portfolio transactions will be effected on a principal basis and, accordingly, does not expect to pay any brokerage commissions. To the extent the Fund does effect brokerage transactions, affiliated persons (as such term is defined in the 1940 Act) of the Fund, or affiliated persons of such persons, may from time to time be selected to perform brokerage services for the Fund, subject to the considerations discussed above, but are prohibited by the 1940 Act from dealing with the Fund as principal in the purchase or sale of securities. In order for such an affiliated person to be permitted to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by such affiliated person must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow such an affiliated person to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction.

Investment decisions for the Fund are made independently from those for other funds and accounts advised or managed by FTFA, ClearBridge, or their affiliates. Such other funds and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another fund or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which FTFA or ClearBridge believes to be equitable to the Fund and such other fund or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, FTFA or ClearBridge may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other funds and accounts in order to obtain best execution.

Although the Fund does not have any restrictions on portfolio turnover, it is not the Fund’s policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 100%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Fund’s portfolio securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. A high rate of portfolio turnover involves correspondingly greater transaction costs than a lower rate, which costs are borne by the Fund and their stockholders.

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NET ASSET VALUE

The Fund determines the net asset value of its Common Stock on each day the NYSE is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern Time), or any earlier closing time that day. The Fund determines the net asset value per share of Common Stock by dividing the value of the Fund’s securities, cash and other assets (including the value of derivatives and interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding preferred stock and dividends payable) by the total number of shares of Common Stock outstanding. Securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in corporate fixed income securities, quotations from corporate bond dealers, market transactions in comparable securities and various other relationships between securities. The Fund values portfolio securities for which market quotations are readily available at the last reported sales price or official closing price on the primary market or exchange on which they trade. Under the Fund’s valuation policies and procedures, the Fund values its short-term investments at amortized cost when the security has 60 days or less to maturity which the Board of Directors believes under normal circumstances represents the fair value of those securities. Determination of each Common Stock’s net asset value is made in accordance with U.S. generally accepted accounting principles.

The Fund values all other securities and assets at their fair value. If events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the NYSE, the Fund may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors. The effect of using fair value pricing is that each Common Stock’s net asset value will be subject to the judgment of the Board of Directors or its designee instead of being determined by the market.

Any swap transaction that the Fund enters into may, depending on the applicable interest rate environment, have a positive or negative value for purposes of calculating net asset value. Any cap transaction that the Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to the Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.

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GENERAL INFORMATION

Certain Provisions in the Charter and Bylaws

The Charter includes provisions that could limit the ability of other entities or persons to acquire control of the Fund. These provisions could have the effect of depriving Common Stockholders of opportunities to sell their Common Stock at a premium over the then-current market price of the Common Stock. As described more completely in the Prospectus, starting with the first annual meeting of stockholders, the Charter divided the Directors into three classes of approximately equal size. As a result of this staggered structure of the Board of Directors, it would take a minimum of two years for other entities or groups of persons to gain a majority of seats on the Board of Directors. In addition, the Bylaws require that stockholders provide advance notice to the Fund in order to nominate candidates for election to the Board or to bring proposals before the annual meeting of stockholders. This prevents other entities or groups of persons from nominating Directors or raising proposals during an annual meeting of stockholders unless they have provided such advance notice to the Fund.

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REPURCHASE OF FUND COMMON STOCK; CONVERSION TO AN OPEN-END FUND

Although it is under no obligation to do so, the Fund reserves the right to repurchase the Common Stock on the open market in accordance with the 1940 Act and the rules and regulations thereunder. Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance Common Stock repurchase transactions or the accumulation of cash by the Fund in anticipation of Common Stock repurchases or tenders will reduce the Fund’s net income. Any Common Stock repurchase, tender offer or borrowing that might be approved by the Board of Directors would also have to comply with the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder.

The repurchase by the Fund of shares of its Common Stock at prices below net asset value may result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that Common Stock repurchases or tenders at or below net asset value will result in shares of the Common Stock trading at a price equal to their net asset value. In addition, a purchase by the Fund of its Common Stock will decrease the Fund’s total assets, which would likely have the effect of increasing the Fund’s expense ratio. A 1% non-deductible excise tax is generally imposed at the Fund level on the aggregate fair market value of Common Stock repurchased by the Fund during a taxable year, subject to certain adjustments.

If the Fund converted to an open-end investment company, the Common Stock would no longer be listed on the NYSE. In contrast to a closed-end investment company, stockholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by the 1940 Act or the rules thereunder) at their net asset value, less any redemption charge that is in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The discussion below provides a summary of certain United States federal income tax considerations relating to the Fund and the ownership and disposition of Common Stock offered pursuant to the Prospectus and this Statement of Additional Information. This summary addresses only U.S. Holders or Non-U.S. Holders (each as defined below) that hold Common Stock as a capital asset for United States federal income tax purposes (generally, assets held for investment). This summary does not represent a detailed description of the United States federal income tax consequences applicable to a holder of our Common Stock if such holder is subject to special treatment under the United States federal income tax laws, including if the holder is:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a foreign pension fund;

•	a person required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being recognized on an applicable financial statement;

•	a United States expatriate; or

•	a U.S. Holder whose “functional currency” is not the United States dollar.

As used herein, the term “U.S. Holder” means a beneficial owner of our Common Stock that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. Holder” means a beneficial owner of our Common Stock that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes).

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The discussion below is based upon the Code, United States Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations (possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Investors that are partners in a partnership holding our Common Stock should consult their tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences applicable to the Fund or to investors in light of their particular circumstances, and does not address United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. Investors considering the purchase of our Common Stock should consult their own tax advisors concerning the United States federal income tax consequences to them in light of their particular circumstances, as well as any consequences arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Taxation of the Fund

The Fund is treated as a regular corporation, or a “C” corporation, for United States federal income tax purposes. Accordingly, the Fund generally will be subject to United States federal income tax on its taxable income at the rate applicable to corporations. Such taxable income would generally include, among other items, all of the Fund’s net income from its investments in the equity securities of MLPs, other types of equity securities, derivatives, debt securities, royalty trusts and foreign securities less Fund expenses. The Fund’s payment of corporate income tax could materially reduce the amount of cash available for the Fund to make distributions on its Common Stock. In addition, distributions to Common Stockholders will be taxed under United States federal income tax laws applicable to corporate distributions, and thus the Fund’s taxable income will be subject to a double layer of taxation. As a regular corporation, the Fund may also be subject to state income tax or foreign tax by reason of its investments in equity securities of MLPs.

The income from equity securities of certain MLPs is treated as qualifying income for purposes of qualifying as a regulated investment company under the Code. However, a regulated investment company may not invest more than 25% of its assets in the equity securities of MLPs. Thus, the Fund does not expect that it will be eligible to elect to be treated as a regulated investment company because the Fund intends to invest more than 25% of its assets in the equity securities of MLPs.

MLP Equity Securities

MLPs are generally characterized as “publicly traded partnerships” for United States federal income tax purposes because MLPs are typically organized as limited partnerships or limited liability companies that are publicly traded. The Code generally requires all publicly traded partnerships to be treated as corporations for United States federal income tax purposes. If, however, a publicly traded partnership derives at least 90% of its gross income from qualifying sources as described in Section 7704 of the Code, the publicly traded partnership will be treated as a partnership for United States federal income tax purposes. These qualifying sources include interest, dividends, real property rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, processing, mining, refining, marketing and transportation (including pipelines) of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. The Fund intends to primarily invest in energy midstream entities structured as C-Corps and partnerships. Partnership investments include MLPs receiving partnership

48

taxation treatment under the Code, and whose interests or “units” are traded on securities exchanges like shares of corporate stock.

When the Fund invests in the equity securities of an MLP, the Fund will be a partner in such MLP. Accordingly, the Fund will be required to include in its taxable income the Fund’s allocable share of the income, gains, losses and deductions recognized by each such MLP, whether or not the MLP distributes cash to the Fund. A distribution from an MLP is treated as a tax-free return of capital to the extent of the Fund’s tax basis in its MLP interest and as gain from the sale or exchange of the MLP interest to the extent the distribution exceeds the Fund’s tax basis in its MLP interest. Based upon a review of the historic results of the type of MLPs in which the Fund intends to invest, it is possible that the cash distributions it will receive with respect to its investments in equity securities of MLPs will exceed the taxable income allocated to the Fund from such MLPs. No assurance, however, can be given in this regard. If this is not the case, the Fund will have a larger corporate income tax expense, which would result in less cash available to distribute to Common Stockholders.

The Fund will recognize gain or loss on the sale, exchange or other taxable disposition of an equity security of an MLP equal to the difference between the amount realized by the Fund on the sale, exchange or other taxable disposition and the Fund’s adjusted tax basis in such equity security. Any such gain will be subject to United States federal income tax at the regular corporate rate (currently 21%). Because the Fund is taxed as a regular corporation, it will not be eligible for reduced rates of taxation with respect to such gain, even if such gain is long-term capital gain. Although any distribution by an MLP to the Fund in excess of the Fund’s allocable share of such MLP’s net taxable income generally will not be taxable to the extent the distribution does not exceed the Fund’s tax basis in its MLP interest, such distribution will reduce the Fund’s tax basis and thus increase the amount of gain (or decrease the amount of loss) that will be recognized on the sale of such MLP interest by the Fund or on a subsequent distribution by the MLP to the Fund.

Other Investments

The Fund’s transactions in foreign currencies, forward contracts, options and futures contracts (including options and futures contracts on foreign currencies), to the extent permitted, will be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital or short-term versus long-term), accelerate recognition of income to the Fund and defer Fund losses. These provisions also (a) will require the Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out at the end of each year) and (b) may cause the Fund to recognize income without receiving a corresponding amount cash. If the Fund invests in debt obligations having original issue discount, the Fund may recognize taxable income from such investments in excess of any cash received from the investments.

Foreign Investments

Dividends or other income (including, in some cases, capital gains) received by the Fund from investments in non-U.S. securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes in some cases. Foreign taxes paid by the Fund will reduce the return from the Fund’s investments. Common Stockholders will not be entitled to claim credits or deductions on their own tax returns for foreign taxes paid by the Fund.

U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to holders of Common Stock that are U.S. Holders.

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Taxation of Dividends

The gross amount of distributions by the Fund in respect of its Common Stock will generally be taxable to a U.S. Holder as dividend income to the extent the distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income will be included in a U.S. Holder’s gross income on the day actually or constructively received by such holder. Subject to certain holding period and other requirements, such dividend income will generally be eligible for the dividends received deduction in the case of corporate U.S. Holders and will generally be treated as “qualified dividend income” eligible for reduced rates of taxation for non-corporate U.S. Holders (including individuals).

To the extent that the amount of any distribution exceeds the Fund’s current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of a U.S. Holder’s Common Stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by a U.S. Holder on a subsequent disposition of the Common Stock), and the balance in excess of adjusted basis will be taxed as capital gain. Any such capital gain will generally be long-term capital gain if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation, Since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on any outstanding Preferred Stock, distributions in excess of such earnings and profits, if any, will generally be made disproportionately to holders of Common Stock.

A corporation’s earnings and profits are generally calculated by making certain adjustments to the corporation’s reported taxable income. However, because of the Fund’s investment in equity securities of MLPs, it is possible that the distributed cash from the MLPs in its portfolio during certain years will exceed the Fund’s earnings and profits. Thus, it is possible that only a portion of the Fund’s distributions to its stockholders will be treated as dividends for United States federal income tax purposes, although no assurance can be given in this regard.

Because of the Fund’s status as a corporation for United States federal income tax purposes and its investments in equity securities of MLPs, the Fund’s earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. For instance, the Fund may use a less accelerated method of depreciation and depletion for purposes of computing its earnings and profits than the method used for purposes of calculating the taxable income of the MLP. In that case, the Fund’s earnings and profits would not be increased solely by its allocable share of the MLP’s taxable income, but would also have to be increased for the amount by which the more accelerated depreciation and depletion methods used for purposes of computing taxable income exceed the less accelerated methods used for purposes of computing earnings and profits. Because of these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as dividends, in years in which the Fund’s distributions exceed its taxable income.

Distributions with respect to Common Stock will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock pursuant to the Plan.

Sale, Exchange or other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Common Stock in an amount equal to the difference between the amount realized for the Common Stock and the holder’s adjusted tax basis in the Common Stock. Generally, a U.S. Holder’s adjusted tax basis in Common Stock will be equal to the holder’s initial tax basis in the Common Stock, reduced by adjustments for distributions paid by the Fund in excess of its current and accumulated earnings and profits (i.e., returns of capital). Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

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Any loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of Common Stock will be disallowed to the extent the U.S. Holder acquires (including pursuant to the Plan) or enters into a contract or option to acquire shares that are substantially identical to the Common Stock within 30 days before or after the disposition. In such a case, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

Information Reporting and Backup Withholding

In general, information reporting will apply to distributions in respect of Common Stock and the proceeds from the sale, exchange or other taxable disposition of Common Stock that are paid to a U.S. Holder within the United States (and in certain cases, outside the United States), unless the holder establishes that it is an exempt recipient. A backup withholding tax (currently at a maximum rate of 24%) may apply to such payments if the holder fails to provide its taxpayer identification number (in the case of individuals, their social security number) and otherwise comply with applicable requirements of the backup withholding rules, unless the holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to holders of Common Stock that are non-U.S. Holders.

Taxation of Dividends

The gross amount of distributions by the Fund in respect of its Common Stock will generally be treated as dividends to the extent paid out of the Fund’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are generally subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder who wishes to claim the benefits of an applicable income tax treaty (and avoid backup withholding, as discussed below) for dividends will be required (a) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If the amount of a distribution to a non-U.S. Holder exceeds the Fund’s current and accumulated earnings and profits, such excess will first be treated as a tax-free return of capital to the extent of the non-U.S. Holder’s tax basis in the Common Stock, and then as capital gain. As discussed above under the

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caption “—U.S. Holders—Taxation of Dividends,” it is possible that only a portion of the Fund’s distributions to its stockholders will be treated as dividends for United States federal income tax purposes, although no assurance can be given in this regard. Capital gain recognized by a non-U.S. Holder as a consequence of a distribution by the Fund in excess of its current and accumulated earnings and profits will generally not be subject to United States federal income tax, except as described below under the caption “—Taxation of Gains.”

Taxation of Gains

A non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale or other disposition of Common Stock unless:

•

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met; or

•

the Fund is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the non-U.S. Holder’s holding period for the Common Stock or the five-year period ending on the date of the sale or other disposition (the “applicable period”), and certain other conditions are met.

A non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. In addition, if any non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). The Fund may be a “United States real property holding corporation” for United States federal income tax purposes. However, with respect to the third bullet point above, if the Fund is or becomes a “United States real property holding corporation,” so long as our Common Stock is regularly traded on an established securities market (such as the NYSE) during the calendar year in which the sale or other disposition occurs, a non-U.S. Holder will be subject to United States federal income tax on any gain not otherwise taxable only if such non-U.S. Holder holds or held (directly, indirectly, or constructively, as determined under applicable attribution rules of the Code), at any time during the applicable period, more than 5% of our outstanding Common Stock.

Information Reporting and Backup Withholding

Payors must report annually to the IRS and to each non-U.S. Holder the amount of distributions paid to such holder (whether treated as dividends or a return of capital) and any tax withheld with respect to such distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

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A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption. Dividends subject to withholding of United States federal income tax as described under the caption “—Taxation of Dividends” above will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisor regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Taxation of Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of Common Stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Non-U.S. Holders should consult their tax advisors regarding this legislation and whether it may be relevant to their ownership and disposition of Common Stock.

Medicare Tax on Net Investment Income

The Code generally imposes a Medicare tax on the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest, dividends (including dividends paid with respect to Common Stock), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of Common Stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. Stockholders are advised to consult their own tax advisors regarding additional taxation of net investment income.

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Investment by Tax-Exempt Investors

Employee benefit plans and most other organizations exempt from United States federal income tax, including individual retirement accounts and other retirement plans, are subject to United States federal income tax on unrelated business taxable income (“UBTI”). Because the Fund is a corporation for United States federal income tax purposes, an owner of Common Stock will not report on its federal income tax return any of the Fund’s items of income, gain, loss and deduction. Therefore, a tax-exempt investor generally will not have UBTI attributable to its ownership or sale of Common Stock unless its ownership of Common Stock is debt-financed. In general, a tax-exempt investor’s Common Stock would be debt-financed if the tax-exempt investor incurs debt to acquire Common Stock or otherwise incurs a debt that would not have been incurred if the Common Stock had not been acquired.

Other Taxation

The Fund’s stockholders may be subject to alternative minimum tax and state, local and foreign taxes on distributions they receive. Prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The Fund currently has no control person. As a group, the Fund’s directors and officers own less than 1% of the Common Stock.

At February 7, 2025, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted below. As of the close of business on February 7, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 18,188,498 shares, equal to approximately 99% of the Fund’s outstanding shares of Common Stock, including the shares shown below.

Class	Number of Shares	Percent	Name	Address
Common Stock	1,175,085	6.5%(1)	Morgan Stanley	1585 Broadway New York, NY 10036
Mandatory Redeemable Preferred Stock	371,430	14.1%(2)	The Guardian Life Insurance Company of America and HPS Investment Partners, LLC	10 Hudson Yards New York, NY 10001; and 40 West 57th Street 33rd Floor New York, NY 10019
Preferred Stock	1,200,002	45.5%(3)	Prudential Financial, Inc.	751 Broad Street Newark, NJ 07102
Mandatory Redeemable Preferred Stock	140,001	5.3%(4)	MetLife Investment Management, LLC	One MetLife Way Whippany, New Jersey 07981
Mandatory Redeemable Preferred Stock	294,286	15.1%(5)	Corebridge Financial, Inc.	2919 Allen Parkway, Woodson Tower Houston, TX 77019

(1)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 3, 2025.
(2)	Based upon information obtained from Schedule 13G/A filed with the SEC on November 14, 2024.
(3)	Based upon information obtained from Schedule 13G/A filed with the SEC on October 7, 2024.
(4)	Based upon information obtained from Schedule 13G/A filed with the SEC on May 9, 2025.
(5)	Based upon information obtained from Schedule 13G/A filed with the SEC on July 23, 2025.

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FINANCIAL STATEMENTS

The audited financial statements, included in the annual report to the Fund’s stockholders for the fiscal year ended November 30, 2024, and together with the report of PricewaterhouseCoopers LLP (“PwC”) for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. All other portions of the annual report to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC serves as the Independent Registered Public Accounting Firm of the Fund and audits the financial statements of the Fund. PwC is located at 100 East Pratt Street, Suite 2600, Baltimore, Maryland 21202-1096.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is The Bank of New York Mellon, 225 Liberty Street, New York, New York 10286. The custodian performs custodial, fund accounting and portfolio accounting services. The Fund’s transfer, stockholder services and dividend paying agent is Computershare Inc., 462 South 4th Street, Suite 1600, Louisville, KY 40202.

INCORPORATION BY REFERENCE

As noted above, this statement of additional information is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, the Fund is permitted to “incorporate by reference” certain information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Prospectus, dated August 14, 2025, filed with this Statement of Additional Information;

•	the Fund’s Annual Report on Form N-CSR, filed on January 28, 2025;

•	the Fund’s Semi-Annual Report on Form N-CSR, filed on July 30, 2025;

•	the Fund’s Proxy Statement on Form DEF 14A, filed on March 7, 2025;

•	the Fund’s description of Common Stock on Form 8-A12B, filed on June 8, 2011.

You may obtain copies of any information incorporated by reference into this prospectus, at no charge, by calling toll-free (888) 777-0102 or by writing to the Fund at One Madison Avenue, 17th Floor, New York, NY 10010. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.franklintempleton.com/investments/options/closed-end-funds. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

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ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Stock offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC or on the SEC’s website at http://www.sec.gov.

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APPENDIX A

DESCRIPTION OF S&P, MOODY’S AND FITCH RATINGS1

S&P Global Ratings—A brief description of the applicable S&P Global Ratings and its affiliates (collectively, “S&P”) rating symbols and their meanings (as published by S&P) follows:

ISSUE CREDIT RATING DEFINITIONS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings*

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise we impute; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

“AAA”	An obligation rated “AAA” has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA”	An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

[1]

The ratings indicated herein are believed to be the most recent ratings available at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.

“A”	An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB”	An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC,” and “C”	Obligations rated “BB,” “B,” “CCC,” “CC,” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB”	An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B”	An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC”	An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC”	An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

“C”	An obligation rated “C” is currently highly vulnerable to nonpayment and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D”	An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

PLUS (+) OR MINUS (–)	The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings

“A-1”	A short-term obligation rated “A-1” is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

“A-2”	A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3”	A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B”	A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C”	A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D”	A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Active Qualifiers (Currently applied and/or outstanding)

S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a “p” qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: “L” qualifier	Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

Principal: “p” qualifier	This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary Ratings: “prelim” qualifier	Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below.

Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

●  Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

●  Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

●  Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

●  Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

●  A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination Structures: “t” qualifier	This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty Instrument Rating: “cir” qualifier	This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Inactive Qualifiers (No longer applied or outstanding)

Contingent upon final documentation: “*” inactive qualifier	This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

Termination of obligation to tender: “c” inactive qualifier	This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.

U.S. direct government securities: “G” inactive qualifier	The letter “G” followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.

Public Information Ratings: “pi” inactive qualifier	This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a “pi” suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.

Provisional Ratings: “pr” qualifier	The letters “pr” indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

Quantitative Analysis of public information “q” inactive qualifier	A “q” subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

Extraordinary risks “r” inactive qualifier	The “r” modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating.

The absence of an “r” modifier should not be taken as an indication that an obligation would not exhibit extraordinary non-credit related risks. S&P discontinued the use of the “r” modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Moody’s Investors Service, Inc.—A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

LONG-TERM OBLIGATIONS RATINGS

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations2 addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date.

[2]	In the case of impairments, there can be a financial loss even when contractual obligations are met.

Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay.3 Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating.4 Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.5,6 Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.7

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings.8 The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

[3]	In some cases the relevant credit risk relates to a third party, in addition to, or instead of the issuer. Examples include credit-linked notes and guaranteed obligations.
[4]

Because the number of possible features or structures is limited only by the creativity of issuers, Moody’s cannot comprehensively catalogue all the types of non-standard variation affecting financial obligations, but examples include indexed values, equity values and cash flows, prepayment penalties, and an obligation to pay an amount that is not ascertainable at the inception of the transaction.

[5]

For certain structured finance, preferred share and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment (as defined below in this publication) and financial loss in the event of impairment.

[6]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[7]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[8]

Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee’s assessment of a security’s expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

Long-Term Rating Definitions:

“Aaa”	Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa”	Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”	Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa”	Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”	Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B”	Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”	Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”	Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”	Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.9*

MEDIUM-TERM NOTE PROGRAM RATINGS

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g. senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

[9]

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short-Term Rating Definitions:

Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.10 11

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch IBCA, Inc.—A brief description of the applicable Fitch IBCA, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

INTERNATIONAL ISSUER AND CREDIT RATING SCALES

The Primary Credit Rating Scales (those featuring the symbols “AAA”-”D” and “Fi”-”D”) are used for debt and financial strength ratings. The below section describes their use for issuers and obligations in corporate, public and structured finance debt markets.

Long-Term Ratings Scales—Issuer Credit Ratings Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

[10]

For certain structured finance, preferred share and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, the ratings reflect the likelihood of impairment (as defined below in this publication).

[11]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

“AAA”	Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”	Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”	High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”	Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”	Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

“B”	Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC”	Substantial credit risk. Default is a real possibility.

“CC”	Very high levels of credit risk. Default of some kind appears probable.

“C”	Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. the formal announcement by the issuer or their agent of a distressed debt exchange; or

d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

“RD”	Restricted default. “RD” ratings indicate an issuer that in Fitch Ratings’ opinion has experienced:

a. an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

b. has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and

c. has not otherwise ceased operating.

This would include:

i. the selective payment default on a specific class or currency of debt;

ii. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

“D”	Default. “D” ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below “B”.

Limitations of the Issuer Credit Rating Scale:

Specific limitations relevant to the issuer credit rating scale include:

•	The ratings do not predict a specific percentage of default likelihood or failure likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•	The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

•	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

Short-Term Ratings—Short-Term Ratings Assigned to

Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

“F1”	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
“F2”	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
“F3”	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
“B”	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
“C”	High short-term default risk. Default is a real possibility.
“RD”	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
“D”	Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Limitations of the Short-Term Ratings Scale:

Specific limitations relevant to the Short-Term Ratings scale include:

•	The ratings do not predict a specific percentage of default likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an obligation default.

•	The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative vulnerability to default of the rated issuer or obligation.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

APPENDIX B

FRANKLIN TEMPLETON FUND ADVISER, LLC

Proxy Voting Policy

FTFA delegates to each sub-adviser the responsibility for voting proxies for its funds, as applicable, through its contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds’ Board reviews and approves the use of those policies and procedures. Accordingly, FTFA does not expect to have proxy-voting responsibility for any of the funds.

Should FTFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by the most recent sub-adviser to vote proxies until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of FTFA (or its affiliates if such conflict is known to persons responsible for voting at FTFA) and any fund, the Board of Directors of FTFA shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

FTFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment Company Act of 1940. FTFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

B-1

APPENDIX C

CLEARBRIDGE INVESTMENTS

PROXY VOTING POLICIES AND PROCEDURES

I.	Types of Accounts for Which ClearBridge Votes Proxies
II.	General Guidelines
III.	How ClearBridge Votes
IV.	Conflicts of Interest
A. Procedures for Identifying Conflicts of Interest
B. Procedures for Assessing Materiality of Conflicts of Interest and for Addressing Material Conflicts of Interest
C. Third Party Proxy Voting Firm - Conflicts of Interest
V.	Voting Policy
A. Election of Directors
B. Proxy Contests
C. Auditors
D. Proxy Contest Defenses
E. Tender Offer Defenses
F. Miscellaneous Governance Provisions
G. Capital Structure
H. Executive and Director Compensation
I. State/Country of Incorporation
J. Mergers and Corporate Restructuring
K. Social and Environmental Issues
L. Miscellaneous
VI.	Other Considerations
A. Share Blocking
B. Securities on Loan
VII.	Disclosure of Proxy Voting
VIII.	Recordkeeping and Oversight

CLEARBRIDGE INVESTMENTS

Proxy Voting Policies and Procedures

I.  TYPES OF ACCOUNTS FOR WHICH CLEARBRIDGE VOTES PROXIES

ClearBridge votes proxies for each client for which it has investment discretion unless the investment management agreement provides that the client or other authorized party (e.g., a trustee or named fiduciary of a plan) is responsible for voting proxies.

II.  GENERAL GUIDELINES

In voting proxies, we are guided by general fiduciary principles. Our goal is to act prudently, solely in the best interest of the beneficial owners of the accounts we manage. We attempt to provide for the consideration of all factors that could affect the value of the investment and will vote proxies in the manner that we believe will be consistent with efforts to maximize shareholder values.

III.  HOW CLEARBRIDGE VOTES

Section V of these policies and procedures sets forth certain stated positions. In the case of a proxy issue for which there is a stated position, we generally vote in accordance with the stated position. In the case of a proxy issue for which there is a list of factors set forth in Section V that we consider in voting on such issue, we consider those factors and vote on a case-by-case basis in accordance with the general principles set forth above. In the case of a proxy issue for which there is no stated position or list of factors that we consider in voting on such issue, we vote on a case-by-case basis in accordance with the general principles set forth above. We may utilize an external service provider to provide us with information and/or a recommendation with regard to proxy votes but we are not required to follow any such recommendations. The use of an external service provider does not relieve us of our responsibility for the proxy vote.

For routine matters, we usually vote according to our policy or the external service provider’s recommendation, although we are not obligated to do so and each individual portfolio management team may vote contrary to our policy or the recommendation of the external service provider. If a matter is non-routine, e.g., management’s recommendation is different than that of the external service provider and ClearBridge is a significant holder or it is a significant holding for ClearBridge, the issues will be highlighted to the appropriate investment teams. Different investment teams may vote differently on the same issue, depending upon their assessment of clients’ best interests.

ClearBridge’s policies are reviewed annually and its proxy voting process is overseen and coordinated by its Proxy Committee.

IV.  CONFLICTS OF INTEREST

In furtherance of ClearBridge’s goal to vote proxies in the best interests of clients, ClearBridge follows procedures designed to identify and address material conflicts that may arise between ClearBridge’s interests and those of its clients before voting proxies on behalf of such clients.

A. Procedures for Identifying Conflicts of Interest

ClearBridge relies on the following to seek to identify conflicts of interest with respect to proxy voting:

1.

ClearBridge’s employees are periodically reminded of their obligation (i) to be aware of the potential for conflicts of interest on the part of ClearBridge with respect to voting proxies on behalf of client accounts both as a result of their personal relationships or personal or business relationships relating to another Franklin Resources, Inc. (“Franklin”) business unit, and (ii) to bring conflicts of interest of which they become aware to the attention of ClearBridge’s Chief Compliance Officer.

2.

ClearBridge’s finance area maintains and provides to ClearBridge Compliance and proxy voting personnel an up- to-date list of all client relationships that have historically accounted for or are projected to account for greater than 1% of ClearBridge’s net revenues.

3.

As a general matter, ClearBridge takes the position that relationships between a non ClearBridge Franklin unit and an issuer (e.g., investment management relationship between an issuer and a non-ClearBridge Franklin affiliate) do not present a conflict of interest for ClearBridge in voting proxies with respect to such issuer because ClearBridge operates as an independent business unit from other Franklin business units and because of the existence of informational barriers between ClearBridge and certain other Franklin business units. As noted above, ClearBridge employees are under an obligation to bring such conflicts of interest, including conflicts of interest which may arise because of an attempt by another Franklin business unit or non-ClearBridge Franklin officer or employee to influence proxy voting by ClearBridge to the attention of ClearBridge Compliance.

4.

A list of issuers with respect to which ClearBridge has a potential conflict of interest in voting proxies on behalf of client accounts will be maintained by ClearBridge proxy voting personnel. ClearBridge will not vote proxies relating to such issuers until it has been determined that the conflict of interest is not material or a method for resolving the conflict of interest has been agreed upon and implemented, as described in Section IV below.

B. Procedures for Assessing Materiality of Conflicts of Interest and for Addressing Material Conflicts of Interest

1.

ClearBridge maintains a Proxy Committee which, among other things, reviews and addresses conflicts of interest brought to its attention. The Proxy Committee is comprised of such ClearBridge personnel (and others, at ClearBridge’s request), as are designated from time to time. The current members of the Proxy Committee are set forth in the Proxy Committee’s Terms of Reference.

2.

All conflicts of interest identified pursuant to the procedures outlined in Section IV. A. must be brought to the attention of the Proxy Committee for resolution. A proxy issue that will be voted in accordance with a stated ClearBridge position on such issue or in accordance with the recommendation of an independent third party generally is not brought to the attention of the Proxy Committee for a conflict of interest review because ClearBridge’s position is that any conflict of interest issues are resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party.

3.

The Proxy Committee will determine whether a conflict of interest is material. A conflict of interest will be considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, ClearBridge’s decision-making in voting the proxy. All materiality determinations will be based on an assessment of the particular facts and circumstances. A written record of all materiality determinations made by the Proxy Committee will be maintained.

4.	If it is determined by the Proxy Committee that a conflict of interest is not material, ClearBridge may vote proxies notwithstanding the existence of the conflict.

5.

If it is determined by the Proxy Committee that a conflict of interest is material, the Proxy Committee will determine an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination shall be based on the particular facts and circumstances, including the importance of the proxy issue, the nature of the conflict of interest, etc. Such methods may include:

•	disclosing the conflict to clients and obtaining their consent before voting;

•	suggesting to clients that they engage another party to vote the proxy on their behalf;

•	in the case of a conflict of interest resulting from a particular employee’s personal relationships, removing such employee from the decision-making process with respect to such proxy vote; or

•	such other method as is deemed appropriate given the particular facts and circumstances, including the importance of the proxy issue, the nature of the conflict of interest, etc.*

A written record of the method used to resolve a material conflict of interest shall be maintained.

* Especially in the case of an apparent, as opposed to actual, conflict of interest, the Proxy Committee may resolve such conflict of interest by satisfying itself that ClearBridge’s proposed vote on a proxy issue is in the best interest of client accounts and is not being influenced by the conflict of interest.

C.	Third Party Proxy Voting Firm - Conflicts of Interest

With respect to a third-party proxy voting firm described herein, the Proxy Committee will periodically review and assess such firm’s policies, procedures and practices with respect to the disclosure and handling of conflicts of interest.

V. VOTING POLICY

These are policy guidelines that can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account holding the shares being voted. There may be occasions when different investment teams vote differently on the same issue. In addition, in the case of Taft-Hartley clients, ClearBridge will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Proxy Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

A. Election of Directors

1. Voting on Director Nominees in Uncontested Elections.

a. We withhold our vote from a director nominee who:

•	attended less than 75 percent of the company’s board and committee meetings without a valid excuse (illness, service to the nation/local government, work on behalf of the company);

•	received more than 50 percent withheld votes of the shares cast at the previous board election, and the company has failed to address the issue as to why;

•	is a member of the company’s audit committee, when excessive non-audit fees were paid to the auditor, or there are chronic control issues and an absence of established effective control mechanisms;

•	is a member of the company’s compensation committee if the compensation committee ignore a say on pay proposal that a majority of shareholders opposed;

•	is a member of the company’s nominating committee and there is no gender diversity on the board (or those currently proposed for election to the board do not meet that criterion).

•	is a member of the company’s nominating committee and there is no racial/ethnic diversity on the board (or those currently proposed for election to the board do not meet that criterion).[1]

1 This position only applies to Anglo markets which is defined as US, Canada, UK, Ireland, Australia and New Zealand.

b. We vote on a case-by-case basis in the following circumstances:

i.

Significant Greenhouse Gas (GHG) Emitters – We will generally vote against the Chair of the board and the Chair of the responsible committee for companies that are significant GHG emitters in cases where the company is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change to the company and the larger economy. Minimum steps include detailed disclosure of climate-related risks, such as the Task Force on Climate-related Financial Disclosures (TCFD); and, at this time, “appropriate” GHG emissions reductions targets (i.e., short-term and medium-term GHG reduction targets or net zero by 2050 GHG reduction targets).

ii.

Lack of Progress Towards Addressing Emissions – We may decide to vote against the Chair of the board and relevant Directors in connection with our net zero commitment if we determine that insufficient progress has been made towards addressing emissions. Such a vote against the Chair and Directors would be one of the final steps in our net zero escalation policy. A vote against the Chair and Directors would only be considered after extensive direct engagement with the company and where there is insufficient progress being made via engagement after several years. This vote would be placed on an ad hoc basis and only upon our specific request.

c.	We vote for all other director nominees.

2.	Chairman and CEO is the Same Person.

We vote on a case-by-case basis on shareholder proposals that would require the positions of the Chairman and CEO to be held by different persons. We would generally vote FOR such a proposal unless there are compelling reasons to vote against the proposal, including:

•	Designation of a lead director

•	Majority of independent directors (supermajority)

•	All independent key committees

•	Size of the company (based on market capitalization)

•	Established governance guidelines

•	Company performance

3.	Majority of Independent Directors

a.

We vote for shareholder proposals that request that the board be comprised of a majority of independent directors. Generally that would require that the director have no connection to the company other than the board seat. In determining whether an independent director is truly independent (e.g. when voting on a slate of director candidates), we consider certain factors including, but not necessarily limited to, the following: whether the director or his/her company provided professional services to the company or its affiliates either currently or in the past year; whether the director has any transactional relationship with the company; whether the director is a significant customer or supplier of the company; whether the director is employed by a foundation or university that received significant grants or endowments from the company or its affiliates; and whether there are interlocking directorships.

b.	We vote for shareholder proposals that request that the board audit, compensation and/or nominating committees include independent directors exclusively.

4.	Stock Ownership Requirements We vote against shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director, or to remain on the board.

5.	Term of Office We vote against shareholder proposals to limit the tenure of independent directors.

6.	Director and Officer Indemnification and Liability Protection

a.	Subject to subparagraphs 2, 3, and 4 below, we vote for proposals concerning director and officer indemnification and liability protection.

b.	We vote for proposals to limit and against proposals to eliminate entirely director and officer liability for monetary damages for violating the duty of care.

c.

We vote against indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligations than mere carelessness.

d.

We vote for only those proposals that provide such expanded coverage noted in subparagraph 3 above in cases when a director’s or officer’s legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (2) if only the director’s legal expenses would be covered.

7.	Director Qualifications

a.

We vote case-by-case on proposals that establish or amend director qualifications. Considerations include how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.

b.	We vote against shareholder proposals requiring two candidates per board seat.

B.	Proxy Contests

1.	Voting for Director Nominees in Contested Elections

We vote on a case-by-case basis in contested elections of directors. Considerations include: chronology of events leading up to the proxy contest; qualifications of director nominees (incumbents and dissidents); for incumbents, whether the board is comprised of a majority of outside directors; whether key committees (i.e.: nominating, audit, compensation) comprise solely of independent outsiders; discussion with the respective portfolio manager(s).

2.	Reimburse Proxy Solicitation Expenses

We vote on a case-by-case basis on proposals to provide full reimbursement for dissidents waging a proxy contest. Considerations include: identity of persons who will pay solicitation expenses; cost of solicitation; percentage that will be paid to proxy solicitation firms.

C.	Auditors

1.	Ratifying Auditors

We vote for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position or there is reason to believe the independent auditor has not followed the highest level of ethical conduct. Specifically, we will vote to ratify auditors if the auditors only provide the company audit services and such other audit-related and non-audit services the provision of which will not cause such auditors to lose their independence under applicable laws, rules and regulations.

2.	Financial Statements and Director and Auditor Reports

We generally vote for management proposals seeking approval of financial accounts and reports and the discharge of management and supervisory board members, unless there is concern about the past actions of the company’s auditors or directors.

3.	Remuneration of Auditors

We vote for proposals to authorize the board or an audit committee of the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

4.	Indemnification of Auditors

We vote against proposals to indemnify auditors.

D.	Proxy Contest Defenses

1.	Board Structure: Staggered vs. Annual Elections

a.	We vote against proposals to classify the board.

b.	We vote for proposals to repeal classified boards and to elect all directors annually.

2.	Shareholder Ability to Remove Directors

a.	We vote against proposals that provide that directors may be removed only for cause.

b.	We vote for proposals to restore shareholder ability to remove directors with or without cause.

c.	We vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.

d.	We vote for proposals that permit shareholders to elect directors to fill board vacancies.

3.	Cumulative Voting

a.	If plurality voting is in place for uncontested director elections, we vote for proposals to permit or restore cumulative voting.

b.	If majority voting is in place for uncontested director elections, we vote against cumulative voting.

c.

If plurality voting is in place for uncontested director elections, and proposals to adopt both cumulative voting and majority voting are on the same slate, we vote for majority voting and against cumulative voting.

4.	Majority Voting

We vote for non-binding and/or binding resolutions requesting that the board amend a company’s by-laws to stipulate that directors need to be elected with an affirmative majority of the votes cast, provided that it does not conflict with the state law where the company is incorporated. In addition, all resolutions need to provide for a carve-out for a plurality vote standard when there are more nominees than board seats (i.e. contested election). In addition, ClearBridge strongly encourages companies to adopt a post-election director resignation policy setting guidelines for the company to follow to promptly address situations involving holdover directors.

5.	Shareholder Ability to Call Special Meetings

a.	We vote against proposals to restrict or prohibit shareholder ability to call special meetings.

b.

We vote for proposals that provide shareholders with the ability to call special meetings, taking into account a minimum ownership threshold of 10 percent (and investor ownership structure, depending on bylaws).

6.	Shareholder Ability to Act by Written Consent

a.	We vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

b.	We vote for proposals to allow or make easier shareholder action by written consent.

7.	Shareholder Ability to Alter the Size of the Board

a.	We vote for proposals that seek to fix the size of the board.

b.	We vote against proposals that give management the ability to alter the size of the board without shareholder approval.

8.	Advance Notice Proposals

We vote on advance notice proposals on a case-by-case basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

9.	Amendment of By-Laws

a.	We vote against proposals giving the board exclusive authority to amend the by-laws.

b.	We vote for proposals giving the board the ability to amend the by-laws in addition to shareholders.

10.	Article Amendments (not otherwise covered by ClearBridge Proxy Voting Policies and Procedures).

We review on a case-by-case basis all proposals seeking amendments to the articles of association.

We vote for article amendments if:

•	shareholder rights are protected;

•	there is negligible or positive impact on shareholder value;

•	management provides adequate reasons for the amendments; and

•	the company is required to do so by law (if applicable).

E.	Tender Offer Defenses

1.	Poison Pills

a.	We vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

b.

We vote on a case-by-case basis on shareholder proposals to redeem a company’s poison pill. Considerations include: when the plan was originally adopted; financial condition of the company; terms of the poison pill.

c.

We vote on a case-by-case basis on management proposals to ratify a poison pill. Considerations include: sunset provision - poison pill is submitted to shareholders for ratification or rejection every 2 to 3 years; shareholder redemption feature -10% of the shares may call a special meeting or seek a written consent to vote on rescinding the rights plan.

2.	Fair Price Provisions

a.	We vote for fair price proposals, as long as the shareholder vote requirement embedded in the provision is no more than a majority of disinterested shares.

b.	We vote for shareholder proposals to lower the shareholder vote requirement in existing fair price provisions.

3.	Greenmail

a.	We vote for proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

b.	We vote on a case-by-case basis on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

4.	Unequal Voting Rights

a.	We vote against dual class exchange offers.

b.	We vote against dual class re-capitalization.

5.	Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

a.	We vote against management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

b.	We vote for shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

6.	Supermajority Shareholder Vote Requirement to Approve Mergers

a.	We vote against management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

b.	We vote for shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

7.	White Knight/Squire Placements

We vote for shareholder proposals to require approval of blank check Preferred Stock issues.

F.	Miscellaneous Governance Provisions

1.	Confidential Voting

a.

We vote for shareholder proposals that request corporations to adopt confidential voting, use independent tabulators and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: in the case of a contested election, management is permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

b.	We vote for management proposals to adopt confidential voting subject to the proviso for contested elections set forth in sub-paragraph A.1. above.

2.	Equal Access

We vote for shareholder proposals that would allow significant company shareholders equal access to management’s proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

3.	Bundled Proposals

We vote on a case-by-case basis on bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, we examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests and therefore not in the best interests of the beneficial owners of accounts, we vote against the proposals. If the combined effect is positive, we support such proposals.

4.	Shareholder Advisory Committees

We vote on a case-by-case basis on proposals to establish a shareholder advisory committee. Considerations include: rationale and cost to the firm to form such a committee. We generally vote against such proposals if the board and key nominating committees are comprised solely of independent/outside directors.

5.	Other Business

We vote for proposals that seek to bring forth other business matters.

6.	Adjourn Meeting

We vote on a case-by-case basis on proposals that seek to adjourn a shareholder meeting in order to solicit additional votes.

7.	Lack of Information

We vote against proposals if a company fails to provide shareholders with adequate information upon which to base their voting decision.

G. Capital Structure

1.	Common Stock Authorization

a.	We vote on a case-by-case basis on proposals to increase the number of shares of Common Stock authorized for issue, except as described in paragraph 2 below.

b.	Subject to paragraph 3, below we vote for the approval requesting increases in authorized shares if the company meets certain criteria:

•	Company has already issued a certain percentage (i.e. greater than 50%) of the company’s allotment.

•	The proposed increase is reasonable (i.e. less than 150% of current inventory) based on an analysis of the company’s historical stock management or future growth outlook of the company.

c.	We vote on a case-by-case basis, based on the input of affected portfolio managers, if holding is greater than 1% of an account.

2.	Stock Distributions: Splits and Dividends

We vote on a case-by-case basis on management proposals to increase common share authorization for a stock split, provided that the split does not result in an increase of authorized but unissued shares of more than 100% after giving effect to the shares needed for the split.

3.	Reverse Stock Splits

We vote for management proposals to implement a reverse stock split, provided that the reverse split does not result in an increase of authorized but unissued shares of more than 100% after giving effect to the shares needed for the reverse split.

4.	Blank Check Preferred Stock

a.	We vote against proposals to create, authorize or increase the number of shares with regard to blank check Preferred Stock with unspecified voting, conversion, dividend distribution and other rights.

b.	We vote for proposals to create “declawed” blank check Preferred Stock (stock that cannot be used as a takeover defense).

c.

We vote for proposals to authorize Preferred Stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the Preferred Stock appear reasonable.

d.	We vote for proposals requiring a shareholder vote for blank check Preferred Stock issues.

5.	Adjust Par Value of Common Stock

We vote for management proposals to reduce the par value of Common Stock.

6.  Preemptive Rights

a.	We vote on a case-by-case basis for shareholder proposals seeking to establish them and consider the following factors:

•	Size of the Company.

•	Characteristics of the size of the holding (holder owning more than 1% of the outstanding shares).

•	Percentage of the rights offering (rule of thumb less than 5%).

b.	We vote on a case-by-case basis for shareholder proposals seeking the elimination of pre-emptive rights.

7.  Debt Restructuring

We vote on a case-by-case basis for proposals to increase common and/or Preferred Stock and to issue shares as part of a debt-restructuring plan. Generally, we approve proposals that facilitate debt restructuring.

8.  Share Repurchase Programs

We vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

9.  Dual-Class Stock

We vote for proposals to eliminate dual-class structures, unless a company has a stated policy that stipulates that the dual class structure will be eliminated in a period not to exceed 5 years from its initial public offering.

10.  Issue Stock for Use with Rights Plan

We vote against proposals that increase authorized Common Stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

11.  Debt Issuance Requests

When evaluating a debt issuance request, the issuing company’s present financial situation is examined. The main factor for analysis is the company’s current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company’s bond rating, increasing its investment risk factor in the process. A gearing level up to 100 percent is considered acceptable.

We vote for debt issuances for companies when the gearing level is between zero and 100 percent.

We view on a case-by-case basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent. Any proposed debt issuance is compared to industry and market standards.

12.  Financing Plans

We generally vote for the adopting of financing plans if we believe they are in the best economic interests of shareholders.

H.	Executive and Director Compensation

In general, we vote for executive and director compensation plans, with the view that viable compensation programs reward the creation of stockholder wealth by having high payout sensitivity to increases in shareholder value. Certain factors, however, such as repricing underwater stock options without shareholder approval, would cause us to vote against a plan. Additionally, in some cases we would vote against a plan deemed unnecessary.

1.  OBRA-Related Compensation Proposals

a.	Amendments that Place a Cap on Annual Grant or Amend Administrative Features

We vote for plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of the Internal Revenue Code.

b.	Amendments to Added Performance-Based Goals

We vote for amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of the Internal Revenue Code.

c.	Amendments to Increase Shares and Retain Tax Deductions Under OBRA

We vote for amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) of the Internal Revenue Code.

d.	Approval of Cash or Cash-and-Stock Bonus Plans

We vote for cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of the Internal Revenue Code.

2.  Expensing of Options

We vote for proposals to expense stock options on financial statements.

3.  Shareholder Proposals to Limit Executive and Director Pay

a.

We vote on a case-by-case basis on all shareholder proposals that seek additional disclosure of executive and director pay information. Considerations include: cost and form of disclosure. We vote for such proposals if additional disclosure is relevant to shareholder’s needs and would not put the company at a competitive disadvantage relative to its industry.

b.	We vote on a case-by-case basis on all other shareholder proposals that seek to limit executive and director pay.

4.  Reports to Assess the Feasibility of Including Sustainability as a Performance Metric

We vote in favor of non-binding proposals for reports on the feasibility of including sustainability as a performance metric for senior executive compensation.

We have a policy of voting to reasonably limit the level of options and other equity-based compensation arrangements available to management to reasonably limit shareholder dilution and management compensation. For options and equity-based compensation arrangements, we vote FOR proposals or amendments that would result in the available awards being less than 10% of fully diluted outstanding shares (i.e. if the combined total of shares, common share equivalents and options available to be awarded under all current and proposed compensation plans is less than 10% of fully diluted shares). In the event the available awards exceed the 10% threshold, we would also consider the % relative to the common practice of its specific industry (e.g. technology firms). Other considerations would include, without limitation, the following:

•	Compensation committee comprised of independent outside directors

•	Maximum award limits

•	Repricing without shareholder approval prohibited

•	3-year average burn rate for company

•	Plan administrator has authority to accelerate the vesting of awards

•	Shares under the plan subject to performance criteria

5.  Golden Parachutes

a.	We vote for shareholder proposals to have golden parachutes submitted for shareholder ratification.

b.

We vote on a case-by-case basis on all proposals to ratify or cancel golden parachutes. Considerations include: the amount should not exceed 3 times average base salary plus guaranteed benefits; golden parachute should be less attractive than an ongoing employment opportunity with the firm.

6.  Golden Coffins

a.

We vote for shareholder proposals that request a company not to make any death benefit payments to senior executives’ estates or beneficiaries, or pay premiums in respect to any life insurance policy covering a senior executive’s life (“golden coffin”). We carve out benefits provided under a plan, policy or arrangement applicable to a broader group of employees, such as offering group universal life insurance.

b.

We vote for shareholder proposals that request shareholder approval of survivor benefits for future agreements that, following the death of a senior executive, would obligate the company to make payments or awards not earned.

7.  Anti-Tax Gross-up Policy

a.

We vote for proposals that ask a company to adopt a policy whereby it will not make, or promise to make, any tax gross-up payment to its senior executives, except for tax gross-ups provided pursuant to a plan, policy, or arrangement applicable to management employees of the company generally, such as relocation or expatriate tax equalization policy; we also vote for proposals that ask management to put gross-up payments to a shareholder vote.

b.

We vote against proposals where a company will make, or promise to make, any tax gross-up payment to its senior executives without a shareholder vote, except for tax gross-ups provided pursuant to a plan, policy, or arrangement applicable to management employees of the company generally, such as relocation or expatriate tax equalization policy.

8.  Employee Stock Ownership Plans (ESOPs)

We vote for proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is “excessive” (i.e., generally greater than five percent of outstanding shares).

9.  Employee Stock Purchase Plans

a.	We vote for qualified plans where all of the following apply:

•	The purchase price is at least 85 percent of fair market value

•	The offering period is 27 months or less

•	The number of shares allocated to the plan is five percent or less of outstanding shares

If the above do not apply, we vote on a case-by-case basis.

b.	We vote for non-qualified plans where all of the following apply:

•	All employees of the company are eligible to participate (excluding 5 percent or more beneficial owners)

•	There are limits on employee contribution (ex: fixed dollar amount)

•	There is a company matching contribution with a maximum of 25 percent of an employee’s contribution

•	There is no discount on the stock price on purchase date (since there is a company match)

If the above do not apply, we vote against the non-qualified employee stock purchase plan.

10.  401(k) Employee Benefit Plans

We vote for proposals to implement a 401(k) savings plan for employees.

11.  Stock Compensation Plans

a.	We vote for stock compensation plans which provide a dollar-for-dollar cash for stock exchange.

b.	We vote on a case-by-case basis for stock compensation plans which do not provide a dollar-for-dollar cash for stock exchange using a quantitative model.

12.  Directors Retirement Plans

a.	We vote against retirement plans for non-employee directors.

b.	We vote for shareholder proposals to eliminate retirement plans for non-employee directors.

13.  Management Proposals to Reprice Options

We vote against management proposals seeking approval to reprice options.

14.  Shareholder Proposals Regarding Executive and Director Pay

a.	We vote against shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

b.	We vote against shareholder proposals requiring director fees be paid in stock only.

c.	We vote against shareholder proposals to eliminate vesting of options and restricted stock on change of control.

d.	We vote for shareholder proposals to put option repricing to a shareholder vote.

e.

We vote for shareholder proposals that call for a non-binding advisory vote on executive pay (“say-on-pay”). Company boards would adopt a policy giving shareholders the opportunity at each annual meeting to vote on an advisory resolution to ratify the compensation of the named executive officers set forth in the proxy statement’s summary compensation table.

f.	We vote “annual” for the frequency of say-on-pay proposals rather than once every two or three years.

g.

We vote on a case-by-case basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

15.  Management Proposals on Executive Compensation

For non-binding advisory votes on executive officer compensation, when management and the external service provider agree, we vote for the proposal. When management and the external service provider disagree, the proposal becomes a refer item. In the case of a Refer item, the factors under consideration will include the following:

•	Company performance over the last 1, 3, and 5-year periods on a total shareholder return basis

•	Performance metrics for short- and long-term incentive programs

•	CEO pay relative to company performance (is there a misalignment)

•	Tax gross-ups to senior executives

•	Change-in-control arrangements

•	Presence of a clawback provision, ownership guidelines, or stock holding requirements for senior executives

16.  Stock Retention / Holding Period of Equity Awards

We vote on a case-by-case basis on shareholder proposals asking companies to adopt policies requiring senior executives to retain all or a significant (>50 percent) portion of their shares acquired through equity compensation plans, either:

•	While employed and/or for one to two years following the termination of their employment; or

•	For a substantial period following the lapse of all other vesting requirements for the award, with ratable release of a portion of the shares annually during the lock-up period

The following factors will be taken into consideration:

•	Whether the company has any holding period, retention ratio, or named executive officer ownership requirements currently in place

•	Actual stock ownership of the company’s named executive officers

•	Policies aimed at mitigating risk taking by senior executives

•	Pay practices at the company that we deem problematic

I.	State/Country of Incorporation

1.  Voting on State Takeover Statutes

a.	We vote for proposals to opt out of state freeze-out provisions.

b.	We vote for proposals to opt out of state disgorgement provisions.

2.  Voting on Re-incorporation Proposals

We vote on a case-by-case basis on proposals to change a company’s state or country of incorporation. Considerations include: reasons for re-incorporation (i.e. financial, restructuring, etc); advantages/benefits for change (i.e. lower taxes); compare the differences in state/country laws governing the corporation.

3.  Control Share Acquisition Provisions

a.	We vote against proposals to amend the charter to include control share acquisition provisions.

b.	We vote for proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

c.	We vote for proposals to restore voting rights to the control shares.

d.	We vote for proposals to opt out of control share cashout statutes.

J.	Mergers and Corporate Restructuring

1.	Mergers and Acquisitions

a.

We vote on a case-by-case basis on mergers and acquisitions. Considerations include: benefits/advantages of the combined companies (i.e. economies of scale, operating synergies, increase in market power/share, etc.); offer price (premium or discount); change in the capital structure; impact on shareholder rights.

2.	Corporate Restructuring

a.

We vote on a case-by-case basis on corporate restructuring proposals involving minority squeeze outs and leveraged buyouts. Considerations include: offer price, other alternatives/offers considered and review of fairness opinions.

3.	Spin-offs

a.	We vote on a case-by-case basis on spin-offs. Considerations include the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

4.	Asset Sales

a.	We vote on a case-by-case basis on asset sales. Considerations include the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

5.	Liquidations

a.

We vote on a case-by-case basis on liquidations after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

6.	Appraisal Rights

a.	We vote for proposals to restore, or provide shareholders with, rights of appraisal.

7.	Changing Corporate Name

a.	We vote for proposals to change the “corporate name”, unless the proposed name change bears a negative connotation.

8.	Conversion of Securities

a.

We vote on a case-by-case basis on proposals regarding conversion of securities. Considerations include the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

9.	Stakeholder Provisions

a.	We vote against proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

K.	Social and Environmental Issues

When considering environmental and social (E&S) proposals, we have an obligation to vote proxies in the best interest of our clients, considering both shareholder value as well as societal impact.

1.	Sustainability Reporting

a.	We vote for proposals seeking greater disclosure on the company’s environmental, social & governance policies and practices;

b.	We vote for proposals that would require companies whose annual revenues are at least $5 billion to prepare a sustainability report. All others will be decided on a case-by-case basis.

2.	Diversity & Equality

a.	We vote for proposals supporting nomination of most qualified candidates, inclusive of a diverse pool of women and people of color, to the Board of Directors and senior management levels;

b.	We vote for proposals requesting comprehensive disclosure on board diversity;

c.	We vote for proposals requesting comprehensive disclosure on employee diversity;

d.	We vote for proposals requesting comprehensive reports on gender and racial pay disparity;

e.	We vote for proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity.

3.	Climate Risk Disclosure

a.

We vote for climate proposals that are not overly prescriptive seeking more disclosure on financial, physical or regulatory risks related to climate change and/or how the company measures and manages such risks;

b.	We vote for climate proposals that are not overly prescriptive requesting a report/disclosure of goals on GHG emissions reduction targets from company operations and/or products;

4.	Case-by-case E&S proposals (examples)

a.	Animal welfare policies;

b.	Human rights and related company policies;

c.	Talent acquisition and retention policies; we generally support proposals that enable a company to recruit, support and retain talent in a globally competitive world;

d.	Operations in high-risk or sensitive areas;

e.	Product integrity and marketing; and

f.	Proposals asking a company to conduct an independent racial equity and/or civil rights audit, which we generally support but vote on a case-by-case basis given the variability in the language.

L.	Miscellaneous

1.	Charitable Contributions

We vote against proposals to eliminate, direct or otherwise restrict charitable contributions.

2.	Political Contributions

We will vote in favor of non-binding proposals for reports on corporate lobbying and political contributions.

In general, we vote on a case-by-case basis on other shareholder proposals pertaining to political contributions. In determining our vote on political contribution proposals we consider, among other things, the following:

•	Does the company have a political contributions policy publicly available

•	How extensive is the disclosure on these documents

•	What oversight mechanisms the company has in place for approving/reviewing political contributions and expenditures

•	Does the company provide information on its trade association expenditures

•	Total amount of political expenditure by the company in recent history

3.	Operational Items

a.	We vote against proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

b.	We vote against proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

c.	We vote for by-law or charter changes that are of a housekeeping nature (updates or corrections).

d.	We vote for management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

e.	We vote against shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

f.	We vote against proposals to approve other business when it appears as voting item.

4.	Routine Agenda Items

In some markets, shareholders are routinely asked to approve:

•	the opening of the shareholder meeting

•	that the meeting has been convened under local regulatory requirements

•	the presence of a quorum

•	the agenda for the shareholder meeting

•	the election of the chair of the meeting

•	regulatory filings

•	the allowance of questions

•	the publication of minutes

•	the closing of the shareholder meeting

We generally vote for these and similar routine management proposals.

5.	Allocation of Income and Dividends

We generally vote for management proposals concerning allocation of income and the distribution of dividends, unless the amount of the distribution is consistently and unusually small or large.

6.	Stock (Scrip) Dividend Alternatives

a.	We vote for most stock (scrip) dividend proposals.

b.	We vote against proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

ClearBridge has determined that registered investment companies, particularly closed end investment companies, raise special policy issues making specific voting guidelines frequently inapplicable. To the extent that ClearBridge has proxy voting authority with respect to shares of registered investment companies, ClearBridge shall vote such shares in the best interest of client accounts and subject to the general fiduciary principles set forth herein without regard to the specific voting guidelines set forth in Section V. A. through L.

The voting policy guidelines set forth herein will be reviewed annually and may be changed by ClearBridge in its sole discretion.

VI. OTHER CONSIDERATIONS

In certain situations, ClearBridge may determine not to vote proxies on behalf of a client because ClearBridge believes that the expected benefit to the client of voting shares is outweighed by countervailing considerations. Examples of situations in which ClearBridge may determine not to vote proxies on behalf of a client include:

A.	Share Blocking

Proxy voting in certain countries requires “share blocking.” This means that shareholders wishing to vote their proxies must deposit their shares shortly before the date of the meeting (e.g. one week) with a designated depositary. During the blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares have been returned to client accounts by the designated depositary. In deciding whether to vote shares subject to share blocking, ClearBridge will consider and weigh, based on the particular facts and circumstances, the expected benefit to clients of voting in relation to the detriment to clients of not being able to sell such shares during the applicable period.

B.	Securities on Loan

Certain clients of ClearBridge, such as an institutional client or a mutual fund for which ClearBridge acts as a sub-adviser, may engage in securities lending with respect to the securities in their accounts. ClearBridge typically does not direct or oversee such securities lending activities. To the extent feasible and practical under the circumstances, ClearBridge will request that the client recall shares that are on loan so that such shares can be voted if ClearBridge believes that the expected benefit to the client of voting such shares outweighs the detriment to the client of recalling such shares (e.g., foregone income). The ability to timely recall shares for proxy voting purposes typically is not entirely within the control of ClearBridge and requires the cooperation of the client and its other service providers. Under certain circumstances, the recall of shares in time for such shares to be voted may not be possible due to applicable proxy voting record dates and administrative considerations.

VII.	DISCLOSURE OF PROXY VOTING

ClearBridge employees may not disclose to others outside of ClearBridge (including employees of other Franklin business units) how ClearBridge intends to vote a proxy absent prior approval from ClearBridge’s Chief Compliance Officer, except that a ClearBridge investment professional may disclose to a third party (other than an employee of another Franklin business unit) how s/he intends to vote without obtaining prior approval from ClearBridge’s Chief Compliance Officer if (1) the disclosure is intended to facilitate a discussion of publicly available information by ClearBridge personnel with a representative of a company whose securities are the subject of the proxy, (2) the company’s market capitalization exceeds $1 billion and (3) ClearBridge has voting power with respect to less than 5% of the outstanding Common Stock of the company.

If a ClearBridge employee receives a request to disclose ClearBridge’s proxy voting intentions to, or is otherwise contacted by, another person outside of ClearBridge (including an employee of another Franklin business unit) in connection with an upcoming proxy voting matter, he/she should immediately notify ClearBridge’s Chief Compliance Officer.

If a portfolio manager wants to take a public stance with regards to a proxy, s/he must consult with ClearBridge’s Chief Compliance Officer before making or issuing a public statement.

VIII.	RECORDKEEPING AND OVERSIGHT

ClearBridge shall maintain the following records relating to proxy voting:

•	a copy of these policies and procedures;

•	a copy of each proxy form (as voted);

•	a copy of each proxy solicitation (including proxy statements) and related materials with regard to each vote;

•	documentation relating to the identification and resolution of conflicts of interest;

•	any documents created by ClearBridge that were material to a proxy voting decision or that memorialized the basis for that decision; and

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a copy of each written client request for information on how ClearBridge voted proxies on behalf of the client, and a copy of any written response by ClearBridge to any (written or oral) client request for information on how ClearBridge voted proxies on behalf of the requesting client.

Such records shall be maintained and preserved in an easily accessible place for a period of not less than six years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of the ClearBridge adviser.

To the extent that ClearBridge is authorized to vote proxies for a United States Registered Investment Company, ClearBridge shall maintain such records as are necessary to allow such fund to comply with its recordkeeping, reporting and disclosure obligations under applicable laws, rules and regulations.

In lieu of keeping copies of proxy statements, ClearBridge may rely on proxy statements filed on the EDGAR system as well as on third party records of proxy statements and votes cast if the third party provides an undertaking to provide the documents promptly upon request.